As filed with the Securities and Exchange Commission on April 24, 2024.

Registration No. 333-272865

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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Post-Effective Amendment No. 3
to
FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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Lifezone Metals Limited
(Exact name of registrant as specified in its charter)

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Isle of Man	1000	Not applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Commerce House, 1 Bowring Road, Ramsey, Isle of Man, IM8 2LQ
Telephone: +44 (0)1624 811 603
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

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Corporation Service Company (CSC)
19 West 44th Street, Suite 200
New York, NY 10036
Telephone: (800) 927-9801
(Name, address, including zip code, and telephone number, including area code, of agent for service)

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Copies of all correspondence to:

Mark Mandel
Carol Stubblefield
Baker & McKenzie LLP
452 5th Ave
New York, NY 10018
(212) 626-4100

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Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (as amended, the “Securities Act”), check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

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†         The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On June 23, 2023, the registrant filed a Registration Statement on Form F-1 (Registration No. 333-272865), which was subsequently declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on September 29, 2023 (“Registration Statement”).

This post-effective amendment is being filed to solely update (i) the cover page of the Registration Statement to reflect the registrant’s appointment of an agent in the United States to accept service of process, (ii) the date of the prospectus, (iii) the most recent closing prices of the Lifezone Metals Ordinary Shares and Lifezone Warrants (each as defined in the Registration Statement) on the New York Stock Exchange, respectively, and (iv) the date of the signature pages to the Registration Statement.

No additional securities are being registered under this post-effective amendment. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

The information in this preliminary prospectus is not complete and may be changed. The registrant may not sell the securities described herein until the registration statement filed with the Securities and Exchange Commission is declared effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS — SUBJECT TO COMPLETION, DATED APRIL 24, 2024

LIFEZONE METALS LIMITED

103,675,724 ORDINARY SHARES,
667,500 WARRANTS TO PURCHASE ORDINARY SHARES AND
14,391,150 ORDINARY SHARES UNDERLYING WARRANTS

This prospectus relates to the offer and sale from time to time by the selling securityholders named in this prospectus (the “Selling Securityholders”) of up to (a) 103,675,724 ordinary shares, par value $0.0001 per share (the “Lifezone Metals Ordinary Shares”), of Lifezone Metals Limited, an Isle of Man company (“Lifezone Metals”), which includes up to 26,767,088 Lifezone Metals Ordinary Shares which may be issuable to certain shareholders of LHL and the Sponsor (each, as defined below) after the consummation of the Business Combination (as defined below) as earnout consideration upon the achievement of certain stock price thresholds for our Lifezone Metals Ordinary Shares, and (b) 667,500 Private Placement Warrants (as defined below). The Lifezone Metals Ordinary Shares described in clause (a) of the prior sentence include (i) 6,667,317 Lifezone Metals Ordinary Shares issued to the PIPE Investors (as defined below) at a cash price of $10.00 per share, (ii) 5,133,600 Lifezone Metals Ordinary Shares issued to the Sponsor upon conversion of 5,133,600 Class B ordinary shares of GoGreen (as defined below), which Class B ordinary shares of GoGreen were issued to the Sponsor at a cash price of $0.0036 per share, and which Lifezone Metals Ordinary Shares have been distributed by the Sponsor to Selling Securityholders who are limited partners of the Sponsor, (iii) 1,335,000 Lifezone Metals Ordinary Shares issued to the Sponsor upon conversion of 1,335,000 Class A ordinary shares of GoGreen, which Class A ordinary shares of GoGreen were issued to the Sponsor pursuant to a private placement of GoGreen units at a cash price of $10.00 per unit (with each GoGreen unit consisting of one Class A ordinary share of GoGreen and one-half of one warrant to purchase one Class A ordinary share of GoGreen), and which Lifezone Metals Ordinary Shares have been distributed by the Sponsor to Selling Securityholders who are limited partners of the Sponsor, (iv) 667,500 Lifezone Metals Ordinary Shares issuable upon exercise of the Private Placement Warrants at an exercise price of $11.50 per share, (v) 62,605,219 Lifezone Metals Ordinary Shares issued to Selling Securityholders who were shareholders of LHL as equity merger consideration pursuant to the Business Combination at an equity consideration value of $10.00 per share and (vi) 500,000 Lifezone Metals Ordinary Shares issued to Selling Securityholders who were shareholders of SGPL (as defined below) as consideration pursuant to the Simulus SSA (as defined below) at an equity consideration value of $10.00 per share. The Private Placement Warrants described in clause (b) of such sentence were originally issued to the Sponsor pursuant to a private placement of GoGreen units at a cash price of $10.00 per unit and were assumed by Lifezone Metals pursuant to the Warrant Assumption Agreement (as defined below), which Private Placement Warrants have been distributed by the Sponsor to Selling Securityholders who are limited partners of the Sponsor.

In addition, this prospectus relates to the issuance by us of up to (a) 13,723,650 Lifezone Metals Ordinary Shares issuable upon exercise of the Public Warrants (as defined below) and (b) 667,500 Lifezone Metals Ordinary Shares issuable upon exercise of the Private Placement Warrants.

The Selling Securityholders may offer all or part of the securities for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. These securities are being registered to permit the Selling Securityholders to sell securities from time to time, in amounts, at prices and on terms determined at the time of offering. The Selling Securityholders may sell these securities through ordinary brokerage transactions, directly to market makers of our shares or through any other means described in the section entitled “Plan of Distribution” herein. In connection with any sales of securities offered hereunder, the Selling Securityholders, any underwriters, agents, brokers or dealers participating in such sales may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

We are registering these securities for resale by the Selling Securityholders, or their pledgees, transferees or their successors that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part. See the section entitled “Plan of Distribution.”

Our Lifezone Metals Ordinary Shares and Warrants are listed on the New York Stock Exchange (the “NYSE”) under the symbols “LZM” and “LZM.WS,” respectively. On April 23, 2024, the closing price for our Lifezone Metals Ordinary Shares on the NYSE was $7.73. On April 23, 2024, the closing price for our Warrants on the NYSE was $0.58.

We will not receive any proceeds from the sale of the securities by the Selling Securityholders, except with respect to amounts received by Lifezone Metals upon exercise of the Warrants to the extent such Warrants are exercised for cash. Each Lifezone Metals Warrant represents the right to purchase one Lifezone Metals Ordinary Share at a price of $11.50 per share in cash. When the market price for our Lifezone Metals Ordinary Share is less than $11.50 per share (i.e., the warrants are “out of the money”), we believe warrant holders will be unlikely to exercise their warrants. If all the warrants are exercised, an additional 14,391,150 Lifezone ordinary shares would be outstanding.

The outstanding Lifezone Metals Ordinary Shares being offered in this prospectus represent approximately 96.1% of our outstanding Lifezone Metals Ordinary Shares, assuming the Lifezone Metals Ordinary Shares issuable upon the achievement of certain stock price thresholds are not outstanding. The outstanding Lifezone Metals Ordinary Shares being offered in this prospectus represent approximately 97.1% of our outstanding Lifezone Metals Ordinary Shares, assuming all Lifezone Metals Ordinary Shares issuable upon the achievement of certain stock price thresholds are outstanding. Additionally, if all the Warrants are exercised, an additional 14,391,150 Lifezone Metals Ordinary Shares would be outstanding. The sale of all the securities being offered in this prospectus, or the perception that these sales could occur, could result in a significant decline in the public trading price of our Lifezone Metals Ordinary Shares and Warrants.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

Lifezone Metals is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, and is therefore eligible to take advantage of certain reduced reporting requirements otherwise applicable to other public companies.

Lifezone Metals is also a “foreign private issuer” as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, Lifezone Metals’ officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions under Section 16 of the Exchange Act. Moreover, Lifezone Metals is not be required to file periodic reports and financial statements with the Securities and Exchange Commission (the “SEC”) as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” beginning on page 11 of this prospectus before you make an investment in the securities.

Neither the SEC nor any state or foreign securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated April 24, 2024.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-1 filed with the SEC by Lifezone Metals. The Selling Securityholders named in this prospectus may, from time to time, sell the securities described in this prospectus in one or more offerings. This prospectus includes important information about us, the securities being offered by the Selling Securityholders and other information you should know before investing. Any prospectus supplement may also add, update, or change information in this prospectus. If there is any inconsistency between the information contained in this prospectus and any prospectus supplement, you should rely on the information contained in that particular prospectus supplement. This prospectus does not contain all of the information provided in the registration statement that we filed with the SEC. You should read this prospectus together with the additional information about us described in the section below entitled “Where You Can Find Additional Information.” You should rely only on information contained in this prospectus, any prospectus supplement and any related free writing prospectus. We have not, and the Selling Securityholders have not, authorized anyone to provide you with information different from that contained in this prospectus, any prospectus supplement and any related free writing prospectus. The information contained in this prospectus is accurate only as of the date on the front cover of the prospectus. You should not assume that the information contained in this prospectus is accurate as of any other date.

The Selling Securityholders may offer and sell the securities directly to purchasers, through agents selected by the Selling Securityholders, or to or through underwriters or dealers. A prospectus supplement, if required, may describe the terms of the plan of distribution and set forth the names of any agents, underwriters or dealers involved in the sale of securities. See the section entitled “Plan of Distribution.”

Discrepancies in any table between totals and sums of the amounts listed are due to rounding. Certain amounts and percentages have been rounded; consequently, certain figures may add up to be more or less than the total amount and certain percentages may add up to be more or less than 100% due to rounding.

Throughout this prospectus, unless otherwise designated or the context otherwise requires, the terms “we”, “us”, “our”, “Lifezone” and “the Company” refer to Lifezone Metals and its subsidiaries.

FINANCIAL STATEMENT PRESENTATION

Lifezone Metals was incorporated on December 8, 2022, for the purpose of effectuating the Business Combination described herein. Prior to the consummation of the Business Combination, Lifezone Metals had no material assets and did not operate any businesses.

Lifezone Metals qualifies as a foreign private issuer as defined under Rule 405 under the Securities Act and prepares its financial statements denominated in U.S. dollars and in accordance with IFRS as issued by the IASB. Lifezone Metals’ audited financial statements as of December 31, 2023, and 2022 and for each of the three years ended December 31, 2023, have been prepared in accordance with IFRS and audited in accordance with the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and are reported in U.S. dollars.

On December 13, 2022, Lifezone Metals, an Isle of Man company and GoGreen Investments Corporation, an exempted company incorporated under the laws of the Cayman Islands, entered into a Business Combination Agreement, with GoGreen Sponsor 1 LP, a Delaware limited partnership, Aqua Merger Sub, a Cayman Islands exempted company and wholly owned direct subsidiary of Lifezone Metals, and Lifezone Holdings Limited (“LHL”), an Isle of Man company.

On July 6, 2023, Lifezone, LHL and GoGreen consummated the SPAC transaction pursuant to the Business Combination Agreement (the “Business Combination”). The transaction was unanimously approved by GoGreen’s Board of Directors and was approved at the extraordinary general meeting of GoGreen’s shareholders held on June 29, 2023. GoGreen’s shareholders also voted to approve all the other proposals presented at the extraordinary general meeting of GoGreen’s shareholders held on June 29, 2023. As a result of the Business Combination, the Merger Sub, as the surviving entity after the Business Combination, and Lifezone Holdings each became wholly owned subsidiaries of Lifezone Metals.

INDUSTRY AND MARKET DATA

In this prospectus, we present industry data, information and statistics regarding the markets in which Lifezone Metals competes as well as publicly available information, industry and general publications and research and studies conducted by third parties. This information is supplemented where necessary with Lifezone Metals’ own internal estimates and information obtained from discussions with its customers, taking into account publicly available information about other industry participants and Lifezone Metals’ management’s judgment where information is not publicly available. This information appears in “Prospectus Summary,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Lifezone Metals’ Business” and other sections of this prospectus.

Industry publications, research, studies and forecasts generally state that the information they contain has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus. These forecasts and forward-looking information are subject to uncertainty and risk due to a variety of factors, including those described under “Risk Factors.” These and other factors could cause results to differ materially from those expressed in any forecasts or estimates.

Currency and Exchange Rates

In this prospectus, unless otherwise specified, all monetary amounts are in U.S. dollars and all references to “$” mean U.S. dollars. Certain monetary amounts described herein have been expressed in U.S. dollars for convenience only and, when expressed in U.S. dollars in the future, such amounts may be different from those set forth herein due to intervening exchange rate fluctuations.

CERTAIN DEFINED TERMS

In this document, unless the context otherwise requires:

“Acquisition date” means Business Combination on July 6, 2023.

“Amended and Restated Memorandum and Articles of Association of Lifezone Metals” or “A&R Articles of Association” means the memorandum and articles of association of Lifezone Metals.

“Ancillary Documents” means each agreement, instrument, certificate or document including the GoGreen disclosure schedules, LHL disclosure schedules, the Plan of Merger, Initial Lock-Up Agreements, the New Registration Rights Agreement, the Sponsor Support Agreement, the Warrant Assumption Agreement, any Joinder and the other agreements, instruments, certificates and documents executed or delivered by any of the parties to or in connection with the Business Combination Agreement.

“AUD” means Australian Dollars.

“Barrick” means Barrick Gold Corporation.

“BCA” means business combination agreement.

“BHP” means BHP Billiton (UK) DDS Limited, a UK based subsidiary of BHP Group Limited.

“Bushveld Complex” means a basin-shaped intrusion and geological region, internationally recognized for its PGM-bearing deposits, located in South Africa.

“Business Combination” means the Merger and the other transactions contemplated by the Business Combination Agreement, collectively.

“BCA” or “Business Combination Agreement” means the Business Combination Agreement, dated as of December 13, 2022, as it may be amended, supplemented or modified from time to time by and among GoGreen, Lifezone Metals, the Sponsor, Merger Sub, LHL, Keith Liddell, solely in his capacity as LHL Shareholders representative, and the shareholders of LHL party thereto.

“CGU” means cash generating unit.

“Committee” means a committee of at least two people appointed to Lifezone Metals’ board.

“Company” means Lifezone Metals.

“COVID-19” means the disease known as coronavirus disease or COVID-19, the virus known as severe acute respiratory syndrome coronavirus 2 (SARS-CoV-2) and any evolutions or mutations thereof.

“CTP” means concentrate treatment plant.

“Definitive Feasibility Study” / “DFS” means the definitive feasibility study for both the Kabanga underground mine and the base metals refinery to determine the development requirements of the project, including capital and operating costs, which is expected to be completed in the second half of 2024.

“DLSA” means the development, licensing and services agreement between Lifezone Limited and KNL, pursuant to which Lifezone Limited agreed to: (i) develop the Kabanga Hydromet Technology; (ii) once developed, license that technology to KNL for use by or on behalf of KNL initially in connection with a feasibility study and thereafter in connection with the Kabanga Project; and (iii) provide a variety of related services. Unless terminated earlier, the DLSA will remain in force until completion of the Kabanga Project and any related project, following which it shall automatically expire.

“D&O” means Directors and Officers.

“DGPS” means Differential Global Positioning System.

“DTC” means the Depository Trust Company.

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“Dutwa Acquisition” means the potential acquisition of all the tangible assets and all registered and unregistered intellectual property relating to the Dutwa Nickel Project (excluding the Ngasamo deposit in the Dutwa Nickel Project area) from Harmony Minerals Limited and Dutwa Minerals Limited, pursuant to the non-binding term sheet dated September 5, 2022, between and among Harmony Minerals Limited and Dutwa Minerals Limited, which was subsequently amended and restated on April 27, 2023, by which we may acquire all the tangible assets and all registered and unregistered intellectual property related to the Dutwa Nickel Project in Tanzania (excluding the Ngasamo deposit in the Dutwa Nickel Project area).

“Dutwa Nickel Project” means the nickel laterite ore deposit at Dutwa in northern central Tanzania.

“Earnout Period” means the time period beginning on the Share Acquisition Closing Date and ending on the five-year anniversary of the Share Acquisition Closing Date.

“Earnout Shares” means the Lifezone Metals Ordinary Shares to be issued by Lifezone Metals to the eligible LHL Shareholders in connection with the Share Acquisition, within five business days after the occurrence of the Triggering Events described in this prospectus, upon the terms and subject to the conditions set forth in the Business Combination Agreement, and subject to equitable adjustment for stock splits, reverse stock splits, stock dividends, reorganizations, recapitalizations, reclassifications, combination, exchange of shares or other like change or transaction with respect to Lifezone Metals Ordinary Shares.

“EBSP” means Economic Benefits Sharing Principle.

“EIA” means environmental impact assessment.

“EIS” means environmental impact statement.

“EGM” means Extraordinary general meeting.

“EGC” means emerging growth company.

“EMA” means the Environmental Management Act, 2004 of Tanzania.

“EMP” means the environmental management plan in relation to the Kabanga Project.

“ESG” means environmental, social and governance.

“EV” means electric vehicle.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“FCC” means the Fair Competition Commission of Tanzania.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“FID” means final investment decision.

“First Working Capital Note” means the promissory note dated January 19, 2023, issued by GoGreen to the Sponsor in the principal amount of up to $300,000 for working capital expenses.

“Flip-Up” means the KNL shareholders’ exchange of KNL shares for LHL shares on June 24, 2022.

“FPI” means Foreign Private Issuer.

“Framework Agreement” means the agreement entered into on January 19, 2021, between KNL and the GoT, pursuant to which TNCL, in which the GoT holds a 16% non-dilutable free-carried interest and KNL holds an 84% interest, was created.

“FVTOCI” means fair value through other comprehensive income.

“FVTPL” means fair value through profit and loss.

“FY” means full year.

“GAAP” means generally accepted accounting principles.

“GBP” means Great British Pound.

“GDP” means Gross Domestic Product.

“GHGs” means greenhouse gases.

“Glencore” means Glencore Canada Corporation.

“GoGreen” means GoGreen Investments Corporation, a Cayman Islands exempted company.

“GoGreen Initial Shareholders” means the Sponsor and certain members of GoGreen’s board of directors and advisors.

“GoGreen PIPE Investors” means the investors that are affiliates of GoGreen that invested in the PIPE Financing and consists of John Dowd, Govind Friedland and Sergei Pokrovsky.

“GoT” means the Government of Tanzania.

“GST” means goods and services tax

“Hydromet Technology” means the particular hydrometallurgical concentrate processing technology that has been developed, and intended to be developed further, based on Lifezone’s intellectual property which includes certain patents and proprietary information in relation to such technology, and which term includes the Kabanga Hydromet Technology and the Kell Process Technology.

“IASB” means the International Accounting Standards Board.

“ICA” means the U.S. Investment Company Act of 1940, as amended.

“IDC” means Industrial Development Corporation of South Africa, a South African national development finance institution.

“IDC-KTSA Shareholder Loan Agreement” means the shareholder loan agreement between IDC and KTSA dated March 31, 2022, in terms of which the IDC agreed to advance to KTSA a shareholder loan in the amount of R407,000,000.

“IFRS” means International Financial Reporting Standards as adopted by the IASB.

“Initial Lock-Up Agreements” means, collectively, the lock-up agreements entered into by the GoGreen Initial Shareholders and LHL Shareholders at the Share Acquisition Closing in connection with the Business Combination.

“IOM Companies Act” means the Companies Act 2006 of the Isle of Man.

“IP” means intellectual property.

“IPO” means GoGreen’s initial public offering of GoGreen units, consummated on October 25, 2021.

“IRS” means Internal Revenue Service.

“IT” means Information Technology.

“JOBS Act” means the Jumpstart Our Business Startups Act of 2012, as amended.

“TNCL Subsidiaries” means Tembo Refining and Tembo Mining, collectively.

“New VentureCo” or “VentureCo” means any joint venture entity formed by KNL and BHP pursuant to the Cooperation Deed.

“Kabanga Data” means the data and information acquired by KNL on April 30, 2021, relating to the Kabanga Project, including historical mineral resource estimation, all metallurgical test work and piloting data, analysis and studies in conjunction with the acquisition of Kabanga Holdings Limited from Barrick International (Barbados) Corporation and Glencore and all shares of Romanex International Limited from Glencore and Sutton.

“Kabanga Hydromet Technology” means the Hydromet Technology proposed to be developed for refining nickel, cobalt and copper at the Kahama refinery and licensed by Lifezone Limited to KNL, pursuant to the DLSA.

“Kabanga Nickel” means Kabanga Nickel Company Limited, a Tanzanian company.

“Kabanga Nickel Project” means Lifezone Metals’ exploration project of the Kabanga deposit project area.

“Kagera Mining” means Kagera Mining Company Limited, a Tanzanian company.

“Kell Intellectual Property” means the IP rights with respect to the Kell Process Technology owned, licensed to or controlled by Lifezone Limited.

“Kell License” means the exclusive license granted by Lifezone Limited to its 50%- owned subsidiary, Kelltech, to use and sub-license the Kell Process Technology in the SADC License Area.

“Kellplant” means Kellplant Proprietary Limited, a limited liability private company, registered in and incorporated under the laws of South Africa.

“Kell Process Technology” means the Hydromet Technology licensed by Lifezone Limited to Kelltech pursuant to the Kelltech License Agreement for refining PGMs, gold and silver and associated base metals where the primary focus of the extraction process is a PGM, gold, or silver.

“Kelltech” means Kelltech Limited, a company registered and incorporated in Mauritius.

“Kelltech License Agreement” means a license agreement among Lifezone Limited, Keith Liddell and Kelltech, as amended.

“Kell-Sedibelo-Lifezone Refinery” means a potential refinery at SRL’s Pilanesberg Platinum Mine in South Africa that would process PGMs, gold, nickel, copper and cobalt, applying the Kell Process Technology.

“Key LHL Shareholders” means, collectively, Keith and Jane Shelagh Liddell (jointly), Varna Holdings Limited, BHP, Peter Smedvig, Keith Liddell, Kamberg Investments Limited, Duncan Bullivant, Hermetica Limited and Chris Showalter.

“KNL” means Kabanga Nickel Limited, a private limited company incorporated under the laws of England and Wales.

“KTSA” means Kelltechnology SA Proprietary Ltd.

“KTSA License” means the license granted to KTSA under the KTSA License Agreement.

“KTSA License Agreement” means a license agreement between Kelltech and KTSA, dated April 16, 2014, as amended, pursuant to which Kelltech Limited granted KTSA an exclusive sub-license to the Kell Intellectual Property under the Kelltech License Agreement to use the Kell Intellectual Property within the SADC License Area.

“LIBOR” means the London Inter-Bank Offered Rate.

“Lifezone Holdings” or “LHL” means Lifezone Holdings Limited, an Isle of Man company, and its consolidated subsidiaries and, following the Share Acquisition, a wholly owned subsidiary of Lifezone Metals.

“LHL Shareholders” means the shareholders of LHL immediately prior to the Share Acquisition Closing.

“Lifezone” means Lifezone Metals Limited (the Company, individually and together with its controlled subsidiaries.

“Lifezone Limited” means Lifezone Limited, a company limited by shares incorporated under the laws of the Isle of Man.

“Lifezone Metals” or “LML” means Lifezone Metals Limited, a company limited by shares incorporated under the laws of the Isle of Man.

“Lifezone Metals Ordinary Shares” means the ordinary shares, with $0.0001 par value per share, of Lifezone Metals.

“Lifezone Subscription Agreement” means the subscription agreement dated December 24, 2021, entered into between Lifezone Limited and BHP, pursuant to which BHP subscribed for ordinary shares of Lifezone Limited for an aggregate amount of $10 million.

“LME” means London Metal Exchange.

“Lock-Up Agreements” means, collectively, the Initial Lock-Up Agreements and the lock-up agreements entered into by the limited partners of the Sponsor in connection with the distribution of Lifezone Metals Ordinary Shares and Warrants by the Sponsor to such limited partners.

“LSP” means loss per share.

“LZAP” means Lifezone Asia-Pacific Pty Ltd (formerly known as Metprotech Pacific Pty Ltd).

“LZL” means Lifezone Limited.

“LZSL” means LZ Services Limited.

“Merger” means the merger of GoGreen with and into Merger Sub, as a result of which the separate corporate existence of GoGreen ceased and Merger Sub continued as the surviving entity, and the shareholders of GoGreen (other than shareholders of GoGreen who elected to redeem their GoGreen ordinary shares and dissenting shareholders) became shareholders of Lifezone Metals.

“Merger Closing” means the closing of the Merger.

“Merger Closing Date” means the date of the Merger Closing, which was July 5, 2023.

“Merger Effective Time” means the time at which the Merger became effective, which occurred on July 5, 2023.

“Merger Sub” means Aqua Merger Sub.

“Mineral Resource Estimates” means the mineral resource estimates set out in the Technical Report Summary.

“MMPF” means Multi-purpose Mineral Processing Facility

“MRU” means mineral resource update.

“NCI” means non-controlling interest.

“New Registration Rights Agreement” means the Registration Rights Agreement entered into by and among Lifezone Metals, certain LHL Shareholders and the Sponsor in connection with the Business Combination.

“NiEq” means nickel equivalent.

“PAP” means project affected people.

“PFIC” means passive foreign investment company.

“PGM” means platinum group metals.

“Pilanesberg Platinum Mine” means the PGM-producing open pit mine complex located primarily within the farm Tuschenkomst 135JP, located in the Bushveld Complex, and which was operated by PPM until December 1, 2023, and indirectly owned by SRL.

“PIPE” means Private Investment in Public Equity.

“PIPE Financing” means the private placement of 7,017,317 Lifezone Metals Ordinary Shares to the PIPE Investors for gross proceeds of $70,173,170, pursuant to the Subscription Agreements.

“PIPE Investors” means the investors (including the GoGreen PIPE Investors) in the PIPE Financing pursuant to the Subscription Agreements.

“PPM” means Pilanesberg Platinum Mines Proprietary Limited, a limited liability private company, registered in and incorporated under the laws of South Africa. PPM is an indirect wholly owned subsidiary of SRL.

“Private Placement Warrants” means the 667,500 warrants issued to the Sponsor in a private placement concurrently with the IPO that were assumed by Lifezone Metals pursuant to the Warrant Assumption Agreement.

“Promissory Note” means the promissory note dated March 17, 2021, as amended by the amended and restated promissory note dated September 21, 2021, whereby the Sponsor agreed to loan GoGreen up to $500,000 to be used for the payment of costs relating to the IPO.

“Public Warrants” means the public warrants that were previously registered and originally issued in the initial public offering of GoGreen Units at a price of $10.00 per GoGreen Unit, with each GoGreen Unit consisting of one Class A ordinary share of GoGreen and one-half of one GoGreen public warrant, and that were assumed by Lifezone Metals pursuant to the Warrant Assumption Agreement.

“QA” means quality assurance.

“QC” means quality control.

“OCI” means other comprehensive income.

“RAP” means Resettlement Action Plan

“Registration and Shareholder Rights Agreement” means the registration and shareholder rights agreement dated as of October 20, 2021, among GoGreen, the Sponsor and the other “Holders” named therein.

“Reorganization” means Capital reorganization.

“SADC License Area” means the countries (Angola, Botswana, the Democratic Republic of Congo, Lesotho, Malawi, Madagascar, Mozambique, Namibia, Swaziland, Tanzania, Zambia, Zimbabwe, South Africa and the Seychelles) where Kelltech can use and/or exercise the Kell Process Technology, under the exclusive license granted by Lifezone Limited.

“Sarbanes-Oxley Act” or “SOX” means the Sarbanes-Oxley Act of 2002.

“Second Extension” means the extension requested by the Sponsor, on April 10, 2023, that GoGreen extend the date by which GoGreen has to consummate a business combination from April 25, 2023, to July 25, 2023, as the second of two three-month extensions permitted under GoGreen’s existing governing documents.

“Section 404” means Section 404 of the Sarbanes-Oxley Act.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“SGPL” means The Simulus Group Pty Limited.

“Share Acquisition” means the acquisition by Lifezone Metals of all of the issued share capital of LHL in exchange for the issue to LHL Shareholders of Lifezone Metals Ordinary Shares and, if applicable, Earnout Shares, such that LHL became a direct wholly owned subsidiary of Lifezone Metals.

“Share Acquisition Closing” means the closing of the Share Acquisition.

“Share Acquisition Closing Date” means the date of the Share Acquisition Closing, which was July 6, 2023.

“Simulus” means Simulus Group Pty Ltd.

“Simulus SSA” means the Share Sale Agreement, dated July 3, 2023, among Metprotech Pacific Pty Ltd, the persons set out in Schedule 1 thereto as vendors, Simon Walsh, as Management Vendors Representative, the Simulus Group Pty Ltd and Lifezone Limited.

“SML” means the Special Mining Licence for the Kabanga deposit project area issued by the GoT to TNCL on October 25, 2021.

“SOFR” means Secured Overnight Financing Rate

“SONIA” means Sterling overnight indexed average.

x

“SPAC” means special purpose acquisition company.

“Sponsor” means GoGreen Sponsor 1 LP, a Delaware limited partnership.

“Sponsor Earnout Shares” means the 1,725,000 Lifezone Metals Ordinary Shares to be issued to the Sponsor that are subject to vesting upon the occurrence of the triggering events described in this prospectus, upon the terms and subject to the conditions set forth in the Business Combination Agreement and the Sponsor Support Agreement.

“Sponsor Support Agreement” means the letter agreement entered into concurrently with the Business Combination Agreement by the Sponsor, GoGreen, Lifezone Metals and LHL, pursuant to which, among other things, the Sponsor agreed to (a) waive the anti-dilution and certain other rights set forth in the organizational documents of GoGreen and (b) subject the Lifezone Metals Ordinary Shares to an earn-out subject to certain conditions.

“Sedibelo” means Sedibelo Resources Limited.

“Subscription Agreements” means those certain subscription agreements entered into on December 13, 2022, among GoGreen, Lifezone Metals and the PIPE Investors named therein relating to the PIPE Financing.

“Sutton” means Sutton Resources Limited.

“Technical Report Summary” means Kabanga 2023 Mineral Resource Update Technical Report Summary prepared by Sharron Sylvester, BSc (Geol), RPGeo AIG (10125) and Bernard Peters, BEng (Mining), FAusIMM (201743) (each, a “Qualified Person” and collectively, the “Qualified Persons”) with an effective date of November 30, 2023.

“Tembo Mining” means Tembo Nickel Mining Company Limited, a subsidiary of Tembo Nickel Corporation Limited.

“Tembo Refining” means Tembo Nickel Refining Company Limited, a subsidiary of Tembo Nickel Corporation Limited.

“TNCL” means Tembo Nickel Corporation Limited.

“TRA” means Tanzanian Revenue Authority.

“Trading Day” means any day on which the Lifezone Metals Ordinary Shares are actually traded on the NYSE (or the exchange on which the Lifezone Metals Ordinary Shares are then listed).

“Tranche 1 Investment” means the investment of $40 million received by KNL from BHP by way of a convertible loan, pursuant to the Tranche 1 Loan Agreement.

“Tranche 1 Loan Agreement” means the loan agreement dated December 24, 2021, between KNL and BHP pursuant to which KNL received investment of $40 million from BHP by way of a convertible loan forming the Tranche 1 Investment.

“Tranche 2 Investment” means BHP’s investment of $50 million in KNL in the form of equity under the Tranche 2 Subscription Agreement.

“Tranche 2 Subscription Agreement” means the equity subscription agreement dated October 14, 2022, between KNL and BHP, pursuant to which KNL received investment of $50 million from BHP by way of an equity subscription forming the Tranche 2 Investment.

“Tranche 3 Investment” means BHP’s potential investment in KNL in form of equity under the Tranche 3 Option Agreement, the completion of which is subject to certain conditions and pursuant to which BHP would, in aggregate, hold indirectly 51% of the total voting and economic equity rights in TNCL on a fully diluted basis.

“Tranche 3 Option Agreement” means the equity option agreement dated October 14, 2022, as amended on February 8, 2023, entered into between BHP, Lifezone Limited and KNL, pursuant to which BHP has the option to consummate a further investment in KNL, subject to certain conditions being satisfied, including the satisfactory completion of, and agreement on, the Definitive Feasibility Study, agreement on the joint financial model in respect of the Kabanga Project, the amendment of the articles of association and share capital of the TNCL Subsidiaries to remove the free-carried interest rights of the GoT in the TNCL Subsidiaries and receipt of any necessary regulatory and tax approvals.

“Tranche 3 Shareholders’ Agreement” means the shareholders’ agreement that KNL and Lifezone Limited would enter into with BHP upon closing of the Tranche 3 Investment in respect of KNL and its subsidiaries.

“Triggering Event I” means if at any time during the Earnout Period, the daily VWAP of the Lifezone Metals Ordinary Shares during such period is equal to or exceeds $14.00 per share for any 20 Trading Days (which may or may not be consecutive) during a 30-consecutive Trading Day period.

“Triggering Event II” means if at any time during the Earnout Period, the daily VWAP of the Lifezone Metals Ordinary Shares during such period is equal to or exceeds $16.00 per share for any 20 Trading Days (which may or may not be consecutive) during a 30-consecutive Trading Day period.

“Triggering Events” means, collectively, Triggering Event I and Triggering Event II.

“Trust Account” means the trust account that held proceeds of the IPO and the concurrent sale of the GoGreen placement warrants established by GoGreen for the benefit of its shareholders.

“TZS” Tanzanian Shillings.

“U.S. dollar” or “$” means the legal currency of the United States.

“U.S. GAAP” means accounting principles generally accepted in the United States of America.

“VAT” means value added tax.

“VWAP” means, for any security as of any date(s), the dollar volume-weighted average price for such security on the principal securities exchange on which such security is then traded during normal trading hours of such exchange or market, as reported by Bloomberg through its “HP” function (set to weighted average) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during normal trading hours of such market, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported by OTC Markets Group Inc. If the VWAP cannot be calculated for such security on such date(s) on any of the foregoing bases, the VWAP of such security on such date(s) shall be the fair market value as determined reasonably and in good faith by a majority of the disinterested directors of the board of directors (or equivalent governing body) of the applicable issuer. All such determinations shall be appropriately adjusted for any stock or share dividend, stock split or share subdivision, stock combination or share consolidation, recapitalization or other similar transaction during such period.

“WACC” means weighted average cost of capital.

“Warrants” means, collectively, the Private Placement Warrants and the Public Warrants.

“ZAR” means South African Rand.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes “forward-looking statements” within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, as amended, regarding, among other things, the plans, strategies and prospects, both business and financial, of Lifezone Metals and its subsidiaries. These statements are based on the beliefs and assumptions of our management. Although we believe that the plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, and any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “predicts,” “projects,” “forecasts,” “may,” “might,” “will,” “could,” “should,” “would,” “seeks,” “plans,” “scheduled,” “possible,” “continue,” “potential,” “anticipates” or “intends” or similar expressions; provided that the absence of these does not means that a statement is not forward-looking. Forward-looking statements contained in this prospectus include, but are not limited to, statements about our ability to:

•        realize the benefits expected from the Business Combination and the transactions contemplated thereby;

•        anticipate any event, change or other circumstances that could give rise to the termination of any agreement described in this prospectus;

•        maintain the listing of our Lifezone Metals Ordinary Shares on a securities exchange;

•        achieve projections and anticipate uncertainties relating to our business, operations and financial performance, including:

•        expectations with respect to financial and business performance, including financial projections and business metrics and any underlying assumptions;

•        expectations regarding product and technology development and pipeline;

•        expectations regarding market size;

•        expectations regarding the competitive landscape and the ability to develop, design and sell products and services that are differentiated from those competitors;

•        expectations regarding future acquisitions, partnerships or other relationships with third parties;

•        future capital requirements and sources and uses of cash, including the ability to obtain additional capital in the future;

•        retain and hire necessary employees;

•        attract, train and retain effective officers, key employees or directors;

•        enhance future operating and financial results;

•        comply with applicable laws and regulations;

•        stay abreast of modified or new laws and regulations applying to its business, including privacy regulation;

•        anticipate the impact of, and response to, new accounting standards;

•        anticipate the significance and timing of contractual obligations;

•        maintain key strategic relationships with partners and customers;

•        respond to uncertainties associated with product and service development and market acceptance;

•        successfully defend litigation;

•        upgrade, maintain and secure information technology systems;

•        acquire, maintain and protect intellectual property;

•        anticipate rapid technological changes;

•        meet future liquidity requirements and comply with restrictive covenants related to long-term indebtedness;

•        effectively respond to general economic and business conditions;

•        obtain additional capital, including use of the debt market; and

•        successfully deploy the proceeds from the Business Combination.

Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements which speak only as of the date hereof. You should understand that the following important factors, in addition to those discussed under the heading “Risk Factors” and elsewhere in this prospectus, could affect the future results of Lifezone Metals, and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements in this prospectus:

•        ability to maintain the NYSE’s listing standards;

•        inability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the Lifezone Metals to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees;

•        litigation, complaints and/or adverse publicity;

•        changes in applicable laws or regulations;

•        possibility that Lifezone Metals may be adversely affected by other economic, business or competitive factors;

•        volatility in the markets caused by geopolitical and economic factors;

•        privacy and data protection laws, privacy or data breaches, or the loss of data;

•        the impact of changes in consumer spending patterns, consumer preferences, local, regional and national economic conditions, crime, weather, demographic trends and employee availability;

•        the impact of the COVID-19 pandemic on the financial condition and results of operations of the parties;

•        any defects in new products or enhancements to existing products; and

•        other risks and uncertainties detailed under the section entitled “Risk Factors.”

These and other factors that could cause actual results to differ from those implied by the forward-looking statements in this prospectus are more fully described under the heading “Risk Factors” and elsewhere in this prospectus. The risks described under the heading “Risk Factors” are not exhaustive. Other sections of this prospectus describe additional factors that could adversely affect our business, financial condition or results of operations. New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can the parties assess the impact of all such risk factors on us, or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements are expressly qualified in their entirety by the foregoing cautionary statements. Lifezone Metals undertakes no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

In addition, statements of belief and similar statements reflect the beliefs and opinions of our management on the relevant subject. These statements are based upon information available to such parties, as applicable, as of the date of this prospectus, and while such party believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and statements should not be read to indicate that our management has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

PROSPECTUS summary

This summary highlights certain information about us, this offering and selected information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in the securities covered by this prospectus. You should read the following summary together with the more detailed information in this prospectus, any related prospectus supplement and any related free writing prospectus, including the information set forth in the section entitled “Risk Factors” in this prospectus, any related prospectus supplement and any related free writing prospectus in their entirety before making an investment decision.

Overview

Lifezone Metals Limited was incorporated under the laws of the Isle of Man on December 8, 2022. Lifezone’s registered office is located at Commerce House, 1 Bowring Road, Ramsey, IM8 2LQ, Isle of Man. Our telephone number at that address is +44 (0)1624 811 611. We seek to support the clean energy transition by licensing our in-house Hydromet Technology as an alternative to traditional smelting and refining. Combined with our primary asset, the Kabanga Nickel Project in north-west Tanzania, Lifezone Metals aims to become an emerging supplier of responsibly-sourced, lower-carbon and lower-sulfur dioxide emission metals (compared to smelting) to the EV, battery storage and hydrogen markets.

We are progressing a definitive feasibility study for the Kabanga Nickel Project based on the Mineral Resource Estimates in the Technical Report Summary, which we believe comprises one of the world’s largest and highest-grade nickel sulfide deposits. We are also progressing a project that would utilize our Hydromet Technology to recover platinum group metals from spent autocatalytic converters. We aim to provide products that will responsibly and cost-effectively deliver supply chain solutions to support the global energy transition.

We believe that our metals resources, Hydromet Technology and expertise position us for long term growth as customers continually look for cleaner sources of metals for the development of EVs, batteries and the hydrogen economy.

Recent Developments

Business Combination

On July 6, 2023, Lifezone Metals consummated the previously announced Business Combination pursuant to the Business Combination Agreement. On July 5, 2023, in accordance with the terms of the Business Combination Agreement, GoGreen merged with and into Merger Sub, with Merger Sub surviving the Merger. Immediately prior to the Merger Effective Time, each issued and outstanding GoGreen unit was automatically detached and separated into one Class A ordinary share of GoGreen, par value $0.0001 per share (a “GoGreen Class A Share”), and one-half of a warrant entitling the holder thereof to purchase GoGreen Class A Shares (a “GoGreen Warrant”), in each case in accordance with the terms of the applicable GoGreen unit and with fractional entitlements to GoGreen Warrants rounded down to the nearest whole number of warrants without cash settlement for such rounded fraction in accordance with the terms of the Business Combination Agreement (the “Unit Separation”).

At the Merger Effective Time, after giving effect to the Unit Separation, each issued and outstanding GoGreen Class A Share, and Class B ordinary share of GoGreen, par value $0.0001 per share (“GoGreen Class B Shares” and, together with the GoGreen Class A Shares, the “GoGreen Shares”), other than the GoGreen ordinary shares of security holders who elected to redeem their GoGreen ordinary shares or exercised their dissenters’ rights, was automatically cancelled in exchange for the right of the holder thereof to receive one Lifezone Metals Ordinary Share. Further, each GoGreen Warrant (whether or not a whole warrant) outstanding immediately prior to the Merger Effective Time (but after giving effect to the Unit Separation) was automatically and irrevocably modified such that such warrant no longer entitles the holder thereof to purchase the amount of GoGreen ordinary shares set forth therein, and in substitution thereof such warrant entitles the holder thereof to acquire such equal number of Lifezone Metals Ordinary Shares per such warrant.

On July 6, 2023, in accordance with the terms of the Business Combination Agreement, the LHL Shareholders transferred all of the outstanding ordinary shares of LHL to Lifezone Metals in exchange for the issuance of new Lifezone Metals Ordinary Shares by Lifezone Metals and, if applicable, the issuance of Earnout Shares (as defined in the Business Combination Agreement) by Lifezone Metals subject to the terms of and in accordance with the Business Combination Agreement.

The outstanding Lifezone Metals Ordinary Shares being offered in this prospectus represent approximately 96.1% of our outstanding Lifezone Metals Ordinary Shares, assuming the Lifezone Metals Ordinary Shares issuable upon the achievement of certain stock price thresholds are not outstanding. The outstanding Lifezone Metals Ordinary Shares being offered in this prospectus represent approximately 97.1% of our outstanding Lifezone Metals Ordinary Shares, assuming all Lifezone Metals Ordinary Shares issuable upon the achievement of certain stock price thresholds are outstanding. Subject to the Lock-Up Agreements and the Simulus Lock-Up (as defined below), the Selling Securityholders may sell all of their Lifezone Metals Ordinary Shares in the public market at any time, so long as the registration statement of which this prospectus forms a part remains effective and this prospectus remains usable.

Earnout Shares

Under the Business Combination Agreement, in exchange for their LHL ordinary shares and in addition to the Exchange Shares, Lifezone Metals will issue to the eligible LHL Shareholders, within five business days after the occurrence of the triggering events described below (each a “Triggering Event”), with respect to such Triggering Event the following number of Lifezone Metals Ordinary Shares (which will be equitably adjusted for stock splits, reverse stock splits, stock dividends, reorganizations, recapitalizations, reclassifications, combination, exchange of shares or other like change or transaction with respect to Lifezone Metals Ordinary Shares occurring after the Share Acquisition Closing and upon or prior to the applicable Triggering Event) (the “Earnout Shares”), upon the terms and subject to the conditions set forth in the Business Combination Agreement:

•        upon the occurrence of Triggering Event I, a one-time issuance of 12,536,026 Earnout Shares; and

•        upon the occurrence of Triggering Event II, a one-time issuance of 12,536,026 Earnout Shares.

For the avoidance of doubt, the eligible LHL Shareholders with respect to a Triggering Event will be issued Earnout Shares upon the occurrence of each Triggering Event. However, each Triggering Event will only occur once, if at all, and the sum of the Earnout Shares will in no event exceed 25,072,052.

If there is a Change of Control during the Earnout Period (or a definitive contract providing for a Change of Control is entered into during the Earnout Period and such Change of Control is ultimately consummated, even if such consummation occurs after the Earnout Period) pursuant to which Lifezone Metals or its shareholders will receive consideration implying a value per Lifezone Metals ordinary share (as determined in good faith by the Lifezone Metals board) of:

•        less than $14.00, then no Earnout Shares will be issuable;

•        greater than or equal to $14.00 but less than $16.00, then, (a) immediately prior to such Change of Control, Lifezone Metals will issue 12,536,026 Lifezone Metals Ordinary Shares (less any Earnout Shares issued prior to such Change of Control) and (b) thereafter, no further Earnout Shares will be issuable; or

•        greater than or equal to $16.00, then, (a) immediately prior to such Change of Control, Lifezone Metals will issue 25,072,052 Lifezone Metals Ordinary Shares (less any Earnout Shares issued prior to such Change of Control to the eligible LHL Shareholders with respect to the Change of Control), and (b) thereafter, no further Earnout Shares will be issuable.

The Lifezone Metals ordinary share price targets set forth in the definitions of “Triggering Event I” and “Triggering Event II” set forth in the Business Combination Agreement will be equitably adjusted for stock splits, share divisions, reverse stock splits, stock or share dividends, reorganizations, recapitalizations, reclassifications, combination, exchange of shares or other like change or transaction with respect to Lifezone Metals Ordinary Shares occurring after the Share Acquisition Closing and prior to the Change of Control.

Sponsor Earnout Shares

In addition, the Sponsor agreed that 1,725,000 Lifezone Metals Ordinary Shares issued to the Sponsor at the Merger Closing shall be subject to vesting (the “Sponsor Earnout Shares”). Subject to the terms and conditions of the Business Combination Agreement and the Ancillary Documents, upon the occurrence of (a) Triggering Event I, 50% of such Sponsor Earnout Shares will vest (i.e., 862,500 Lifezone Metals Ordinary Shares) and (b) Triggering Event II, 50% of such Sponsor Earnout Shares will vest (i.e., 862,500 Lifezone Metals Ordinary Shares). For the

avoidance of doubt, the Sponsor Earnout Shares will vest solely with respect to a Triggering Event that occurs. However, each Triggering Event will only occur once, if at all, and the sum of such Sponsor Earnout Shares will in no event exceed 1,725,000.

If there is a Change of Control during the Earnout Period (or a definitive Contract providing for a Change of Control is entered into during the Earnout Period and such Change of Control is ultimately consummated, even if such consummation occurs after the Earnout Period) pursuant to which Lifezone Metals or its shareholders will receive consideration implying a value per Lifezone Metals ordinary share (as determined in good faith by the Lifezone Metals board) of:

•        less than $14.00, then the Sponsor Earnout Shares will be forfeited;

•        greater than or equal to $14.00 but less than $16.00, then (a) immediately prior to such Change of Control, 50% of such Sponsor Earnout Shares will vest (i.e., 862,500 Lifezone Metals Ordinary Shares) (less any Sponsor Earnout Shares vested prior to such Change of Control) and (b) thereafter, the remaining Sponsor Earnout Shares shall be forfeited; or

•        greater than or equal to $16.00, then (a) immediately prior to such Change of Control, 100% of such Sponsor Earnout Shares will vest (i.e., 1,725,000 Lifezone Metals Ordinary Shares) (less any Sponsor Earnout Shares vested prior to such Change of Control with respect to the Change of Control), and (b) thereafter, no Lifezone Metals Ordinary Shares will constitute Sponsor Earnout Shares.

The Lifezone Metals ordinary share price targets set forth in the definitions of “Triggering Event I” and “Triggering Event II” set forth in the Business Combination Agreement will be equitably adjusted for stock splits, share divisions, reverse stock splits, stock or share dividends, reorganizations, recapitalizations, reclassifications, combination, exchange of shares or other like change or transaction with respect to Lifezone Metals Ordinary Shares occurring after the Share Acquisition Closing and prior to the Change of Control.

Subscription Agreements

In connection with the execution of the Business Combination Agreement, GoGreen and Lifezone Metals entered into Subscription Agreements with the PIPE Investors, pursuant to which the PIPE Investors subscribed for and purchased, and Lifezone Metals issued and sold to such PIPE Investors, Lifezone Metals Ordinary Shares for an aggregate purchase price of $70,173,170 and a per share purchase price of $10.00 in a private placement or placements consummated immediately following the closing of the Share Acquisition. The Lifezone Metals Ordinary Shares issued pursuant to the Subscription Agreements were not registered under the Securities Act in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. Lifezone Metals has agreed to register the resale of the Lifezone Metals Ordinary Shares issued in connection with the PIPE Financing pursuant to a registration statement that must be filed within 30 calendar days after the consummation of the Business Combination. We are registering the offer and sale of the securities issued to the PIPE Investors in connection with the PIPE Investment to satisfy these registration rights. The Subscription Agreements also contain other customary representations, warranties, covenants and agreements of the parties thereto.

Certain of the officers and directors of Lifezone Metals are also PIPE Investors. See the section entitled “Management.”

Dutwa Acquisition

On September 5, 2022, LHL entered into a non-binding term sheet with Harmony Minerals Limited and Dutwa Minerals Limited, which was subsequently amended and restated on April 27, 2023, pursuant to which LHL may acquire all the tangible assets and all registered and unregistered intellectual property related to the Dutwa Nickel Project in Tanzania (excluding the Ngasamo deposit in the Dutwa Nickel Project area) (the “Dutwa Acquisition”). Lifezone values the Dutwa assets at $13 million and paid a $400,000 non-refundable deposit on or around September 2022. Pursuant to the terms of the amended and restated term sheet, the remaining $12,600,000 will be subject to satisfaction of various conditions, and $10,000,000 of which can be paid (at Harmony Minerals Limited’s election) in either cash or shares of Lifezone Metals to be issued to Harmony Minerals Limited. The Dutwa Acquisition is subject to the parties entering into definitive documentation and various other conditions, including Lifezone entering into a framework agreement with the GoT in respect of the Dutwa Nickel Project, similar to the Framework Agreement entered into in respect of the Kabanga Project, all existing structures and agreements which could in any way have any impact or effect on the Dutwa Acquisition having been terminated, no existing or threatened dispute, complaint, claim, arbitration or litigation, or similar proceedings or disputes, relating to the Dutwa Acquisition, and Lifezone replacing Dutwa Minerals Limited in all of the applications in respect of the Dutwa Nickel Project (excluding the Ngasamo deposit). The amended and restated term sheet provided for exclusivity between the Company and Harmony Metals Limited in respect of the Dutwa Acquisition until July 26, 2023. Although the exclusivity period has expired, the parties are continuing to liaise on the remaining conditions to the completion of the transaction.

In connection with the Dutwa Acquisition, Lifezone requires customary representations and warranties, which will be set forth in the definitive acquisition agreement.

Simulus Acquisition

On July 18, 2023, Metprotech Pacific Pty Ltd, an Australian-registered company and a wholly-owned subsidiary of Lifezone Limited (“Metprotech”), completed its acquisition of the entire issued share capital of The Simulus Group Pty Ltd (“SGPL”), which, in effect, entailed the acquisition of the assets of SGPL and its subsidiaries, excluding cash and cash equivalents, subject to certain exceptions (the “Simulus Acquisition”), pursuant to a share sale agreement, dated July 3, 2023 (the “Simulus SSA”), entered into among Metprotech, the persons set out in Schedule 1 thereto as vendors, Simon Walsh, as Management Vendors Representative, the SGPL and Lifezone Limited. SGPL, established in 2004, is a boutique hydrometallurgy and mineral processing services group located in Perth, Western Australia. SGPL owns a laboratory, equipment and technical facilities and employs a staff of 21 employees. SGPL has a technical focus on battery metals and sustainable energy market products, which includes battery precursor active material, nickel sulphate, cobalt sulphate, manganese sulphate, scandium, high purity graphite, high purity alumina, rare earths, lithium salts, copper and zinc. Following the completion of the Simulus Acquisition, we intend that SGPL will operate as an in-house testing, research and development and training facility exclusively for our use as well as in connection with third party projects that we are associated with.

Under the terms of the Simulus SSA, the consideration for the Simulus Acquisition comprises an initial deposit of $1 million in cash, which was paid upon the signing of a non-binding term sheet on March 22, 2023, $7.5 million in cash, which was paid following completion of the Simulus Acquisition, and 500,000 Lifezone Metals Ordinary Shares, which were issued following completion of the Simulus Acquisition. The issuance of Lifezone Metals Ordinary Shares to the former shareholders of SGPL as part of the transaction consideration was dilutive to existing shareholders of Lifezone Metals. The Simulus SSA provides that the shareholders of SGPL receiving Lifezone Metals Ordinary Shares as consideration pursuant to the Simulus Acquisition will not, subject to certain exceptions, dispose of, transfer or assign any such Lifezone Metals Ordinary Shares for a period of six months following the closing of the Simulus Acquisition (the “Simulus Lock-Up”). The Simulus SSA provides for registration rights with respect to the Lifezone Metals Ordinary Shares issued to the shareholders of SGPL pursuant to the Simulus Acquisition. We are registering the offer and sale of the securities issued to the former shareholders of SGPL in connection with the Simulus Acquisition to satisfy these registration rights.

For more information, see the section titled “Lifezone Metals Business — Business Segments — IP Licensing”.

Recycling Joint Venture with Glencore

On January 10, 2024, Lifezone Metals entered into a subscription agreement with a subsidiary of Glencore plc to establish a U.S. based recycling joint venture to recover PGMs from spent automotive catalytic converters (the “Glencore Joint Venture”). The subscription agreement contemplates a two phased implementation plan. Phase one consists of a program of pilot testing and a feasibility study that Lifezone Metals has commenced at its laboratories in Perth using its Hydromet technologies. The phase one costs were $3 million. Lifezone and Glencore have both funded $1.5 million into a new U.S. entity that prior to the execution of the subscription agreement was 100% owned by Lifezone. Lifezone now owns 94% of the venture and Glencore 6%. The pilot test and feasibility study program will confirm expected PGM recoveries, capital and operating expenditures and PGM processing timelines. A business case with updated inputs from phase one will determine a decision by Lifezone and Glencore to proceed to phase two. The initial capital costs for a phase two commercial scale recycling facility in the U.S. are expected to be approximately $15 million to $20 million for a facility producing approximately 115,000 oz per year of refined

PGM products. Glencore would provide a working capital facility for the phase two commercial-scale recycling facility and will be the sole offtaker and marketer of the refined PGMs. Lifezone would be the provider of the Hydromet technology to the venture, in addition to operator and majority owner.

Pilanesberg Platinum Mine Suspension

On November 30, 2023, we were made aware that all extraction and processing operations would be suspended at the Pilanesberg Platinum Mine from December 1, 2023, until further notice. PPM instructed employees to remain off-site as the mine has been placed on care and maintenance. PPM also indicated that a restructuring would take place pursuant to the South Africa Labour Relations Act.

Prior to this notification, and as previously disclosed, SRL had decided to not proceed with the initially proposed 110 ktpa Kell-Sedibelo-Lifezone Refinery with multiple concentrate suppliers. Instead, SRL had communicated that it would continue to support test work on concentrate only from its undeveloped Triple Crown property and, subject to technical and economic confirmations and future approvals, pursue an initial standalone Kell-Sedibelo-Lifezone Refinery of a smaller size. While we initially believed that first production at the potential Kell-Sedibelo-Lifezone Refinery was expected in late 2024 or early 2025, in light of SRL’s discontinuation of its existing mine plan, we were no longer able provide an estimate as to when production will commence, if at all.

Only once we have further insight on the status of the Pilanesberg Platinum Mine, as well as on the status of SRL’s mining operations, related test work and the new mine plan based on a standalone Kell-Sedibelo-Lifezone Refinery of a smaller size, will we be able to undertake a techno-economic assessment as to the viability of the potential Kell-Sedibelo-Lifezone Refinery. In the event the partnership is dissolved or our joint strategy changes, we may not recover or receive the anticipated returns in relation to the incurred expenditures and the development of the Kell Process Technology may be hampered. See “Risk Factors — Risks Related to Operational Factors Affecting Lifezone Metals — Acquisitions, strategic partnerships, joint ventures and other partnerships, including offtake agreements, may not perform in accordance with expectations, may fail to receive required regulatory approvals or may disrupt our operations and adversely affect our credit ratings and profitability” and “— Risks Related to the Potential Kell-Sedibelo-Lifezone Refinery which may license our Hydromet Technology.”

Discovery of High-Grade Nickel Mineralization at Safari Link

On January 29, 2024, Lifezone Metals provided results from its 2023 Safari Link diamond drilling exploration program at the Kabanga Project. The 2023 exploration drilling program was designed to test for a continuation of the Tembo high-grade nickel mineralization into the Safari Link area, which comprises 1.4 kilometers of strike length north-east of the Tembo and the Safari zones. A total of 11 drillholes were completed at the Safari Link area in 2023, of which 7 returned significant mineralized intercepts. Two drillholes in particular have yielded significant results, as follows:

•        KL23-29:    15.1 meters grading 2.24% nickel, 0.24% copper, and 0.18% cobalt, (2.83% nickel-equivalent). KL23-29 is located approximately 300 meters north-east of existing Mineral Resources at the Tembo Zone.

•        KL23-27:    7.0 meters grading 2.84% nickel, 0.30% copper, and 0.22% cobalt, (3.56% nickel-equivalent). KL23-27 is located approximately 150 meters north-east of existing Mineral Resources at the Tembo Zone.

Receipt of Multi-Metal Processing Facility Licence

In March 2024, Lifezone Metals received a Multi-Metal Processing Facility Licence from the GoT to refine nickel, copper and cobalt from its Kabanga Nickel Project at Kahama.

March 2024 Subscription Agreement

On March 21, 2024, Lifezone Metals entered into a subscription agreement with certain institutional investors relating to the issuance of US$50 million aggregate principal amount of unsecured convertible debentures (the “Debentures”). The Debentures bear interest at a rate of the Secured Overnight Financing Rate (“SOFR”)

plus 4.0% per annum, subject to a SOFR floor of 3.0%. During the 48-month term, the Debentures can be redeemed early by Lifezone Metals, subject to the achievement of certain conditions, at a price of 105% plus interest otherwise payable to the maturity date. Interest is payable quarterly via a mix of cash and shares during the first two years and all in cash during the last two years.

The debentures are convertible into common shares of Lifezone at the option of the holder. The conversion price will be determined on the closing date based on the lesser of a 30% premium to a trailing period VWAP and US$8.00 per share, and is subject to customary adjustments. Mandatory conversion can occur if Lifezone’s share price is greater than 50% above the conversion price for any 15 trading days within a 30 consecutive trading days period.

Proceeds will be used to advance the Kabanga Nickel Project and for general corporate and administrative purposes. The closing of the transaction of the convertible note transaction completed on March 27, 2024. The Company has received confirmation of transfers of funds.

Emerging Growth Company

Lifezone Metals is an “emerging growth company,” as defined in Section 2(a)(19) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in their periodic reports and proxy statements and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find Lifezone Metals’ securities less attractive as a result, there may be a less active trading market for Lifezone Metals’ securities and the prices of Lifezone Metals’ securities may be more volatile.

Lifezone Metals will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the date on which Lifezone Metals Ordinary Shares were offered in connection with the Business Combination, (b) in which it has total annual gross revenues of at least $1.235 billion, or (c) in which it is deemed to be a large accelerated filer, which means the market value of its ordinary shares that are held by non-affiliates is equal to or exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which it has issued more than $1.00 billion in non-convertible debt during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

Foreign Private Issuer

Lifezone Metals is considered a “foreign private issuer” under the securities laws of the U.S. and the rules of the NYSE. Under the applicable securities laws of the U.S., “foreign private issuers” are subject to different disclosure requirements than U.S. domiciled issuers. As a foreign private issuer, Lifezone Metals is not subject to the SEC’s proxy rules. Under the NYSE’s rules, a “foreign private issuer” is subject to less stringent corporate governance and compliance requirements and subject to certain exceptions, the NYSE permits a “foreign private issuer” to follow its home country’s practice in lieu of the listing requirements of the NYSE. Accordingly, Lifezone Metals’ shareholders may not receive the same protections afforded to shareholders of companies that are subject to all of the NYSE’s corporate governance requirements.

Lifezone Metals intends to take all actions necessary for it to maintain compliance as a foreign private issuer under the applicable corporate governance requirements of the Sarbanes-Oxley Act, the rules adopted by the SEC and the NYSE corporate governance rules and listing standards.

Because Lifezone Metals is a foreign private issuer, its directors and senior management are not subject to short-swing profit and insider trading reporting obligations under Section 16 of the Exchange Act. They will, however, be subject to the obligations to report changes in share ownership under Section 13 of the Exchange Act and related SEC rules.

Listing of Securities

Our Lifezone Metals Ordinary Shares and Warrants are listed on the NYSE under the symbols “LZM” and “LZM.WS,” respectively. On April 23, 2024, the closing price for our Lifezone Metals Ordinary Shares on the NYSE was $7.73. On April 23, 2024, the closing price for our Warrants on the NYSE was $0.58. There can be no assurance that the listing of Lifezone Metals Ordinary Shares and Warrants will be maintained on the NYSE or that a viable and active trading market will develop. Please see the subsection entitled “Risk Factors” for more information.

Summary of Risk Factors

An investment in our securities involves substantial risks and uncertainties that may adversely affect our business, financial condition and results of operations and cash flows. Some of the more significant challenges and risks relating to an investment in Lifezone Metals include, among other things, the following:

Risks Related to Operational Factors

•        The ability to obtain the significant additional capital required to fund Lifezone’s business, including the proposed Tranche 3 Investment from BHP.

•        The impact on Lifezone’s business of geopolitical conditions and social, economic and political stability in the areas in which it operates, including in Tanzania and South Africa.

•        The absence of any operating history at Lifezone on which to evaluate Lifezone’s business and prospects.

•        The significant governmental regulations to which Lifezone is subject.

•        Risks related to Lifezone’s acquisitions, partnerships and joint ventures, including the potential Kell-Sedibelo-Lifezone Refinery.

•        Changes in consumer demand and preference for metals relevant to Lifezone’s business.

•        The ability to compete for employees, exploration, resources, capital funding, equipment and contract exploration, development and construction services.

•        Risks related to increased costs as the result of inflation or otherwise and changes in interest rates and exchange rates.

•        The ability to implement Lifezone’s business strategies.

•        Risks related to litigation and tax and other regulatory actions.

•        Lifezone’s reliance on third-party operators, providers and contractors.

•        Risks related to Lifezone Metals’ holding company structure.

•        Risks related to global resource nationalism trends.

•        The impact of accidents, natural disasters, public health or political crises or other catastrophic events.

•        Inaccuracies in Lifezone’s assumptions and analyses on which projections or forecasts are based.

Risks Related to the Hydromet Technology and Intellectual Property

•        Lifezone’s ability to obtain, maintain, protect, or enforce its intellectual property rights.

•        Risks related to the lack of prior deployment of Lifezone’s proprietary technology at a commercial scale and the ongoing development of its technology.

•        The ability to find licensees for Lifezone’s Hydromet Technology and professional services.

Risks Related to the Potential Kell-Sedibelo-Lifezone Refinery which may license our Hydromet Technology

•        Risks related to the construction of the potential Kell-Sedibelo-Lifezone Refinery, including SRL’s discontinuation of its mine plan and the recent suspension of the Pilanesberg Platinum Mine.

•        Increases in capital costs for development of mineral processing projects.

Risks Related to the Metals Extraction Operations

•        Changes in the market price of nickel, cobalt and copper.

•        The ability to replace the mineral resource base on the area covered by the SML as it depletes.

•        Lifezone’s concentration of metals extraction operations in one location.

•        Differences in Lifezone’s Mineral Resource Estimates from mineral reserves and final quantities recovered, inaccuracies in estimates of life-of-mine and market price fluctuations and changes in operating and capital costs, which may render mineral extraction uneconomic.

•        The highly speculative nature of Lifezone’s exploration activities.

•        Lifezone’s reliance on governmental approvals and permits for its metals extraction business and the risk of alterations, suspension or cancellation thereof.

Risks Relating to Lifezone Metals Operating as a Public Company

•        Failure of an active and liquid market to develop for Lifezone Metals’ Ordinary Shares and fluctuations in the market price thereof.

•        KNL identifying a material weakness in its internal control over financial reporting.

•        The expected lack of dividend payments for the foreseeable future.

•        Lifezone Metals’ broad discretion over the use of its cash balances.

•        Risks related to Lifezone Metals’ status as a public company, including increased costs and compliance with corporate governance and internal control requirements and its limited experience therewith.

•        Risks related to Lifezone Metals’ status as an “emerging growth company” and the reduced disclosure requirements applicable thereto.

•        Risks related to Lifezone Metals’ status as a “foreign private issuer”, including Exchange Act reporting obligations and NYSE corporate governance rules that, to some extent, are more lenient and less frequent than those of a U.S. domestic public company.

•        Anti-takeover provisions in the Amended and Restated Memorandum and Articles of Association of Lifezone Metals.

•        The potential classification of Lifezone Metals as an inadvertent investment company for the purposes of the ICA.

Risks Related to ESG and Doing Business in Tanzania and South Africa

•        Exposure to ESG related risks, including failure to operate in a responsible, transparent and sustainable manner, overstatements of the ESG benefits of certain products or technology and costs related to compliance with climate-change and water use regulations.

•        Perceptions of risks in developing countries or emerging markets, such as Tanzania and South Africa.

•        The potential impact of currency controls.

Risks Related to Ownership of Lifezone Metals’ Securities

•        The ability of Lifezone Metals to continue to list its securities on the NYSE and comply with the NYSE’s continued listing standards.

•        The securities being offered in this prospectus represent a substantial percentage of our outstanding Lifezone Metals Ordinary Shares, and the sales of such securities, could cause the market price of our Lifezone Metals Ordinary Shares to decline significantly.

•        The potential dilution of shareholders from Lifezone Metals issuing additional equity in the future.

THE OFFERING

The summary below describes the principal terms of the offering. The “Description of Lifezone Metals’ Securities” section of this prospectus contains a more detailed description of the Lifezone Metals Ordinary Shares and the Warrants.

•        Securities being registered for resale by the Selling Securityholders:    (a) 103,675,724 Lifezone Metals Ordinary Shares, which includes up to 26,767,088 Earnout Shares and Sponsor Earnout Shares in the aggregate, and (b) 667,500 Private Placement Warrants.

•        Offering prices for resales:    The Selling Securityholders will determine when and how they will dispose of the Lifezone Metals Ordinary Shares and Private Placement Warrants registered under this prospectus for resale.

•        Lifezone Metals Ordinary Shares offered by us:    (a) 14,391,150 Lifezone Metals Ordinary Shares issuable upon exercise of the Public Warrants, which warrants were previously registered and were assumed by Lifezone Metals pursuant to the Warrant Assumption Agreement, and (b) 667,500 Lifezone Metals Ordinary Shares issuable upon exercise of the Private Placement Warrants.

•        Terms of Warrants:    Each Warrant entitles the holder to purchase one Lifezone Metals Ordinary Share at a price of $11.50 per share. The Warrants will expire five years after the completion of the Business Combination or earlier upon redemption or liquidation.

•        Lifezone Metals Ordinary Shares issued and outstanding prior to any exercise of Warrants as of February 29, 2024:    80,000,354 Lifezone Metals Ordinary Shares.

•        Warrants issued and outstanding as of the date of this prospectus:    13,723,650 Public Warrants and 667,500 Private Placement Warrants.

•        Use of Proceeds:    All of the securities offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from such sales. We will receive up to an aggregate of approximately $166.4 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. Each Lifezone Metals Warrant represents the right to purchase one Lifezone Metals Ordinary Share at a price of $11.50 per share in cash. We believe the likelihood that warrant holders will exercise their Warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the market price of our Lifezone Metals Ordinary Shares. On April 23, 2024, the market price for our Lifezone Metals Ordinary Shares was $7.73. When the market price for our Lifezone Metals Ordinary Shares is less than $11.50 per share (i.e., the Warrants are “out of the money”), we believe warrant holders will be unlikely to exercise their Warrants. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes. See “Use of Proceeds.”

•        Dividend Policy:    We have never declared or paid any cash dividend on our Lifezone Metals Ordinary Shares. We currently intend to retain any future earnings and do not expect to pay any dividends in the foreseeable future. Any further determination to pay dividends on our Lifezone Metals Ordinary Shares would be at the discretion of our board of directors, subject to applicable laws, and would depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our board of directors may deem relevant.

•        Market for our Lifezone Metals Ordinary Shares and Warrants:    Our Lifezone Metals Ordinary Shares and Warrants are listed on the NYSE under the symbols “LZM” and “LZM.WS,” respectively.

•        Risk Factors:    You should carefully consider the information set forth herein under “Risk Factors.”

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks and uncertainties described below. Our business, operating results, financial condition or prospects could also be harmed by risks and uncertainties not currently known to us or that we currently do not believe are material. If any of the risks actually occurs, our business, operating results, financial condition and prospects could be adversely affected. In that event, the market price of the Lifezone Metals Ordinary Shares and Warrants could decline, and you could lose part or all of your investment. The risks discussed below may not prove to be exhaustive and are based on certain assumptions that later may prove to be incorrect or incomplete. Lifezone Metals and its subsidiaries may face additional risks and uncertainties that are not presently known to such entity, or that are currently deemed immaterial, which may also impair our business or financial condition. The following discussion should be read in conjunction with the sections entitled “Cautionary Note Regarding Forward-Looking Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements of Lifezone Metals and the notes thereto included herein.

Unless the context otherwise requires, all references to “we,” “us,” or “our” in this section refer to Lifezone Metals and its subsidiaries.

Risks Related to Operational Factors Affecting Lifezone Metals

We will require significant additional capital to fund our business, and no assurance can be given that such capital will be available at all or available on terms acceptable to us.

For our IP licensing business, subject to completion of the pilot program, feasibility study, legal agreements and FID for both parties, the partnership with Glencore for recycling PGMs in the US could require a total estimated shared capital expenditures of $15 million to $20 million to construct the first recycling facility. The accuracy of this estimate will be increased following the completion of the feasibility study.

We require a substantial amount of capital to progress and develop our metals extraction business, substantially being the Kabanga Nickel Project. Developing a metals extraction project requires a substantial amount of capital in order to identify and delineate mineral resources through geological mapping and drilling, identify geological features that may prevent or restrict the extraction of ore, conduct evaluation, testing and study activities and ultimately construct extraction, processing facilities and related infrastructure, expand production capacity (including by sinking or deepening existing shafts), replenish reserves, purchase, maintain and improve assets, equipment and infrastructure, comply with legal or regulatory requirements or industry standards and meet unexpected liabilities. Large amounts of capital are required to implement projects, and long-term production and processing require both significant capital expenditures and ongoing maintenance and working capital expenditures.

We expect to materially increase our capital expenditures to support the growth in our business and operations at Kabanga in Tanzania, including funding the Definitive Feasibility Study which will provide capital expenditures estimate in accordance with the Australian Institute of Mining and Metallurgy (Cost Estimation Handbook, Second Edition, Monograph 27, 2012) with an expected accuracy range of capital cost of not more than plus (or minus) 15% and an expected estimate contingency range of not more than 15%, building out the required infrastructure, procuring equipment and commencing commercial operations.

We received an initial investment on December 24, 2021, from BHP of $10 million in Lifezone Limited and $40 million in KNL, and a further investment of $50 million by BHP in KNL on February 15, 2023, with such investment proceeds into KNL to be used for the ongoing funding requirements of the Kabanga Project in accordance with a budget agreed between KNL and BHP.

However, our ability to develop the Kabanga Project requires significant further funding. Pursuant to the Tranche 3 Option Agreement entered into between BHP, Lifezone Limited and KNL, BHP has the option to consummate a further investment in KNL, subject to certain conditions being satisfied, including the satisfactory completion of, and agreement on, the Definitive Feasibility Study, agreement on the joint financial model in respect of the Kabanga Project, the amendment of the articles of association of the TNCL Subsidiaries to remove the free-carried interest rights of the GoT in the TNCL Subsidiaries and receipt of any necessary regulatory and tax approvals. BHP is under no obligation to make such an additional investment regardless of the outcome of the ongoing Definitive Feasibility Study. We cannot assure you that the conditions for such investment by BHP will be met or that the investment will ultimately materialize. For more information see “— Extraction of minerals from identified nickel deposits may not be economically viable and the development of our mineral project into a commercially viable operation cannot be assured.”. Our base case is for BHP to develop the Kabanga Project and operate the mine. If the Tranche 3 Investment is not made by BHP, we expect that we would continue developing the Kabanga Project with additional funding through debt or equity financing, and monetizing the offtake from the project and/or royalty streams, and we may also explore other strategic partners for the project. However, there can be no assurance that we will be able to raise such additional funds on favorable terms or at all. As we will require significant additional capital to fund our business, our management regularly evaluates potential sources of liquidity; however, the development stage nature of our business may make any potential equity or debt investors unwilling to provide us with the necessary funds. Any additional fundraising efforts may divert our management from their day-to-day activities, which may adversely affect our operations. We may also have to sell existing assets, such as rights to our Hydromet Technology or interests in the Kabanga Project or other projects, which would dilute our interests in such assets and any returns therefrom. If we are unable to exercise sufficient control over the operations of KNL or if the operations of KNL are not as successful as expected, the trading price of Lifezone Metals could be adversely affected. In addition, even if we are able to raise such funds, this may take considerably more time than the timeline under the Tranche 3 Option Agreement. If Lifezone Metals raises such funds in the form of equity financing, the Lifezone Metals’ shareholders at the time may be further diluted. Further, under the A&R Articles of Association, the holders of Lifezone Metals Ordinary Shares will not be entitled to any pre-emptive rights or anti-dilution rights. Any failure to raise the necessary funds or delay in any fundraising could have a material adverse effect on our business, financial condition, results of operations, prospects or liquidity.

The Kabanga mining and refining operations will also require significant ongoing maintenance expenditures. For further details, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

We may also require additional capital to fund acquisitions going forward. On September 5, 2022, Lifezone Limited entered into a non-binding term sheet with Harmony Minerals Limited and Dutwa Minerals Limited, which was subsequently amended and restated on April 27, 2023, pursuant to which we may acquire all the tangible assets and all registered and unregistered intellectual property related to the Dutwa Nickel Project in Tanzania (excluding the Ngasamo deposit in the Dutwa Nickel Project area). The Dutwa Acquisition is subject to the parties completing negotiations and agreeing commercial terms, entering into definitive documentation and, completing various other conditions, including Lifezone entering into a framework agreement with the GoT in respect of the Dutwa Nickel Project, similar to the Framework Agreement entered into in respect of the Kabanga Project. In the event we proceed with the Dutwa Acquisition, pursuant to the terms of the amended and restated term sheet, which is non-binding, we may have to make further payments, in addition to the non-refundable deposit amounting to $400,000 we have paid in September 12, 2022. Exclusivity in relation to the Dutwa Acquisition expired on July 27, 2023, negotiations are on-going and there can be no assurance that the Dutwa Acquisition will be completed.

In addition to the proposed capital expenditures set out above, we have existing payment obligations, contingent liabilities and commitments which require capital. KNL completed the KNL Acquisitions for a cumulative amount of $13,520,763, of which $8 million was released from escrow in 2021 and an additional $2 million payment of contingent consideration relating to the acquisition of the relevant subsidiaries was made on December 15, 2022, with the remaining $4 million due to the sellers at the earlier of the completion of the Definitive Feasibility Study and the fifth anniversary of the contract from the date of signing, being December 9, 2024.

Finally, we may have additional capital requirements to the extent we identify and decide to proceed or accelerate exploration activities, develop future metals extraction operations, or take advantage of opportunities for acquisitions, joint ventures or other business opportunities. We may also incur major unanticipated liabilities or expenses or our cost estimates could prove to be inaccurate. There can be no assurance that we will be able to obtain necessary financing in a timely manner, on acceptable terms, if at all.

Our business is based on, among other things, expectations as to future capital expenditures, and if we are unable to fund those capital expenditures, as a result of our operations being unable to generate sufficient cash flow or as a result of difficulties in raising debt or equity funding, we will not be able to commence operations, expand our IP licensing business or generate revenue or be able to develop future capital projects or undertake investments, and this may have a material adverse impact on the carrying value of our exploration assets and the investment of Lifezone Metals in its subsidiaries. In addition, we may be unable to develop new capital projects so as to continue production at cost-effective levels. Furthermore, any such reduction in capital expenditures may cause us to forgo some of the benefits of any future increases in commodity prices, as it is generally costly or impossible to resume production immediately or complete a deferred expansionary capital expenditure project, and we may not be able to follow our rights we may have in equity and debt participation in subsidiary companies, all of which may adversely affect our longer-term results of operations or financial condition.

It is possible that we will borrow money to finance future capital expenditures or for other uses. Our capital expenditures financed by borrowing may increase our leverage and make it more difficult for us to satisfy our obligations, limit our ability to obtain additional financing to operate our business or require us to dedicate a substantial portion of our cash flow to make payments on our debt. This may reduce our ability to use our cash flow to fund working capital, capital expenditures and other general corporate requirements, and place us at a competitive disadvantage relative to some of our competitors that have less debt.

Any future debt we incur and other agreements we enter into may contain, among other provisions, covenants that restrict our ability to finance future operations or capital needs or to engage in other business activities. Given the long-term nature of such agreements, these covenants and restrictions may present a material constraint on our operational and strategic flexibility and may preclude us from entering into strategic transactions that would be beneficial to us. A breach of any of these covenants could result in an event of default under the relevant agreement, and any such event of default or resulting acceleration under such agreements could result in an event of default under other agreements. Further, the lenders in respect of such debt may require hedging of some or all of the future metal output which may impose additional restrictions on us.

Our development, growth, future profitability and ability to continue our operations may be impacted by geopolitical conditions, including in Tanzania.

Our proposed metals extraction operations are planned to be located in Tanzania and, to date, the only projects proposed to license our Hydromet Technology are in Tanzania. Changes to, or increased instability in, the economic, political or social environment in Tanzania as a result of regional elections in 2024 or the general election in 2025 could create uncertainty that discourages investment in the region and may adversely affect future investments in Lifezone Metals and increase pressure from PAPs, especially those with little entitlement increases prompting the Government to in turn put pressure on the company which may delay the process. In addition, socio-political instability and unrest may also disrupt our or our licensees’ and potential licensees’ businesses and operations, compromise safety and security, increase costs, affect employee morale, impact our ability to deliver our operational plans, create uncertainty regarding mining licenses and cause reputational damage, any of which could have a material adverse effect on our business, financial condition, results of operations, prospects or liquidity.

Further, we may face additional regulatory hurdles or an increase in taxation due to changes in the political regime. For instance, under the previous government in Tanzania, taxes were increased on companies in certain industries, including the mining, telecom and shipping industries.

Similarly, in South Africa, there were contradictory statements made by government officials beginning in 2019 in relation to the nationalization of the South African Reserve Bank, which created uncertainty around this issue. Any economic or political instability caused by any nationalization process, whether or not fully or partially completed, may create issues with the movement of funds into or out of South Africa and impact the general business environment in South Africa.

The development and operation of the potential Kell-Sedibelo-Lifezone Refinery in South Africa would be dependent on sufficient electricity supplied by Eskom, a state-owned electricity utility company that historically held a monopoly in the South African market, including ventilation and hoisting in the underground environment. Prolonged power outages, disruption, or shortage in supply in South Africa would have a material adverse impact on the development and operation of the potential Kell-Sedibelo-Lifezone Refinery. Over the past decade, electricity supply in South Africa has been constrained, with multiple power disruptions and load shedding constraints. After a strike at Eskom in June 2018, Eskom commenced load shedding (i.e., a controlled process that responds to unplanned events) in order to protect the electricity power system from a total blackout. Load shedding is expected to increase in the short to medium term.

There is no assurance that Eskom’s efforts to protect the national power grid will prevent a complete nationwide blackout. Power tariff increases may increase the costs of the development and operation of the potential Kell-Sedibelo-Lifezone Refinery. There can be no assurance that there will be sufficient power supply for the needs of the country or for our development or operation of the potential Kell-Sedibelo-Lifezone Refinery. Community disruptions could result in access to our metals extraction operations, or the potential Kell-Sedibelo-Lifezone Refinery being obstructed, our property being damaged and production being interrupted. In addition, any threats, or actual proceedings, to nationalize any of our assets could cause a cessation or curtailment of our operations.

High levels of unemployment and a shortage of critical skills in Tanzania and South Africa remain issues that impact the local economies. In particular, the effects of COVID-19 have, and continue to impact, stability in Tanzania and South Africa. Several other political and economic factors have led, and may continue to lead, to further downgrades in national credit ratings, and may adversely affect the Tanzanian and South African metals extraction industries as a whole, as well as our operations. Any negative impact on the Tanzanian or South African economies could adversely affect our business, operating results and financial condition. More specifically, there have been instances in the past where Tanzanian and South African metals extraction companies have experienced violence and vandalism towards mines and employees, breaches of perimeter security, robbery, the annexation of waste rock dumps and mining areas, and clashes between local villagers and the security forces of the mines.

In addition, economic and political instability and geopolitical events in regions outside of Tanzania and South Africa, including the United Kingdom’s exit from the EU, the emergence of a trade dispute between the United States and China, the invasion of Ukraine by Russia in February 2022 (and the retaliatory measures that have been taken, or could be taken in the future), recent instability in the financial services industry and rising inflation risks may result in unavoidable uncertainties and events that could negatively affect the risk appetite for investments in the equity markets and in Tanzania and South Africa and metals extraction companies in particular; cause volatility in currency exchange rates, commodity prices, interest rates and worldwide political, regulatory, economic or market conditions; and contribute to instability in political institutions, regulatory agencies and financial markets. Any of these factors could have a material adverse effect on our business, financial condition, results of operations, prospects or liquidity.

We have no operating history on which to base an evaluation of our business and prospects and an evolving business model, which raise doubts about our ability to achieve profitability.

We have no operating history upon which an investor can evaluate our prospects. While Lifezone Limited was established in 2008 and KNL was incorporated in 2019, no active refinery has licensed our Hydromet Technology and KNL has no metals-producing properties. As of the date of this prospectus, the only source of revenue for Lifezone Limited has been consulting fees received from affiliates and third parties and fees from third-party customers following the Simulus Acquisition. As a young business, we are unable to give potential investors any historical basis on which they can evaluate a potential investment.

Production from the Kabanga Project has yet to begin, and our activities at Kabanga as of the date of this prospectus have been largely focused on raising capital, organizational matters, staffing, studies, development of the project and setting up the required infrastructure to begin production. Further, once the Kabanga Project is commissioned, production is expected to be ramped-up to its maximum capacity in a phased manner. As an organization, we have not yet demonstrated an ability to successfully mine the mineral resources necessary for successful commercialization, or enter into offtake agreements with third parties. Consequently, any predictions about our future success or viability may not be as accurate as they could be had we had an operating history. Our operations are subject to the risks inherent in the establishment of a new business enterprise, including access to capital, successful implementation of our business plan and limited revenue from operations. We cannot assure you that our intended activities or plan of operation will be successful or result in revenue or profit to us and any failure to implement our business plan may have a material adverse effect on our business, financial condition, results of operations, prospects or liquidity. We have encountered, and may continue to encounter, unforeseen expenses, difficulties, complications, delays and other known or unknown factors in achieving our business objectives. See “— Our proprietary Kell Process Technology has not been deployed at a commercial scale and we may encounter operational difficulties at that scale, and the Kabanga Hydromet Technology is yet to be developed and may not be commercially viable, each of which may in turn have a material adverse effect on our business, financial condition, results of operations, prospects or liquidity.”

We are subject to significant governmental regulations that affect our operations and costs of conducting our business and may not be able to obtain all required permits and licenses to place our properties into production.

Our exploration, development and refining activities are subject to laws and regulations governing various matters. These include laws and regulations relating to environmental protection, including emissions, the management of natural resources, management and use of hazardous substances and explosives, exploration and development of mines, production and post-closure reclamation and rehabilitation, exports, price controls, repatriation of capital and exchange controls, taxation, mining royalties, labor standards and occupational health and safety, including mine safety and historic and cultural preservation.

The costs associated with compliance with these laws and regulations are substantial. Possible future laws and regulations, and potential changes to existing laws and regulations, could cause additional expense, capital expenditures, restrictions on or suspensions of our operations and delays in the development of our metals extraction assets and those of other companies using our Hydromet Technology. Our operations require licenses and permits from various governmental authorities related to the establishment of our planned facilities, to the production, storage and distribution of our mined products, and to the disposal and storage of wastes and rehabilitation of worked-out and abandoned sites. Such licenses and permits are subject to change in various circumstances at any time and there can be no guarantee that we will be able to obtain or maintain all necessary licenses and permits. For instance, KNL’s subsidiary, TNCL, was issued the SML in October 30, 2021, by the GoT, which provides TNCL with legal tenure over the Kabanga deposit project area for the existence of the nickel orebody, and is required to pay an annual fee to maintain the SML with the GoT. Additionally, in case of breach the SML can be canceled, suspended or surrendered in accordance with Tanzanian law and shall lapse if, among other things, KNL ceases mining operations or abandons the area of mining operations without prior permission of the Mining Commission of Tanzania (the “Mining Commission”). Similarly, we would need to obtain certain permits and licenses to construct and operate the potential Kell-Sedibelo-Lifezone Refinery. Once the Kabanga Project is commissioned, production is expected to be ramped up to its maximum capacity in a phased manner and renewed or updated licenses may be required based on the size of the project during each such phase. See “Description of the Kabanga Project” and “— Risks Related to the Potential Kell-Sedibelo-Lifezone Refinery which may license our Hydromet Technology — The regulatory approval, permitting, development, startup and/or operation of sustainable power generation facilities at SRL and its use at the potential Kell-Sedibelo-Lifezone Refinery may involve unanticipated events resulting in delays that could negatively impact our business and our results of operations and cash flows.”

Moreover, certain laws and regulations may allow governmental authorities and private parties who have a substantial and direct interest in the metals extraction operations or the consequences of the metals extraction operations to bring lawsuits based upon damages to property, the environment and injury to persons (for example, resulting from the environmental and health and safety impacts of our operations), and could lead to the imposition of substantial damages awards, fines, penalties or other civil or criminal sanctions. Further, non-governmental organizations or local community organizations could direct adverse publicity against us or disrupt our operations.

Environmental, health and safety laws and regulations change frequently (due to general amendments or amendments brought about as a result of case law) and are generally becoming more stringent across the global metals extraction industry. If our environmental compliance obligations were to change as a result of changes to the legislation or in certain assumptions we make to estimate liabilities, or if unanticipated conditions were to arise in connection with our operations, our expenses and provisions and timelines would increase to reflect these changes. If material, these expenses and provisions could adversely affect our business, operating results and financial condition.

The regulatory approval and permitting of our Kabanga Nickel Project may take longer than expected and involve unanticipated events resulting in delays that could negatively impact our business and the results of our operations and cash flows.

The regulatory landscape governing environmental approvals is complex and dynamic. Changes in environmental regulations or the imposition of stricter standards may necessitate modifications to our projects, including the Kabanga Nickel Project, leading to increased compliance costs. A failure to adapt swiftly and adequately to evolving regulatory requirements poses a risk of delays, fines, or legal actions. In addition, it is critical that we secure appropriate environmental and operating approvals and permits as a prerequisite for commencement of our projects. Any delays in the permitting process, whether due to regulatory complexities or stakeholder opposition, could hinder our project timelines. Extended approval timelines could result in increased project costs, interest expenses, and missed market opportunities.

There is the risk that relevant regulators may impose fines and work stoppages for non-compliant operating procedures and activities, which could reduce or halt construction or production until lifted. The occurrence of any of these events could delay or halt construction or production, increase production costs and result in financial and regulatory liability for us, which could have a material adverse effect on our business, financial condition, results of operations, prospects or liquidity.

An environmental and social impact assessment (“ESIA”) process is integral to obtaining approvals, and challenges in preparing a comprehensive and compliant ESIA may lead to delays or denials. In addition, the relevant authorities may issue administrative directives and compliance notices in the future to enforce the provisions of the relevant statutes to take specific mitigating measures, continue with those measures and/or complete those measures. The authorities may also order the suspension of part, or all of, our operations if there is non-compliance with legislation. Contravention of some of these statutes may also constitute a criminal offense and an offender may be liable for a fine or imprisonment, or both, in addition to administrative penalties. Local communities and stakeholders may express concerns or opposition to resource projects on environmental grounds. Opposition may lead to legal challenges, delays in approvals, or reputational damage. Effectively managing relationships with local communities and stakeholders is imperative to mitigate the risk of project disruptions. As a result, the occurrence of any of these events may have a material adverse effect on our business, financial condition, results of operations, prospects or liquidity.

Acquisitions, strategic partnerships, joint ventures and other partnerships, including offtake agreements, may not perform in accordance with expectations, may fail to receive required regulatory approvals or may disrupt our operations and adversely affect our credit ratings and profitability.

We have entered, and in the future expect to enter, into joint ventures, strategic partnerships, partnership arrangements, acquisition agreements or offtake agreements with other parties in relation to our metals extraction business and our IP licensing business. Any failure of other parties to meet their obligations to us or to third parties, or any disputes with respect to the parties’ respective rights and obligations, could have a material adverse effect on us, the development and operations of our metals extraction business, including the Kabanga Project, and the IP licensing business, including the potential Kell-Sedibelo-Lifezone Refinery, and future joint ventures, if any, or their properties, and therefore could have a material adverse effect on our business, financial condition, results of operations, prospects or liquidity.

In the event the partnership with Sedibelo and IDC regarding the development of the potential Kell-Sedibelo-Lifezone Refinery in South Africa is dissolved or our joint strategy changes, we may not receive any returns in relation to the development of the Kell Process Technology. This may have an adverse effect on our IP licensing business and for future licensing opportunities at refineries, which in turn may have a material adverse effect on our business, operations and profits as a whole. Sedibelo may also determine to fund an alternative refinery itself and may no longer support and select Kellplant, in which we have a look-through ownership interest, to lead the construction, operation and ownership of the potential Kell-Sedibelo-Lifezone Refinery.

For our IP licensing business, subject to completion of the pilot program, feasibility study, legal agreements and FID for both parties, the partnership with Glencore for recycling PGMs in the US could require a total estimated shared capital expenditures of $15 million to $20 million to construct the first recycling facility. The accuracy of this estimate will be increased following the completion of the feasibility study at Phase 1.

With respect to our metals extraction business, we have a strategic partnership with BHP for the development of the Kabanga Project. On December 24, 2021, BHP invested $10 million in Lifezone Limited and $40 million in KNL, and on February 15, 2023, BHP made a further investment of $50 million in KNL, pursuant to which BHP’s ownership interest increased to 17% in KNL. Additionally, pursuant to the Tranche 3 Option Agreement, BHP has the option to consummate a further investment in KNL which will cause BHP to obtain a majority of the ownership interest in KNL. Our current business strategy relies on BHP exercising such option. Our base case is for BHP to develop the Kabanga Project and operate the mine. Our ability to successfully develop and operate the Kabanga Project is dependent on the continued support from and the continued alignment of interests, plans and strategies with BHP. If we lose the support from BHP, if BHP chooses not to exercise its option pursuant to the Tranche 3 Option Agreement or BHP otherwise changes its interests, plans and strategies, this may have a material adverse effect on our ability to successfully implement our business strategy for the Kabanga Project, which in turn may have a material adverse effect on our business, operations and profits as a whole. Similarly, our ability to successfully implement our business strategy for the Kabanga Project is dependent on the financial capabilities of BHP. If BHP is unable to generate sufficient cash flow or raise debt or equity funding to support the Kabanga Project, this may have a material adverse effect on our ability to successfully implement our business strategy for the Kabanga Project, which in turn may have a material adverse effect on our business, operations and profits as a whole. For further details, see “Risk Factors — Risks Related to Operational Factors Affecting Lifezone Metals — The Tranche 3 Investment by BHP into KNL is subject to negotiation, approval and various conditions, such as receiving favorable results of the Definitive Feasibility Study, and may not be consummated. Further, BHP may choose not to invest in KNL regardless of the outcome of the Definitive Feasibility Study. Failure to receive these funds or to not have BHP’s involvement could result in delays to the development of the Kabanga Project and further have an adverse effect on KNL.”

With respect to our IP licensing business, we have a strategic partnership with SRL and IDC regarding the development of the potential Kell-Sedibelo-Lifezone Refinery, which will use the Kell Process Technology. Currently Lifezone, SRL and IDC each hold a one-third look-through ownership interest in Kellplant, which is proposed to own the potential Kell-Sedibelo-Lifezone Refinery. Our ability to successfully develop and operate the potential Kell-Sedibelo-Lifezone Refinery is dependent on the continued support from and the continued alignment of interests, plans and strategies with SRL and IDC.

On November 30, 2023, we were made aware that all extraction and processing operations would be suspended at the Pilanesberg Platinum Mine from December 1, 2023, until further notice. PPM instructed employees to remain off-site as the mine has been placed on care and maintenance. PPM also indicated that a restructuring would take place pursuant to the South Africa Labor Relations Act.

Prior to this notification, and as previously disclosed, SRL had decided not to proceed with the initially proposed 110 ktpa Kell-Sedibelo-Lifezone Refinery with multiple concentrate suppliers. Instead, SRL had communicated that it would continue to support test work on concentrate only from its undeveloped Triple Crown property and, subject to technical and economic confirmations and future approvals, pursue an initial standalone Kell-Sedibelo-Lifezone Refinery of a smaller size. While we initially believed that first production at the potential Kell-Sedibelo-Lifezone Refinery was expected in late 2024 or early 2025, in light of SRL’s discontinuation of its existing mine plan, we were no longer able provide an estimate as to when production will commence, if at all.

Only once we have further insight on the status of the Pilanesberg Platinum Mine, as well as on the status of SRL’s mining operations, related test work and the new mine plan based on a standalone Kell-Sedibelo-Lifezone Refinery of a smaller size, will we be able to undertake a techno-economic assessment as to the viability of the potential Kell-Sedibelo-Lifezone Refinery.

Given this recent development, there can be no guarantee that the strategic partnership between Lifezone, SRL and IDC will continue. In the event the partnership is dissolved or our joint strategy changes, we may not recover or receive the anticipated returns in relation to the incurred expenditures and the development of the Kell Process Technology may be hampered. This may have a material adverse effect on our IP licensing business and for future licensing opportunities at refineries, which in turn may have a material adverse effect on our business, operations and profits as a whole. SRL may also determine to fund an alternative refinery itself and may no longer support and select Kellplant, in which we have an ownership interest, to lead the construction, operation and ownership of the potential Kell-Sedibelo-Lifezone Refinery. For further detail, see “Risk Factors — Risks Related to the Potential Kell-Sedibelo-Lifezone Refinery which may license our Hydromet Technology.”

Similarly, our ability to successfully implement our business strategy is dependent on the financial capabilities of our partners and their subcontractors. If any of our partners are unable to generate sufficient cash flow or raise debt or equity funding to support our joint projects, we may not be able to successfully implement our business strategy, which may have a material adverse effect on our joint projects. The same applies if our partners and their subcontractors do not perform their contractual obligations punctually.

We evaluate, and expect in the future to evaluate, potential strategic acquisitions of, and partnerships or joint ventures with, complementary businesses, services or technologies. We may not, however, be able to identify appropriate acquisition, partnership or joint venture targets in the future, and our efforts to identify such targets may result in a loss of time and financial resources. In addition, we may not be able to negotiate or finance such future acquisitions successfully, enter into partnerships or joint ventures successfully or on favorable terms, or to effectively integrate acquisitions into our current business, and we may lose customers or personnel as a result of any such strategic transaction (in particular the customers and personnel of an acquired business). The process of integrating an acquired business, technology, service or product into our business may divert management’s attention from our core businesses. The integration of any acquired assets requires management capacity. There can be no assurance that our current management team has sufficient capacity, or that it can acquire additional skills to supplement that capacity, to integrate any acquired or new assets and operations and to realize cost and operational efficiencies at the acquired assets or maintain those at the existing operations. It may result in unforeseen operating difficulties and expenditures and generate unforeseen pressures and strains on our organizational culture. There can be no guarantee that we will succeed in retaining the key personnel of any acquired businesses. Moreover, we may be unable to realize the expected benefits, synergies or developments that we initially anticipate from such a strategic transaction.

In particular, to further develop our metals extraction business, we have executed a non-binding term sheet in relation to the Dutwa Acquisition. The Dutwa Acquisition is subject to the parties completing negotiations and agreeing commercial terms, entering into definitive documentation and, completing various other conditions, including Lifezone entering into a framework agreement with the GoT in respect of the Dutwa Nickel Project, similar to the Framework Agreement entered into in respect of the Kabanga Project. In the event we proceed with the Dutwa Acquisition, we will not be able to use our Hydromet Technology in its current form for the purpose of refining the ore concentrate since the mineral ore at the Dutwa Nickel Project is an oxide ore. Accordingly, if we are to refine the mineral ore from the Dutwa Nickel Project or any other mineral project we may acquire in the future where the ore is not a sulfide ore we may have to modify our Hydromet Technology or develop new technologies or utilize the traditional methods such as smelting or high-pressure acid leaching (“HPAL”). As such, there can be no assurance that we will be successful in implementing the project.

In addition, to further develop our IP licensing business, on July 18, 2023, we completed the Simulus Acquisition, pursuant to which Metprotech acquired the entire issued share capital of SGPL which, in effect, entailed the acquisition of the assets of Simulus and its subsidiaries, excluding cash and cash equivalents, subject to certain exceptions. There is no guarantee that Simulus will perform in accordance with our expectation, or that we will be able to integrate Simulus into our business in accordance with our expectation, which each may have a material adverse effect on our business, operations and profits as a whole. For further details, see “Risk Factors — Risks Related to Operational Factors Affecting Lifezone Metals — We may not realize the benefits of our acquisition of Simulus, as the failure to integrate Simulus into our business may adversely affect our business and operations, and the issuance of Lifezone Metals Ordinary Shares as transaction consideration diluted the interest of our existing shareholders.”

Financing an acquisition or other strategic transaction could result in dilution to existing shareholders from issuing equity securities or convertible debt securities, or a weaker balance sheet from using cash or incurring debt. Moreover, equity or debt financing may not be available to us on favorable terms, if at all. In addition, in regard to an acquisition, it is possible that the goodwill that may be attributed to the target may have to be written down if the valuation assumptions are required to be reassessed as a result of any deterioration in the underlying profitability, asset quality and other relevant matters. There can be no assurance that we will not have to write down the value attributed to goodwill in the future, which would adversely affect our results of operations and net assets.

Furthermore, we may be unable to complete an expected transaction if we are unable to obtain required regulatory approvals, including the applicable regulatory authorities in the various jurisdictions in which we or a potential acquisition target operate. Even if we are able to obtain regulatory approval, such approval could be subject to certain conditions, which could prevent us from competing for certain customers or in certain lines of business. In addition, we may face (1) contingent liabilities in connection with our acquisitions and joint ventures, including, among others, judicial or administrative proceedings or contingencies relevant to the company, asset or business acquired, including civil, regulatory, tax, labor, social security, environmental and intellectual property proceedings or contingencies; and (2) financial, reputational and technical issues, including with respect to accounting practices, financial statement disclosures and internal controls, as well as other regulatory or compliance matters, all of which we may not have identified as part of our due diligence process and that may not be sufficiently indemnifiable under the relevant acquisition or joint venture agreement. For instance, all of the risks highlighted above may potentially be applicable to the Dutwa Acquisition and the Simulus Acquisition.

We may also enter into offtake or marketing agreements with respect to the products that will be produced at our projects, including the Kabanga Project. However, we may not realize the expected benefits from such arrangements. No offtake commitments were signed in 2023.

Engaging in joint venture contracts exposes us to risks and uncertainties as set out above, some of which are outside our control, including through actions of our partners or by association with our partners, some of which may have reputational issues whether or not related to our joint projects. We cannot guarantee that any acquisition, partnership or joint venture we make will not have a material adverse effect on our business, financial condition, results of operations, prospects or liquidity.

As we do not own the entire interest in our technology licensing, refinery and metals extraction businesses, other shareholders in such businesses, such as SRL and BHP, particularly if BHP makes a further investment in KNL, will be able to influence the operations at the respective businesses and significant corporate actions.

We currently own 50% of the shares of Kelltech, where SRL holds the remaining 50% (through its wholly owned subsidiary, Orkid S.a.r.l.). There are reserved matters in respect of certain actions and decisions to be taken by Kelltech and/or any of its subsidiaries, such as entering into partnerships, issuing of long-term debt or material borrowings and paying of management fees to third parties, which require the approval of the shareholders holding not less than 80% of the shares in Kelltech. Accordingly, SRL will be able to influence the operations at the respective businesses of Kelltech and its subsidiaries and initiate or influence significant corporate actions. We cannot assure you that this will not lead to conflicts over decision making at such businesses.

For the partnership with Glencore for recycling PGMs in the US, execution of the project is subject to the successful completion of Phase 1 deliverables, which includes a pilot program, feasibility study, legal agreements and FID for both parties. If Phase 1 is successful, a commercial scale PGM recycling facility will be developed, majority owned by Lifezone Metals, with Glencore being the sole off-taker of refined PGMs from the facility. Glencore would also provide a working capital facility to fund the operations. If Lifezone Metals is unable to deliver on-spec materials to Glencore or there are delays or there is an event of default or a covenant breach of the working capital facility, this could pose a material risk for Lifezone Metals’ interest in the partnership.

Our subsidiary, KNL, holds 84% of the interest in TNCL, where the GoT holds the remaining 16%. Further, pursuant to BHP’s investment in KNL in 2021 and the Tranche 2 Investment, BHP currently owns 17% of the shareholding of KNL. Additionally, for strategic reasons to facilitate the development of the Kabanga Project, pursuant to the Tranche 3 Option Agreement BHP has the option to consummate a further investment in KNL, subject to certain conditions as discussed elsewhere in this prospectus. For further details, see “Lifezone Metals’ Business — Material Contracts — Arrangements with BHP — Tranche 3 — Tranche 3 Option Agreement.” In the event the Tranche 3 Investment is consummated, BHP would own a majority equity interest in KNL (representing a 51% indirect interest in TNCL) and we would indirectly hold the remaining equity interest, and KNL would cease to be a majority-owned subsidiary of Lifezone Metals from that time onwards. Accordingly, Lifezone Metals’ shareholders’ (including GoGreen shareholders) indirect interest in KNL would be diluted following the consummation of the Tranche 3 Investment, and the economic benefit therefrom attributable to Lifezone Metals would decrease proportionally. While we expect that we would continue to have significant influence on the day-to-day operations of KNL, including through appointment of two of the board members if we own at least 15% of the voting rights of KNL (or one of the board members if we own at least 10% but less than 15% of the voting rights of KNL) and significant veto rights at the board level (including over approval of the annual budget and business plan, acquisitions and disposals outside of the annual budget or business plan over certain de minimis thresholds, entry or amendment of certain agreements or transactions outside of the annual budget or business plan over certain de minimis thresholds, changes to the dividend policy, removal of directors and approval of certain related party transactions) and shareholder level (including over material changes or cessation of the business, altering the constitution, winding up or merging of any of the companies forming part of KNL’s group or any public offering or listing of any of the companies forming part of KNL’s group), BHP would have majority ownership and day to day operatorship of KNL and our bases case is for BHP to develop the Kabanga Project and operate the mine in this situation. Additionally, BHP’s investment in KNL is its first investment in Africa in the last several years and the Kabanga Project is a greenfield project, which may require additional expertise and investment on BHP’s part. If we are unable to exercise sufficient control over the operations of KNL or if the operations of KNL are not as successful as expected, the trading price of Lifezone Metals could be adversely affected. Accordingly, BHP will be able to influence the operations at the respective businesses and initiate or influence significant corporate actions. We cannot assure you that this will not lead to conflicts over decision making at such businesses.

A delay in our delivery of the Definitive Feasibility Study could negatively impact our business and our results of operations and cash flows.

We require a substantial amount of capital to progress and develop our metals extraction business. Our ability to develop the Kabanga Nickel Project requires significant further funding. Pursuant to the Tranche 3 Option Agreement entered into between BHP, Lifezone Limited and KNL, BHP has the option to consummate a further investment in KNL, subject to certain conditions being satisfied, including the satisfactory completion of, and agreement on, the Definitive Feasibility Study. BHP is under no obligation to make such an additional investment regardless of the outcome of the ongoing Definitive Feasibility Study. A delay in the delivery of the Definitive Feasibility Study will require working capital funding while the study is being completed, has the potential to erode the trust of our investors, will adversely affect the overall prospects of our businesses, impacting on our overall financial performance and our ability to attract future funding.

In the event that there is a delay in our delivery of the Definitive Feasibility Study, we may lose any future investment tranches from BHP. In the alternative BHP may choose to divest its investment in KNL. Our current business strategy relies on the Tranche 3 Investment by BHP. Our base case is for BHP to develop the Kabanga Nickel Project and operate the mine. If the Tranche 3 Investment is not made by BHP, we expect that we would continue developing the Kabanga Nickel Project with additional funding through debt or equity financing and monetizing the offtake from the project and/or royalty streams, and we may also explore other strategic partners for the project. However, there can be no assurance that we will be able to raise such additional funds on favorable terms or at all.

As we will require significant additional capital to fund our business, our management regularly evaluates potential sources of liquidity; however, the development stage nature of our business may make any potential equity or debt investors unwilling to provide us with the necessary funds. Any additional fundraising efforts may divert our management from their day-to-day activities, which may adversely affect our operations. We may also have to sell existing assets, such as rights to our Hydromet Technology or interests in the Kabanga Nickel Project or other projects, which would dilute our interests in such assets and any returns therefrom. If we are unable to exercise sufficient control over the operations of KNL or if the operations of KNL are not as successful as expected, the trading price of Lifezone Metals could be adversely affected. In addition, even if we are able to raise such funds, this may take considerably more time than the timeline under the Tranche 3 Option Agreement.

The Tranche 3 Investment by BHP into KNL is subject to negotiation, approval and various conditions, such as receiving favorable results of the Definitive Feasibility Study, and may not be consummated. Further, BHP may choose not to invest in KNL regardless of the outcome of the Definitive Feasibility Study. Failure to receive these funds or to not have BHP’s involvement could result in delays to the development of the Kabanga Project and further have an adverse effect on KNL.

Our operations, and specifically the metals extraction operations, will be capital intensive. We require and will continue to require significant additional capital to fund our business, including to develop the Kabanga Project into a sustainable and operational nickel mine and refinery. Pursuant to BHP’s investment in KNL in 2021 and the Tranche 2 Investment on February 15, 2023, BHP currently owns 17% of the shareholding of KNL, having cumulatively invested $90 million directly in KNL. Additionally, for strategic reasons to facilitate the development of the Kabanga Project, pursuant to the Tranche 3 Option Agreement, BHP has the option to consummate a further investment in KNL, subject to certain conditions being satisfied.

While our senior management has substantial experience in the industry and with respect to operating projects such as the Kabanga Project, BHP’s increasing involvement with the Kabanga Project, given its reputation and experience, is a key component of our current plans to develop the Kabanga Project and our current business strategy relies on the Tranche 3 Investment by BHP.

If the Tranche 3 Investment is not made by BHP, we expect to continue developing the Kabanga Project with additional funding through debt or equity financing, monetizing the offtake from the project and/or royalty streams and we may also explore other strategic partners for the project. However, until such time as BHP completes the Tranche 3 Investment, uncertainty will exist as to the economic viability of our business. In the event that any future feasibility studies, including the Definitive Feasibility Study, have negative conclusions or are materially delayed, we may lose any future investment tranches from BHP or BHP may choose to divest its investment in KNL. Further, there may be disagreements between us and BHP in relation to the outcome of the Definitive Feasibility Study or in relation to the satisfaction of any other conditions involved in the Tranche 3 Investment. In such case, we could lose not only the additional financing from BHP, but also its mining expertise. Any loss in additional financing or mining expertise may result in a material and adverse effect on our business, financial condition, results of operations, prospects or liquidity. Further, KNL and Lifezone Limited will enter into the Tranche 3 Shareholders’ Agreement with BHP upon closing of the Tranche 3 Investment in respect of KNL and its subsidiaries. The Tranche 3 Shareholders’ Agreement contains, among other things, customary pre-emption rights provisions applying to new issues and transfer of KNL’s ordinary shares and tag-along and drag-along conditions. If BHP were to exercise any of such rights, we may have to sell all or part of our equity interest in KNL.

We have never generated any substantial revenue or any profit and such condition raises substantial doubt about our ability to continue as a going concern. There is uncertainty regarding our ability to implement our business plan and to grow our business to a greater extent than we can with our existing financial resources without additional financing. Our long-term future growth and success is dependent upon our ability to raise additional capital, including from BHP, and implement our business plan. However, in the event that BHP’s investment does not materialize, it could have a material adverse effect on our ability to fully implement our metals extraction business and grow our metals extraction business to a greater extent than we can with our existing financial resources and expertise or may substantially delay the project timeline if we explore other strategic partners.

If the Definitive Feasibility Study produces a low net present value this could result in lower funding amount provided under the Tranche 3 Investment, resulting in a need for additional capital to fund our business, which could adversely impact our financial condition and impact investor confidence.

The net present value published as part of our Definitive Feasibility Study depends on various technical and economic assumptions relating to the Kabanga Nickel Project, including production rates, metal recoveries, operating and capital costs, metal prices, tax rates and discount rates, and the time to bring the operations into production. The net present value is particularly sensitive to metal prices and prices for nickel, copper and cobalt have historically been variable. Nickel prices are currently depressed and might be low for a prolonged period of time, as the demand for commodities in the developed world has been soft over the last 12 months and increasing supply from Indonesia was not absorbed by demand. This has led to a reduction in the long-term nickel price assumptions. This is just one example of how the value of our flagship project could be impacted negatively and how valuation expectations might not be met at the time we publish our Definitive Feasibility Study. A low valuation would be indicative of a low internal rate of return of the future investment, negatively impacting our financial condition, our share price and our ability to raise equity and debt funding.

We received an initial investment on December 24, 2021, from BHP of $10 million in Lifezone Limited and $40 million in KNL, and a further investment of $50 million by BHP in KNL on February 15, 2023, with such investment proceeds into KNL to be used for the ongoing funding requirements of the Kabanga Nickel Project in accordance with a budget agreed between KNL and BHP. However, our ability to develop the Kabanga Nickel Project requires significant further funding. Pursuant to the Tranche 3 Option Agreement entered into between BHP, Lifezone Limited and KNL, BHP has the option to consummate a further investment in KNL, subject to certain conditions being satisfied, including the satisfactory completion of, and agreement on, the Definitive Feasibility Study, agreement on the joint financial model in respect of the Kabanga Project, the amendment of the articles of association of the TNCL Subsidiaries to remove the implied interest rights of the GoT in the TNCL Subsidiaries and receipt of any necessary regulatory and tax approvals. Our base case is for BHP to develop the Kabanga Nickel Project and operate the mine.

If the Definitive Feasibility Study produces a low net present value, it would also reduce the amount of the Tranche 3 Investment or prompt BHP not to follow its rights. The Tranche 3 Investment in such a scenario might not provide sufficient enough capital to support the development of the Kabanga Nickel Project, making the project highly dependent on the market conditions in international capital markets. If we have to develop and fund the Kabanga Nickel Project without the support of BHP, we will seek additional funding through debt or equity financing, and monetizing the offtake from the project and/or royalty streams, and we may also explore other strategic partners for the project. However, there can be no assurance that we will be able to raise such additional funds on favorable terms or at all, regardless of the quality of the project. As we will require significant additional capital to fund our business, our management regularly evaluates potential sources of liquidity; however, the exploration and development stage nature of our business may make any potential equity or debt investors unwilling to provide us with the necessary funds and threaten our status as a going-concern. Any additional fundraising efforts may divert our management from their day-to-day activities, which may adversely affect our operations. We may also have to sell existing assets, such as rights to our Hydromet Technology or interests in the Kabanga Nickel Project or other projects, which would dilute our interests in such assets and any returns therefrom. If we are unable to exercise sufficient control over the operations of KNL or if the operations of KNL are not as successful as expected, the trading price of Lifezone Metals shares could be adversely affected. In addition, even if we are able to raise such funds, this may take considerably more time than the timeline under the Tranche 3 Option Agreement.

If Lifezone Metals raises such funds in the form of equity financing, the Lifezone Metals’ shareholders at the time may be further diluted. Further, under the A&R Articles of Association, the holders of Lifezone Metals Ordinary Shares will not be entitled to any pre-emptive rights or anti-dilution rights. Any failure to raise the necessary funds or delay in any fundraising could have a material adverse effect on our business, financial condition, results of operations, prospects or liquidity.

The Tranche 3 Option Agreement includes certain restrictive covenants in relation to the Kabanga Project and Lifezone Limited during the period prior to the exercise of the Option under the Tranche 3 Option Agreement, which may limit our ability to explore other growth opportunities.

KNL and Lifezone Limited entered into the Tranche 3 Option Agreement, pursuant to which KNL will (at BHP’s option) receive investment from BHP by way of an equity subscription forming the Tranche 3 Investment (the “Option”). The Option grants BHP the right, subject to certain conditions (summarized below), to subscribe for the required number of shares in KNL that, in aggregate with its existing KNL holdings, would result in BHP indirectly owning 51% of the total voting and economic equity rights in TNCL on a fully diluted basis. For further details, see “Lifezone Metals’ Business — Material Contracts — Arrangements with BHP — Tranche 3 — Tranche 3 Option Agreement.” Pursuant to the Tranche 3 Option Agreement, KNL and Lifezone Limited will be subject to certain restrictive covenants in relation to marketing and offtake in respect of the Kabanga Project and Lifezone Limited prior to the exercise of the Option, including:

•        a restriction on entering into off-take agreements with third parties in relation to more than 40% of, in aggregate, the total contained nickel, cobalt and copper production from the Kabanga Project;

•        the terms of such off-take agreements must be materially consistent with certain pre-determined criteria agreed between KNL and BHP, and KNL shall seek BHP’s input in respect of any material variances from the criteria; and

•        the third party off-taker must also make an investment in Lifezone Limited or any affiliate of Lifezone Limited either as part of the Business Combination or at the same time as entering into an off-take agreement.

Further, prior to closing of the Tranche 3 Investment, Lifezone Limited, KNL and BHP have agreed to consult with each other prior to communicating with the GoT in relation to the Kabanga Project, the Tranche 2 Subscription Agreement and the Tranche 3 Option Agreement. Accordingly, in the event BHP does not exercise the Option for an extended period of time, we will be restricted with respect to agreeing to offtake arrangements with other parties.

We may not realize the benefits of our acquisition of Simulus, as the failure to integrate Simulus into our business may adversely affect our business and operations, and the issuance of Lifezone Metals Ordinary Shares as transaction consideration diluted the interest of our existing shareholders.

On July 18, 2023, Metprotech completed its acquisition of the entire issued share capital of SGPL, which, in effect, entailed the acquisition of the assets of Simulus and its subsidiaries, excluding cash and cash equivalents, subject to certain exceptions, pursuant to the Simulus SSA.

Simulus is a boutique hydrometallurgy and mineral processing services group. Since 2010, we have engaged Simulus for test work in relation to metal recoveries and process flowsheet design from time to time. We intend that Simulus will operate as an in-house testing, research and development and training facility while continuing to service third party clients. Integration of Simulus’ businesses and operations with our existing business and operations may be a complex and time-consuming process. While Simulus is being integrated into our business, the focus of our management may be directed toward integration planning instead of on our core business and other opportunities. There can be no assurance that we will be able to successfully integrate Simulus into our business in a timely manner or at all and that Simulus will continue as a profit center. The successful integration of Si into our business is dependent on, among other things, our ability to retain key personnel of Simulus, and there can be no guarantee that we will succeed in retaining such key personnel. If we are unable to integrate Simulus into our business in a timely manner, we may not realize the expected benefits from such acquisition when expected, if at all.

The Simulus Acquisition required payment to the former shareholders of SGPL of $8.5 million in cash and the issuance by Lifezone Metals of 500,000 Lifezone Metals Ordinary Shares to former shareholders of SGPL (which equals approximately 0.6% of Lifezone Metals’ total outstanding Lifezone Metals Ordinary Shares as of the date of this prospectus), which caused dilution to our existing shareholders.

Changes in consumer demand and preference for metals relevant to us could have a material adverse effect on our business, financial condition, results of operations, prospects or liquidity.

Because our revenue is for the foreseeable future expected to be derived from the sale of nickel, and to a lesser extent, cobalt, copper and PGMs, changes in demand for, and the market price of, and taxes and other tariffs and fees imposed upon, these metals and products related to these metals could significantly affect our profitability. Our financial results may be significantly adversely affected by declines in the prices of such base metals. Base metals’ and PGMs’ prices may fluctuate and are affected by numerous factors beyond our control such as interest rates, exchange rates, taxes, inflation or deflation, fluctuations in the relative value of the U.S. dollar against foreign currencies on the world market, shipping and other transportation and logistics costs, global and regional supply and demand for base metals or PGMs, potential industry trends such as competitor consolidation or other integration methodologies, and the political and economic conditions of countries that produce and procure base metals or PGMs. Protracted periods of low prices for base metals, PGMs and related products could significantly reduce revenues and the availability of required development funds in the future. This could cause substantial reductions to, or a suspension of, production operations, impair asset values and reduce our proven and probable nickel, cobalt and copper orebodies. Furthermore, supply side factors have a significant influence on price volatility for base metals and PGMs.

Currently nickel is a key metal used in stainless steel and batteries, including those used in electric vehicles. Nickel prices are linked to demand for stainless steel and, in the long term, batteries, among other things. Any economic downturn or other event that reduces the sale of stainless steel or batteries will likely impact the price of nickel. Demand for our products may be impacted by demand for downstream products incorporating such metals, such as stainless steel, with stainless steel production being the single largest demand segment for nickel, as well as hybrid and electric vehicles, wind turbines, robotics, medical equipment, military equipment and other high-growth, advanced motion technologies, as well as demand in the general automotive and electronic industries. Lack of growth in these markets may adversely affect the demand for our products. Further, the technology pertaining to batteries, electric vehicles and energy creation and storage is changing rapidly and there is no assurance nickel and cobalt will continue to be used to the same degree as they are now, or that they will be used at all. For instance, the use of batteries such as lithium ferro-phosphate batteries or sodium-ion batteries, which do not use nickel or cobalt, may become more widely used and lead to a reduction in the demand for batteries using nickel and cobalt, such as lithium ion batteries, and several car manufacturers, such as Tesla, Inc. and Ford Motor Company, have announced plans to use lithium ferro-phosphate batteries in their EVs. Similarly, the demand for platinum is driven by, among other things, automobile catalysts used in internal combustion engines and as internal combustion engines are phased out, the demand for automobile catalysts will also reduce. Any decline in the use of batteries utilizing nickel or related technologies or products which rely on PGMs may result in a material and adverse effect on our business, financial condition, results of operations, prospects or liquidity.

In contrast, extended periods of high commodity prices may create economic dislocations that may be destabilizing to nickel, cobalt, copper and PGM supply and demand and ultimately to the broader markets. Periods of high nickel, cobalt, copper and PGM market prices generally would be beneficial to our financial performance. However, strong nickel, cobalt, copper and PGM prices also create economic pressure to identify or create alternate technologies that ultimately could depress future long-term demand for nickel, cobalt, copper and PGMs, and at the same time may incentivize development of competing mining properties.

The impact of inflation and/or escalating cost of capital could have a material adverse effect on our business, financial condition, results of operations, prospects or liquidity.

The negative impact of inflation and capital cost escalation poses significant challenges to the future development of the Kabanga Nickel Project and the development of capital-intensive extractive industry projects in general. These factors are being monitored by Lifezone but have the potential to adversely affect the commercial viability of the Kabanga Nickel Project and the overall prospects of our businesses. The Kabanga Nickel Project and other resource projects which we undertake involve substantial initial capital investment. An increase in inflation or the cost of capital has the potential to erode the economic viability of our projects, as our initial cost estimates may prove inadequate. This, in turn, may lead to lower-than-expected returns on investment, impacting on our overall financial performance and our ability to attract future funding. Inflation during construction can contribute to rising costs for property plant and equipment, freight cost, labor, energy, and materials costs, among others. As operating expenses increase, future profitability may be adversely affected, potentially leading to margin compression and reduced cash flows. The success of the Kabanga Nickel Project is closely tied to professional project management, a strong, experienced and integrated project team, excellence in engineering and procurement and forward thinking.

An increase in the cost of capital can pose challenges in securing financing needed for our resource projects. Lenders and investors may be hesitant to commit funds if there is uncertainty regarding the ultimate cost of the projects and their returns. This may result in increased financing costs and/or delays in project financing and the start of construction. Furthermore, inflation and capital cost escalation can lead to delays in project execution and completion. Unforeseen cost increases may require us to reassess project budgets and timelines, leading to potential delays in production and revenue generation. Delays could also result in missed market opportunities and contractual obligations. As a result, the occurrence of any of these events may have a material adverse effect on our business, financial condition, results of operations, prospects or liquidity.

If we lose senior management or are unable to hire and/or retain sufficient technically skilled employees, our business may be materially adversely affected.

Our ability to commence operations and then continue to operate, innovate, implement continuous improvement or expand depends on, among other things, our ability to retain and attract senior management and key employees with appropriate knowledge and skills, experience and other competencies. For additional information regarding our employees, see “Lifezone Metals’ Business — Employees.” The metals refining industry and, to a lesser extent, the metals extraction industry, in Tanzania continue to experience a shortage of qualified senior management and technically skilled employees. We will require employees with expertise in hydrometallurgical refining processes with respect to our Hydromet Technology, and may find it difficult to find such expertise globally and particularly in the countries we operate in. Further, as the use of our Hydromet Technology grows in the future, such scarcity may be further exacerbated.

Additionally, the operations and handling of the Hydromet Technology will require employees to undergo advanced training which may require long lead times and may also require us to develop our own training programs and partnerships. Such training programs will require additional infrastructure and working capital expenditure. We may be unable to hire or retain (due to departure or unavailability) appropriate senior management, technically skilled employees (including the employees trained by us) or other management personnel, or we may have to pay and award higher levels of remuneration (for example, sign-on packages, gross packages and short- and long-term incentives) than we currently do. If we are unable to hire or retain appropriate management and technically skilled personnel, or if there are not adequate succession plans in place, this could have a material adverse effect on our business, financial condition, results of operations, prospects or liquidity.

We may be unable to compete successfully for employees, exploration, resources, capital funding, equipment and contract exploration, development and construction services with our competitors.

The metals extraction industry is competitive in all of its phases, and many of our competitors have greater financial resources and a longer operating history than us. We may encounter competition from other metals extraction companies in our efforts to hire experienced mining professionals and professionals having expertise in hydrometallurgical refining. In addition, competition for exploration resources at all levels is intense. Increased competition could adversely affect our ability to attract necessary capital funding, to acquire it on acceptable terms, or to acquire suitable producing properties or prospects for mineral exploration in the future. Increases in nickel, cobalt, copper, PGMs or other metal prices have in the past, and could in the future, encourage increases in mining exploration, development and construction activities, which could result in increased demand for, and cost of, exploration, development and construction services and equipment.

Increased demand for, and cost of, services and equipment could cause project costs to increase materially, resulting in delays if services or equipment cannot be obtained in a timely manner due to inadequate availability, and increased potential for scheduling difficulties and cost increases due to the need to coordinate the availability of services or equipment. Any of these outcomes could materially increase project exploration, development or construction costs or result in project delays, or both. As a result of this competition, we may be unable to maintain or acquire attractive mining properties, install, maintain or acquire refineries in respect of our Hydromet Technology or attract better or more qualified employees.

Increased labor costs could have a material adverse effect on our business, financial condition, results of operations, prospects or liquidity.

A number of factors may adversely affect the labor force available or increase labor costs from time to time, including high employment levels and government regulations. A sustained labor shortage or increased turnover rates within our employee base could lead to increased costs, such as increased wage rates to attract and retain employees, and could negatively affect our ability to complete our metals extraction projects according to the required schedule or otherwise efficiently operate our businesses. If we are unable to hire and retain employees capable of performing at a high level, our businesses could be adversely affected. An overall labor shortage, lack of skilled labor, increased turnover or labor inflation could have a material adverse impact on our business, financial condition, results of operations, prospects or liquidity.

Additionally, the economy of Tanzania, where our Kabanga Project is located, has experienced increases in inflation and labor costs in recent years.

As a result, the average wages in Tanzania are expected to continue to grow. Our businesses are required by Tanzanian laws and regulations to pay various statutory employee benefits, including pensions, medical insurance (currently not mandatory in Tanzania, but legislation has been proposed in Tanzania which would require mandatory medical insurance for employees and their immediate family), work-related injury insurance, and maternity insurance, as applicable, to designated government agencies for the benefit of our employees. The relevant government agencies may examine whether an employer has made adequate payments of the requisite statutory employee benefits, and those employers that fail to make adequate payments could be subject to late payment fees, fines and/or other penalties. If the relevant authorities determine that our businesses are required to make supplemental social insurance and housing fund contributions or subject them to fines and legal sanctions, our business, financial condition and results of operations could be adversely affected. We expect that our labor costs, including wages and employee benefits, will continue to increase. Unless we can pass on these increased labor costs to our customers by increasing the prices of our products and services, our financial condition and results of operations will be adversely affected.

For further details, see “Risk Factors — Risks Related to Operational Factors Affecting Lifezone Metals — Our operations and profits may be adversely affected by labor unrest and union activity and compliance with labor legislation.”

If we fail to effectively and efficiently advertise, market and license or sell our technology or products, including our Hydromet Technology or any ore that we refine, the growth of our business may be compromised.

Promoting awareness of our offerings is important to our ability to grow our business, and attracting new customers can be costly. As we expand our product offerings, our marketing initiatives may become increasingly expensive, and generating a meaningful return on those initiatives may be difficult. If our marketing efforts are not successful in promoting awareness of our offerings, such as the Hydromet Technology or any ore that we refine, or if we cannot cost-effectively manage our marketing expenses or manage the growth of our business, then our business, financial condition, results of operations, prospects or liquidity could be adversely affected.

The successful implementation of our business strategies and plans are dependent on the performance of our management and external factors. Any failure to implement our business strategies and plans may have a material adverse effect on our business and operations.

Our ability to successfully implement our business strategy and plans for our metals extraction business, the Kabanga Project and our IP licensing business, and specifically the development of the partnership with Glencore for recycling PGMs in the US within our IP licensing business, is dependent on the performance of our management. If our management is unable to execute on our business strategies, then our development, including the generation of revenues and our sales and marketing activities would be materially and adversely affected. In addition, our management may encounter difficulties in effectively managing the budgeting, forecasting and other process control issues presented by any future growth. If we lose key members of our management team or are unable to replace or hire new management members with sufficient skill, experience and/or business relationships, this may a material adverse effect on our management’s ability to implement our business strategy and plans. This could in turn have a material adverse effect on our business, financial condition, results of operations, prospects or liquidity.

For the partnership with Glencore for recycling PGMs in the US, execution of the project is subject to the successful completion of Phase 1 deliverables, which includes a pilot program, and the feasibility study. If Phase 1 is successful, then a commercial scale PGM recycling facility will be developed, majority owned by Lifezone Metals, with Glencore being the sole off-taker of refined PGMs from the facility.

However, the successful implementation of our business strategies and plans for our metals extraction business, in particular the Kabanga Project and our IP licensing business, and specifically the development of the potential Kell-Sedibelo-Lifezone Refinery within our IP licensing business, will also be dependent on external factors that our management cannot control. Unforeseen difficulties, delays or costs may adversely affect our management’s ability to successfully implement our business strategy and plans, and such strategy and plans may not result in the anticipated benefits. There can be no guarantee that Phase 1 of the partnership with Glencore for recycling PGMs in the US, when developed, will deliver the metal recovery rates, and the cost and environmental benefits described in this prospectus or commercially viable recovery rates and benefits, and actual results may differ materially from the results of our feasibility studies. While our Hydromet Technology has the potential to be applied in various metal refining and recycling processes, if we are not able to address any such operational difficulties which may arise, we may lose then-existing licensees and any future licensees which would have otherwise licensed our Hydromet Technology. Furthermore, a number of factors, which are discussed in more detail elsewhere in this section, such as, but not limited to, the continued support of and alignment of interests with our partners, such as BHP and the GoT with respect to the Kabanga Project and SRL and IDC with respect to the potential Kell-Sedibelo-Lifezone Refinery, volatility in nickel, cobalt, copper and PGM pricing, operating costs, safety-related issues, organized labor action, technical issues and shifts in demand among car manufacturers (especially in relation to the battery technologies utilizing nickel), may result in a failure to meet operations targets or strategic goals.

Further, there are also certain external factors that particularly may affect our ability to successfully implement the strategy and plans for the Kabanga Project. For instance, we will heavily rely on transport infrastructure for trucking the mineral concentrate from the mine at Kabanga to the CTP at Kahama, the backfill from Kahama to Kabanga, transporting reagents from Dar es Salaam to Kahama and transporting the refined products by rail from Kahama to Dar es Salaam. There may be disruptions to such transport infrastructure or such transport infrastructure may not be ready to use at the time the Kabanga Project begins production. Any such difficulties, delays or costs could prevent us from fully implementing our business strategy, which could have a material adverse effect on our business, financial condition, results of operations, prospects or liquidity. For instance, while we aim to place orders for the machinery and equipment we will require for the Kabanga Project, the supply chain blockages may be worse than we expected due to various factors, including the conflict in Ukraine. Furthermore, the cut-off grade estimates, commodity prices and total cost estimates presented in the Technical Report Summary are based on certain assumptions, projections and estimates that are subject to considerable uncertainties, and actual results may be less favorable than current estimates.

We may be involved in litigation, and unfavorable decisions may be entered against our company, subsidiaries, management, and/or controlling shareholders in legal and administrative proceedings.

We, our subsidiaries, management and/or controlling shareholders, if any, may be subject to litigation, arbitration and other legal and administrative proceedings arising in the normal course of business and may be involved in disputes that may result in litigation. The causes of potential future litigation cannot be known and may arise from, among other things, business activities, environmental, community and health and safety concerns, share price volatility or failure to comply with disclosure obligations. The results of litigation cannot be predicted with certainty but could include negative publicity, costly damage awards or settlements, fines and the loss of licenses, concessions or rights, among other things. We may also become subject to claims from individuals who live in proximity of our projects based on alleged negative health effects related to our operations. In addition, we may subsequently become subject to legal proceedings or claims contesting the development or operation of our projects. Further, in the event of a dispute, we may be subject to the exclusive jurisdiction of foreign courts or may not be successful in subjecting foreign persons to the jurisdiction of courts in the Isle of Man, Tanzania, the United Kingdom, Australia, South Africa and the USA. An adverse or arbitrary decision of a foreign court could have a material adverse impact on our financial performance, cash flow and results of operations.

We currently rely on intellectual property laws and the common law in South Africa and other countries, as well as confidentiality procedures, cybersecurity practices and contractual provisions and restrictions, to protect the intellectual property rights and other proprietary rights relating to our products, proprietary processes and proprietary technology, including our Hydromet Technology. Despite efforts to safeguard and maintain our proprietary rights, there can be no assurance that we will be successful in doing so or that our competitors will not independently develop products or technologies substantially equivalent or superior to ours. Protecting or defending our intellectual property rights, determining the validity and scope of the proprietary rights of others, or defending against claims of infringement or invalidity may require litigation. Such litigation, whether successful or unsuccessful, could result in substantial costs and diversions of management resources, either of which could have a materially adverse effect on our business, financial condition, results of operations, prospects or liquidity, see “— Risks Related to the Hydromet Technology and Intellectual Property.”

Any such legal proceedings or disputes could delay our ability to complete the development of a project in a timely manner or at all, or materially increase the costs associated with commencing or continuing commercial operations at a project. Moreover, our intellectual property rights may be challenged or infringed upon by third parties or we may be unable to maintain, renew or enter into new licensing agreements with third-party licensees on reasonable terms. In addition, unauthorized use of our intellectual property rights or our inability to preserve existing intellectual property rights could adversely impact our competitive position or results of operations and the loss of our patents could reduce the value of the related products and technologies. The success of our business depends, in part, on our ability to utilize our proprietary process technologies and we could encounter unforeseen problems or costs, or both, in scaling up our technologies to commercial applications. If unfavorable decisions are rendered in one or more lawsuits or should we be unable to resolve disputes favorably or to enforce our rights, we could also be required to pay substantial amounts, which could materially adversely affect our results of operations, cash flows and financial condition.

Our operations may be subject to litigation or other claims in relation to tax regulations and challenges by tax authorities.

We have a footprint in a number of countries, including Tanzania, the United Kingdom, Australia, the US and the Isle of Man, and are subject to numerous tax regulations in various jurisdictions and are regularly examined in this regard. Changes in our global mix of earnings could affect our effective tax rate. Furthermore, changes in tax laws could result in higher tax-related expenses and payments. Legislative changes in any of the countries in which we operate could materially impact our tax receivables and liabilities as well as deferred tax assets and deferred tax liabilities. Additionally, the uncertain tax environment in some regions in which we operate may limit our ability to successfully challenge adverse determination by any local tax authorities. We operate in countries with complex tax rules, which may be interpreted in a variety of ways and could affect our effective tax rate. Future interpretations or developments of tax regimes or a higher than anticipated effective tax rate could have a material adverse effect on our tax liability, return on investments and business operations.

In addition, we and our subsidiaries and affiliates operate in, are incorporated in, and are tax residents of, various jurisdictions. The tax authorities in the various jurisdictions in which we and our subsidiaries and affiliates operate, or are incorporated, may disagree with and challenge our assessments of our transactions, tax position, deductions, exemptions, where we or our subsidiaries or affiliates are tax resident, application of tax treaties or the content of these, or other matters. If we or our subsidiaries and affiliates are unsuccessful in responding to any such challenge from a tax authority, we, or our businesses, may be required to pay additional taxes, interest, fines or penalties, may be subject to taxes for the same activity in more than one jurisdiction or may also be subject to higher tax rates, withholding or other taxes. A successful challenge could potentially result in payments to the relevant tax authority of substantial amounts that could have a material adverse effect on our business, financial condition, results of operations, prospects or liquidity.

Even if we, or our subsidiaries and affiliates, are successful in responding to challenges by tax authorities, responding to such challenges may be expensive, consume resources or divert management’s time and focus from our operations. Therefore, a challenge as to our, or our subsidiaries’ and affiliates’, tax position, status or transactions, even if unsuccessful, may have a material adverse effect on our business, financial condition, results of operations, prospects or liquidity.

We use and expect to use third-party operators, providers and contractors, and the lack of availability, or failure to properly perform services, of one or more of these third-party operators, providers and contractors may adversely affect us.

Our current base case business strategy involves the Tranche 3 Investment by BHP to develop the Kabanga Project and operate the mine. Operational difficulties at these mines, increased competition for contract miners, equipment and personnel from other metals extraction companies and other factors beyond our control could affect the availability, cost and quality of the nickel, cobalt and copper produced for us by the operator. Disruption in our supply of nickel, cobalt and copper could impair our ability to fill our customers’ orders or require us to pay higher prices to obtain the required nickel, cobalt and copper from other sources. Any increase in the per-ton compensation for services we pay for the production and marketing of nickel, cobalt and copper products could increase our costs and therefore lower our earnings and adversely affect our results of operations. While we would have certain contractual rights of oversight over the mine and influence over the day-to-day operations of the mine, if BHP makes the Tranche 3 Investment we will not fully control, and our employees will not participate in, the day-to-day operations of the mine. Additionally, if BHP does not make the Tranche 3 Investment and consequently does not provide financial support for the Kabanga Project or operate the mine, we may engage with another joint venture or offtake partner to undertake these roles and explore other sources of capital, which may, among other things, lead to substantial delays in the project timeline. There can be no assurance that such joint venture or offtake partner willing to undertake such roles can be found in a timely manner or at all.

Further, the lack of availability of, or failure to properly perform services by, one or more third-party providers and contractors, which we depend on, could result in a decrease in our production (once commenced) or delays in the development of projects, which in turn could impact our results of operations and financial condition. In particular, certain resources are only available through a limited number of third parties, and lead-times, work slowdowns, stoppages, or other labor-related developments or disputes involving such third parties or contractors are out of our control. Additionally, we are required to abide by local content regulations in Tanzania and South Africa, pursuant to which we are required to work with select local suppliers that satisfy the local content requirements. In the event such requirements change or the local suppliers we currently work with cease to be eligible under such requirements, we may have to source the requisite materials from other local suppliers which may cause a disruption in our operations. For further details, see “Lifezone Metals’ Business — Regulatory Compliance.” There can be no assurance that we will be able to secure in a timely manner, on commercially acceptable terms or at all, the provision of all the services that we will need to execute our exploration and development plans, or that such arrangements (both current and planned) will be sufficient for our future needs or will not be interrupted. In addition, we may incur liability to third parties as a result of the actions of our contractors.

In addition, certain of the services we require are, or may in the future be, available on commercially reasonable terms only from a limited number of auditable and properly licensed providers, and we may encounter difficulties in securing the services of specialized contractors due to high demand for those services. As a result, we are dependent on external contractors performing satisfactorily and fulfilling their obligations. While we are not aware of any specific matters, our business and development plans may be adversely affected by any failure or delay by third parties in supplying these services, any change to the terms on which these services are made available, or the failure of such third-party providers to provide services that meet our quality or volume requirements. If we are obliged to change the provider of such services, we may experience additional costs, interruptions to production, or other adverse effects on our business. There is a risk that we may not be able to find adequate replacement services on commercially acceptable terms, on a timely basis, or at all.

The occurrence of one or more of these risks could have a material adverse effect on business, financial condition, results of operations, prospects, ownership of assets or liquidity. We will rely on outside contractors to perform key roles, such as drilling and blasting, loading and hauling, mine development, plant, refinery and infrastructure design and construction, environmental services, relocation services, engineering, security and logistics. In the medium term, the success of our operations and activities remains dependent to a significant extent on the efforts and abilities of outside contractors, particularly in relation to the aforementioned activities, and therefore our operations remain significantly reliant on their performance.

Should we be unable to acquire or retain providers of key services on favorable terms, or should there be interruptions to, or inadequacies with, any services provided, we may need to incur capital and operating expenditure. This could have a material adverse effect on our business, financial condition, timelines, results of operations, prospects or liquidity.

Our operations and profits may be adversely affected by labor unrest and union activity and compliance with labor legislation.

Organized labor dynamics in the metals extraction and related sectors are volatile and uncertain and, as such, may in the future have a material adverse impact on our operations, production and financial performance. There can be no guarantees that any wage negotiations will not be accompanied by strikes, work stoppages or other disruptions. While certain forms of industrial action may be lawful, in certain circumstances, a major disagreement or prolonged wage or compensation negotiations between management and employees may result in unauthorized absences, work stoppages, equipment sabotage, and/or picketing at our facilities and mining operations. Activist unions and rivalries between unions may destabilize labor relations in our facilities and metals extraction operations, and lead to unplanned labor action. Significant labor disputes and work stoppages may disrupt our operations. We may be forced to shut down metals extraction operations as a result of industrial action.

If we experience labor-related interruptions at any of our operations, or increased employment-related costs, these may have a material adverse effect on our business, financial condition, results of operations, prospects or liquidity. For further details, see “— Risks Related to Operational Factors Affecting Lifezone Metals — Increased labor costs could have a material adverse effect on our business, financial condition, results of operations, prospects or liquidity.”

If our operations do not perform in line with expectations, we may be required to write down the carrying value of our investments, which could affect any future profitability and our ability to pay dividends.

Under IFRS, we are required to test the carrying value of assets with an indefinite life, like goodwill or cash-generating units for impairment annually and otherwise when we have reason to believe that the future cash flows generated by our assets may no longer support the carrying value of such assets. If the results of operations and cash flows generated by our Hydromet Technology licensing or the metals extraction operations are deteriorating and may not support carrying values, we may be required to write down the carrying value of these assets partially or completely. Any write-down could materially affect our business, operating results, operations and financial condition.

Once the Kabanga Project is commissioned, we expect to recognize revenue from the offtake from the Kabanga Project on a provisional price basis, which may result in significant revisions in later periods.

Once the Kabanga Project is commissioned, the revenue from the offtake from the Kabanga Project is expected to be recognized when the buyer obtains control of the product, pursuant to a sales contract, which constitutes the performance obligation. In such case, the sales price and quantities are determined on a provisional basis at the date of delivery. Adjustments to the sales price occur based on movements in the metal market price, metal content quantities and exchange rate, which represent variable transaction price components, up to the date of final pricing and assays. Final pricing is expected to be based on the monthly average market price in the month of settlement. The period between provisional invoicing and final pricing is typically between three and five months.

Adjustments in respect of final assayed quantities and/or prices arising between the date of recognition and the date of settlement are recognized in the period in which the adjustment arises and reflected through revenue and receivables. These adjustments may be significant and not within our control. Such adjustments could materially affect our business, operating results, operations and financial condition.

We are subject to exchange rate and interest rate fluctuations, which may be harmful to our business. Further, our business, results of operations, and financial condition may be adversely affected by inflation.

We are exposed to exchange rate risk because we have assets and liabilities and future cash flows and earnings denominated in non-functional currencies. Our Kabanga operations are located in Tanzania and the potential Kell-Sedibelo-Lifezone Refinery that would use our Kell Process Technology is located in South Africa. When operational, any output sold therefrom will be priced in U.S. dollar terms in international markets; however, we incur expenses in respect of the Kabanga operations in Tanzanian shillings and the potential Kell-Sedibelo-Lifezone Refinery would incur expenses in South African rand. We also have personnel in the United Kingdom and Australia and accordingly incur related expenses in pound sterling and Australian dollars, respectively. The impact on our results of any change in the Tanzanian shillings, South African rand, pound sterling or Australian dollar against the U.S. dollar exchange rate could be substantial. Inversely, any depreciation of such currencies against the U.S. dollar could have a positive impact on our financial results. We do not expect to enter into long-term currency hedging arrangements and thus will be mainly exposed to the spot market exchange rate. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The global commodity market is currently facing high uncertainty amid the geo-political tension relating to the Ukraine-Russia conflict and the prior supply chain crisis as a result of COVID-19. The commodity markets have faced major disruptions since early 2022 that have disrupted the global trade and consumption patterns of commodities, driving prices to all-time highs. The World Bank has indicated that it expects that commodity prices will remain elevated through the end of 2024. Further, lower than expected Chinese commodity demand influenced by strict pandemic restrictions slowed down the commodity market growth in mid-2021, and the conflict in Ukraine has aggravated the commodity market upheaval.

Further, fueled by rising energy prices and revival of demand but continued supply constraints, the world economy is facing the risk of increasingly high inflation. A sharp rise in inflation has created pressure on economies and their central banks to reconsider accommodative and expansionary monetary policies. To control rising inflation, a number of central banks have raised interest rates and rolled out measures to reduce excess liquidity in the market. Rising interest rates by central banks, the continued conflict in Ukraine and the slowing Chinese economy have created further uncertainty in the commodity markets. Tanzania has historically experienced high rates of inflation. Inflation, as well as government efforts to combat inflation, have significant negative effects on the Tanzanian economy. Inflation rates were 3.3% in 2020, 3.7% in 2021 and 4.4% in 2022 in Tanzania, as measured by the World Bank Group. Additionally, per the National Bureau of Statistics in Tanzania, the headline annual inflation rate for Tanzania has decreased from 4% in January 2022 to 3.0% in December 2023. Conversely, more lenient government policies and interest rate decreases may trigger increases in inflation and, consequently, growth volatility and the need for sudden and significant interest rate increases, which could negatively affect our business.

Inflationary pressures may also curtail our ability to access international financial markets and may lead to further government intervention in the economy. This may include the introduction of government policies that may materially and adversely affect the overall performance of the Tanzanian economy, which in turn may materially and adversely affect us. Fluctuations in exchange rates and interest rates are caused by factors beyond our control. If exchange rates or interest rates increase significantly, our finance expenses will increase and our ability to obtain financing may decrease, which may materially adversely affect our results of operations. See “I Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Our holding company structure makes us dependent on the operations of our subsidiaries.

Lifezone Metals is a company limited by shares incorporated and registered under the laws of the Isle of Man. Lifezone Metals’ material assets are its direct and indirect equity interests in its subsidiaries. Lifezone Metals is, therefore, dependent on payments, dividends, distributions and royalty payments from its subsidiaries, and royalty payments from other clients, to pay its operating and other expenses and to pay future cash dividends or distributions, if any, to holders of the ordinary shares, and it may have tax costs in connection with any dividend or distribution. Furthermore, exchange rate fluctuations will affect the U.S. dollar value of any distributions our subsidiaries and joint ventures make with respect to our equity interests in those subsidiaries.

Due to an inadvertent administrative error during incorporation, the articles of association of each TNCL Subsidiary imply that the GoT has a 16% interest in such TNCL Subsidiary in addition to the 16% non-dilutable free-carried interest in TNCL.

The GoT and KNL entered into the Framework Agreement to jointly develop, process and refine the concentrate from the Kabanga Project. To achieve this objective, the GoT and KNL set up a Tanzanian company, TNCL, which owns two Tanzanian subsidiary companies, Tembo Nickel Mining Company Limited (“Tembo Mining”) and Tembo Nickel Refining Company Limited (“Tembo Refining”), to carry out mining operations and mineral refining, respectively. As of the date of this prospectus, the SML has been issued to TNCL and the TNCL Subsidiaries do not have any operations or assets. The Framework Agreement provides for ownership by TNCL of the TNCL Subsidiaries as wholly owned subsidiaries and the share counts of the TNCL Subsidiaries reflect this correctly. However, whilst the register of members of each TNCL Subsidiary correctly records TNCL as holding 4,999 shares and the GoT as holding 1 share, the articles of association of each TNCL Subsidiary incorrectly indicate that the GoT holds a 16% interest and as such TNCL holds an 84% interest in each TNCL Subsidiary. Correcting the inadvertent error in the articles of association of the TNCL Subsidiaries will require the GoT and TNCL to amend the articles of association of the TNCL Subsidiaries, which we expect to occur in 2024, but which has not occurred as of the date of this prospectus. For more information, see “Lifezone Metals’ Business — Material Contracts — Arrangement with the Government of Tanzania — Framework Agreement.”

Under the terms of the Framework Agreement, KNL is expected to own an 84% indirect interest in each TNCL Subsidiary. However, as of the date of this prospectus, due to the 16% non-dilutable free-carried interest held by the GoT in each TNCL Subsidiary, KNL owns a 70.56% indirect interest in each TNCL Subsidiary. Until the articles of association of the TNCL Subsidiaries are amended to remove the GoT’s 16% interest, Lifezone Metals’ shareholders’ (including GoGreen shareholders’) indirect interest in the TNCL Subsidiaries will be diluted.

On February 8, 2023, the Tranche 3 Option Agreement was amended to provide that the valuation process in connection with the Tranche 3 Investment may not commence until the articles of association of the TNCL Subsidiaries are amended to remove the implied interest rights of the GoT in the TNCL Subsidiaries. Amending the articles of association of the TNCL Subsidiaries will require cooperation from the GoT. Until such time as BHP completes the Tranche 3 Investment, which under the terms of the amended Tranche 3 Option Agreement cannot occur until the articles of association of the TNCL Subsidiaries are amended, uncertainty will exist as to the economic viability of our business. For more information, see “— Risks Related to Operational Factors Affecting Lifezone Metals — The Tranche 3 Investment by BHP into KNL is subject to negotiation, approval and various conditions, such as receiving favorable results of the Definitive Feasibility Study, and may not be consummated. Further, BHP may choose not to invest in KNL regardless of the outcome of the Definitive Feasibility Study. Failure to receive these funds or to not have BHP’s involvement could result in delays to the development of the Kabanga Project and further have an adverse effect on KNL” and “— Risks Related to Operational Factors Affecting Lifezone Metals — The Tranche 3 Option Agreement includes certain restrictive covenants in relation to the Kabanga Project and Lifezone Limited during the period prior to the exercise of the Option under the Tranche 3 Option Agreement, which may limit our ability to explore other growth opportunities.”

We expect that the GoT will amend the articles of association of the TNCL Subsidiaries to provide that the TNCL Subsidiaries are wholly owned subsidiaries of TNCL in 2024. However, as of the date of this prospectus, the GoT has not done so and has not provided us with any written confirmation that it will amend the articles of association of the TNCL Subsidiaries. We cannot guarantee the GoT will amend the articles of association of the TNCL Subsidiaries in a timely manner, or that any such amendment will occur at all. We may incur expenses in connection with the GoT’s amendment of the articles of association of the TNCL Subsidiaries and we cannot guarantee that obtaining such amendments will not require legal proceedings. Any such legal proceedings could delay our ability to complete the development of the Kabanga Project in a timely manner or at all, or materially increase the costs associated with commencing or continuing operations at the Kabanga Project.

Our failure to comply with applicable anti-corruption, anti-bribery, anti-money laundering, economic and trade sanctions, and other similar laws and regulations could negatively impact our reputation and results of operations.

We and our associates are required to comply with anti-corruption laws and regulations imposed by governments around the world with jurisdiction over our operations, which may include Isle of Man, Tanzanian, British, US and Australian anti-bribery and corruption legislation, as well as the laws of the other countries (e.g., the FCPA) where we do business. These laws and regulations may restrict our operations, trade practices, investment decisions and partnering activities. These and other applicable laws prohibit us and our officers, directors, employees and business partners acting on our behalf, including agents, from, among other things, corruptly offering, promising, authorizing or providing anything of value to “foreign officials” for the purposes of influencing official decisions or obtaining or retaining business or otherwise obtaining favorable treatment. We are subject to the jurisdiction of various governments and regulatory agencies around the world, which may bring our personnel and representatives into contact with “foreign officials” responsible for, among other things, issuing or renewing permits, licenses or approvals or for enforcing other governmental regulations.

In respect of our metals extraction operations in Tanzania, there are several pieces of legislation that relate to anti-corruption activities and impose large penalties (custodial and non-custodial penalties) in the event of any breaches. The Kabanga Project in Tanzania is subject to the Prevention and Combating of Corruption Act, 2007, which applies in conjunction with other related laws, like the Anti Money Laundering Act, 2006, the Economic and Organized Crimes Control Act, Cap 200 R.E 2002 and the Criminal Procedure Act, Cap 20 R.E 2002. These laws and regulations aim to restrict corrupt activities and impose penalties which can include imprisonment and/or fines which can be imposed on individual directors, including those of TNCL and KNL and on TNCL and KNL as corporate bodies.

We and our associates are also required to comply with applicable economic and trade sanctions laws and regulations, such as those administered and enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the U.S. Department of State, the U.S. Department of Commerce, the United Nations Security Council and other relevant sanctions authorities. Our global operations expose us to the risk of violating, or being accused of violating, economic and trade sanctions laws and regulations.

Our failure to successfully comply with these laws and regulations may expose us to reputational harm, as well as significant sanctions, including criminal fines, imprisonment, civil penalties, disgorgement of profits, injunctions and debarment from government contracts, as well as other remedial measures. We may from time to time investigate potential or alleged violations of these laws and regulations. Investigations of alleged violations can be expensive and disruptive and may lead to suspension of operations until the completion of investigations. We continuously develop and maintain policies and procedures designed to comply with applicable anti-corruption, anti-bribery, anti-money laundering, economic and trade sanctions, and other similar laws and regulations. However, there can be no guarantee that our policies and procedures will effectively prevent violations by our employees or business partners acting on our behalf, for which we may be held responsible, and any such violation could adversely affect our reputation, business, results of operations and financial condition.

We are subject to global resource nationalism trends which encompass a range of measures, such as seeking the greater participation of historically disadvantaged or indigenous people, expropriation or taxation, whereby governments seek to increase the economic benefits derived by their countries from their natural resources.

We are subject to the potential impact of resource nationalism trends. These measures include a government holding a stake directly in companies holding mineral projects (as is the case with the Kabanga Project), increased taxation of mineral projects including windfall taxes and requiring companies to meet domestic beneficiation requirements, such as local processing rules, export taxes or restrictions, charges on unprocessed ores or expropriation. Further, the countries in which we operate may in the future have political regimes that may not view foreign business interests favorably and may attempt to expropriate all or part of our local assets or impose controls on our operations.

In Tanzania, certain laws can be passed under the certificate of urgency, particularly those in the extractive sector, meaning that they may not go through the ordinary process of collecting opinions from stakeholders or publication of bills which have to be debated in the parliament prior to being passed into law. Such steps may prevent us from actively participating in the consultative process and sharing our views with the relevant governmental authorities prior to the proposed legislation becoming law. For instance, the Mining Act, Chapter 123 (R.E. 2019), as amended (“Tanzania Mining Act”) was amended in 2017 under the certificate of urgency and introduced critical provisions to regulate the mining sector, such as the requirement for the GoT to have a minimum free carried interest of 16% in mining companies, introduction of local content requirements including the obligation to establish joint venture companies between foreign and local companies when servicing the mining sector, introduction of a sorting fee of 1% over the gross value of minerals produced and restrictions on exporting raw materials for beneficiation outside Tanzania. Additionally, due to lack of information regarding the new law prior to publication, we may not be able to prepare at the time when compliance becomes applicable and may not be able to foresee the challenges brought by the new law. Also, in some instances, Tanzanian governmental authorities may issue directives or orders which are not expressly provided in the law, with such orders or directives not having gone through the usual legislative process or ever being incorporated into law. Such orders or directives, even if not enshrined into Tanzanian law, may be enforced by the governmental authorities and we would be expected to comply with such orders or directives. For example, the Tanzania Mining Act provides that royalties are payable “on the basis of a percentage calculated according to the gross value of minerals.” However, a directive issued to mining companies by the GoT indicates that royalties should instead be calculated based on the actual CFR prices (i.e., including cost of transport and freight). The Tanzania Mining Act has since been amended multiple times, but the assessment of such royalty to include cost of transport and freight has never been incorporated into law.

We cannot predict the outcome or timing of any amendments or modifications to policy or applicable regulations or the interpretation thereof, the implementation of new policies or regulations and the impact these may have on our business. As a result, political, legal, social and economic conditions in Tanzania and South Africa and any other country in which we have interests and operations can have a significant effect on our business, financial condition, results of operations, prospects or liquidity.

Unexpected operational accidents, health and safety incidents and natural disasters, public health or political crises or other catastrophic events may adversely affect our operations.

Our operational processes may be subject to operational accidents and health and safety incidents, such as traffic accidents, accidents related to the operation of plant and equipment by our employees or contractors, underground mine and processing plant fires and explosions, damages and malfunctions caused by abnormal wear or manufacturing defect, inclement weather, incorrect operation, rock bursts, tailings dam failure, cave-ins or falls of ground, collapse of pit walls, flooding, loss of power or water supply, environmental pollution and mechanical critical equipment failures. Our operations may also be subject to unexpected natural disasters such as earthquakes or public health emergencies such as pandemics or political crises or other catastrophic events which could adversely affect our ability to produce and deliver minerals and in general our business, financial condition and results of operations. Further, handling metals, such as platinum and nickel, as well as chemical reagents, carries health hazards such as platinosis and nickel allergy.

The occurrence of one or more of these events may result in the death of, or personal injury to, personnel, the loss of mining and refining equipment, damage to or destruction of mineral properties or production and infrastructure facilities, disruptions in production, increased costs, environmental damage and potential legal liabilities, all of which could have an adverse effect on our business, financial condition, results of operations, prospects or liquidity.

Our insurance coverage may not adequately satisfy all potential claims in the future.

Currently, we only have medical insurance for our employees at the Kabanga Project site, vehicle insurance and life insurance, and director and officer insurance. Although we have an insurance program and expect to continue to have one, we may become subject to liability for pollution, occupational illness or other hazards against which we have not been insured, cannot insure or are insufficiently insured, including those relating to past mining activities. If we suffer a major loss, which is insufficiently covered, future earnings could be affected. In addition, certain classes of insurance may not continue to be available at economically acceptable premiums. As a result, in the future, our insurance coverage may not fully cover the extent of claims against it or any cross-claims made.

Further, mineral exploration, development and production involve many risks which even a combination of experience, knowledge and careful evaluation may not be able to overcome. Our operations will be subject to all the hazards and risks inherent in the exploration for mineral resources and, if we discover a mineral resource in commercially exploitable quantity, our operations could be subject to all of the hazards and risks inherent in the development and production of resources, including liability for pollution, cave-ins or similar hazards against which we cannot insure or against which we may elect not to insure. We do not currently maintain any insurance coverage against these operating hazards. The payment of any liabilities that arise from any such occurrence would have a material adverse impact on our company.

Should we suffer a major loss, which is insufficiently covered, future earnings could be affected. In addition, certain classes of insurance may not continue to be available at economically acceptable premiums. As a result, in the future, our insurance coverage may not fully cover the extent of claims against it or any cross-claims made.

Moreover, we currently do not have cybersecurity insurance and any such insurance we may obtain in the future may not be sufficient to cover actual losses or may not apply to the circumstances relating to any particular loss.

We use information, communication and technology systems, which record personal data. Failure of or damage to these systems, cyber threats, disruption or the failure to protect corporate and personal data, could significantly impact our business and operations.

We use and are reliant on various internal and external information, communication and technology system applications to support our business activities (which includes the processing of both personal and special personal information of employees in accordance with the applicable employment legislation), metals extraction systems, and other systems and applications. Damage or interruption of our information, communication and technology systems, whether due to accidents, human error, natural events, or malicious acts, may lead to important data being irretrievably lost, exposed or damaged, thereby adversely affecting our business, operating results and financial condition. Such threats are persistent and evolve quickly, and we may in the future experience such cybersecurity threats. While we continuously take measures to protect our data and to protect our computer systems from attack, in accordance with our data protection obligations, these measures may not prevent unauthorized access to our systems or theft of our data. Because the techniques used to obtain unauthorized access to or to sabotage information technology systems change frequently and are often not recognized until after they are launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures.

The information security management system protecting our information, communication and technology infrastructure and network may be subject to security breaches (e.g., cybercrime or activists) or other incidents that could result in loss of intellectual property, disclosure of commercially or personally sensitive information, misappropriation of funds, increased health and safety risks to people, disruption to our operations, environmental damage, legal or regulatory breaches and liability, other costs and reputational damage. Given the increasing sophistication and evolving nature of this threat, we cannot rule out the possibility of their occurring in the future. An extended failure of critical system components, caused by accidental or malicious actions, including those resulting from a cybersecurity attack, could result in a commercial loss, interruption to operations, loss of access to critical data or systems, significant environmental incident, unfavorable publicity, damage to our reputation, difficulty in marketing our services, allegations that we have not performed our contractual obligations, indemnification obligations, regulatory investigations, fines or penalties, litigation or other claims by affected parties and possible financial obligations for liabilities and damages related to the theft or misuse of our information and other business delays or disruptions, any of which could have an adverse effect on our business, financial condition, results of operations, prospects or liquidity. For example, our Hydromet Technology and related data are crucial to our operations, any cybersecurity breach involving such information will have a material adverse effect on our business, financial condition, results of operations, prospects or liquidity.

Further, we could be forced to expend significant financial and operational resources in response to a security breach, including repairing system damage, increasing security protection costs by deploying additional personnel and modifying or enhancing our protection technologies, investigating and remediating any information security vulnerabilities and defending against and resolving legal and regulatory claims, all of which could divert resources and the attention of our management and key personnel away from our business operations and adversely affect our business, financial condition and results of operations. Notwithstanding any contractual rights or remedies we may have, because we do not control our vendors and certain aspects of our joint ventures, including their security measures and the processing of information by our vendors and joint ventures, we cannot ensure the integrity or security of measures they take to protect personal information and prevent data loss or other cyber incidents. Although to date we have not experienced any material impact to the business or operations resulting from information or cybersecurity attacks, because of the frequently changing attack techniques and the increased volume and sophistication of the attacks, there is the potential for us to be materially adversely impacted in the future. Moreover, we currently do not have cybersecurity insurance and any such insurance we may obtain in the future may not be sufficient to cover actual losses, or may not apply to the circumstances relating to any particular loss. We also cannot ensure that any limitations of liability provisions in our customer agreements, contracts with vendors and other contracts for a security lapse or breach or other security-related matter would be enforceable or adequate or would otherwise protect us from any liabilities or damages with respect to any particular claim.

We receive, generate, store and process sensitive information, such as personal information in accordance with the principles of lawful processing of personal information contained in various applicable data protection laws. Notwithstanding the operational and technical measures we implement, we face a number of risks relative to protecting this critical information, including loss of access risk, inappropriate use or disclosure, inappropriate modification, and the risk of being unable to adequately monitor, audit and modify our controls over our critical information. This risk extends to the third-party vendors and subcontractors we use to manage this sensitive data even though our agreements with these third-party vendors and sub-contractors require that they implement technical and operational measures to protect personal information from being unlawfully disclosed or accessed.

Moreover, we may have difficulty adapting our systems and processes as new legislation in this area of the law develops and comes into effect. The changes could adversely impact our business by increasing our operational and compliance costs. Our or our third-party vendors’ and joint ventures’ failure to comply with applicable data protection laws and regulations could result in claims, disputes, proceedings, government enforcement actions (which could include civil or criminal penalties), loss of customers and suppliers, private litigation and/or adverse publicity, monetary penalties or other liabilities, and could increase our costs of doing business, distract our management, require us to change our operations and could negatively affect our operating results and business. Claims that we have violated individuals’ privacy rights, failed to comply with data protection laws, or breached our contractual obligations or privacy policies, even if we are not found liable, could be expensive and time consuming to defend, could result in adverse publicity and could have a material adverse effect on our business, financial condition, results of operations, prospects or liquidity. We may also be contractually required to indemnify and hold harmless third parties from the costs or consequences of non-compliance with any laws, rules and regulations or other legal obligations relating to privacy or consumer protection or any inadvertent or unauthorized use or disclosure of data that we store or handle as part of operating our business.

The Personal Data Protection Bill 2022 was tabled before the Tanzanian Parliament in September 2022. The bill establishes a commission for the protection of personal data, which would, among other things, have the authority to set policies and procedures for the handling of personal data and to issue fines of up to five billion Tanzanian shillings for the mishandling of such data where a company is non-compliant.

We cannot guarantee that our and our associates’ data protection compliance efforts will be deemed appropriate or sufficient by regulatory authorities or the courts. Claims that we or our associates have violated individuals’ privacy rights, failed to comply with data protection laws, or breached contractual obligations or privacy policies, even if we or our associates, as applicable, are not found liable, could be expensive and time consuming to defend, could result in adverse publicity and could have a material adverse effect on our business, financial condition and results of operations. We and our associates may also be contractually required to indemnify and hold harmless third parties from the costs or consequences of non-compliance with any laws, rules and regulations or other legal obligations relating to privacy or consumer protection or any inadvertent or unauthorized use or disclosure of data that we store or handle as part of operating our business.

If we fail to comply with our obligations under any shareholder, license or technology agreements with third parties, we may be required to pay damages and we could lose license rights that are critical to our business.

We may in the future license certain intellectual property rights, including technologies, programs, applications and data from third parties, which are important to our business, and in the future we may enter into additional agreements that provide us with licenses to valuable intellectual property rights or technology.

If we fail to comply with any of the obligations under such license agreements, we may be required to pay damages and the licensor may have the right to terminate the license. Termination by the licensor may cause us to lose valuable rights, and could prevent us from selling our products and services, or inhibit our ability to commercialize future products and services. Our business would suffer if any such licenses terminate, if the licensors fail to abide by the terms of the license, if the licensors fail to enforce licensed patents against infringing third parties, if the licensed intellectual property rights are found to be invalid or unenforceable or if we are unable to enter into necessary licenses on acceptable terms. Additionally, we may in the future obtain licenses or enter into leasing arrangements with third parties on a non-exclusive basis. The owners of these non-exclusively licensed technologies are therefore free to license them to third parties, including our competitors, on terms that may be superior to those offered to us, which could place us at a competitive disadvantage. Moreover, any such licensors may own or control intellectual property rights that have not been licensed to us and, as a result, we may be subject to claims, regardless of their merit, that we are infringing, misappropriating or otherwise violating the licensor’s rights. In addition, the agreements under which we may license intellectual property rights or technology from third parties are generally complex, and certain provisions in such agreements may be susceptible to multiple interpretations. The resolution of any contract interpretation disagreement that may arise could narrow what we believe to be the scope of our rights to the relevant intellectual property rights or technology, or increase what we believe to be our financial or other obligations under the relevant agreement. Any of the foregoing could have a material adverse effect on our business, financial condition, results of operations, prospects or liquidity.

The ongoing military action between Russia and Ukraine and the sanctions imposed in relation to such action could have a material adverse effect on the global mining industry and our business, financial condition, results of operations, prospects or liquidity.

In response to the Russian invasion of Ukraine in February 2022, the United States, the European Union and the United Kingdom, among others, have imposed targeted economic sanctions on Russia and certain Russian citizens and enterprises, including financial measures such as freezing Russia’s central bank assets and limiting its ability to access its dollar reserves.

The continuation of the conflict may trigger a series of additional economic and other sanctions enacted by the United States and other countries. The potential impact of bans, sanction programs, and boycotts on our business is uncertain at the current time due to the fluid nature of the military conflict and international responses. In addition, the potential impacts include supply chain and logistics disruptions, financial impacts including volatility in nickel, cobalt, copper and PGM prices, foreign exchange rates and interest rates, inflationary pressures on raw materials and energy, heightened cybersecurity threats and other restrictions. For additional details, see “— Changes in the market price of nickel, cobalt and copper, which in the past have fluctuated widely, may negatively affect the profitability of our metals extraction operations and the cash flows generated by those operations” and “— Our development, growth, future profitability and ability to continue our operations may be impacted by geopolitical conditions, including in Tanzania.”

As a company that will operate in the global metals extraction industry, we monitor the developments to assess any potential future impacts that may arise as a result of the ongoing crisis. The adverse effects of the ongoing conflict between Russia and Ukraine, and/or economic sanctions and import and/or export controls to be imposed on the Russian government by the United States or others, sales of base metals and precious metals by Russia to China and other countries as potentially depressing metals prices (nickel and PGMs), and the above-mentioned adverse effect on the wider global economy and market conditions could have a material adverse effect on our business, financial condition, results of operations, prospects or liquidity.

Adverse developments affecting the financial services industry, such as actual events or concerns involving liquidity, defaults or non-performance by financial institutions or transactional counterparties, could adversely affect the Company’s current and projected business operations and its financial condition and results of operations.

Actual events involving reduced or limited liquidity, defaults, non-performance or other adverse developments that affect financial institutions or other companies in the financial services industry or the financial services industry generally, or concerns or rumors about any events of these kinds, have in the past and may in the future lead to market-wide liquidity problems. For example, on March 10, 2023, Silicon Valley Bank was closed by the California Department of Financial Protection and Innovation, which appointed the Federal Deposit Insurance Corporation (the “FDIC”) as receiver, and on March 12, 2023, Signature Bank was closed by the New York State Department of Financial Services and swept into a similar receivership under the FDIC. Further, on March 19, 2023, UBS agreed to take over Credit Suisse following interventions by the Swiss government, and on May 1, 2023, the California Department of Financial Protection and Innovation closed First Republic Bank, appointing the FDIC as receiver. Although we did not have any cash or cash equivalent balances on deposit nor a banking relationship with any of these financial institutions, investor concerns regarding the international financial systems could result in less favorable commercial financing terms, including higher interest rates or costs and tighter financial and operating covenants, or systemic limitations on access to credit and liquidity sources, thereby making it more difficult for us to acquire financing on acceptable terms or at all. Any decline in available funding or access to our cash and liquidity resources could, among other risks, adversely impact our ability to meet our operating expenses, financial obligations or fulfill our other obligations, or result in breaches of our financial and/or contractual obligations. Any of these impacts, or any other impacts resulting from the factors described above or other related or similar factors not described above, could have material adverse impacts on our liquidity and our current and/or projected business operations and financial condition and results of operations.

Our operating and financial results, forecasts and projections rely in large part upon assumptions and analyses developed by us. If the assumptions or analyses that we made in connection with our projections and forecasts prove to be incorrect, our actual results of operations may be materially different from our forecasted results.

The projections, including the projections set out in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing elsewhere in this prospectus, reflect our estimates of future performance depending on the variation in the prices of nickel, cobalt and copper and the operating expenditure involved, incorporate certain financial and operational assumptions based on information available at the time the forecasts were made and should not be regarded as an indication that we or any other recipient of this information considered, or now considers, it to be predictive of actual future results. In addition, such projections incorporate assumptions relating to (a) the price of nickel, copper and cobalt, which could be significantly impacted by demand and preference for such metals and other events elaborated on elsewhere in this prospectus, (b) our expected operating expenditure, which could be impacted by various factors such as commodity and labor prices, (c) taxes, depreciation, amortization and interest expenses, (d) metal recoveries, (e) implementation, commissioning and ramp-up schedules, (f) marketing costs and fees and (g) capital expenditure estimates. Further, the projections reflect the Company’s proportionate interest in TNCL and BHP’s 17% shareholding of KNL. In the event BHP exercises its Option under the Tranche 3 Option Agreement, BHP would own a majority equity interest in KNL (representing a 51% indirect interest in TNCL) and the economic benefit therefrom attributable to Lifezone Metals would decrease proportionally. For further details, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Further, the Kabanga Project has not yet been shown to contain proven or probable mineral reserves. Investors should not assume that the projections contained in the Technical Report Summary on mineralization at the Kabanga Project will ever be realized. In addition, the projected financial and operating information incorporates assumptions about our ability to maintain an effective cost structure, which could be impacted by the prices of commodities and other inputs, wage inflation, logistics costs, infrastructure and utilities costs, the costs of specialized equipment and tooling, research and development costs, facilities costs and numerous other factors. These assumptions were preliminary and there can be no assurance that the actual results upon which our assumptions were based will be in line with our expectations at the time the forecasts were made. We have no operating history on which to base an evaluation of our business and prospects and an evolving business model and accordingly we have limited data on which to base our projections of our future performance. We have limited experience forecasting revenues and volumes. The projections, including the projections set out under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” also reflect assumptions as to certain business strategies or plans that are subject to change. As a result, the inclusion of such forecasts in this prospectus should not be relied on as “guidance” or otherwise predictive of actual future events, and actual results may differ materially from the projections, including the projections set out under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Whether actual operating and financial results and business developments will be consistent with the expectations and assumptions reflected in the projections depends on a number of factors, many of which are outside of our control, including, but not limited to, the risks and uncertainties described elsewhere in this section. If we fail to meet our own financial or operating forecasts or those of securities analysts, the value of Lifezone Metals’ securities could be significantly and adversely affected.

Risks Related to the Hydromet Technology and Intellectual Property

We may not be able to adequately obtain, maintain, protect or enforce our intellectual property rights in our technology, which could result in a loss in our competitive position and/or the value of our intangible assets, and substantially harm our business.

Our business and our ability to compete effectively depend on our ability to obtain, maintain, protect and enforce our intellectual property rights, confidential information and know-how. We rely on a combination of patent, copyright, trade secret and other intellectual property laws in various jurisdictions, as well as confidentiality procedures, cybersecurity practices, license agreements, non-disclosure and assignment agreements, and other contractual rights to protect the intellectual property rights and other proprietary rights relating to our products, proprietary processes and proprietary technology, including the Kell Process Technology, and we intend to rely on such laws, practices, procedures and rights to protect the Kabanga Hydromet Technology. Despite our efforts to obtain, maintain, protect and enforce our intellectual property rights and other proprietary rights, there can be no assurance that these rights will be available in all cases or will be adequate to prevent our competitors or other third parties from copying, accessing or otherwise obtaining and using our technology, intellectual property rights or other proprietary rights, products or processes without our permission. Further, there can be no assurance that our competitors will not independently develop products or processes that are substantially equivalent or superior to ours or design around our intellectual property rights and other proprietary rights. In each case, our ability to compete and our business, results of operations and financial condition could be significantly impaired.

We rely on core patents that have been granted in South Africa and other countries to protect the Kell Process Technology. We cannot assure you that the patents are sufficiently broad to protect the technology, to provide us with a competitive advantage in relation to other hydrometallurgical or other metal extraction processes, or to prevent competitors or other third parties (including our previous clients) from using the same or similar technologies. Even if our patents are sufficiently broad, patents typically have a maximum term of twenty years from when they are first filed as patent applications, after which they expire. Our patents have fixed terms, after which we cannot exclude third parties from exploiting the inventions that the patents claim. Prior to expiry, the validity and enforceability of our patents may be challenged and found invalid or unenforceable. For example, prior unauthorized or inadvertent disclosure or testing of inventions claimed in our patents, or of similar inventions, may render our patents invalid or unenforceable. Also, the inventors of the Kell Process Technology were employed by other companies when they invented it. Although we believe that we own the intellectual property rights in the technology, we cannot exclude the possibility that third parties may assert an ownership interest in it. Our patents might be circumvented or infringed by others now or in the future. If our patents are infringed, we cannot assure you that we will have adequate resources to enforce them, or that our enforcement efforts will be successful or sufficient to compensate for the infringement of the patents or the harm to our business.

We also rely on unpatented proprietary technology, including trade secrets and other confidential information and know-how, in connection with the Hydromet Technology. It is possible that others may obtain access to our unpatented technology or will independently develop the same or similar technology. To protect our trade secrets and other confidential information and know-how, we generally require employees, independent contractors and others with access to such information to enter into agreements restricting its use and disclosure. Also, we generally enter into agreements with employees and independent contractors to assign to us any intellectual property rights in the Kell Process Technology that they gain through exposure to it or our other confidential information. However, we cannot guarantee that we have entered into such agreements with each person that has developed intellectual property for us, or that has access to our trade secrets or other confidential information or know-how. Moreover, we cannot guarantee that the agreements will not be breached or that they will provide meaningful protection for our trade secrets, confidential information or know-how, including in the event of any misappropriation or unauthorized use or disclosure of such information. We may need to bring claims against employees, independent contractors or other third parties that have entered into such agreements to enforce our rights under them. We have experienced unauthorized disclosure of our confidential information in the past, including in relation to inventions claimed in one or more of our patents, and in the future we may experience unauthorized or inadvertent disclosure of our confidential information, or misappropriation of our trade secrets. Disclosure of our confidential information may result in the loss of legal protection for the information, preclude or limit our ability to obtain patent protection for any inventions that are disclosed or similar to those disclosed, or risk patents that claim such inventions being found to be invalid or unenforceable in legal or administrative proceedings. If we are unable to maintain the proprietary nature of our Hydromet Technology, we could be materially adversely affected.

In addition, our patents, trade secrets and other rights in confidential information and know-how may not be sufficient to offer us meaningful protection or provide us with any competitive advantage. We will not be able to enforce our intellectual property rights if we do not detect infringement, misappropriation or other violations of them, and such detection can be difficult or impossible. Moreover, any changes in, or unexpected interpretations of, intellectual property laws may compromise our ability to enforce our intellectual property rights. If we are unable to adequately enforce our intellectual property rights or other proprietary rights, our competitive position and our business could be harmed, as third parties may be able to commercialize and use products and technologies that are substantially the same as ours to compete with us without incurring the development and licensing costs that we have incurred. Any of our owned or licensed intellectual property rights could be challenged, invalidated, circumvented, infringed, misappropriated or violated, our trade secrets and other confidential information could be disclosed in an unauthorized manner to third parties, or our intellectual property rights may not be sufficient to permit us to take advantage of market trends or to otherwise provide us with competitive advantages, or maintain our competitive position, which could result in harm to our business.

We believe that we have sufficient intellectual property rights to allow us to conduct our business without incurring liability to third parties. However, we or the conduct of our business may nonetheless infringe, misappropriate or otherwise violate the intellectual property rights of third parties. Any claims of patent infringement or other violation of intellectual property, even those without merit, could be expensive and time-consuming to defend, divert management’s attention and resources, or require us to pay significant damages or license third parties’ intellectual property. Such licenses may not be available to us on commercially reasonable terms or at all, in which case we may be prevented from constructing, commissioning, operating, maintaining or revamping the potential Kell-Sedibelo-Lifezone Refinery, the Kahama refinery connected with the Kabanga Project or other refineries, or we may be prevented from selling the refined products. Alternatively, we may be required to modify the Hydromet Technology and reengineer the refineries that use it. Any claims of infringement or other violation of intellectual property, or an adverse result in any litigation proceeding, could harm our business.

Our proprietary Kell Process Technology has not been deployed at a commercial scale and we may encounter operational difficulties at that scale, and the Kabanga Hydromet Technology is yet to be developed and may not be commercially viable, or Phase 1 of the partnership with Glencore for recycling PGMs in the US, each of which may in turn have a material adverse effect on our business, financial condition, results of operations, prospects or liquidity.

A feasibility study evaluating the use of the Kell Process Technology on the concentrate from SRL’s Pilanesberg Platinum Mine based on batch testing was undertaken by Simulus in Australia in 2013. Based on a concentrate feed rate of 110 ktpa, the study demonstrated a positive net present value. Further, extended pilot plant trials were undertaken between 2014 and 2016, which were updated in 2020 for subsequent process improvements. The pilot plant was able to repeat the results achieved in the previous laboratory tests performed in 2013. However, the Kell Process Technology has not yet been used or licensed by an active refinery or tested at feed rates or other operating characteristics at an active refinery.

On November 30, 2023, we were made aware that all extraction and processing operations would be suspended at the Pilanesberg Platinum Mine from December 1, 2023, until further notice. PPM instructed employees to remain off-site as the mine has been placed on care and maintenance. PPM also indicated that a restructuring would take place pursuant to the South Africa Labor Relations Act. Prior to this notification, and as previously disclosed, SRL had decided not to proceed with the initially proposed 110 ktpa Kell-Sedibelo-Lifezone Refinery with multiple concentrate suppliers. Instead, SRL had communicated that it would continue to support test work on concentrate only from its undeveloped Triple Crown property and, subject to technical and economic confirmations and future approvals, pursue an initial standalone Kell-Sedibelo-Lifezone Refinery of a smaller size. While we initially believed that first production at the potential Kell-Sedibelo-Lifezone Refinery was expected in late 2024 or early 2025, in light of SRL’s discontinuation of its existing mine plan, we were no longer able provide an estimate as to when production will commence, if at all. Only once we have further insight on the status of the Pilanesberg Platinum Mine, as well as on the status of SRL’s mining operations, related test work and the new mine plan based on a standalone Kell-Sedibelo-Lifezone Refinery of a smaller size, will we be able to undertake a techno-economic assessment as to the viability of the potential Kell-Sedibelo-Lifezone Refinery. In the event the partnership is dissolved or our joint strategy changes, we may not recover or receive the anticipated returns in relation to the incurred expenditures and the development of the Kell Process Technology may be hampered.

Further, the successful implementation of our operational plans depends upon many factors, including those outside our control, which are discussed in more detail elsewhere in this section. This includes unforeseen difficulties such as our partners updating their mine plans, or third-party capital funding issues, which may adversely affect the successful implementation of our business strategy and plans. Any such difficulties, including third party delays or unexpected difficulties third parties experience with capital financing, could prevent us from fully implementing our business strategy (including potential licensing of our IP to third parties), which could have a material adverse effect on our business, operating results and financial position.

For the partnership with Glencore for recycling PGMs in the US, execution of the project is subject to the successful completion of Phase 1 deliverables, which includes a pilot program, and the feasibility study. If Phase 1 is successful, then a commercial scale PGM recycling facility will be developed, majority owned by Lifezone Metals, with Glencore being the sole off-taker of refined PGMs from the facility.

There can be no guarantee that operation at a commercial scale of the Kell Process Technology, the Kabanga Hydromet Technology, or Phase 1 of the partnership with Glencore for recycling PGMs in the US, when developed, will deliver the metal recovery rates, and the cost and environmental benefits described in this prospectus or commercially viable recovery rates and benefits, and actual results may differ materially from the results of our feasibility studies. When our Hydromet Technology is developed and deployed on a commercial scale, we may encounter operational difficulties which we may not have anticipated, including in cases where there is variation in the concentrate feed material. While our Hydromet Technology has the potential to be applied in various metal refining and recycling processes, if we are not able to address any such operational difficulties which may arise, we may lose then-existing licensees and any future licensees which would have otherwise licensed our Hydromet Technology.

Our partners may change their interests, plans and strategies, and we may lose the support of any or all of our partners, which may have a material adverse effect on our ability to successfully develop and deploy the Hydromet Technology on a commercial scale, which in turn may have a material adverse effect on our business, financial condition, results of operations, prospects or liquidity.

If we lose the support from any of our partners or if any of our partners, including SRL, IDC, BHP, Glencore and the GoT, changes its interests, plans and strategies, our ability to successfully develop and deploy the Hydromet Technology on a commercial scale may be materially adversely effected, which in turn may have a material adverse effect on our business, financial condition, results of operations, prospects or liquidity. For example, SRL’s recent revision of its mine plan creates uncertainty in relation to the further development and deployment of our Kell Process Technology specifically and our Hydromet Technology generally, as well as our investment to date in Kelltech and its subsidiaries.

We may not be able to successfully develop and implement new technology initiatives and other strategic investments relating to our Hydromet Technology in a timely manner. We may not be able to obtain patent protection for such new technologies or be able to do so in a timely manner. Specifically, while we anticipate that one of our patent applications will apply to the Kabanga Hydromet Technology, we may file additional patent applications based on our ongoing development and testing, and any delay or failure to obtain patent protection for the Kabanga Hydromet Technology or other initiatives may negatively impact our business, financial condition, results of operations, prospects or liquidity.

In order to operate our business, achieve our goals, and remain competitive, we seek to identify and devise, invest in, implement and pursue technology and business initiatives, such as those relating to metals refining and initiatives seeking to ensure more energy efficient and lower emission metals extraction. For instance, while we expect that our Hydromet Technology may be utilized to refine sulfide mineral ores, we may need to modify our Hydromet Technology to refine oxide mineral ores, certain other metals or for recycling purposes.

We may, over time, increase our investment in protecting our intellectual property rights through patent, trademark, copyright and other intellectual property filings, which could be expensive and time-consuming. We may not be able to obtain registered intellectual property protection for our products or processes and even if we are successful in obtaining effective patent, trademark, trade secret and copyright protection, it is expensive to maintain these rights in terms of application and maintenance costs, and the time and costs required to defend our rights could be substantial. Moreover, our failure to develop and properly manage new intellectual property rights could hurt our market position and business opportunities.

Our future growth and financial performance will depend in part upon our ability to develop, market and integrate the Hydromet Technology to other projects and potential customers and to develop further technological advances and accommodate customer preferences. Among other forms of intellectual property, we have filed a patent application that we anticipate will apply to the Kabanga Hydromet Technology. We cannot guarantee that any current or future patent applications that apply to the Hydromet Technology, improvements to our Hydromet Technology, or other technologies will result in granted patents in a timely manner or at all, nor can we guarantee that any granted patents would sufficiently protect our investment in such technologies and improvements. Any delay or failure to obtain sufficient patent protection in respect of the Hydromet Technology more broadly or other initiatives may negatively impact our business, financial condition, results of operations, prospects or liquidity.

In addition, the introduction of new technologies or services that compete with our technology and products could result in our revenues decreasing over time. If we are unable to upgrade our processes with technological advances in a timely manner, or at all, our business, financial condition, results of operations, prospects or liquidity could suffer.

Our licensing revenues, growth and future profitability may be impacted by third parties not licensing the Hydromet Technology, or continuing to receive professional services from Lifezone Limited in accordance with our business plan and/or using substitute technology.

As part of our IP licensing business, we propose to acquire interests in and/or operate processing refineries that use our patented Hydromet Technology, and license our Hydromet Technology to other licensees. However, we cannot guarantee that we will license our Hydromet Technology to additional licensees, and failure to do so may have a material adverse effect on our financial condition, results of operations, and liquidity.

Moreover, current or future customers and licensees that enter into agreements for professional services relating to our Hydromet Technology might not renew such agreements after their expiration and in the normal course of business. In addition, future customers may renew agreements for our professional services for shorter contract lengths, or use or switch to substitute technologies. Any failure to renew professional services agreements, or renewing them on terms that are less favorable to us, may adversely affect our operational results.

Any current or future customers and licensees will have no obligation to renew their agreements for our professional services after their expiration and in the normal course of business, some customers may elect not to renew. In addition, our customers may renew agreements for our professional services for shorter contract lengths, or use or switch to substitute technologies. Our future success also depends in part on our ability to further develop technologies in relation to metals extraction. For instance, while we expect that our Hydromet Technology may be utilized to refine sulfide mineral ores or recycling products, we may need to modify our Hydromet Technology to refine oxide mineral ores or certain other metals. This may also require increasingly sophisticated and costly efforts. If customers do not renew their professional services agreements or if attrition rates increase, our business could be harmed.

Risks Related to the Potential Kell-Sedibelo-Lifezone Refinery which may license our Hydromet Technology

The construction of the potential Kell-Sedibelo-Lifezone Refinery is uncertain and its operation may involve risks, including continued operating losses, the inability to fund its operations and future impairments of its assets, which could negatively impact our business, results of operations, cash flows and asset values.

Kellplant, a wholly owned subsidiary of KTSA, in which we hold an indirect 33.33% stake, was planning the development of the potential Kell-Sedibelo-Lifezone Refinery, which would use our Kell Process Technology. Initial preparatory works for the development of the potential Kell-Sedibelo-Lifezone Refinery began in June 2022. A feasibility study evaluating the use of the Kell Process Technology on the concentrate from SRL’s Pilanesberg Platinum Mine based on batch testing was undertaken by Simulus in Australia in 2013. Based on a concentrate feed rate of 110 ktpa, the study demonstrated a positive net present value. Further, extended pilot plant trials were undertaken between 2014 and 2016, which were updated in 2020 for subsequent process improvements. The pilot plant was able to repeat the results achieved in the previous laboratory tests performed in 2013. However, as the potential Kell-Sedibelo-Lifezone Refinery is now expected to be smaller in scale, these studies and their results may not be indicative of the viability of the Kell Process Technology for a potential Kell-Sedibelo-Lifezone Refinery and its deployment may not be economically viable under the revised mine plan. The Kell Process Technology has not yet been used or licensed by an active refinery or tested at feed rates or other operating characteristics at an active refinery.

On November 30, 2023, we were made aware that all extraction and processing operations would be suspended at the Pilanesberg Platinum Mine from December 1, 2023, until further notice. PPM instructed employees to remain off-site as the mine has been placed on care and maintenance. PPM also indicated that a restructuring would take place pursuant to the South Africa Labor Relations Act. Prior to this notification, and as previously disclosed, SRL had decided not to proceed with the initially proposed 110 ktpa Kell-Sedibelo-Lifezone Refinery with multiple concentrate suppliers. Instead, SRL had communicated that it would continue to support test work on concentrate only from its undeveloped Triple Crown property and, subject to technical and economic confirmations and future approvals, pursue an initial standalone Kell-Sedibelo-Lifezone Refinery of a smaller size. While we initially believed that first production at the potential Kell-Sedibelo-Lifezone Refinery was expected in late 2024 or early 2025, in light of SRL’s discontinuation of its existing mine plan, we were no longer able provide an estimate as to when production will commence, if at all. Only once we have further insight on the status of the Pilanesberg Platinum Mine, as well as on the status of SRL’s mining operations, related test work and the new mine plan based on a standalone Kell-Sedibelo-Lifezone Refinery of a smaller size, will we be able to undertake a techno-economic assessment as to the viability of the potential Kell-Sedibelo-Lifezone Refinery. We cannot ascertain whether the potential Kell-Sedibelo-Lifezone Refinery will be commissioned, the potential implementation timeframe or our indirect ownership interest, if any. Further, even if it were to proceed, there is no guarantee that the potential Kell-Sedibelo-Lifezone Refinery would be commissioned in a timely manner or as per the proposed budget or would deliver the performance or benefits we anticipate. Kellplant must also obtain certain permits and licenses to develop and operate the potential Kell-Sedibelo-Lifezone Refinery. For additional details, see “Lifezone Metals’ Business — Regulatory Compliance — South Africa.”

Additionally, we may have disagreements with SRL and IDC with respect to the management of Kelltech and its subsidiaries.

Given the current market conditions, the potential Kell-Sedibelo-Lifezone Refinery could face challenges during its implementation phase and commissioning phase, and this may include, once the plant is operational, continued operating losses and the inability to fund operations from its operating cash flows, by obtaining third-party financing or through capital contributions from SRL, IDC or us. Further, in the event of a tighter monetary policy prevailing in South Africa, it may be challenging to obtain debt financing on terms agreeable to Kellplant. The funding of the potential Kell-Sedibelo-Lifezone Refinery’s development and operations may be undertaken in South African rand. Accordingly, if Kellplant is required to make payments in respect of the raw materials the refinery requires or any other supplies in currencies other than the South African rand, it would be exposed to the risk of foreign exchange rate fluctuations. We may have to assess the potential for a future impairment charge if current market conditions persist, with respect to our indirect ownership interest in the potential Kell-Sedibelo-Lifezone Refinery.

In addition, the operation of the potential Kell-Sedibelo-Lifezone Refinery would involve many risks, which may include a breakdown or failure of the equipment and systems; variations in the feed concentrate; higher than anticipated operating costs; lack of suitably qualified labor; inability to operate within environmental permit parameters; inability to produce refined products to required specifications; inability to produce saleable metal; inability to effectively manage distribution channels; changes in markets and market prices for the refined products; and operating cost increases; as well as the risk of performance below expected levels of output or efficiency. Such events could negatively impact the plant’s business, its results of operations, cash flows and asset values.

It is possible the potential Kell-Sedibelo-Lifezone Refinery will be unsuccessful, which could result in a loss of our investment in the development and associated impairment charge, loss of ownership of KTSA and/or Kelltech and/or Kellplant, the need for further optimization of the process flowsheet, adjustment of the equipment selection or other changes to the project, which may result in increases in capital cost and operating cost, and delays in achieving commercial operation. The potential Kell-Sedibelo-Lifezone Refinery may be subject to compliance with certain Broad-Based Black Economic Empowerment requirements which could impose significant costs and burdens and which impose certain ownership requirements. A significant increase in the capital costs associated with the operations at the potential Kell-Sedibelo-Lifezone Refinery or delays in commissioning of the project and any future project would impact Kellplant’s cash flow and profitability, which would in turn have an adverse effect on our business, financial condition, and results of operations. In addition, the failure of the potential Kell-Sedibelo-Lifezone Refinery could have implications for future licensing opportunities at refineries, which could have a material adverse effect on our business, financial condition, results of operations, prospects or liquidity. SRL may also determine to fund an alternative refinery itself and may no longer support and select Kellplant, in which we have an ownership interest, to lead the construction, operation and ownership of the potential Kell-Sedibelo-Lifezone Refinery.

In addition, despite KTSA’s ability to sub-license the Kell Process Technology to allow third-party facilities in the SADC License Area to use the process, KTSA has yet to enter into a sub-license agreement with any third parties. Therefore, we may not realize our potential to receive future royalty revenue or other income from the Kell Process Technology based on our 50% shareholding in Kelltech or royalties pursuant to the Kelltech License Agreement.

Because the potential Kell-Sedibelo-Lifezone Refinery would be concentrated in the Bushveld Complex, disruptions in this and neighboring regions could have a material adverse impact on our operations.

Due to the geographic concentration of the potential Kell-Sedibelo-Lifezone Refinery, proposed to be located at the Pilanesberg Platinum Mine in the western limb of the Bushveld Complex, which is in close proximity to the towns of Rustenburg and Northam in the North West Province of South Africa, any adverse economic, political or social conditions affecting this region or surrounding regions, as well as natural disasters or coordinated strikes or other work stoppages, could have a material adverse effect on Kellplant’s and, in turn, our business, financial condition, results of operations, prospects or liquidity.

A majority of the environmental and health and safety licenses and approvals are currently not held by Kellplant directly.

As at the date of this prospectus, certain regulatory approvals required for the implementation and operation of the potential Kell-Sedibelo-Lifezone Refinery, as set out below, are currently held by PPM and not Kellplant:

•        An environmental authorization under the National Environmental Management Act, 1998 (“NEMA”) was issued to PPM for the implementation of the potential Kell-Sedibelo-Lifezone Refinery and PPM and Kellplant have applied for the transfer of the environmental authorization from PPM to Kellplant. However, this transfer is currently pending.

•        PPM applied for and was issued a provisional atmospheric emissions license under the National Environmental Management: Air Quality Act 39 of 2004 and is in the process of having it transferred to Kellplant.

•        PPM holds a water use license issued under the National Water Act 36 of 1998 related to its water management facilities, which is expected to be made available to Kellplant under contract. PPM also obtains its bulk water supply from a water board under a long-term water supply agreement that is also expected to be made available to Kellplant under contract.

•        While none of Kellplant’s potential activities currently require it to apply for a waste management license under the National Environmental Management: Waste Act 59 of 2008, Kellplant will produce hazardous tailings once it commences operations. Such activity is regulated under NEMA and will be managed by PPM by virtue of its authorized tailings storage facility.

For as long as PPM remains a holder of the relevant licenses and authorizations and such licenses or approvals are not transferred in the name of Kellplant, this presents an operational risk for Kellplant, as Kellplant is dependent on PPM with respect to the continuance of its operations. This could have a material adverse effect on our business, financial condition, results of operations, prospects or liquidity.

The development and operation of the potential Kell-Sedibelo-Lifezone Refinery would rely substantially on the Pilanesberg Platinum Mine’s existing infrastructure.

Given that the potential Kell-Sedibelo-Lifezone Refinery would be situated on a portion of land within the Pilanesberg Platinum Mine area, the potential Kell-Sedibelo-Lifezone Refinery and its operations would rely on the existing infrastructure of the Pilanesberg Platinum Mine and the revised mine plan to be finalized by SRL. If the potential Kell-Sedibelo-Lifezone Refinery proceeds, it is expected that PPM would provide infrastructure and other related services to Kellplant by way of an agreement to be entered into between PPM and Kellplant for the infrastructure services required for the development and operation of the potential Kell-Sedibelo-Lifezone Refinery. Such infrastructure services would include, among others, the provision of electricity, bulk water supply, tailings storage facilities and sewage facilities. Without the infrastructure services to be provided by PPM for the potential Kell-Sedibelo-Lifezone Refinery, the potential Kell-Sedibelo-Lifezone Refinery would not be able to operate independently.

Any risks faced by PPM and its operations including, but not limited to, mine and production stoppages, restrictions to access the Pilanesberg Platinum Mine, labor unrest and strikes would have a direct and material impact on the potential Kell-Sedibelo-Lifezone Refinery’s operations. Consequently, Kellplant would be subject to, among other things, the same power stoppages, fluctuations, usage constraints and limited access to sufficient water that PPM is subject to at the Pilanesberg Platinum Mine. This may force Kellplant to halt or curtail operations or increase costs or may even be required to procure its own infrastructure and relevant permits.

The potential Kell-Sedibelo-Lifezone Refinery would also rely on certain permits and authorizations granted to PPM in connection with PPM’s operations at the Pilanesberg Platinum Mine.

For as long as PPM remains a holder of the relevant licenses and authorizations and such licenses or approvals are not transferred in the name of Kellplant, this could present an operational risk for Kellplant, as Kellplant is dependent on PPM with respect to the continuance of its operations. There can be no assurance that PPM will retain and maintain the relevant permits and authorizations which are required for the operations of the potential Kell-Sedibelo-Lifezone Refinery.

Further, on November 30, 2023, we were made aware that all extraction and processing operations would be suspended at the Pilanesberg Platinum Mine from December 1, 2023, until further notice. PPM instructed employees to remain off-site as the mine has been placed on care and maintenance. PPM also indicated that a restructuring would take place pursuant to the South Africa Labor Relations Act. Only once we have further insight on the status of the Pilanesberg Platinum Mine, as well as on the status of SRL’s mining operations, related test work and the new mine plan based on a standalone Kell-Sedibelo-Lifezone Refinery of a smaller size, will we be able to undertake a techno-economic assessment as to the viability of the potential Kell-Sedibelo-Lifezone Refinery.

Any of the above factors could have an adverse effect on the success of the potential Kell-Sedibelo-Lifezone Refinery, and an adverse effect on our business and the results of our operations.

There are certain risks associated with the funding arrangement for the potential Kell-Sedibelo-Lifezone Refinery.

The potential Kell-Sedibelo-Lifezone Refinery would require further development expenditures and capital commitments to Kellplant. The funding arrangement for the potential Kell-Sedibelo-Lifezone Refinery is dependent on the funding capabilities of and the alignment on a joint strategy with the other direct and indirect owners of KTSA.

On December 4, 2019, Kelltech entered into a loan agreement with KTSA. As of the date of this prospectus, Kelltech has made shareholder loans of $7,979,969 to KTSA under the agreement for the purposes of the construction and development of the potential Kell-Sedibelo-Lifezone Refinery, which funding KTSA has, as at the date of this prospectus, utilized for purposes of, and in connection with, the furtherance of the potential Kell-Sedibelo-Lifezone Refinery.

On November 9, 2021, Kellplant entered into the PPM Loan Agreement pursuant to which PPM agreed to advance to Kellplant, for purposes of, inter alia, the design, engineering, construction, commissioning and operation of the potential Kell-Sedibelo-Lifezone Refinery, a rand-denominated loan in an amount equivalent to $10 million. The loan advanced by PPM to Kellplant bears interest at the published prime rate from time-to-time, on a 365-day basis and compounded monthly in arrears, plus a margin. The loan is unsecured and will immediately become repayable once Kellplant receives: (i) debt funding from IDC or PPM or (ii) equity funding by KTSA, whichever is earlier, and Kellplant shall be obliged to immediately apply the proceeds it receives from such debt funding or equity funding to the repayment of the loan. SRL is currently in the process of finalizing its revised mine plan and obtaining other corporate approvals for such revised mine plan and any decision on proceeding with the potential, smaller Kell-Sedibelo-Lifezone Refinery will only be made once additional studies and engineering works are completed. In this regard, we do not expect the PPM Loan Agreement repayment mechanism to be triggered in the near future, if at all.

Further, on March 31, 2022, IDC and KTSA entered into a shareholder loan agreement pursuant to which IDC agreed to advance to KTSA a shareholder loan in the amount of R407,000,000. As at the date of this prospectus, IDC has advanced an amount of R57,809,290.71 to KTSA, and KTSA has on-lent such funds to Kellplant, but such funds have not yet been utilized. Disbursement of the balance of the IDC shareholder loan is subject to certain customary conditions precedent which have not yet been fulfilled, including entry into other funding arrangements. Until SRL has finalized its revised mine plan and received board approval for such revised plan, we expect that there will be no further advancements of loans under the loan agreement.

In addition, on November 30, 2023, we were made aware that all extraction and processing operations would be suspended at the Pilanesberg Platinum Mine from December 1, 2023, until further notice. PPM instructed employees to remain off-site as the mine has been placed on care and maintenance. PPM also indicated that a restructuring would take place pursuant to the South Africa Labour Relations Act. Only once we have further insight on the status of the Pilanesberg Platinum Mine, as well as on the status of SRL’s mining operations, related test work and the new mine plan based on a standalone Kell-Sedibelo-Lifezone Refinery of a smaller size, will we be able to undertake a techno-economic assessment as to the viability of the potential Kell-Sedibelo-Lifezone Refinery. Given this recent development, there can be no guarantee that the strategic partnership between Lifezone, SRL and IDC will continue. Moreover, any future commitments by our partners, SRL and IDC would be subject to their own assessments of the economic viability of the refinery once the studies on the potential, smaller Kell-Sedibelo-Lifezone Refinery.

Given that the development and operation of the potential Kell-Sedibelo-Lifezone Refinery is dependent on the funding capabilities of and the alignment on a joint strategy with the other direct and indirect owners of KTSA, such as SRL, which currently is revising its mine plan and has communicated changes with respect to the contemplated scale of the potential Kell-Sedibelo-Lifezone Refinery, there can be no guarantee that a funding arrangement for the potential Kell-Sedibelo-Lifezone Refinery will be agreed in a timely manner or at all. In the event no funding arrangement is agreed in a timely manner or at all, the potential Kell-Sedibelo-Lifezone Refinery may not be developed and we may not receive the anticipated returns in relation to the expenditures incurred in this regard. This may adversely impact our business, financial condition, operating results and cash flows, including our ability to service debt and to make distributions to our shareholders. In addition, the failure of the potential Kell-Sedibelo-Lifezone Refinery could have implications for future licensing opportunities at refineries. For further details, see “Lifezone Metals’ Business — Material Contracts — Funding arrangement for Kellplant.”

Risks Related to the Metals Extraction Operations

Changes in the market price of nickel, cobalt and copper, which in the past have fluctuated widely, may negatively affect the profitability of our metals extraction operations and the cash flows generated by those operations.

Our metals extraction business and financial performance will be significantly affected by fluctuations in the prices of the principal metals we seek to extract (nickel, cobalt and copper). The prices of these metals are volatile and are affected by numerous factors that are beyond our control, including prevailing interest rates and returns on other asset classes; expectations regarding inflation, monetary policy and currency values; speculative activities; governmental and foreign exchange rate decisions; decisions regarding the creation and disposal of metal stockpiles; political and economic conditions; structural changes in demand including electrification; the availability and costs of metal substitutes; the location and the demand for products containing these key metals; technological changes and changes in industrial processes; and economic slow-downs or recessions. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

We cannot predict the effect of these factors on metal prices. Significant and/or prolonged reductions in prices for these metals would materially and adversely affect our ability to raise capital, and if not considered viable for exploration activities, would cause us to delay, halt or stop exploration and development activities altogether. If we are operating a producing mine at the time of such reduction, we would expect to suffer decreasing revenues and profitability which could materially and adversely affect our results of operations and financial condition. Should nickel, cobalt or copper prices decline below our production costs, we may experience losses and, should this situation remain for an extended period, we may be forced to curtail or suspend some or all of our projects, operations and/or reduce operational capital expenditures. We might not be able to recover any losses incurred during, or after, such events. A sustained period of significant nickel, cobalt and copper price volatility may also adversely affect our ability to undertake new capital projects or to make other long-term strategic decisions. The use of lower nickel, cobalt and copper prices in reserve calculations and life-of-mine plans could also result in material impairments of our investment in nickel, cobalt and copper mining properties or a reduction in our Mineral Resource Estimates and corresponding restatements of our mineral resources and increased amortization, reclamation and closure charges.

Additionally, oversupply of such metals has in the past had and may in the future have a negative impact on their respective prices. Oversupply may result from various factors, including the release of such metals into the market by exchange traded funds (“ETFs”), de-stocking by producers and others with similar stockpiles, forced selling of such metals held for investment purposes, and through increased production. Oversupply may also result from increased recycling levels, the impact of which is difficult to predict, as recycling is measured differently between producers and various industry analysts. Furthermore, if our competitors significantly increase their production, either from primary sources of supply or as by-products from the production of other metals, or if major new bodies of metal-bearing ore are discovered and brought into production, in the absence of an increase in demand, the price of such metals would likely fall. Global supply of such metals could also increase as a result of significantly improved mining or refining techniques which increase worldwide production from existing mines, substantially increased recovery rates, or from the winding-up of ETFs and the corresponding release of such metals holdings back into the market.

An oversupply of such metals resulting from a combination of some or all of these factors could result in their respective prices falling to levels where production is not economically viable, which may require us to delay commencement or suspend further operations. The effect of these factors on the price of nickel, cobalt and copper, and therefore the economic viability of our business, could negatively affect our ability to secure financing or our results of operations.

A significant and/or prolonged increase in prices for these metals may decrease the demand for these metals and increase the demand for substitute metals. A fall in demand could also decrease the price for these metals, thereby reducing the attractiveness of conducting exploration activities. A fall in demand may also adversely affect our ability to raise capital and develop or operate a mine. In addition, an increase in worldwide supply, and consequent downward pressure on prices, may result over the longer term from increased metal production from mines developed or expanded as a result of current metal price levels.

Additionally, the Mining Commission has authority to indicate the prices for various minerals in Tanzania. While TNCL or KNL may agree the price between itself and its customers, the indicative prices set by the Mining Commission can be used to assess various fees, royalties and payments which may be payable by KNL. Accordingly, in the event that the prices for the minerals that the Kabanga Project will produce fall and the Mining Commission has not amended its indicative prices at or below market prices, KNL may incur further costs with respect to compliance with Tanzanian law by paying higher fees, royalties and payments as compared to the global market. In challenging such assessments by the GoT, KNL may have to involve itself in dispute resolution to ascertain the correct value of the minerals which deviate from the pricing that has been set by the Mining Commission.

This prospectus contains certain third-party views on the future price developments of certain metals, but there is no certainty such views will be correct; and actual price developments may be materially different. Also see “Cautionary Note Regarding Forward-Looking Statements”.

We are expected to complete the resettlement of host communities for the Kabanga Nickel Project in a responsible and sustainable manner and to provide benefits and mitigate adverse impacts to affected communities. Failure, or perceived failure, to do so may result in legal suits, additional costs to address social or environmental impacts of operations, adverse reputational impacts and loss of “social license to operate,” and could adversely impact our financial condition.

If we are unsuccessful in our resettlement efforts, it is possible that groups opposed to our projects could successfully pursue legal mechanisms to attempt to block exploration, development or extraction activities, and there could then be an adverse impact on our reputation, our ability to develop our mining concessions, and our results of operations and financial condition. The resettlement process can face resistance from affected communities, leading to stakeholder opposition and potential project disruptions. Our Failure effectively to engage and address concerns of impacted communities may result in legal challenges, delays, and reputational damage. Furthermore, resettlement activities are subject to local and international regulations. Ensuring compliance with these regulations, including obtaining necessary approvals, could be challenging for our business. Changes in resettlement-related laws or failure to meet regulatory requirements may lead to legal liabilities and project delays.

Identifying and securing suitable new host sites for resettled communities is crucial. Inadequate planning or selection of unsuitable sites may result in challenges such as inadequate infrastructure, reduced access to livelihoods, and disruptions to community cohesion, impacting the well-being of displaced populations. Unforeseen complexities in the resettlement process, such as difficulties in acquiring land or delays in infrastructure development at new host sites, could lead to project delays and cost overruns. These delays may have cascading effects on the overall project timeline and financial viability of the Kabanga Nickel Project.

In addition, resettlement efforts can have profound social and cultural impacts on affected communities. Failure to adequately address these impacts, including disruptions to traditional lifestyles and social structures, may result in social unrest, increased tensions, and challenges in workforce management. Resettlement activities carry the risk of legal claims from affected parties. Allegations of inadequate compensation, insufficient consultation, or violation of community rights may result in legal proceedings, leading to financial liabilities and damage to the Company’s reputation. Ineffective management of the resettlement process can significantly impact our reputation. Negative perceptions regarding our approach to community relations and social responsibility may affect our relationships with investors, customers, and other stakeholders. Disputes with surrounding communities may also affect our metals extraction operations, particularly where they result in restrictions of access to key infrastructure, supplies and to metals extraction operations. Workers’ access to land may be subject to the rights or asserted rights of various community stakeholders, including indigenous people. Access to land and land use is of critical importance to us for exploration and metals extraction, as well as for ancillary infrastructure. Any such actions and the resulting media coverage could have an adverse effect on our reputation and financial condition or our relationships with the communities in which we operate, which could adversely impact our “social license to operate” and in turn have a material adverse effect on our business, financial condition, results of operations, prospects or liquidity.

We may be subject to community unrest or in-migration risk, as a result of an influx of contract workers and job seekers to the Kabanga Nickel Project, which could result in pressure on the infrastructure at site, communicable diseases, higher crime and/or competition for jobs in the area. If we are unable to deal with each of these issues, it could result in additional costs to address social or environmental impacts of local unrest and in-migration, and adverse reputational impacts, all of which could adversely impact our ability to operate the Kabanga Nickel Project and our financial condition.

Development of the Kabanga Nickel Project faces inherent risks related to community unrest and in-migration. There are potential risks associated with community dynamics in the project’s vicinity. The success of the Kabanga Nickel Project is closely tied to maintaining positive relationships with local communities. Social and cultural sensitivities may give rise to community unrest if not adequately addressed. Misunderstandings or perceived insensitivity to local customs can escalate tensions and lead to disruptions in project operations. In regions marked by traditional land-use practices, disputes over landownership and use may arise, potentially resulting in community protests or legal actions. Resolving these disputes may be time-consuming and could lead to delays in project timelines, increasing costs and affect investor confidence.

Community unrest may attract regulatory scrutiny and impact on the issuance or maintenance of permits. Local opposition can influence regulatory decisions, leading to delays or even suspension of the Kabanga Project. Adverse regulatory developments may pose challenges in navigating the development path of the Kabanga Project. A potential influx of contract workers and job seekers could result in pressure on the social fabric and infrastructure at site, the spreading of communicable diseases, an increase in crime and local inflation and it could also give rise to competition for jobs in the area. Job seekers from Burundi, other parts of Tanzania and from countries looking for opportunities or to establish secondary businesses may result in largescale migration into the project area. There is a risk of an increase in social ills, and contractors may bring foreign workers to work on our construction projects. This in-migration risk may be caused by poor contractor management, poor local recruitment and procurement management, and a lack of in-migration management planning. There is also a risk of financial burden on the Kabanga Nickel Project to deal with community and local infrastructure issues, which may require us to address overburdened roads, water, and electricity and to provide assistance to the government’s supply of services. This may also have an environmental impact, with pressure on natural resources and available land. In addition, there is the potential reputational risk if the Company is accused criticized for employing or procuring from foreigners.

Unmet expectations regarding employment and business opportunities for local residents can contribute to community dissatisfaction. Failure effectively to communicate and manage employment-related expectations may lead to protests, work stoppages, or other forms of community unrest, disrupting project activities. Community unrest could escalate into security concerns, potentially affecting the safety of project personnel and assets, and increased theft and poaching. Addressing security issues may require additional resources and incur unforeseen costs, impacting on the overall feasibility and profitability of the project.

Community unrest and in-migration issues can have lasting effects on our corporate reputation. Negative perceptions of our project within the local and international community may result in reputational damage, impacting on our ability to attract investment, secure partnerships, and maintain our social license to operate. The Company is taking steps to put in place preventative controls of in-migration, by undertaking an in-migration management study and plan. The Company has adopted a local recruitment and local procurement policy. Furthermore, the Company actively monitors ESG risks and collects and analysis baseline data, employees a significant corporate social responsibility team that developed and implements the Company’s ESG strategy, works with well-established ESG contractors and advisors, secures its property, is proactively engaging with local and with Burundi officials and communities.

We may be unable to replace the mineral resource base on the area covered by the SML as it becomes depleted.

As we produce nickel, cobalt, copper and other metals, we will deplete our respective ore resources for such metals located within the area covered by the SML. To maintain production levels and because mines have limited lives based on proven and probable ore resources, we may seek to replace and expand our ore resources, by exploiting other ore bodies and locating new deposits. Exploration for such metals produced is highly speculative in nature. Our exploration projects will involve significant risks, and exploration projects are often unsuccessful. Once a site is discovered with mineralization, we may require several years between initial drilling and mineral production, and the economic feasibility of production may change during such period. Substantial expenditures are required to establish proven and probable reserves and to construct mining and processing facilities. There can be no assurance that current or future exploration projects will be successful and there is a risk that our depletion of resources will not be offset by new discoveries. Furthermore, we encounter strong competition from other mining companies in connection with the acquisition of properties producing or capable of producing nickel. Many of these companies have greater financial resources than we do. Consequently, we may be unable to replace and expand future ore resources through the acquisition of new mining properties or interests therein on terms we consider acceptable. As a result, our future revenues from the sale of nickel, cobalt and copper, if any, may decline, resulting in lower income and reduced growth.

Concentration of our operations in one location may increase our risk of production loss and could have a material adverse impact on our operations.

Our metals extraction business relates to a single project in Tanzania. Because our operations will not be as diversified as some of our competitors, the success of our operations and our profitability may be disproportionately exposed to the effect of any events occurring at the site of the project or in the region, including: fluctuations in prices of base metals produced in the area, geologic and engineering constraints associated with this area, accidents or natural disasters, restrictive governmental regulations, including ozone non-attainment, climate action or other legislation and/or regulation within Tanzania, anti-industry activism and litigation, curtailment of production, interruption in the availability of gathering, processing or transportation infrastructure and services, and any resulting delays or interruptions of production from existing or planned metals extraction operations. Similarly, the concentration of our operations within a single location exposes us to risks, such as changes in local regulations, which could adversely affect development activities or production. These constraints and the resulting shortages or high costs could delay our operations and have a material adverse effect on our business, financial condition, results of operations, prospects or liquidity.

Our Mineral Resource Estimates may be materially different from Mineral Reserves and final metal quantities we may ultimately recover, our estimates of life-of-mine may prove inaccurate and market price fluctuations and changes in operating and capital costs may render all or part of our mineral resources and reserves uneconomic to extract.

We have reported our Mineral Resource Estimates in accordance with the requirements of the Modernization of Property Disclosures for Mining Registrants set forth in subpart 1300 of Regulation S-K. Our reported Mineral Resources Estimates represent our estimate of quantities of nickel, copper and cobalt that have the reasonable potential to be economically extracted and refined under anticipated geological and economic conditions. There are numerous uncertainties inherent in estimating quantities of mineral resources and in projecting potential future mineral reserves and rates of mineral production, including many factors beyond our control. The accuracy of any mineral resource and mineral reserves estimate is a function of a number of factors, including the quality of the methodologies employed, the quality and quantity of available data and geological interpretation and judgment, and is also dependent on economic conditions, such as commodity prices and exchange rates, and market prices being generally in line with estimates.

Furthermore, estimates of different geologists and mining engineers may vary, and results of our mining and production subsequent to the date of an estimate may lead to revision of estimates due to, for example, fluctuations in the market price of ores and metals, reduced metal recovery or increased production costs due to inflation or other factors which may render mineral resources containing lower grades of mineralization uneconomic to exploit and may ultimately result in a restatement of mineral resources and may adversely impact future cash flows. Furthermore, mineral resource and reserve estimates are based on limited sampling and, consequently, are uncertain as the samples may not be representative of the entire body of mineralization. As a better understanding of a body of mineralization is obtained, the estimates may change significantly. In addition, the mineral reserves we ultimately exploit may not conform to geological, metallurgical or other expectations and the volume and grade of ore recovered may be below the estimated levels. Mineral resources data is not indicative of future production.

Substantial capital expenditure is required to identify and delineate mineral resources through geological and geotechnical surveying and drilling, to identify geological features that may prevent or restrict the extraction of ore, to determine the metallurgical processes to extract the metals from the ore and, in the case of new properties, to construct mining and processing facilities. Accordingly, it may not always be possible or economical to conduct such exercises at regular intervals or at all in the future.

There can be no assurance that we will in the long term be able to identify additional mineral resources and reserves or continue to extend the mine life of our existing operations. Without such additional mineral resources and reserves, any increase in the level of annual production would therefore shorten the life of our existing operations. Any failure to identify, delineate and realize mineral resources and reserves in the future could have an adverse effect on our business, financial condition, results of operations, prospects or liquidity.

Extraction of minerals from identified nickel deposits may not be economically viable and the development of our mineral project into a commercially viable operation cannot be assured.

The economic viability of a nickel deposit, including at the Kabanga Project, is dependent on several factors, not all of which are within our control. These include deposit attributes such as size and grade, structural setting, government regulation and taxation, the prevailing price for nickel and other metals such as cobalt and copper which are also found along with nickel mineralization, prevailing currency exchange rates, land tenure and titles, availability of capital, local infrastructure and other factors. Further, the development and operations of the Kabanga Project will depend heavily on the local infrastructure such as road, railways, hydroelectricity projects and electricity transmission lines being developed in Tanzania, including in relation to the transport of mineral concentrate from Kabanga to Kahama and transport of the saleable products from Kahama to the port at Dar es Salaam. The full effect of these factors, either alone or in combination, cannot be entirely predicted, and their impact may result in our not being able to economically extract minerals from any identified mineral resource.

The Kabanga Project has no operating history on which to base estimates of future commercial viability. The Mineral Resource Estimates are based on the interpretation of geological data obtained from drill holes and other sampling techniques. Generally, this information is used to calculate estimates of the capital cost and operating costs based on anticipated tonnage and grades of ore to be mined and processed, the configuration of the mineral resource, expected metals recoveries, comparable facility and equipment operating costs, anticipated climatic conditions, and other factors. As a result, the actual capital cost, operating costs and economic returns of any proposed mine may differ from those estimated, and such differences could have a material adverse effect on our business, financial condition, results of operations, prospects or liquidity. There can be no assurance that we will be able to complete the development of the Kabanga Project, or any future project, at all or on time or to budget due to, among other things, and in addition to those factors described above, changes in the economics of the mineral projects, inability to attract the required funding, delays in receiving required consents, permits and licenses (including mining, refining and environmental licenses), the delivery and installation of plant and equipment and cost overruns, or that the current personnel, systems, procedures, and controls will be adequate to support our operations. For additional information about our environmental licensing requirements and the status of our environmental licenses, see “Lifezone Metals’ Business — Regulatory Compliance — Tanzania” and “— Our operations are subject to environmental, health and safety regulations, which could impose additional costs and compliance requirements, and we may face claims and liability for breaches, or alleged breaches, of such regulations and other applicable laws.” Should any of these events occur, it would have a material adverse effect on our business, financial condition, results of operations, prospects or liquidity.

Our exploration activities on our properties are highly speculative in nature and may not be commercially successful, which could lead us to abandon our plans to develop our properties and our investments in further exploration.

While we are currently considered an exploration-stage company in accordance with subpart 1300 of Regulation S-K, with respect to the Kabanga Project, our exploration activities are largely complete and we are currently in the pre-development stage. However, we are, in part, currently in the process of exploration activities on certain areas around and within the Kabanga Project. In addition, if we pursue other acquisitions, we will need to engage in extensive exploration activities in respect thereof. Our long-term success depends on our ability to identify mineral deposits at our Kabanga Project and other properties we may acquire, if any, that we can then develop into commercially viable mining operations. Exploration for metals such as nickel and cobalt is highly speculative in nature, and there is no guarantee of exploration success. Our exploration in Tanzania involves many risks, and success in exploration is dependent on several factors including, but not limited to, quality of management, quality and availability of geological expertise and availability of exploration capital. As a result of the above, we cannot provide any assurance that we will be able to extract quantities of nickel, cobalt and copper at such additional locations or that our future exploration efforts will result in the discovery of mineral resources or result in the discovery of any mineral resource suitable for economic extraction.

Mineral operations are subject to applicable law and government regulation. Such laws and regulations could restrict or prohibit the exploitation of the mineral resource we have or might find in the future. If we cannot exploit any mineral resource that we discover on our properties, our business may fail.

Both mineral exploration and extraction in Tanzania require obtaining exploration and mining concessions and associated permits from various foreign, federal, state, provincial and local governmental authorities, and are governed by laws and regulations, including those with respect to prospecting, mine development, mineral production and refining, transport, export, taxation, labor standards, occupational health, waste disposal, toxic substances, land use, environmental protection, mine safety and other matters. There can be no assurance that we will be able to obtain or maintain any of the mining rights and permits required for the continued exploration of mineral properties or for the construction and operation of a mine on our properties (especially but not limited to extracting nickel) nor that we will be able to obtain or maintain any of such rights and permits at economically viable costs.

The mining legislation in Tanzania authorizes mining companies which hold mineral rights to mine minerals which appear on their licenses. In the event there are additional discoveries other than the minerals for which the licenses have been granted, it will be necessary to apply for separate rights from the GoT to mine the additional minerals found. Such a separate license may be accompanied with additional free carried interest to be issued to the GoT and additional capital investment requirements. Additionally, if there are any defaults with respect to laws within the mining area, environmental or otherwise, the mine operations may be suspended or the license may be revoked by the relevant governmental authorities. While under the Tanzania Mining Act government authorities are required to provide KNL an opportunity to be heard, there is no guarantee that despite opposition by KNL, the governmental authority will retract its decision.

Our operations are subject to environmental, health and safety regulations, which could impose additional costs and compliance requirements, and we may face claims and liability for breaches, or alleged breaches, of such regulations and other applicable laws.

Our operations are subject to extensive environmental, health and safety laws and regulations in the various jurisdictions in which we operate. These regulations, as well as international standards for the industry, establish limits and conditions on our ability to conduct our operations and govern, among other things, extraction, use and conservation of water resources; air emissions (including dust control); water treatment and discharge; regulatory and community reporting; clean-up of contamination; land use and conservation of protected areas; safety and health of employees and community health; and the generation, handling, transportation, storage, disposal and release of solid and hazardous wastes, such as reagents, radioactive materials and mine tailings.

Tanzania has multiple environmental laws including the Environmental Management Act, 2004, which governs measures for sustainable management of the environment, prevention and control of pollution, waste management, regulation of compliance, impact and risk assessment, and environmental impact assessment requirements; the Industrial and Consumer Chemicals (Management and Control) Act, No. 3, 2003, which provides for the control of production, importation, exportation, transportation, storage of chemicals, and management of industrial and consumer chemicals, including associated wastes; the Land Use Planning Act No. 6, 2007, which requires waste disposal sites to be included in land use plans; the Occupational Health and Safety Act, 2003, which regulates the safety, health and welfare of workers, places of work and protection of persons, against hazards to health and safety arising out of, or in connection with, activities of persons at work; the Public Health Act, 2009, which prohibits the discharge of oil, grease, ballast, waste, sewage or any other polluting substance into the environment; and the Environmental Impact Assessment and Audit Regulations, 2005 (subsequently amended in 2018), which emphasizes environmental audits and monitoring.

The cost of compliance with environmental, health and safety laws and regulations is expected to be significant. From time to time, new or updated laws, regulations and standards are introduced and may be more stringent than those to which we are currently subject. In Tanzania, KNL is required to undertake an environmental audit every year and pay relevant fees to the Tanzanian National Environment Management Council (“NEMC”) for such an audit report. The NEMC has the authority to require additional audits to be undertaken within the same year which may lead to increased costs to KNL. Further, in Tanzania, there is an obligation on KNL to register and obtain registration and compliance certificates from the Occupational and Safety Health Authority (“OSHA”). Such compliance certificate is renewable annually after a site audit/visit is undertaken by OSHA, among other health compliance requirements that are required to be undertaken by KNL with respect to the Kabanga Project.

Should compliance with these laws, regulations and standards require a material increase in expenditures or material changes or interruptions to operations or production, including as a result of any incident or failure to comply with applicable regulations, our business, financial condition, results of operations, prospects or liquidity could be adversely affected. We could incur fines, penalties and other sanctions, clean-up costs and third-party claims for personal injury or property damage, suffer reputational damage, or be required to install costly pollution control equipment or to modify or suspend operations, as a result of actual or alleged violations of environmental, health and safety laws and regulations or the terms of our permits.

The GoT, or any jurisdiction in which we may operate in the future, may enforce a total or partial shutdown of operations to enable investigations into the cause of accidents at those operations. Our reputation could be damaged by any significant governmental investigation or enforcement action for non-compliance with health and safety laws, regulations or standards. Any of these factors could have a material adverse effect on our business, financial condition, results of operations, prospects or liquidity.

Failure to comply with applicable environmental, health and safety laws and regulations may also result in the suspension or revocation of, or failure to obtain or renew operating permits. Pending proposals for new mining concession contracts could also be cancelled and the company could be banned from doing business with the government for a period.

Our ability to obtain and maintain permits and to successfully operate in particular communities may be adversely impacted by real or perceived effects on the environment or human health and safety associated with our or other mining companies’ activities. Further, the proposed site for the development of the refinery at Kahama was previously a gold mine that is now under rehabilitation, and which includes an open pit, waste dumps, a tailings dam and processing facility. While we expect to take the requisite measures, there may be environmental effects of the previous operations at the site or proceedings or claims in relation to the previous operations which we may not be able to foresee.

Environmental impacts arising in connection with our operations could lead to the imposition of legal obligations, including the remediation of environmental contamination, claims for property damage and personal injury from adjacent communities and restrictions on metals extraction operations. Leaks or discharges of hazardous materials could result in liabilities for clean-up or personal injury that may not be covered by insurance. In addition, closure of a mine could trigger or accelerate obligations, including to conduct environmental rehabilitation activities and/or to address historical impacts on environmental quality in the area surrounding the mine. Costs incurred by us in excess of its existing provisions for such matters, or on a more accelerated or compressed timeline than currently anticipated, could have a material adverse impact on our results of operations and financial condition.

In addition, the use of hazardous materials in metallurgical processing remains under continued scrutiny. As there are few, if any, effective substitutes when extracting metals from the ore, any ban or material restrictions on the use of such materials in mining operations in the jurisdictions where we conduct our operations could adversely affect our results of operations and financial condition.

Our operations are expected to be heavily dependent upon access to substantial volumes of water for use in the metals extraction processes and typically are subject to water-use permits or rights to extract water from certain natural sources that govern usage and require, among other things, that mining operations maintain certain water quality upon discharge. Water supply, quality and usage are areas of concern across all of our business, including with respect to the Kabanga Project in Tanzania. See “— Risks Related to Doing Business in Tanzania and South Africa — Our operations are subject to water use regulation, which could impose significant costs and burdens.”

Additionally, our current and future assets and projects may be located in areas of significant biodiversity value and diverse ecosystems. While we expect to have biodiversity action plans in place, failure to properly manage these risks could have an impact on species and the environment. We may be exposed to challenges related to proper biodiversity management, which could delay and/or increase the cost of our exploration and development projects.

Environmental laws, regulations and standards are continually changing and are generally becoming more stringent. Changes to our environmental compliance obligations or operating requirements could adversely affect our operations, rate of production and revenue. Variations in laws and regulations, assumptions made to estimate liabilities, standards or operating procedures, more stringent emission or pollution thresholds or controls, or the occurrence of unanticipated conditions, may require operations to be suspended or permanently closed, and could increase our expenses and provisions. These expenses and provisions could adversely affect our results of operations and financial condition.

Our mining rights and licenses, including our SML and the Framework Agreement in relation to the Kabanga Project, could be altered, suspended or cancelled for a variety of reasons, including breaches in our obligations in respect of such mining rights.

Various national and local laws govern our mineral and mining rights, policies and regulations in Tanzania, which are characterized by significant uncertainties associated with both their formulation as well as implementation. Should we breach any of our obligations in respect of our mining rights, including the SML, such rights could be altered, suspended or canceled.

Further, the GoT and KNL entered into the Framework Agreement to jointly develop, process and refine the concentrate from the Kabanga Project. The key principles of the Framework Agreement are intended to underline and guide the development of the Kabanga Project for the mutual benefit of the GoT and KNL. The Framework Agreement sets out certain obligations on the part of KNL, such as overseeing the construction of the MMPF at Kahama and to prepare the requisite reports, including feasibility studies for the Kabanga Project, MMPF and environmental impact assessments as required by the law. In the event KNL is not able to comply with such obligations, the GoT may raise a dispute which may disrupt our operations at the Kabanga Project. The Framework Agreement also sets out certain obligations on the part of the GoT, such as in relation to procuring certain approvals required for the Kabanga Project and certain exemptions from requirements which would otherwise be applicable to TNCL. The Government Proceedings Act in Tanzania prohibits any person from attaching any assets of the GoT, including bank accounts, in satisfaction of a judgment or arbitral award. Further, in order for arbitral awards to be enforced in Tanzania, the said award must be filed before the High Court of Tanzania and the court would have to issue a judgment and decree for the said award to be enforceable. Accordingly, in case the Framework Agreement and/or the license awarded to TNCL is terminated for any reason, TNCL and we may encounter challenges to stop such termination and/or obtain fair compensation from the GoT arising from such termination. There may also be unpredictability with respect to court judgments, including in cases involving the local government. Even if such courts uphold the award in our favor, we may not be able to attach the assets of the GoT in satisfaction of the decree. In such a case, we may not be able to implement the award in a timely manner or at all. As the GoT is our counterparty in relation to the Framework Agreement, we face the risk of a change in policy directives or agendas which may adversely affect the Kabanga Project. Furthermore, if we are found not to be in compliance with the requirements stipulated in the relevant governing laws in Tanzania this may have a material adverse effect on our business, financial condition, results of operations, prospects or liquidity.

Title to our properties may be subject to other claims that could affect our property rights and claims.

Title to our properties may be challenged, and we may not have or be able to obtain, all necessary surface rights to develop a property. An unknown title defect on the Kabanga Project or any of our future mineral projects (or any portion thereof) could adversely affect our ability to explore, develop and/or mine the projects and/or process the minerals that we mine in the future. In addition to termination, failure to make timely tenement maintenance payments and otherwise comply with applicable laws, regulations and local practices relating to mineral right applications and tenure could result in reduction or expropriation of entitlements.

Title insurance is generally not available for mineral projects, or where available is cost prohibitive, and our ability to ensure that we have obtained secure claim to individual mineral projects or mining tenements may be severely constrained. Further, the laws of Tanzania restrict KNL and TNCL from obtaining insurance from outside of Tanzania unless we obtain the consent of the Commissioner of Insurance prior to obtaining foreign insurance coverage. We rely on title information and/or representations and warranties provided by the grantors. Any challenge to our title could result in litigation, insurance claims and potential losses, hinder our access to capital, delay the exploration and development of a property and ultimately result in the loss of some or all of our interest in the mineral project. A successful challenge could also result in our not being compensated for our prior expenditures relating to the property.

Metals extraction and related activities are inherently hazardous and the related risks of events that cause disruptions to such of our operations may adversely impact cash flows and overall profitability.

Metals extraction and the related activities by their very nature involve significant risks and hazards, including environmental hazards, as well as industrial and mining accidents. These include, for example, death or injury, seismic events, fires, cave-ins and blockages, flooding, tailings dam failure, discharges of gasses and toxic substances, contamination of water, air or soil resources, unusual and unexpected rock formation affecting ore or wall rock characteristics, ground or slope failures, rock bursts, wildfires, radioactivity and other accidents or conditions resulting from mining activities, including, among others, blasting and the transport, storage and handling of hazardous materials. Since the Kabanga Project is expected to be an underground mine, during the construction and operation phases of the Kabanga Project, geotechnical conditions pose a risk to ground stability around major infrastructure on the site and the use of pastefill to fill the holes drilled for the extraction of the ores poses the risk of pipe bursts, barricade failures and blockages of such pastefill. Further, since the Kabanga Project is a sulfide ore, there are inherent risks in mining high sulfur-content ore such as sulfuric dust bursts during mining and acidic run-off which pose health and safety risks.

We are at risk of experiencing environmental and other industrial hazards, as well as industrial and mining accidents. Any such incidents could have a material adverse effect on our business, financial condition, results of operations, prospects or liquidity. Seismic activity is of particular concern in the underground environment. Seismic events have intermittently in the past caused death and injury, and can result in safety-related stoppages. Additionally, seismic activity may also cause a loss of mining equipment, damage to and destruction of mineral properties and production facilities, monetary losses, environmental damage and potential legal liabilities.

Furthermore, there is the risk that relevant regulators may impose fines and work stoppages for non-compliant mining operating procedures and activities, which could reduce or halt production until lifted. The occurrence of any of these events could delay or halt production, increase production costs and result in financial and regulatory liability for us, which could have a material adverse effect on our business, financial condition, results of operations, prospects or liquidity.

In addition, the relevant environmental authorities may issue administrative directives and compliance notices in the future to enforce the provisions of the relevant statutes to take specific anti-pollution measures, continue with those measures and/or complete those measures. The authorities may also order the suspension of part, or all of, our operations if there is non-compliance with legislation. Contravention of some of these statutes may also constitute a criminal offense and an offender may be liable for a fine or imprisonment, or both, in addition to administrative penalties.

As a result, the occurrence of any of these events may have a material adverse effect on our business, financial condition, results of operations, prospects or liquidity.

Metals extraction operations and projects are vulnerable to supply chain disruption such that operations and development projects could be adversely affected by shortages of, as well as the lead times to deliver, strategic spares, critical consumables, mining equipment or metallurgical plant.

Our operations and development projects could be adversely affected by both shortages and long lead times to deliver strategic spares, critical consumables, including, for example, equipment, explosives, fuel, steel, spare parts, consumables and reagents, metals extraction equipment and metallurgical plant, as well as transportation delays. Import restrictions can also delay the delivery of parts and equipment. In the past, other metals extraction companies have experienced shortages in critical consumables, particularly as production capacity in the global mining industry expanded in response to increased demand for commodities. Shortages may result in unanticipated price increases and production delays and shortfalls, resulting in a rise in both operating costs and in the capital expenditure necessary to maintain and develop mining operations.

Individually, we and other metals extraction companies have limited influence over manufacturers and suppliers of these items. In certain cases, there are a limited number of suppliers for certain strategic spares, critical consumables, metals extraction equipment or metallurgical plant who command superior bargaining power relative to us. We could at times face limited supply or increased lead time in the delivery of such items.

Our procurement policy will be to source metals extraction, processing equipment and consumables from suppliers that meet our corporate values and ethical standards. Although we expect to monitor and assess suppliers on their governance conduct, there is a risk that we may fail to identify actual instances of unethical conduct by those suppliers or other activities that are inconsistent with our values and standards. In certain locations, where a limited number of suppliers meet these standards, additional strain may be placed on the supply chain, thereby increasing the cost of supply and delivery times. In addition, our efforts to monitor supply chain activities, including freight and logistics routes, and our engagement with our suppliers to identify disruptions on our ability to source materials or equipment or otherwise impact our operations, may not be sufficient to avoid disruptions that could have a material adverse effect on our business, financial condition, results of operations, prospects or liquidity. The Ukraine-Russia conflict has led to supply chain disruptions especially with respect to the supply of certain specific reagents and equipment.

Furthermore, supply chains and rates can be impacted by natural disasters, such as earthquakes and severe weather, such as storms, heavy rainfall and other impacts that may be increasing due to climate change, as well as other phenomena that include unrest, strikes, theft and fires. If we experience shortages, or increased lead times in the delivery of strategic spares, critical consumables, metals extraction equipment or processing plant, we might have to suspend some of our operations and our results of operations and financial condition could be adversely impacted.

Additionally, an outbreak of infectious diseases, a pandemic or other public health threat, such as the outbreak of the SARS-CoV-2 virus responsible for COVID-19 or an outbreak of the Ebola virus or the Marburg virus, or a fear of any of the foregoing, could adversely impact our operations by causing supply chain delays and disruptions, import restrictions or shipping disruptions, as well as operational shutdowns (including as part of government-mandated containment measures). For example, in response to the COVID-19 outbreak, during the months of March and December 2020, governments around the world imposed significant restrictions on the movement of goods, services and persons (including travel), including a nationwide lockdown of businesses and their citizens (quarantine). They could also result in the need to increase inventories on long lead time items and critical consumables and spares which may lead to an increase in working capital. In addition, restrictions in travel, including air travel, and border access may impact our ability to source and transport goods and services required to operate projects, transport the materials to refineries and ship salable products from refineries as well as increase the costs of so doing. On March 21, 2023, the Ministry of Health of the United Republic of Tanzania declared an outbreak of Marburg virus disease (“MVD”) in the country. As of June 2, 2023, a total of nine cases, including six deaths were reported from two villages in the Kagera region of Tanzania. On that date, the Ministry of Health declared the end of the MVD outbreak. We cannot guarantee that our crisis management measures will be adequate, that our supply chain and operations will not be adversely affected by a future Ebola, COVID-19, Monkeypox, MVD or other epidemic or pandemic outbreak or that there would be no related consequences, such as severe food shortages and social impact. Export restrictions related to any epidemic or pandemic (including as a result of government regulation and prevention measures) could similarly adversely impact our business, financial condition, results of operations, prospects or liquidity.

Power stoppages, fluctuations and usage constraints may force us to halt or curtail operations or increase costs.

Our primary source of electricity for the Kabanga Project will be supplied by TANESCO, a state-owned electricity utility company. Prolonged power outages, disruption or shortage in supply to our operations would have a material adverse impact on production and employee safety. In the past, electricity supply in Tanzania has been constrained, with multiple power disruptions and load shedding limitations. Further, Tanzania has recently begun rationing electricity due to a drop in hydroelectric output after a severe drought. As a result of the droughts, hydropower generation has slumped in Tanzania due to decreased water levels in rivers and reservoirs. Tanzania has begun efforts to increase its reliance on gas-fired electricity plants to mitigate this; however, there is no assurance that efforts to protect the national power grid will prevent a complete nationwide blackout, which would have a material adverse effect on our business, financial condition, results of operations, prospects or liquidity. Moreover, a switch from hydropower to gas-fired power at the Kabanga Project would increase the carbon footprint of our operations, which could in turn attract adverse publicity resulting in reputational damage or a negative impact on our “social license” to operate.

In respect of the potential Kell-Sedibelo-Lifezone Refinery, its operations will be dependent on electricity supplied by Eskom, which has continued with various stages of load shedding to protect the South African national system from a total blackout. There is no assurance that Eskom’s efforts to protect the national power grid will prevent a complete nationwide blackout, which would have an adverse effect on the operations and profitability of the potential Kell-Sedibelo-Lifezone Refinery. For more information, see “— Our development, growth, future profitability and ability to continue our operations may be impacted by geopolitical conditions, including in Tanzania.”

Our business will be subject to high fixed costs in the future, which may impact our profitability.

A substantial portion of our operating costs is comprised of fixed costs that do not vary based on production levels. These fixed costs include labor and benefits, base energy usage, property taxes, insurance, maintenance expenditures and depreciation. We expect that our fixed costs will increase as we ramp up our activity and begin operations. In particular, we will need to incur a substantial level of fixed costs prior to the commencement of the operations at the Kabanga Project. Fixed costs will generally include labor costs (including independent contractors), load and haul, drilling, blasting, rock breaking/crushing, electricity, reagents/grinding media and diesel. Moreover, once production begins, such increases in fixed costs will generally increase our per-ton costs and correspondingly decrease our per-ton operating margin. Higher fixed costs increase the risk that a relatively small change in productivity as a result of, for example, strikes or other work stoppages could have a disproportionate effect on operating and financial results.

In addition, above-inflation increases in fixed costs such as labor or base electricity costs may cause parts of our resources to become uneconomical to mine and lead to the closure of marginal sections of our operations. This would impact planned production levels and declared reserves and could have a material adverse effect on our business, financial condition, results of operations, prospects or liquidity.

Our actual costs of reclamation and mine closure may exceed current estimates, which may, along with an inability to safely close redundant operations, adversely affect our business.

Companies engaged in mining activities are required to set aside financial provisions for the costs associated with the rehabilitation, closure and ongoing post-decommissioning management of negative environmental impacts arising from such mining company’s prospecting, exploration, mining or production activities. Such requirements may include controlling the discharge of potentially dangerous effluents from a site, maintaining tailings storage facilities and restoring a site’s landscape to its pre-exploration form. If there is mismanagement or if any adverse events take place in relation to the aforementioned requirements, we could be held liable. Increasingly, regulators are seeking security in the form of cash collateral or bank guarantees in respect of environmental obligations. Estimates of the total ultimate closure, reclamation and rehabilitation costs for metals extraction operations are significant and based principally on life-of-mine profiles, changing inflation and discount rate assumptions, changing infrastructure and facilities design and current legal and regulatory requirements that may change materially. The actual costs of reclamation and mine closure are uncertain and planned expenditures may differ from the actual expenditures required. Further, sudden changes in a life-of-mine plan or the accelerated closure of a mine may give rise to the recognition of additional liabilities that are not anticipated. Therefore, the amount that we are required to spend could be materially higher than any current or future estimates. Any additional amount required to be spent on reclamation and mine closure may have a material adverse effect on our business, financial condition, results of operations, prospects or liquidity and may cause us to alter our operations. In addition, we may be required to maintain financial assurances, such as letters of credit, to secure reclamation obligations under certain laws and regulations. The failure to acquire, maintain or renew such financial assurances could subject us to fines and penalties or suspension of our operations. Letters of credit or other forms of financial assurance may represent only a portion of the total amount of money that will be spent on reclamation over the life of a mine’s operation. Although we will include liabilities for estimated reclamation and mine closure costs in our financial statements, it may be necessary to spend more than what we projected to fund required reclamation and mine closure activities.

Theft of the mineral concentrate, final metals and production inputs may occur. These activities are difficult to control, can disrupt our business and can expose us to liability.

We may experience illegal and artisanal mining activities and theft of metals bearing materials (which may be by employees or third parties), final metallic products or theft of or damage to infrastructure such as water pumps and environmental monitoring equipment at the Kabanga Project or future properties. The activities of illegal and artisanal miners could lead to reduction of mineral resources, potentially affecting the economic viability of mining certain areas and shortening the lives of the operations as well as causing possible operational disruption, project delays, disputes with illegal miners and communities, pollution or damage to property for which we could potentially be held responsible, leading to fines or other costs. Rising metal prices may result in an increase in mineral and metal theft. Further, in the case of any mineral projects which we may acquire in the future and which have historically had mining activity, we face an increased risk of theft with artisanal miners. The occurrence of any of these events could have a material adverse effect on our business, financial condition, results of operations, prospects or liquidity.

Any failure in the operation or maintenance of a tailings storage facility could negatively impact our business, reputation, operating results and financial condition.

Metals extraction companies face inherent risks in their operation of tailings storage facilities. Tailings storage facilities are structures built for the containment of fine mining waste, known as tailings. This waste, which consists mainly of material that is extracted during metals extraction but not used in the production of metals, must be disposed of in an appropriate manner so as not to impact the safety of the workforce and communities or cause environmental damage. However, the use of tailings storage facilities exposes us to certain risks, among them seepage of decanted tailings water or acid mine drainage and the failure of a dam wall at a tailings storage facility. Tailings storage facilities designed with upstream constructed embankments may present greater risk, particularly where the facility is located in a high seasonal rainfall area and where the embankments are constructed using reclaimed tailings materials. For example, in November 2022, the tailings dam of a diamond mine in Tanzania suffered a breach and caused mining waste and water to spill into surrounding areas. Similarly, in January 2019, the dam of a Brazilian mining company’s tailings storage facility (not associated with us) failed, releasing muddy tailings downstream, reaching and flooding certain communities, causing multiple deaths and extensive property and environmental damage in the surrounding area. The dam failure resulted in the immediate stoppage of that company’s mining operations pursuant to an order by government authorities. This dam failure followed another similar incident in Brazil in 2015 and in Canada in 2014. The occurrence of a dam failure at our tailings storage facility could also lead to the loss of human life and/or extensive property and permanent environmental damage, leading to the need for large expenditures on contingencies and on recovering the regions and people affected and the payment of penalties, fines or other money damages.

We cannot guarantee the effectiveness of our designs, construction quality or regular monitoring throughout our operations or that these measures will prevent the failure of one or more of our tailings dams or that such potential failure will be detected in advance.

The failure of a dam at a tailings storage facility could lead to multiple legal proceedings and investigations, which could include securities class actions, criminal proceedings and public civil actions (against us and/or individuals) for significant amounts of damages, including under applicable environmental laws. Furthermore, the elimination of the “conventional” practice of storing wet tailings (e.g. alternatively filtering, “dry” stacking and compacting the tailings) could require the research, development and deployment of new technologies, which could lead to additional large expenditures. As a result of the recent dam failures described above or as a result of future dam failures, additional environmental and health and safety laws and regulations may be forthcoming globally, which may ban or curtail any storage of wet tailings or the construction or use of upstream tailings dams. In addition, changes in industry standards, laws and regulations may impose more stringent conditions in connection with the licensing process of projects and operations and increased criminal and civil liability for companies, officers and contractors. For example, the International Council on Mining and Metals, the United Nations Environment Programme and the Principles for Responsible Investment have co-convened a global tailings review to establish an international tailings standard, the Global Tailings Standard.

The occurrence of any of the above mentioned risks could have a material adverse effect on our business, financial condition, results of operations, prospects or liquidity.

We face intense competition in the metals extraction and mining industry.

The metals extraction and mining industries are highly competitive in all of their phases, both domestically and internationally. Our ability to acquire properties and develop mineral resources and reserves in the future will depend not only on our ability to develop the Kabanga Project, but also on our ability to select and acquire suitable producing properties or prospects for mineral exploration, of which there is a limited supply. We may be at a competitive disadvantage in acquiring additional mining properties because we must compete with other individuals and companies, many of which have greater financial resources, operational experience and technical capabilities than us. We may also encounter competition from other mining companies in our efforts to hire experienced mining professionals. Competition could adversely affect our ability to attract necessary funding or acquire suitable producing properties or prospects for mineral exploration in the future. Competition for services and equipment could result in delays if such services or equipment cannot be obtained in a timely manner due to inadequate availability, and could also cause scheduling difficulties and cost increases due to the need to coordinate the availability of services or equipment. Any of the foregoing effects of competition could materially increase project development, exploration or construction costs, result in project delays and generally adversely affect our business and prospects.

Risks Related to Lifezone Metals Operating as a Public Company

Prior to the Business Combination, there was no public market for Lifezone Metals Ordinary Shares, and there is no guarantee that an active and liquid market will be maintained.

Prior to the Business Combination, there was no public market for Lifezone Metals Ordinary Shares, and there can be no assurance that one will be maintained. If a market is not maintained, it may be difficult for you to sell your Lifezone Metals Ordinary Shares. Public trading markets may also experience volatility and disruption. This may affect the pricing of Lifezone Metals’ securities in the secondary market, the transparency and availability of trading prices, the liquidity of Lifezone Metals Ordinary Shares and the extent of regulation applicable to Lifezone Metals. Lifezone Metals cannot predict the prices at which Lifezone Metals Ordinary Shares will trade.

In addition, it is possible that, in future quarters, Lifezone Metals’ operating results may be below the expectations of securities analysts and investors. As a result of these and other factors, the price of Lifezone Metals Ordinary Shares may decline.

The market price of Lifezone Metals Ordinary Shares could fluctuate significantly, which could result in substantial losses for purchasers of Lifezone Metals Ordinary Shares.

The market price of Lifezone Metals Ordinary Shares is affected by the supply and demand for such shares, which may be influenced by numerous factors, many of which are beyond Lifezone Metals’ control, including:

•        fluctuation in actual or projected operating results;

•        failure to meet analysts’ earnings expectations;

•        the absence of analyst coverage;

•        negative analyst recommendations;

•        changes in trading volumes in Lifezone Metals Ordinary Shares;

•        changes in Lifezone Metals’ shareholder structure;

•        changes in macroeconomic conditions;

•        the activities of competitors;

•        changes in the market valuations of comparable companies;

•        changes in investor and analyst perception with respect to Lifezone Metals’ business or the metals extraction or metals refining IP industries in general; and

•        changes in the statutory framework applicable to Lifezone Metals’ business.

As a result, the market price of Lifezone Metals Ordinary Shares may be subject to substantial fluctuation.

In addition, general market conditions and fluctuation of share prices and trading volumes could lead to pressure on the market price of Lifezone Metals Ordinary Shares, even if there may not be a reason for this based on Lifezone Metals’ business performance or earnings outlook. Furthermore, investors in the secondary market may view Lifezone Metals’ business more critically than prior or current investors, which could adversely affect the market price of Lifezone Metals Ordinary Shares in the secondary market.

If the market price of Lifezone Metals Ordinary Shares declines as a result of the realization of any of these or other risks, investors could lose part or all of their investment in Lifezone Metals Ordinary Shares.

Additionally, in the past, when the market price of a company’s shares has been volatile, holders of those shares have sometimes instituted securities class action litigation against the company that issued the shares. If any of Lifezone Metals’ shareholders were to bring a lawsuit against Lifezone Metals, Lifezone Metals could incur substantial costs defending the lawsuit. Such a lawsuit could also divert the time and attention of management from the business, which could significantly harm Lifezone Metals’ business, financial condition and operating results.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about Lifezone Metals’ business, the market price for Lifezone Metals Ordinary Shares and trading volume could decline.

The trading market for Lifezone Metals Ordinary Shares depends in part on the research and reports that securities or industry analysts publish about Lifezone Metals or its business. If securities or industry analyst coverage results in downgrades of Lifezone Metals Ordinary Shares or such analysts publish inaccurate or unfavorable research about Lifezone Metals’ business, the share price of Lifezone Metals Ordinary Shares would likely decline. If one or more of these analysts ceases coverage of Lifezone Metals or fails to publish reports on Lifezone Metals regularly, Lifezone Metals could lose visibility in the financial markets and demand for Lifezone Metals Ordinary Shares could decrease, which, in turn, could cause the market price or trading volume for Lifezone Metals Ordinary Shares to decline significantly.

In addition, organizations that provide information to investors on corporate governance and related matters have developed ratings processes for evaluating companies on their approach to ESG matters. Such ratings are used by some investors to inform their investment and voting decisions. Inaccurate or unfavorable ESG ratings could lead to negative investor sentiment towards Lifezone Metals, which could have a negative impact on the market price and demand for Lifezone Metals Ordinary Shares, as well as Lifezone Metals’ access to and cost of capital.

Lifezone Metals incurs increased costs as a result of operating as a public company, and its management is required to devote substantial time to new compliance initiatives and corporate governance practices.

As a public company, Lifezone Metals incurs significant legal, accounting and other expenses that LHL did not incur as a private company. For example, Lifezone Metals is subject to the reporting requirements of the Exchange Act and is required to comply with the applicable requirements of the Sarbanes-Oxley Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as rules and regulations of the SEC and NYSE.

Compliance with these requirements increases Lifezone Metals’ legal and financial compliance costs and makes some activities more time-consuming and costly. In addition, our management and other personnel are required to divert their attention from operational and other business matters to devote substantial time to these public company requirements. In particular, we incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of the Sarbanes-Oxley Act, which will increase further when Lifezone

Metals is no longer an “emerging growth company” as defined under the JOBS Act. As a public company, Lifezone Metals is hiring additional accounting and financial staff with appropriate public company experience and technical accounting knowledge and may need to establish an internal audit function.

We do not anticipate paying dividends before we achieve significant profitability and, as a result, your ability to achieve a return on capital of your investment may depend on appreciation in the price of Lifezone Metals Ordinary Shares.

None of Lifezone Limited, KNL and LHL has ever declared or paid any cash dividends on its ordinary shares and we do not intend to pay any cash dividends in the foreseeable future. We anticipate that we will retain all of our future earnings for use in the development of our business and for general corporate purposes. In addition, our ability to pay cash dividends is not currently, but may in the future be, limited by the terms of our credit agreements, and any future credit or other agreements may contain terms prohibiting or limiting the amount of dividends that may be declared or paid on our ordinary shares. Accordingly, investors must rely on sales of their ordinary shares after price appreciation, which may never occur, as the only way to realize any future gains on their investments.

We have broad discretion over the use of our cash balances and may not apply such balances in ways that increase the value of your investment.

Our management has broad discretion in the application of the cash balances of Lifezone Metals and, as a result, you will have to rely on the judgment of our management with respect to the use of such balances. Our management may spend a portion or all of our cash balances in ways that not all shareholders approve of, or that may not yield a favorable return. Management failure to apply these funds effectively could harm our business.

Lifezone Metals’ management team has limited experience managing a public company, which may result in difficulty adequately operating and growing Lifezone Metals’ business.

Lifezone Metals’ management team has limited experience managing a publicly traded company, interacting with public company investors and complying with the increasingly complex laws pertaining to public companies. Lifezone Metals’ management team may not successfully or efficiently manage their new roles and responsibilities or the transition to being a public company subject to significant regulatory oversight and reporting obligations under U.S. federal securities laws and the continuous scrutiny of analysts and investors. These new obligations and constituents require significant attention from Lifezone Metals’ senior management and could divert their attention from the day-to-day management of Lifezone Metals’ business, which could adversely affect Lifezone Metals’ business, financial condition and operating results.

As a private company, Lifezone Limited had not endeavored to establish and maintain public-company-quality internal controls over financial reporting. If Lifezone Metals fails to establish and maintain proper and effective internal controls over financial reporting, as a public company, its ability to produce accurate and timely financial statements could be impaired, investors may lose confidence in its financial reporting and the trading price of its shares may decline.

Pursuant to Section 404 of the Sarbanes-Oxley Act, following the consummation of the Business Combination, the report by management on internal controls over financial reporting is on Lifezone Metals’ financial reporting and internal controls (as accounting acquirer). As a private company, neither Lifezone Limited nor Lifezone Metals had previously been required to conduct an internal control evaluation and assessment. The rules governing the standards that must be met for management to assess internal controls over financial reporting are complex and require significant documentation, testing and possible remediation. To comply with the Sarbanes-Oxley Act, the requirements of being a reporting company under the Exchange Act and any complex accounting rules in the future, Lifezone Metals may need to upgrade its information technology systems, implement additional financial and management controls, reporting systems and procedures, and hire additional accounting and finance staff. If Lifezone Metals is unable to hire the additional accounting and finance staff necessary to comply with these requirements, it may need to retain additional outside consultants. Lifezone Metals may not be able to effectively and timely implement controls and procedures that adequately respond to the increased regulatory compliance and reporting requirements that are applicable after the consummation of the Business Combination.

Any failure to maintain internal controls over financial reporting could severely inhibit Lifezone Metals’ ability to accurately report its financial condition, operating results or cash flows. If Lifezone Metals is unable to comply with the requirements of the Sarbanes-Oxley Act or conclude that its internal controls over financial reporting is effective, investors may lose confidence in the accuracy and completeness of its financial reports, the market price of its securities could decline, and Lifezone Metals could be subject to sanctions or investigations by the NYSE, the SEC or other regulatory authorities. Failure to remedy any material weakness in Lifezone Metals’ internal controls over financial reporting, or to implement or maintain other effective control systems required of public companies, could also restrict Lifezone Metals’ future access to the capital markets. In addition, failure to implement adequate internal controls or ensure that books and records accurately reflect transactions could result in criminal and civil fines and penalties under the FCPA, as well as related reputational harm and legal fees in defense of such investigations. Any of the foregoing risks could have an adverse effect on Lifezone Metals’ business, financial condition, results of operations, prospects or liquidity.

Failure to establish and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our business and stock price.

We are required to comply with the SEC’s rules implementing Sections 302 and 404 of the Sarbanes-Oxley Act, which requires management to certify financial and other information in our annual reports and provide an annual management report on the effectiveness of controls over financial reporting. Although we are required to disclose changes made in our internal controls and procedures on an annual basis, we are not required to make our first internal annual assessment of our internal control over financial reporting pursuant to Section 404 until the year following our first annual report required to be filed with the SEC. As an emerging growth company, our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 until the later of (i) the year following our first annual report required to be filed with the SEC or (ii) the date we are no longer an emerging growth company. At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed, or operating.

As a private company, we did not have any internal audit function. To comply with the requirements of being a public company, we have undertaken various actions, and will need to take additional actions, such as implementing numerous internal controls and procedures and hiring additional accounting or internal audit staff or consultants. Testing and maintaining internal control can divert our management’s attention from other matters that are important to the operation of our business. To achieve compliance with section 404 within the prescribed period, we will be engaged in a process to document and evaluate our internal control over financial reporting, which is both costly and challenging. Additionally, when evaluating our internal control over financial reporting, we may identify material weaknesses that we may not be able to remediate in time to meet the applicable deadline imposed upon us for compliance with the requirements of Section 404. If we identify any material weaknesses in our internal control over financial reporting or are unable to comply with the requirements of Section 404 in a timely manner or assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal control over financial reporting once we are no longer an emerging growth company, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our common stock could be negatively affected. We could also become subject to investigations by the SEC, the stock exchange on which our securities are listed or other regulatory authorities, which could require additional financial and management resources. In addition, if we fail to remedy any material weakness, our financial statements could be inaccurate, and we could face restricted access to capital markets.

Lifezone Metals is an “emerging growth company”, and the reduced disclosure requirements applicable to emerging growth companies may make Lifezone Metals Ordinary Shares less attractive to investors.

Lifezone Metals is an “emerging growth company,” as defined in the JOBS Act. As a result, Lifezone Metals may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including the ability to furnish two rather than three years of income statements and statements of cash flows in various required filings and not being required to include an attestation report on internal controls over financial reporting issued by Lifezone Metals’ independent registered public accounting firm. As a result, Lifezone Metals’ shareholders may not have access to certain information that they deem important. Lifezone Metals could be an emerging growth company for up to five years, although Lifezone Metals would lose that status sooner if its gross revenue exceeds $1.235 billion, if it issues more than $1.0 billion in nonconvertible debt in a three-year period, or if the fair value of its common stock held by non-affiliates is equal to or exceeds $700.0 million (and Lifezone Metals has been a public company for at least 12 months and has filed one annual report on Form 20-F).

Lifezone Metals cannot predict if investors will find Lifezone Metals Ordinary Shares less attractive if it relies on these exemptions. If some investors find Lifezone Metals Ordinary Shares less attractive as a result, there may be a less active trading market for the Lifezone Metals Ordinary Shares and its share price may be more volatile.

As a foreign private issuer, Lifezone Metals is not subject to U.S. proxy rules and is subject to Exchange Act reporting obligations that, to some extent, are more lenient and less frequent than those of a U.S. domestic public company, which may make Lifezone Metals Ordinary Shares less attractive to investors.

Lifezone Metals reports under the Exchange Act as a non-U.S. company with foreign private issuer status. Because Lifezone Metals qualifies as a foreign private issuer under the Exchange Act, Lifezone Metals is exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including (1) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act, (2) the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time and (3) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information. In addition, foreign private issuers are not required to file their annual report on Form 20-F until 120 days after the end of each fiscal year, while U.S. domestic issuers that are accelerated filers are required to file their annual report on Form 10-K within 75 days after the end of each fiscal year and U.S. domestic issuers that are large accelerated filers are required to file their annual report on Form 10-K within 60 days after the end of each fiscal year. Foreign private issuers are also exempt from Regulation FD, which is intended to prevent issuers from making selective disclosures of material information. As a result of all of the above, holders of Lifezone Metals Ordinary Shares may not have the same protections afforded to shareholders of a company that is not a foreign private issuer.

As a company incorporated in the Isle of Man, Lifezone Metals is permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from NYSE corporate governance listing standards; these practices may afford less protection to shareholders than they would enjoy if Lifezone Metals complied fully with NYSE corporate governance listing standards.

As a company incorporated in the Isle of Man and listed on the NYSE, Lifezone Metals is subject to NYSE corporate governance listing standards. However, NYSE rules permit a foreign private issuer such as Lifezone Metals to follow the corporate governance practices of its home country. Certain corporate governance practices in the Isle of Man, Lifezone Metals’ home country, may differ significantly from NYSE corporate governance listing standards. For instance, Lifezone Metals may choose to follow home country practice in lieu of NYSE corporate governance listing standards such as:

•        having a majority of the board be independent (although all of the members of the audit committee must be independent under the Exchange Act);

•        having a compensation committee and a nominating or corporate governance committee consisting entirely of independent directors;

•        having annual meetings and director elections; and

•        obtaining shareholder approval prior to certain issuances (or potential issuances of securities).

Lifezone Metals intends to follow home country practice and be exempt from requirements to obtain shareholder approval for the issuance of 20% or more of its outstanding shares under NYSE listing rule 312.03(c). If, in the future, Lifezone Metals chooses to follow other home country practices in lieu of NYSE corporate governance listing standards (such as the ones listed above), Lifezone Metals’ shareholders may be afforded less protection than they otherwise would have under corporate governance listing standards applicable to U.S. domestic issuers. For more information about Lifezone Metals’ corporate governance practices, please see the subsection entitled “Management — Foreign Private Issuer Status” below.

We may lose our foreign private issuer status which would then require us to comply with the Exchange Act’s domestic reporting regime and cause us to incur significant additional legal, accounting and other expenses.

We are a foreign private issuer and therefore we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act applicable to U.S. domestic issuers. If in the future we are not a foreign private issuer as of the last day of the second fiscal quarter in any fiscal year, we would be required to comply with all of the periodic disclosure, current reporting requirements and proxy solicitation rules of the Exchange Act applicable to U.S. domestic issuers. In order to maintain our current status as a foreign private issuer, either (a) a majority of our ordinary shares must be directly or indirectly owned of record by non-residents of the United States or (b)(i) a majority of our directors and executive officers may not be U.S. citizens or residents, (ii) more than 50% of our assets cannot be located in the United States and (iii) our business must be administered principally outside the United States. If we were to lose this status, we would be required to comply with the Exchange Act reporting and other requirements applicable to U.S. domestic issuers, which are more detailed and extensive than the requirements for foreign private issuers. We may also be required to make changes in our corporate governance practices in accordance with various SEC and stock exchange rules. The regulatory and compliance costs to us if we are required to comply with the reporting requirements applicable to a U.S. domestic issuer may be significantly higher than the costs we would incur as a foreign private issuer. As a result, we expect that a loss of foreign private issuer status would increase our legal and financial compliance costs and would make some activities highly time consuming and costly. These rules and regulations could also make it more difficult for us to attract and retain qualified executive directors and non-executive directors.

As the rights of shareholders under Isle of Man law differ from those under U.S. law, you may have fewer protections as a shareholder.

Lifezone Metals’ corporate affairs are governed by the Amended and Restated Memorandum and Articles of Association of Lifezone Metals, the Isle of Man Companies Act and the common law of the Isle of Man. The rights of shareholders to take legal action against Lifezone Metals’ directors, actions by minority shareholders and the fiduciary responsibilities of directors under Isle of Man law are governed by the Isle of Man Companies Act and the common law of the Isle of Man. The common law of the Isle of Man is derived in part from comparatively limited judicial precedent in the Isle of Man. The rights of Lifezone Metals’ shareholders and the fiduciary responsibilities of Lifezone Metals’ directors under Isle of Man law are partially codified in the Isle of Man Companies Act but are not as clearly established as they would be under statutes or judicial precedents in some jurisdictions in the United States. The duties and liabilities of directors of an Isle of Man company are governed by a combination of statute and common law (based primarily on English common law). The laws in the Isle of Man do not expressly set out the directors’ common law fiduciary duties in statute. In particular, the Isle of Man has a less exhaustive body of securities laws as compared to the United States, and some states (such as Delaware) have more fully developed and judicially interpreted bodies of corporate law. There is no statutory recognition in the Isle of Man of judgments obtained in the U.S., although the courts of the Isle of Man will in certain circumstances recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits. As a result of all of the above, holders of Lifezone Metals Ordinary Shares may have more difficulty in protecting their interests in the face of actions taken by Lifezone Metals’ management, members of the board of directors or major shareholders than they would as shareholders of a U.S. company.

The Amended and Restated Memorandum and Articles of Association of Lifezone Metals contains certain provisions, including anti-takeover provisions, which limit the ability of shareholders to take certain actions and could delay or discourage takeover attempts that shareholders may consider favorable.

The Amended and Restated Memorandum and Articles of Association of Lifezone Metals contains provisions that could have the effect of rendering more difficult, delaying, or preventing an acquisition that shareholders may consider favorable, including transactions in which shareholders might otherwise receive a premium for their shares. These provisions could also limit the price that investors might be willing to pay in the future for Lifezone Metals Ordinary Shares, and therefore depress the trading price. These provisions could also make it difficult for shareholders to take certain actions, including electing directors who are not nominated by the incumbent members of the Lifezone Metals’ Board of Directors or taking other corporate actions, including effecting changes in Lifezone Metals’ management, and may inhibit the ability of an acquiror to effect an unsolicited takeover attempt. Shareholders may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions in the jurisdictions in which Lifezone Metals is incorporated or in which Lifezone Metals operates based on U.S. or other foreign laws against Lifezone Metals, its management or the experts named in this registration statement.

Lifezone Metals is an Isle of Man incorporated company and substantially all of its assets and operations are located outside of the U.S. In addition, most of Lifezone Metals’ directors and officers reside outside the U.S. and the substantial majority of their assets are located outside of the U.S. As a result, it may be difficult to effect service of process within the U.S. or elsewhere upon these persons. It may also be difficult to enforce judgments in the jurisdictions in which Lifezone Metals operates or Isle of Man courts against Lifezone Metals and its officers and directors. It may be difficult or impossible to bring an action against Lifezone Metals in the Isle of Man if you believe your rights under the U.S. securities laws have been infringed. In addition, there is uncertainty as to whether the courts of the Isle of Man or jurisdictions in which Lifezone Metals operates would recognize or enforce judgments of U.S. courts against Lifezone Metals or such persons predicated upon the civil liability provisions of the securities laws of the U.S. or any state and it is uncertain whether such Isle of Man courts or courts in jurisdictions in which Lifezone Metals operates would hear original actions brought in the Isle of Man or jurisdictions in which Lifezone Metals operates against Lifezone Metals or such persons predicated upon the securities laws of the U.S. or any state. Please see the section entitled “Service of Process and Enforceability of Civil Liabilities Under U.S. Securities Laws.”

There is no statutory procedure in the Isle of Man for the recognition or enforcement of judgments of the courts of the United States. However, under Isle of Man common law, a foreign judgment in personam given by the court of a foreign country with jurisdiction to give that judgment may be recognized and enforced by an action for the amount due under it provided that the judgment: (i) is for a debt or definite sum of money (not being a sum payable in respect of taxes or other charges of a like nature or in respect of a fine or other penalty); (ii) is final and conclusive; (iii) was not obtained by fraud; (iv) is not one whose enforcement would be contrary to public policy in the Isle of Man; and (v) was not obtained in proceedings which were opposed to natural justice in the Isle of Man.

Mail sent to Lifezone Metals may be delayed.

Mail addressed to Lifezone Metals and received at its registered office will be forwarded unopened to the forwarding address supplied by Lifezone Metals. None of Lifezone Metals, its directors, officers, advisors or service providers (including the organization which provides registered office services in the Isle of Man) will bear any responsibility for any delay howsoever caused in mail reaching the forwarding address. As a result, shareholder communications sent by mail to Lifezone Metals may be delayed.

In the event BHP completes the Tranche 3 Investment and gains majority ownership of KNL, LHL and Lifezone Limited may be classified as inadvertent investment companies for the purposes of the ICA, which may have a material adverse effect on us.

We require and will continue to require significant additional capital to fund our business, including to develop the Kabanga Project into a sustainable and operational nickel mine and refinery. Pursuant to BHP’s investment in KNL on December 24, 2021, and the Tranche 2 Investment on February 15, 2023, BHP currently owns 17% of the shareholding of KNL, having cumulatively invested $90 million directly in KNL. Additionally, for strategic reasons to facilitate the development of the Kabanga Project, pursuant to the Tranche 3 Option Agreement, BHP has the option to consummate a further investment in KNL, subject to certain conditions being satisfied.

As of date of this prospectus, none of Lifezone Metals, LHL or Lifezone Limited are investment companies. Further, none of their total assets as of December 31, 2023, consists of investment securities. However, in the event the Tranche 3 Investment is consummated, BHP would own a majority equity interest in KNL (representing a 51% indirect interest in TNCL) and we would indirectly hold the remaining equity interest, and KNL would cease to be a majority-owned subsidiary of Lifezone Metals from that time onwards. As a result of such investment, Lifezone Limited may be deemed to be an investment company under the ICA. LHL and Lifezone Limited are in the process of applying for an order from the SEC declaring that both LHL and Lifezone Limited are engaged primarily in a business other than that of investing, reinvesting, owning, holding, or trading in securities, which would in turn mean that they will no longer be deemed to be investment companies under the ICA. We cannot assure you that we will receive the order in a timely manner or at all.

In the event we do not receive such order, we would be required to substantially restructure our business so as to otherwise be excepted from the ICA, which would materially and adversely affect the ongoing viability of our metals extraction and IP licensing businesses. In addition, if we choose not to restructure our businesses, we believe that it would be extremely difficult for us to obtain financing necessary to pursue our strategic objectives due to regulatory restrictions under the ICA. Any such alternatives would have a material adverse effect on our business, financial condition, results of operations, prospects or liquidity.

Risks Related to ESG

We are increasingly expected to operate in a responsible and sustainable manner and to provide benefits and mitigate adverse impacts to affected communities. Failure, or perceived failure, to do so may result in legal suits, additional costs to address social or environmental impacts of operations, investor divestment, adverse reputational impacts and loss of “social license to operate,” and could adversely impact our financial condition.

As a result of public concern about the perceived ill effects of economic globalization and resource extraction activities, businesses in general and metals extraction companies in particular face increasing public scrutiny of their activities. The cost of measures and other issues relating to the sustainable development of metals extraction operations could place significant demands on personnel resources, could increase capital and operating costs and could have an adverse impact on our reputation, results of operations and financial condition.

Metals extraction companies are under increasing pressure to demonstrate that, while they seek a satisfactory return on investment for shareholders, other social partners, including employees, host communities and, more broadly, the countries in which they operate, also benefit from their commercial activities. Such pressures tend to be particularly focused on companies whose activities are perceived to have a high impact on their social and physical environment. Social media and other web-based tools to share user-generated content further increase the potential scope and force of public scrutiny. Adverse publicity in cases where companies are believed not to be creating sufficient social and economic benefit may result in reputational damage, active community opposition, allegations of human rights abuses, legal suits and investor withdrawal. In addition, there have been many instances in which local community groups have opposed metals extraction activities, which have resulted in disruption and delays to the relevant operation.

Metals extraction operations are often located at or near existing towns and villages, natural waterways and other infrastructure or natural resources. As the impacts of dust generation, waste storage, increase in vehicular activity, water pollution or water shortages may be directly adverse to those communities, poor environmental management practices, or, in particular, adverse changes in the supply or quality of water, can result in community protest, regulatory sanctions or ultimately in the withdrawal of community and government support for such operations.

If we are unsuccessful in securing community support for our projects, or groups opposed to mining successfully pursue similar or other legal mechanisms to attempt to block exploration or extraction activities, there could be an adverse impact on our reputation, our ability to develop our mining concessions, and our results of operations and financial condition. For example, the Resettlement Action Plan (“RAP”) with respect to the Kabanga Project has been developed to national standards and is now at the implementation phase, including physical relocation and resettlement of the project affected people (“PAPs”). There is a risk that the RAP does not move to the implementation phase due to court cases or grievances of PAPs or other parties, which would delay the project construction and production timelines. Further, there is also a risk that the PAPs, related parties, NGOs or governmental departments raise grievances or court cases related to the RAP, several years after the commencement of operations at Kabanga. In both scenarios, in addition to the risk of litigation and increase of costs and delays, our reputation and the reputation of the project may be adversely affected.

Disputes with surrounding communities may also affect our metals extraction operations, particularly where they result in restrictions of access to supplies and to metals extraction operations. Workers’ access to land may be subject to the rights or asserted rights of various community stakeholders, including indigenous people. Access to land and land use is of critical importance to us for exploration and metals extraction, as well as for ancillary infrastructure.

Any such actions and the resulting media coverage could have an adverse effect on our reputation and financial condition or our relationships with the communities in which we operate, which could adversely impact our “social license to operate” and in turn have a material adverse effect on our business, financial condition, results of operations, prospects or liquidity.

A failure to understand, manage and provide greater transparency of our exposure to ESG-related risks or an overstatement of the potential ESG benefits of our products or technology may have adverse implications for us and stakeholders.

ESG-related risks may directly or indirectly impact our business and the achievement of our strategy and consequently those of our key stakeholders, which range from customers, institutional investors, employees and suppliers, to policymakers, regulators, industry organizations and local communities. A failure to transparently and consistently implement our ESG strategy across IP licensing business and the metals extraction business may adversely impact our financial condition and reputation and may negatively impact our stakeholders, who all have expectations, concerns and aims related to ESG matters, which may differ, both within and across the markets in which we operate.

While we may create and publish voluntary disclosures regarding ESG matters from time to time, many of the statements in those voluntary disclosures will be based on hypothetical expectations and assumptions that may or may not be representative of current or actual risks or events or forecasts of expected risks or events, including the costs associated therewith. Such expectations and assumptions are necessarily uncertain and may be prone to error or subject to misinterpretation given the long timelines involved and the lack of an established single approach to identifying, measuring, and reporting on many ESG matters. Voluntary disclosures regarding ESG matters, as well as any ESG disclosures mandated by law, could result in private litigation or government investigation or enforcement action regarding the sufficiency, veracity, or validity of such disclosures. In addition, failure or a perception (whether or not valid) of failure to implement ESG strategies or achieve ESG goals or commitments, including any GHG reduction or neutralization goals or commitments, could result in private litigation and damage our reputation, cause investors or consumers to lose confidence in us, and negatively impact our operations. For example, while a study by EY Cova has indicated that the Kell Process Technology results in lower GHG emissions and lower consumption of electricity compared to smelting, no active refinery currently licenses our Hydromet Technology and we are currently in the process of developing the Kabanga Hydromet Technology. Accordingly, our Hydromet Technology and the resultant metals may not achieve the expected ESG-related benefits or at all. For further details, see “Lifezone Metals’ Business — Environmental, social and governance matters”. For further details see, “Lifezone Metals’ Business — Environmental, social and governance matters.”

Further, governments around the world are increasingly regulating the reporting of ESG metrics and their ESG standards generally. The requirement to meet particular ESG standards has already been made abundantly clear by “western” car and battery manufacturers when sourcing battery raw materials used in their supply chains. However, the countries in which we operate may not adhere to the international best practices or have as stringent rules as other jurisdictions. If we are unable to meet the global ESG standards or reporting metrics satisfactorily, due to their internal ESG-related requirements, customers may not purchase our products in the quantities that we expect or at all, which would in turn have a material adverse effect on our business, financial condition, results of operations, prospects or liquidity.

Regulations and pending legislation governing issues involving climate change could result in increased operating costs, which could have a material adverse effect on our business, financial condition, results of operations, prospects or liquidity.

GHGs are and will be emitted directly by our operations, by external utilities from which we may need to purchase electricity and by suppliers from which we may need to purchase consumables. Although refineries using our Hydromet Technology are expected to emit fewer GHGs than refineries using traditional smelting and refining technologies, they will still emit substantial levels of GHGs. Certain members of the international community negotiated a treaty at the Conference of the Parties of the UN Framework Convention on Climate Change in Paris in December 2015 (the “Paris Agreement”). The Paris Agreement, which came into force in November 2016, requires developed countries to set targets for GHG emissions reductions. In order to meet national reductions commitments, including a goal of “net zero” carbon or carbon neutrality by 2050 set by numerous jurisdictions, it is likely that additional measures addressing GHG emissions, including stricter GHG emissions limits and/or some form of carbon pricing, will be implemented in various countries in the future. Additionally, the UN Climate Change Conference of Parties, held in November 2021, concluded with the finalization of the Glasgow Climate Pact, which stated long-term global goals (including those in the Paris Agreement) to limit the increase in the global average temperature to 1.5°C and emphasized reduction in GHG emissions and a commitment that countries would phase out inefficient fossil fuel subsidies.

Carbon pricing refers to various initiatives that seek to internalize the social or environmental cost of carbon on industries by imposing taxes, cap-and-trade schemes and/or the elimination of free credits for carbon emissions. As governments continue to set aggressive decarbonization targets to meet the commitments made as a result of the Paris Agreement, carbon pricing systems are likely to be implemented in a number of jurisdictions, including in Tanzania where we operate and other areas where we have or may in the future have licensees and operations. Such measures could require us to reduce our direct GHG emissions or energy use or to incur significant costs for GHG emissions allowances or taxes, including as a result of costs or taxes passed on by electricity utilities and consumable suppliers which supply our operations. We could also incur significant costs associated with capital equipment to reduce GHG emissions, as well as GHG monitoring and reporting and other obligations to comply with applicable requirements. Such measures could drive up the costs of capital goods, energy and other utility and consumable costs that are critical inputs to our metals extraction operations.

Certain countries, including Australia and Brazil, have passed or are considering GHG trading or tax schemes and/or other regulation of GHG emissions. In regions which rely more on fossil fuels for energy, such as Tanzania and South Africa, mandated GHG reductions and/or carbon pricing measures could have a material adverse effect on our production activities, business, financial condition, results of operations, prospects or liquidity.

There can be no assurance that we will be able to meet our voluntary targets relating to GHG emissions or comply with targets that may be imposed on the mining and refining industries by external regulators. Further, additional, new and/or different regulations in this area, such as the imposition of stricter limits than those currently contemplated, could be enacted, all of which could have a material adverse effect on our business, financial condition, results of operations, prospects or liquidity.

Furthermore, the potential physical impacts of climate change on our operations are highly uncertain and may adversely impact the cost, production and financial performance of our operations. Finally, litigation risks are also increasing as a number of parties have sought to bring suit against various companies in court, alleging, among other things, that such companies created public nuisances by producing products or fuels that contributed to climate change or alleging that the companies have been aware of the adverse effects of climate change for some time but defrauded their investors or customers by failing to adequately disclose those impacts. Should we be targeted by any such litigation, we may incur liability, which, to the extent that societal pressures or political or other factors are involved, could be imposed without regard to causation or contribution to the asserted damage, or to other mitigating factors. An unfavorable ruling in any such case could significantly impact our operations and could have an adverse impact on our financial condition.

Risks Related to Doing Business in Tanzania and South Africa

Investor perceptions of risks in developing countries or emerging markets, including in Tanzania and South Africa, could reduce investor appetite for investments in these countries or for the securities of issuers operating in these countries, such as Lifezone Metals.

Emerging markets, including Tanzania and South Africa, are generally subject to greater risks, including legal, regulatory, economic and political risks, than more developed markets. There may also be unpredictability with respect to court judgments, including in cases involving the local government. Accordingly, investors should exercise particular care in evaluating the risks involved and should consider whether, in light of these risks, investing in the shares of a company whose assets and operations are based in an emerging market is appropriate. Economic crises in one or more such countries may reduce overall investor appetite for securities of issuers operating in developing countries generally, even for such issuers that operate outside the regions directly affected by the crises. Past economic crises in developing countries have often resulted in significant outflows of international capital and caused issuers operating in developing countries to face higher costs for raising funds, and in some cases have effectively impeded access to international capital markets for extended periods.

Thus, even if the economies of the countries in which Lifezone Metals operates remain relatively stable, financial turmoil in any developing market country could have an adverse effect on Lifezone Metals’ business, financial condition, results of operations, prospects or liquidity.

Our operations are subject to water use regulations, which could impose significant costs and burdens.

Tanzania and South Africa are water-scarce countries, where the demand for water exceeds natural water availability in river basins. As a result, our operations will be subject to regulatory controls on usage and disposal of water. Under Tanzanian and South African law, metals extraction operations are subject to water use licenses and/or authorizations that govern each operation’s water usage and that require, among other things, metals extraction companies to achieve and maintain certain water quality limits regarding all water discharges. We may therefore face increasing competition for water uses both in respect of surface and groundwater, which will not only have implications from a water allocation and entitlement perspective but may result in higher operating costs from a tariff perspective, as water use charges may increase. If water scarcity becomes acute, this would raise risks in relation to the sustainability of supply, and there may be a need for us to implement new technology in order to use water more efficiently. In Tanzania, the use of water is subject to the prior permit from the regional water board which has jurisdiction where the mine is located. The regional water board, expected to be Kagera Basin Water Board, will impose a limit on the quantity of water that the Kabanga Project is authorized to use in its operations for a specified period of time. Such permit will be subject to payment of fees, which will be assessed by the water board. Further to the environmental effects that the world is currently going through, the fees imposed by the water board may increase substantially which may affect the profitability of our operations at Kabanga.

Any failure by us to secure access to suitable water supplies, or achieve and maintain compliance with applicable requirements of the permits or licenses, could result in curtailment or halting of commencement or ongoing production at the affected operations. Incidents of water pollution or shortage can, in certain cases, lead to community protest and ultimately to the withdrawal of community and government support for our operations. A failure by us to comply with water contamination-related directives may result in further, more stringent, directives being issued against us, which may, in some cases, result in a temporary or partial shutdown of our operations.

Any failure by us to achieve or maintain compliance with the requirements of any of our water use licenses with respect to any of our operations, including poor water management and control of current operating mines and redundant operations, could result in our being subject to substantial claims, penalties, fees and expenses, significant delays in operations, or the suspension or withdrawal of our entitlement to use water and negatively impact operating licenses. This could have a material adverse effect on our business, financial condition, results of operations, prospects or liquidity.

Our business and operations may be negatively impacted by laws and regulations applicable to foreign owned companies and barriers to foreign investment in Tanzania.

The political and business climate in Tanzania have often been marked by strong economic nationalism manifested by direct legal barriers or indirect business climate barriers. These barriers include but are not limited to unpredictable actions of nationalization, opaque regulatory approval processes which may favor local firms, delays in customs clearances or visa approvals for expatriate workers, and foreign ownership restrictions in respect of lands and infrastructure. We anticipate that any lack of predictability with respect to the treatment of foreign investment in Tanzania may negatively affect our ability to raise project financing. Additionally, any adverse legal or political shift targeted at foreign owned enterprise or investment may result in cost increases, business interruptions, asset seizures or other adverse consequences for our business. Although we intend to mitigate the risk of these possibilities by conducting our business through domestically incorporated subsidiaries and local agents, and although we cannot identify any particular policy, law, or condition that may negatively impact our business at this time, we will have little recourse should any negative conditions arise, and our business could suffer irrecoverable loss or fail as a result.

The potential impact of the control of currency conversion, restrictions on dividends or the ability to transfer funds out of Tanzania and/or South Africa may negatively impact our business.

In Tanzania, transactions larger than $10,000 must be reported to the Bank of Tanzania. Therefore, we may potentially find our business operations delayed due to administrative burdens and business growth limited or slowed due to a lack of adequate infrastructure in place in Tanzania. In case similar restrictions or other controls on currency conversion or restrictions on dividends are introduced in South Africa, we may not be able receive royalty or dividend payments arising out of the potential Kell-Sedibelo-Lifezone Refinery.

Any downgrading of Tanzania’s debt rating by an international rating agency, or an increase in interest rates in Tanzania, could adversely affect our ability to generate or use letters of credit.

With our vendors we will attempt to establish a record of execution that can eventually lead to back-to-back letters of credit, which would greatly enhance our business and help us grow rapidly. Back-to-back letters of credit are used primarily in international transactions, with the first letter of credit serving as collateral for the second. Any adverse revisions to the credit ratings for Tanzania for domestic and international debt by international rating agencies as well as an increase in interest rates or a tightening of credit may adversely affect our ability to finance growth through back-to-back letters of credit, which could lead to a decrease in our growth rate, adversely affecting our share price.

Risks Related to Ownership of Lifezone Metals’ Securities

There can be no assurance that Lifezone Metals will be able to comply with the continued listing standards of NYSE.

Our Lifezone Metals Ordinary Shares are listed on the NYSE. If we violate the NYSE’s listing requirements or if we fail to meet any of the NYSE’s continued listing standards, our securities may be delisted. If the NYSE delists our securities from trading, then we and our shareholders could face significant material adverse consequences including:

•        limited availability of market quotations for the combined company’s securities;

•        determination that our securities are “penny stocks,” which would require brokers trading in our securities to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market;

•        limited analyst coverage; and

•        decreased ability to issue additional securities or obtain additional financing in the future.

A significant portion of Lifezone Metals’ total outstanding shares following the closing of the Business Combination may be sold into the market over a condensed period. This could cause the market price of the Lifezone Metals Ordinary Shares to drop significantly, even if Lifezone Metals’ business is doing well.

Sales of a substantial number of Lifezone Metals Ordinary Shares in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of the Lifezone Metals Ordinary Shares.

Pursuant to the New Registration Rights Agreement, the Subscription Agreements and the Simulus SSA, Lifezone Metals filed with the SEC a resale registration statement, which has been declared effective. The sale of Lifezone Metals Ordinary Shares under such resale registration statement may have an adverse effect on the trading price of the Lifezone Metals Ordinary Shares.

In connection with the Share Acquisition Closing, the Key LHL Shareholders entered into agreements (the “LHL Shareholder Lock-Up Agreements”) providing that the Key LHL Shareholders will not, subject to certain exceptions (including the payment of taxes arising from the Business Combination), transfer any Restricted Securities (as defined in the LHL Shareholder Lock-Up Agreements) during the period commencing from the Share Acquisition Closing Date until 180 days after the Share Acquisition Closing Date. In connection with the Share Acquisition Closing, the Sponsor entered into an agreement (the “Sponsor Lock-Up Agreement”) providing that it will not, subject to certain exceptions, transfer (i) Phase I Lock-up Shares (as defined below) until the date that is 60 days after the Share Acquisition Closing Date and (ii) Phase II Lock-up Shares (as defined below) until the date that is 180 days after the Share Acquisition Closing Date. For purposes of the Sponsor Lock-Up Agreement, “Phase I Lock-up Shares” means the number of Lifezone Metals Ordinary Shares that are received by the Sponsor in exchange for the number of GoGreen Class A ordinary shares held by the Sponsor immediately prior to the Merger Effective Time, and “Phase II Lock-up Shares” means any Lifezone Metals Ordinary Shares and any warrants to purchase Lifezone Metals Ordinary Shares that are held by the Sponsor following the Merger Closing Date, other than Phase I Lock-up Shares or Lifezone Metals Ordinary Shares acquired in the PIPE Financing.

Upon the distribution of the Lifezone Metals Ordinary Shares received by the Sponsor in connection with the Business Combination to certain Lifezone Metals shareholders who are limited partners of the Sponsor, each such shareholder entered into an agreement substantially similar to the Sponsor Lock-Up Agreement providing that such shareholder will not, subject to certain exceptions, transfer (i) Phase I Lock-up Shares until the date that is 60 days after the Share Acquisition Closing Date and (ii) Phase II Lock-up Shares until the date that is 180 days after the Share Acquisition Closing Date. Further, the Simulus SSA provides that the shareholders of SGPL receiving Lifezone Metals Ordinary Shares as consideration pursuant to the Simulus Acquisition will not, subject to certain exceptions, dispose of, transfer or assign any such Lifezone Metals Ordinary Shares for a period of six months following the closing of the Simulus Acquisition.

For more information about the Lock-up Agreements and Subscription Agreements, please see the subsections entitled “Lifezone Metals Ordinary Shares Eligible for Future Sale — Lock-up Agreements” and “Prospectus Summary — Recent Developments — Subscription Agreements.”

We may issue additional equity in the future, which could cause significant dilution to our shareholders.

Our A&R Articles of Association authorize the issuance of an unlimited number of Lifezone Metals Ordinary Shares. As of February 29, 2024, we had 80,000,354 Lifezone Metals Ordinary Shares outstanding; however, we may issue additional Lifezone Metals Ordinary Shares in the future in connection with a financing or an acquisition. For more information, see “— We will require significant additional capital to fund our business, and no assurance can be given that such capital will be available at all or available on terms acceptable to us.” We may also grant options to purchase Lifezone Metals Ordinary Shares, stock appreciation rights, restricted shares, restricted stock units or other equity or equity related awards, in each case, in respect of Lifezone Metals Ordinary Shares as compensation to our directors, officers, employees and consultants, including under the 2023 Omnibus Incentive Compensation Plan. See “Executive Compensation — Director Compensation — 2023 Omnibus Incentive Compensation Plan.” Together with our brokers and financial advisors, we continuously monitor capital market conditions, and our board of directors recurrently considers various forms of financing available to Lifezone.

Such issuances may not require the approval of our shareholders. Any issuance of Lifezone Metals Ordinary Shares, or equity securities convertible into Lifezone Metals Ordinary Shares, including but not limited to, preferred stock, warrants and options, will dilute the percentage ownership interest of all shareholders, may dilute the book value per share of our Lifezone Metals Ordinary Shares and may negatively impact the market price of our Lifezone Metals Ordinary Shares.

Past performance by GoGreen’s management team may not be indicative of future performance of an investment in Lifezone Metals.

Past acquisition and operational experience of GoGreen’s management and their affiliates is not a guarantee that the intended benefits of the Business Combination will be achieved. John Dowd and Govind Friedland, previously GoGreen’s Chief Executive Officer and Chief Operating Officer, respectively, became directors of Lifezone Metals immediately following the Business Combination, but they may not continue as directors of Lifezone Metals and their views may not prevail in relation to any decisions or actions taken by the Lifezone board of directors or Lifezone. You should not rely on the historical record of prior GoGreen management or their affiliates’ performance as indicative of the future performance of Lifezone Metals or of an investment in Lifezone Metals.

The Committee on Foreign Investment in the United States (“CFIUS”) may impose conditions on the Business Combination.

CFIUS has authority to review certain direct or indirect foreign investments in U.S. businesses for national security considerations. Among other things, CFIUS is authorized to require mandatory filings for certain foreign investments in the United States and to self-initiate national security reviews of certain foreign direct and indirect investments in U.S. businesses if the parties to such investments choose not to file voluntarily. With respect to transactions that CFIUS determines present unresolved national security concerns, CFIUS has the power to suspend transactions, impose mitigation measures or recommend that the president of the United States block pending transactions or order divestitures of completed transactions when national security concerns cannot be mitigated. Whether CFIUS has jurisdiction to review an acquisition or investment transaction depends on, among other factors, the nature and structure of the transaction, whether the target company is a U.S. business, the level of beneficial ownership and voting interests acquired by foreign persons, and the nature of any information, control, access or governance rights that the transaction affords foreign persons. For example, any transaction that could result in foreign “control” (as such term is defined in the CFIUS regulations) of a U.S. business is within CFIUS’s jurisdiction. In addition, CFIUS has jurisdiction over certain investments that do not result in control of a U.S. business by a foreign person but that afford a foreign person certain access, involvement or governance rights in a “TID U.S. business”, that is, a U.S. business that: (1) produces, designs, tests, manufactures, fabricates, or develops one or more “critical technologies”; (2) owns, operates, manufactures, supplies or services certain “critical infrastructure”; or (3) maintains or collects, directly or indirectly, “sensitive personal data” of U.S. citizens.

Certain Key LHL Shareholders (representing, in the aggregate, approximately 91.5% of all LHL shares held by the LHL Shareholders) are non-U.S. persons, including without limitation: (1) Keith Liddell (UK national); (2) Keith and Jane Shelagh Liddell jointly (both UK nationals); (3) Varna Holdings Limited (an entity organized under the laws of the British Virgin Islands); (4) BHP (an entity organized under the laws of England and Wales); (5) Peter Smedvig (a UK national); (6) Kamberg Investments Limited (an entity organized under the laws of the British Virgin Islands); (7) Duncan Bullivant (a UK national); and (8) Hermetica Limited (an entity organized under the laws of England and Wales). In addition, GoGreen, Merger Sub, certain of the PIPE Investors and the GoGreen Initial Shareholders are non-U.S. persons.

Each of the Company and LHL is a foreign person. Each of them is organized under the laws of the Isle of Man and has its principal place of business in the Isle of Man. Neither the Company nor LHL is an operating company. LHL conducts operations through its subsidiaries, and these operations are focused in Europe and Africa. Neither the Company nor LHL has any subsidiary, branch office or fixed place of business in the United States.

CFIUS has broad discretion to interpret its regulations, and we cannot predict whether CFIUS may seek to review the Business Combination. If CFIUS were to determine that the Business Combination or any portion thereof are within its jurisdiction, it might request that the parties submit a filing with respect to the Business Combination. If CFIUS reviews the Business Combination and identifies an unresolved national security concern as part of such review, CFIUS could recommend that the president of the United States order one or more foreign persons to divest all or a portion of the Lifezone Metals Ordinary Shares that they acquired without first obtaining CFIUS approval. Moreover, should CFIUS determine that any parties to the Business Combination were required to make a filing with CFIUS but failed to do so, CFIUS could impose a civil penalty not to exceed $250,000 or the value of the relevant transaction, whichever is greater, on the parties it determines were subject to a mandatory filing requirement.

Our ability to successfully operate our business is largely dependent upon the efforts of certain key personnel. The loss of such key personnel could negatively impact the operations and financial results of the combined business.

The ability to successfully operate Lifezone Metals’ business is dependent upon the efforts of key personnel. The role of key personnel in Lifezone Metals, however, cannot presently be ascertained. These individuals may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause Lifezone Metals to have to expend time and resources helping them become familiar with such requirements.

In addition, the directors and officers of Lifezone Metals may resign. The departure of Lifezone Metals’ key personnel could negatively impact the operations and profitability of Lifezone Metals. It is possible that some members of Lifezone Metals’ management team will not wish to continue their employment with Lifezone Metals. The loss of key personnel could negatively impact the operations and profitability of the Company.

Risks Related to Taxation

Lifezone Metals may be a PFIC in the current or a future taxable year, which could result in adverse U.S. federal income tax consequences to U.S. Holders.

If Lifezone Metals is a PFIC for any taxable year (or portion thereof) in which a U.S. Holder (as defined below in the section of this prospectus entitled “Taxation”), holds Lifezone Metals Ordinary Shares, such U.S. Holder may be subject to material adverse U.S. federal income tax consequences and may be subject to additional reporting requirements. U.S. Holders are strongly encouraged to consult with their own tax advisors to determine the application of the PFIC rules to them in their particular circumstances and any resulting tax consequences. Please see the section of this prospectus entitled “Taxation” for a more detailed discussion with respect to the PFIC status of Lifezone Metals and the resulting tax consequences to U.S. Holders.

If a U.S. person is treated as owning at least 10% of Lifezone Metals Ordinary Shares for U.S. federal income tax purposes, such holder may be subject to adverse U.S. federal income tax consequences.

If a U.S. person is treated as owning (directly, indirectly or constructively) at least 10% of the value or voting power of Lifezone Metals Ordinary Shares, such person may be treated as a “United States shareholder” with respect to Lifezone Metals or certain non-U.S. subsidiaries that constitute a “controlled foreign corporation” as a result of certain attribution rules (in each case, as such terms are defined under the U.S. Internal Revenue Code of 1986, as amended). United States shareholders of a controlled foreign corporation may be required to annually report and include in their U.S. taxable income, as ordinary income, their pro rata share of “Subpart F income,” “global intangible low-taxed income” and certain investments in U.S. property by controlled foreign corporations, whether or not Lifezone Metals makes any distributions to such United States shareholders. A failure by a United States shareholder to comply with its reporting obligations may subject the United States shareholder to significant monetary penalties and other adverse tax consequences, and may extend the statute of limitations with respect to the United States shareholder’s U.S. federal income tax return for the year for which such reporting was due. Lifezone Metals’ management cannot provide any assurances that Lifezone Metals will assist investors in determining whether any of its non-U.S. subsidiaries are controlled foreign corporations or whether any investor is a United States shareholder with respect to any such controlled foreign corporations. Lifezone Metals’ management also cannot guarantee that it will furnish to United States shareholders information that may be necessary for them to comply with the aforementioned obligations. United States investors should consult their own advisors regarding the potential application of these rules to their investments in Lifezone Metals. The risk of being subject to increased taxation may deter Lifezone Metals’ current shareholders from increasing their investment in Lifezone Metals and others from investing in Lifezone Metals, which could impact the demand for, and value of, the Lifezone Metals Ordinary Shares.

USE OF PROCEEDS

All of the Lifezone Metals Ordinary Shares and the Private Placement Warrants offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from such sales. We will pay certain expenses associated with the registration of the securities covered by this prospectus, as described in the section entitled “Plan of Distribution.”

We will receive up to an aggregate of approximately $165.5 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes. We will have broad discretion over the use of proceeds from the exercise of the Warrants. There is no assurance that the holders of the Warrants will elect to exercise any or all of such Warrants. To the extent that any of the Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the Warrants will decrease. Each Lifezone Metals Warrant represents the right to purchase one Lifezone Metals Ordinary Share at a price of $11.50 per share in cash. We believe the likelihood that warrant holders will exercise their Warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the market price of our Lifezone Metals Ordinary Shares. On April 23, 2024, the market price for our Lifezone Metals Ordinary Shares was $7.73. When the market price for our Lifezone Metals Ordinary Shares is less than $11.50 per share (i.e., the Warrants are “out of the money”), we believe warrant holders will be unlikely to exercise their Warrants.

MARKET PRICE OF OUR SECURITIES AND DIVIDEND POLICY

Our Lifezone Metals Ordinary Shares and Warrants began trading on the NYSE under the symbols “LZM” and “LZM.WS,” respectively, on July 6, 2023. On April 23, 2024, the last reported sales price of the Lifezone Metals Ordinary Shares on the NYSE was $7.73, and the last reported sales price of the Warrants was $0.58.

As of March 22, 2024, there were approximately 42 holders of record of our Lifezone Metals Ordinary Shares and approximately 33 holders of record of our Warrants. Such numbers do not include beneficial owners holding our securities through nominee names.

Lifezone Metals has not paid any cash dividends on the Lifezone Metals Ordinary Shares to date. It is presently intended that Lifezone Metals will retain its earnings for use in business operations and, accordingly, it is not anticipated that Lifezone Metals’ board of directors will declare dividends in the foreseeable future.

Lifezone Metals’ BUSINESS

Lifezone Metals Limited was incorporated under the laws of the Isle of Man on December 8, 2022. Lifezone’s registered office is located at Commerce House, 1 Bowring Road, Ramsey, IM8 2LQ, Isle of Man. Our telephone number at that address is +44 (0)1624 811 611. We seek to support the clean energy transition by licensing our in-house Hydromet Technology as an alternative to traditional smelting and refining. Combined with our primary asset, the Kabanga Nickel Project in north-west Tanzania, Lifezone Metals aims to become an emerging supplier of responsibly-sourced, lower-carbon and lower-sulfur dioxide emission metals (compared to smelting) to the EV, battery storage and hydrogen markets.

We are progressing a definitive feasibility study for the Kabanga Nickel Project based on the Mineral Resource Estimates in the Technical Report Summary, which we believe comprises one of the world’s largest and highest-grade nickel sulfide deposits. We are also progressing a project that would utilize our Hydromet Technology to recover platinum group metals from spent autocatalytic converters. We aim to provide products that will responsibly and cost-effectively deliver supply chain solutions to support the global energy transition.

We believe that our metals resources, Hydromet Technology and expertise position us for long term growth as customers continually look for cleaner sources of metals for the development of EVs, batteries and the hydrogen economy. Our website is https://lifezonemetals.com/. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of the SEC’s internet site is www.sec.gov. None of the information contained on these websites is incorporated into or forms a part of this prospectus.

History and organization

Lifezone Holdings Limited (“Lifezone Holdings”) was formed as a holding company for Lifezone Limited and acquired 100% of the equity interest (including outstanding options and restricted stock units) in Lifezone Limited on June 24, 2022, in consideration for issuing shares of Lifezone Holdings on a 1:1 basis to Lifezone Limited shareholders at the time (following a 1:200 split of shares of Lifezone Limited) (the “Lifezone Holdings Transaction”). Also, on June 24, 2022 (just prior to the Lifezone Holdings Transaction), the shareholders of Kabanga Nickel Limited (“KNL”), other than Lifezone Limited and BHP Billiton (UK) DDS Limited (“BHP”), exchanged their shares of KNL for shares of Lifezone Holdings on a 1:1 basis (the “Flip-Up”). The KNL options were also exchanged for options in Lifezone Holdings on a 1:1 basis as part of the Flip-Up.

As result of the Flip-Up, which was accounted for as a business combination under common control, Lifezone Limited (“LZL”) and KNL (together with its subsidiaries) are together viewed as the predecessors to Lifezone Holdings and its consolidated subsidiaries. As a result, the audited consolidated financial statements of Lifezone Holdings recognize the assets and liabilities received in the Lifezone Holdings Transaction and the Flip-Up at their historical carrying amounts, as reflected in the historical financial statements of Lifezone Limited and KNL (together with its subsidiaries).

Lifezone Metals Limited was incorporated on December 8, 2022, for the purpose of effectuating the SPAC Transaction discussed as below. Prior to the consummation of the SPAC Transaction below, Lifezone Metals Limited had no material assets and did not operate any businesses.

BHP investments

Lifezone’s primary metals asset is the Kabanga Nickel Project. On December 24, 2021, BHP invested $10 million in Lifezone Limited and on December 24, 2021, KNL entered into a $40 million convertible loan agreement with BHP and Lifezone Limited established a joint venture with BHP under the Lifezone Subscription Agreement in relation to the Kabanga Nickel Project. Following the conversion of the convertible loan on July 1, 2022, BHP held an 8.9% interest in KNL, reflected within non-controlling interest.

On October 14, 2022, BHP agreed to invest a further $50 million in KNL in the form of equity under the Tranche 2 Subscription Agreement, the completion of which was subject to certain conditions. Lifezone Limited satisfied substantially all the closing conditions and received the $50 million on February 15, 2023, and issued a stock certificate on the same day, bringing BHP’s interest in KNL from 8.9% as of December 31, 2022, to 17.0%, effective February 15, 2023. Associated with this transaction, KNL paid $2.5 million equity issuance cost, with the liability to an investment bank accounted for as a payable in 2022.

SPAC transaction

On December 13, 2022, Lifezone and GoGreen Investments Corporation (“GoGreen”), an exempted under Section 4(a)(2) of the Securities Act and/or Regulation D, special purpose acquisition company (“SPAC”) incorporated under the laws of the Cayman Islands and formerly listed on the NYSE, entered into a business combination agreement (“BCA”) with GoGreen Sponsor 1 LP, a Delaware limited partnership (the “Sponsor”), Aqua Merger Sub, a Cayman Islands exempted company (the “Merger Sub”) and Lifezone Holdings.

Lifezone, Lifezone Holdings and GoGreen consummated the SPAC Transaction pursuant to the BCA (the “SPAC Transaction”) on July 6, 2023 (the “Closing” and the “Closing Date”). The transaction was unanimously approved by GoGreen’s Board of Directors and was approved at the extraordinary general meeting of GoGreen’s shareholders held on June 29, 2023 (the “EGM”). GoGreen’s shareholders also voted to approve all the other proposals presented at the EGM. As a result of the SPAC Transaction, the Merger Sub, as the surviving entity after the SPAC Transaction, and Lifezone Holdings each became wholly owned subsidiaries of Lifezone Metals Limited. As Lifezone shareholders hold the majority of shares in the combined entity post the acquisition, Lifezone’s key management personnel continues to direct the combined business and Lifezone’s former shareholder control the board composition, Lifezone is considered the accounting acquirer.

The SPAC Transaction was accounted for as a capital reorganization (“Reorganization”). Under this method of accounting, GoGreen was treated as the “acquired” company for financial reporting purposes, with Lifezone being the accounting acquirer and accounting predecessor. Accordingly, the Reorganization was treated as the equivalent of Lifezone Metals issuing shares at Closing of the Reorganization for the net assets of GoGreen. This was accompanied by a recapitalization via a Private Investment in Public Equity (“PIPE”) transaction.

The Reorganization, which is not within the scope of IFRS 3 — Business Combinations since GoGreen did not meet the definition of a business in accordance with IFRS 3, was accounted for as a share-based payment transaction within the scope of IFRS 2 — Share-based Payment. Accordingly, with IFRS 2, Lifezone recorded a one-time non-cash expense of $76.9 million recognized as a SPAC Transaction expense, based on the excess of the fair value of Lifezone shares issued at a value of $10 per share over the fair value of GoGreen’s identifiable net assets acquired.

GoGreen’s net assets as of July 6, 2023, prior to the Closing of the SPAC Transaction predominantly comprised of cash and cash equivalents, less current liabilities, are together considered the fair value of GoGreen’s identifiable net assets. In accordance with IFRS 2 paragraph 10, the net assets of GoGreen will be stated at fair value, with no goodwill or other intangible assets recorded and any excess of fair value of Lifezone shares issued over the fair value of GoGreen’s identifiable net assets acquired represents a compensation for the service of a stock exchange listing for its shares, shown as SPAC Transaction expenses below.

	Shares issued at Closing	Fair value per Share	Fair value of shares at closing date
		$	$
Previous GoGreen Sponsor shareholders	6,468,600	10.00	64,686,000
Previous GoGreen public shareholders	1,527,554	10.00	15,275,540
	7,996,154		79,961,540
Fair value of GoGreen net assets			(3,104,056)
SPAC Transaction expense			76,857,484

The BCA was signed concurrent to the closing of the PIPE transaction, which raised $70.2 million of gross proceeds.

Prior to the Closing, the SPAC incurred 94.47% of redemptions from public shareholders following a redemption vote deadline of June 27, 2023, leaving 1,527,554 residual shares in trust. At the Closing, Lifezone acquired GoGreen and former GoGreen shareholders received the number of Lifezone shares and warrants equal to their former holdings of GoGreen shares and warrants. The outstanding warrants formerly associated with GoGreen will therefore be recognized in Lifezone’s future reported financial position.

Immediately prior to the Closing, holders of all outstanding Lifezone Holdings options (18,054 in total) and restricted stock units (30,000 in total) elected to exercise or settle, respectively, their options and restricted stock units for Lifezone Holdings shares. All outstanding Lifezone Holdings shares were subsequently exchanged for Lifezone shares at the Closing Date, which was on July 6, 2023, at a ratio of c. 94:1.

The SPAC Transaction is expected to have a significant impact on Lifezone’s future capital structure and operating results. The most significant change in Lifezone’s reported financial positions is an approximate increase in cash and cash equivalents of $73.3 million from proceeds from the PIPE transaction consummated substantially simultaneously with the SPAC Transaction and $16.5 million GoGreen cash (post redemptions, but before paying all existing GoGreen liabilities), resulting in $86.6 million gross proceeds for Lifezone before listing and equity issuance costs.

As a result of the SPAC Transaction, Lifezone as the new parent company, became a SEC-registered FPI listed on the NYSE, which requires implementing procedures and processes to address public company regulatory requirements and customary practices. Management expects to incur additional annual expenses as a public company.

Following the Closing, but prior to the completion acquisition of Simulus Group Pty Ltd (“Simulus”) on July 18, 2023, as described in detail below, Lifezone shareholders comprised all prior shareholders of Lifezone Holdings, prior shareholders of GoGreen (including its public shareholders post-redemptions and Sponsor shareholders) and all PIPE investors resulting in Lifezone having a total of 77,693,602 shares issued and outstanding.

Pursuant to earnout arrangements under the BCA, former Lifezone Holdings and Sponsor shareholder will receive additional Lifezone shares if the daily volume-weighted average price of Lifezone shares equals or exceeds (i) $14.00 per share for any 20 trading days within a 30-trading day period (“Trigger Event 1”) and (ii) $16.00 for any 20 trading days within a 30-trading day period (“Trigger Event 2”). Of the total shares issued and outstanding, 1,725,000 shares are issued but in escrow and relate to the Sponsor earnouts, which are subject to the occurrence of the two trigger events. Further information on the accounting earnouts is provided in Note 25 (Equity) of our audited consolidated financial statements.

Lifezone’s Form F-1 registration statement became effective on September 29, 2023, registering the resale of certain Lifezone Metals shares and (private) warrants owned by certain previous Lifezone Holdings shareholders, the Sponsor shareholders (including its limited partners), PIPE investors and the sellers of the Simulus business. Pursuant to the BCA, a 180-day lock-up period following the Closing Date applies to (i) 5,133,600 Lifezone shares, and 667,500 warrants received by the Sponsor shareholders and (ii) the Lifezone shares received by the previous Lifezone Holdings shareholders who owned 1.5% or more of the outstanding Lifezone Holdings shares prior to the Closing Date, in each case, subject to certain exceptions. 1,335,000 Lifezone shares received by the Sponsor shareholders were subject to a 60-day lock-up from the Closing Date.

Simulus acquisition

On March 3, 2023, Metprotech, a wholly owned subsidiary of Lifezone, signed a share sale agreement with the shareholders of Simulus, a leading hydrometallurgical laboratory and engineering company located in Perth, Australia.

The transaction formally closed on July 18, 2023, for a total consideration of $14.53 million comprising a $1.0 million deposit paid on March 27, 2023, a cash consideration of $7.5 million paid on closing and 500,000 shares in Lifezone. The vendors were restricted from disposing of, transferring, or assigning their consideration shares for a period of six months from the completion of the Simulus acquisition.

Further information on the accounting of the Simulus acquisition is provided in Note 27 of our audited consolidated financial statements.

Overview

We seek to support the clean energy transition through licensing of our Hydromet Technology as an alternative to smelting and metals refining, and to become an emerging supplier of responsibly sourced, lower-carbon and lower-sulfur dioxide emission metals to the battery, EV, and hydrogen markets.

We are progressing a Definitive Feasibility Study for the Kabanga Nickel Project in north-west Tanzania which, based on the Mineral Resource Estimates in the Technical Report Summary, we believe comprises one of the world’s largest and highest-grade nickel sulfide deposits.

In addition to the metals extraction and metals refining industries, we are also progressing establishing the potential for our Hydromet Technology to be used in the metals recycling industry. We aim to provide products that will responsibly and cost-effectively deliver supply chain solutions to the global battery metals market.

We believe that our metals resources, technology and expertise position us for long-term growth as customers continually look for cleaner sources of metals for the development of EVs and batteries.

Our business consists of two segments: (i) our metals extraction and refining business and (ii) our IP licensing business.

Structure Chart as of the date of this prospectus

Lifezone Metals Ltd (NYSE: LZM) (Isle of Man)
1.9%
BHP Billiton (UK) DDS Ltd* (United Kingdom)
100%
Aqua Merger Sub (Cyman Islands) In voluntary liquidation
Lifezone Holdings Ltd (Isle of Man)
17.0%
100%
100%
Lifezone Ltd (Isle of Man)
83.0%
Kabanga Nickel Ltd (United Kingdom)
100%
50%
100%
100%
100%
Lifezone Asia-Pacific Pty Ltd (Australia)
LZ Services Ltd (United Kingdom)
Kelltech Ltd (Mauritius)
50%
Orkid S.a.r.l (Luxembourg)
Lifezone US Holdings Limited (United Kingdom)
Govt. of Tanzania Treasury Registrar (Tanzania)
Kabanga Holdings Ltd (Cayman Islands)
Romanex International Ltd (Canada)
100%
66.6%
100%
84%
16%
60%
60%
40%
40%
The Simulus Group Pty Ltd (Australia)
Kelltechnology South Africa (RF) (Pty) Ltd (South Africa)
33.3%
Industrial Development Corp. (South Africa)
Lifezone Holdings US, LLC (United States)
Tembo Nickel Corporation Ltd (Tanzania)
Kabanga Nickel Company Ltd (Tanzania)
Kagera Mining Company Ltd (Tanzania)
100%
100%
100%
100%
100%**
100%**
Simulus Pty Ltd (Australia)
Kellplant (Pty) Ltd (South Africa)
Lifezone Services US, LLC (United States)
Lifezone Recycling US, LLC (United States)
Tembo Nickel Mining Company Ltd (Tanzania)
Tembo Nickel Refining Company Ltd (Tanzania)

Lifezone Asia-Pacific Pty Ltd was formerly known as Metprotech Pacific Pty Ltd. Lifezone Asia-Pacific Pty Ltd changed its name on October 17, 2023;

____________

*        Assumes that that the Tranche 3 Investment by BHP in KNL is not completed.

**      At the time the TNCL Subsidiaries were incorporated by the GoT, the articles of association of each of Tembo Mining and Tembo Refining implied that the GoT has a 16% interest in each entity, with TNCL holding the remaining 84% interest. Based on discussions with the GoT, Lifezone understands that the GoT has acknowledged TNCL’s right under the Framework Agreement to own 100% of each TNCL Subsidiary and expects that the GOT will amend the articles of association of the TNCL Subsidiaries to correct this administrative error, which correction is expected to occur in the 2024. However, as of the date of this prospectus, whilst the register of members of each TNCL Subsidiary correctly records TNCL as holding 4,999 shares and the GoT as holding 1 share, the articles of association of each TNCL Subsidiary incorrectly implies that the GoT holds a 16% interest and as such TNCL holds an 84% interest in each TNCL Subsidiary. We cannot guarantee that the articles of association of the TNCL Subsidiaries will be amended in a timely manner. For more information, see “Risk Factors — Risks Related to Operational Factors Affecting Lifezone Metals — Due to an inadvertent administrative error during incorporation, the articles of association of each TNCL Subsidiary imply that the GoT has a 16% carried interest in such TNCL Subsidiary in addition to the 16% non-dilutable free-carried interest in TNCL.”

Metals extraction and refining

The metals extraction and refining segment of our business is undertaken primarily through KNL. KNL was formed on February 8, 2019, for the purpose of developing and operating a vertically-integrated base metal operation in the north-west region of Tanzania. On January 19, 2021, KNL entered into the Framework Agreement with the GoT, pursuant to which TNCL, in which the GoT holds a 16% non-dilutable free-carried interest and KNL holds an 84%

interest. The Framework Agreement includes provisions setting out the arrangement in relation to the conduct of future mining and refining operations, the grant of the GoT’s non-dilutable free-carried interest in TNCL, the principles of equitable sharing of economic benefits between KNL and the GoT, and a commitment to construct a refinery in-country to the benefit of Tanzania as the host nation.

On April 30, 2021, KNL attained the Kabanga Data by acquiring Kabanga Holdings Limited and Romanex International Limited, equally owned by Barrick Gold and Glencore (collectively, the “KNL Acquisitions”).

The previous owners of the Kabanga Project, Barrick and Glencore, cumulatively conducted drilling of 587 km through 1,404 drillholes and cumulatively spent approximately $293 million on drilling and studies. For further details, see “Description of the Kabanga Project.”

On October 25, 2021, TNCL was issued the SML and, in addition, we hold six prospecting licenses surrounding the SML. We are currently in the process of reviewing and updating our project development plan, which is proposed to include two operational areas: (i) a mine and concentrator plant in the SML area; and (ii) a base metals refinery (a concentrate treatment plant) located at Buzwagi, near Kahama (the “CTP”), using our Hydromet Technology. The refinery site in Kahama is located within a Special Economic Zone, which is expected to provide fiscal benefits. We are also undertaking a Definitive Feasibility Study to determine the development requirements of the vertically-integrated metal-to-mine project, including capital and operating costs, which is expected to be completed in the second half of 2024.

We concluded a drilling program in 2023 to obtain fresh samples of the mineralization at Kabanga and the samples are undergoing metallurgical test work. Furthermore, a resettlement action plan (the “RRAP”) and environmental studies within the SML area are both underway. For further details, see “Description of the Kabanga Project.”

BHP, a leading global resource company, is a strategic partner in the Kabanga Project. BHP has made a $10 million investment in Lifezone Limited pursuant to the Lifezone Subscription Agreement and a $40 million investment in KNL pursuant to the Tranche 1 Loan Agreement, which was subsequently converted into equity in July 1, 2022. In October 2022, BHP agreed to invest a further $50 million in KNL in the form of equity under the Tranche 2 Subscription Agreement, which investment was consummated on February 15, 2023. BHP currently has a 17.0% interest in KNL and Lifezone Limited has 83.0%.

In addition, the Tranche 3 Option Agreement was entered into between BHP, Lifezone Limited and KNL in October 2022. BHP has the option to consummate a further investment in KNL, subject to the satisfaction of certain conditions, including the completion of, and agreement on, the Definitive Feasibility Study, agreement on the joint financial model with the GoT in respect of the Kabanga Project, the amendment of the articles of association of the TNCL Subsidiaries to remove the implied interest of the GoT in the TNCL Subsidiaries and receipt of any necessary regulatory and tax approvals.

In the event the Tranche 3 Option Agreement is consummated, BHP would own a 60.7% majority stake in KNL and BHP would manage the development and operations of the project.

However, notwithstanding that BHP would own a majority of the shares of KNL, given the governance framework in the Tranche 3 Option Agreement, we expect that we would continue to have significant influence on the day-to-day operations of KNL. For details, see “— Our Competitive Strengths — Our Strategic Partnership with BHP” and “— Material Contracts — Arrangements with BHP.”

Further, pursuant to the Tranche 3 Option Agreement, we are entitled to certain off-take marketing rights with respect to the Kabanga Project, and have retained the marketing rights for up to 40%, in aggregate, of the total refined nickel, cobalt and copper production from the CTP. For further details, see “— Material Contracts — Arrangements with BHP — Tranche 3 — Tranche 3 Option Agreement.”

We have formally commenced a process to monetize a portion of our Kabanga Project marketing rights with an off-take transaction with potential end customers focused on producing batteries and electric vehicles. Once in production, we also expect to generate revenue from the licensing of our Kabanga Hydromet Technology in the form of a royalty from the sale of base metals from the Kabanga Project refined at the CTP. For further details, see “— Material Contracts — Licensing Arrangements.” If BHP does not make the Tranche 3 Investment, we will retain 100% of the off-take marketing rights from the Kabanga Project and expect that we would continue developing the Kabanga Project and expect to fund such development through debt and/or equity financing, monetization of the offtake and/or royalty streams and possibly exploring other strategic partners for the project.

In addition to the extraction and refining business undertaken by KNL with respect to the Kabanga Project, we are continuously evaluating other potential extraction and refining business opportunities, such as the Dutwa Nickel Project.

IP Licensing

With respect to our IP licensing business, on January 10, 2024, Lifezone Metals entered into a subscription agreement with a subsidiary of Glencore plc to establish a U.S. based recycling partnership to recover PGMs from spent automotive catalytic converters.

The subscription agreement contemplates a two phased implementation plan. Phase 1 consists of a program of pilot testing and a feasibility study that Lifezone Metals has commenced at its laboratories in Perth using its Hydromet Technology. As part of Phase 1, Lifezone and Glencore have both contributed $1.5 million into a new U.S. entity, Lifezone Recycling US, LLC, that prior to the execution of the subscription agreement was 100% owned by Lifezone. Lifezone currently owns 94% and Glencore 6% of Lifezone Recycling US, LLC.

The pilot test and feasibility study program will confirm expected PGM recoveries, capital and operating expenditures and PGM processing timelines. A business case with updated inputs from Phase 1 will determine a decision by Lifezone and Glencore to proceed with the construction of a commercial scale recycling facility in the United States that will produce refined PGM end products. Glencore would provide a working capital facility for the commercial-scale recycling facility and will be the sole offtaker and marketer of the refined PGMs. Lifezone would be the provider of the Hydromet Technology to the venture, in addition to operator and majority owner.

An additional part of our IP licensing business relates to the strategic partnership we agreed with Sedibelo in 2014 and later the IDC in 2016 regarding the development of the potential Kell-Sedibelo-Lifezone Refinery. Currently Lifezone, Sedibelo and IDC each hold a one-third look-through ownership interest in Kellplant, which is proposed to own the potential Kell-Sedibelo-Lifezone Refinery to be constructed at Sedibelo’s Pilanesberg Platinum Mines in South Africa.

In November 2023, we were made aware that all extraction and processing operations would be suspended at the Pilanesberg Platinum Mines, located in the Western Limb of the Bushveld Complex in South Africa, from December 1, 2023, until further notice. Pilanesberg Platinum Mines instructed employees to remain off-site as the operation was placed on care and maintenance. Pilanesberg Platinum Mines also indicated that a restructuring would take place pursuant to the South Africa Labour Relations Act.

Prior to this notification, and as previously disclosed, Sedibelo had decided not to proceed with the initially proposed 110 ktpa Kell-Sedibelo-Lifezone Refinery with multiple concentrate suppliers. Instead, Sedibelo had communicated that it would continue to support test work on concentrate only from its undeveloped Triple Crown property and, subject to technical and economic confirmations and future approvals, pursue an initial standalone Kell-Sedibelo-Lifezone Refinery of a smaller size. The test work using Triple Crown concentrate has not commenced and while we initially believed that first production at the potential Kell-Sedibelo-Lifezone Refinery was expected in late 2024 or early 2025, in light of Sedibelo’s discontinuation of its existing mine plan, we are no longer able provide an estimate as to when production will commence, if at all.

Only once we have further insight on the status of the Pilanesberg Platinum Mines, related test work and the new mine plan based on a standalone Kell-Sedibelo-Lifezone Refinery of a smaller size, will we be able to undertake a techno-economic assessment as to the viability of the potential Kell-Sedibelo-Lifezone Refinery.

Given these recent developments, the partnership is currently not the focus of Lifezone management’s on-going efforts in relation to its IP licensing business. Lifezone does not anticipate or plan to incur any material expenses in relation to the partnership in 2024 and there can be no guarantee that the strategic partnership between Lifezone, Sedibelo and IDC will continue.

Employees

The table below sets out our permanent employees by function and geographical location as of the dates indicated:

	As of December 31,
	2023		2022		2021
Function	Number of employees	% of total	Number of employees	% of total	Number of employees	% of total
General & Administration	46	24.3	32	34.4	8	36.3
Community Relations	21	11.1	16	17.2	3	13.6
Management	5	2.6	7	7.2	2	9.09
Technical – Exploration/Geology	17	9.0	10	10.8	8	36.3
Finance	20	10.6	11	11.8	1	4.6
Technical – Engineering	22	11.6	7	7.2	0	0.0
Technical – Refining	5	2.6	1	1.1	0	0.0
Communication	3	1.6	4	4.3	0	0.0
Technical – Mining	1	0.5	1	1.1	0	0.0
Environment	13	6.9	2	2.2	0	0.0
OHS	14	7.4	2	2.2	0	0.0
Laboratory	22	11.6	0	0.0
Total	189		93		0
	As of December 31,
	2023		2022		2021
Geographical Location	Number of employees	% of total	Number of employees	% of total	Number of employees	% of total
United Kingdom	17	9.0	7	34.4	0	0.0
Australia	37	19.6	5	17.2	0	0.0
Tanzania	125	66.1	78	7.2	22	100.0
Other	10	5.3	3	0.0	0	0.0
Total	189		93		22

As the development of the Kabanga Project progresses, we expect to increase the number of employees and currently expect to have approximately over 1,000 workers once the Kabanga Project is operating at full scale and based on any additional projects which we may acquire in the future.

We have not experienced any work stoppages, and we consider our relationship with our employees to be good. We also retain qualified technical contractors and utilize the services of qualified consultants with geological and mining expertise as deemed necessary. None of our employees is represented by a labor union or covered by collective bargaining agreements.

Seasonality

We do not believe the nickel, cobalt, copper and PGM markets demonstrate seasonality effects.

Raw Materials

Given that operations with respect to the Kabanga Nickel Project and the potential Kell-Sedibelo-Lifezone Refinery have not commenced, no specific raw materials are required beyond gasoline and diesel fuel for the site vehicles and heavy equipment required to build roads and conduct drilling and pre-development operations. While we are currently considered as an exploration-stage company in accordance with subpart 1300 of Regulation S-K, with respect to the Kabanga Project, our exploration activities are largely complete and we are currently in the pre-development stage and as such we do not require any significant raw materials in order to carry out our primary operating activities. Our primary operating objective is to develop the Kabanga Nickel Project.

Marketing

While we are currently a pre-development exploration-stage metals company, we continue to explore arrangements with customers for the eventual offtake of the metals we produce in the future. In relation to our Hydromet Technology, we aim to leverage its licensing potential with other companies involved in metals processing. During the 12-month period ending December 31, 2023, we spent $359,402 (2022: $329,875) on advertising and marketing expenses.

Competition

The metals extraction industry is competitive in all of its phases. The nickel, cobalt and copper exploration and production industries are fragmented, and we expect initially to be a small participant in this sector. Many of our competitors explore for a variety of minerals and control many different properties around the world. Many of them have been in business longer than we have and have established operations. In addition, while our partnerships include BHP and Glencore, many of our competitors have more strategic partnerships and relationships and have greater financial accessibility than we have.

However, based on the Mineral Resource Estimates in the Technical Report Summary, we believe that the Kabanga Nickel Project is one of the world’s largest and highest quality nickel sulfide deposits. For further details, see “Risk Factors — Risks Related to Operational Factors Affecting Lifezone Metals — We may be unable to compete successfully for employees, exploration, resources, capital funding, equipment and contract exploration, development and construction services with our competitors,” and “Risk Factors — Risks Related to Operational Factors Affecting Lifezone Metals — We may be unable to compete successfully for employees, exploration, resources, capital funding, equipment and contract exploration, development and construction services with our competitors.”

Regulatory Compliance

General laws relating to mining

Tanzania Mining Act and Tanzania Mining Regulations

Mineral rights in the United Republic of Tanzania are principally governed by the Tanzania Mining Act and various mining regulations of 2010, as amended made under the Tanzania Mining Act (“Tanzania Mining Regulations”). The Tanzania Mining Act and the Tanzania Mining Regulations came into force in November 2010 followed by amendments to the Tanzania Mining Act from 2015 onwards and subsequent amendments to the Tanzania Mining Regulations from 2018 onwards. Those amendments, together with an Executive Order and the Mining (Local Content) Regulations, 2018, introduced, among other matters: (i) the Tanzania Mining Commission; (ii) local content requirements for procurement of goods and services where mineral rights holders are required to give priority to goods and services available in Tanzania and provided by an indigenous Tanzanian company and that, if such goods or services are not available in Tanzania, then such goods or services can be procured from a foreign service provider who has established a joint venture company in Tanzania and at least 20% of the issued share capital is held by an indigenous Tanzanian company. An indigenous Tanzanian company is a company in which Tanzanians hold not less than 20% of the issued share capital, 80% of its managerial positions are held by Tanzanians and 100% of other positions are held by Tanzanians; and (iii) Mining License requirements of 5% of a licensee’s equity to be held by Tanzanians, in addition to the shareholding of the GoT pursuant to Section 10 of the Tanzania Mining Act (i.e. non-dilutable free-carried interest of not less than 16%). The terms of our Framework Agreement, which provide for a 16% non-dilutable free-carried interest in TNCL held by the GoT and an economic benefits sharing arrangement, in practice supersede the ownership requirements disclosed above for TNCL.

The Tanzania Mining Regulations require that applications for mining licenses are accompanied by, among other things:

•        an approval certificate issued in terms of the EMA;

•        a proposed plan for resettlement and compensation of people within the mining areas;

•        a plan for procurement of goods and services in Tanzania; and

•        a plan for employment and training of citizens of Tanzania, coupled with a succession plan for expatriate employees.

The EIA process must be followed to obtain the environmental certificate as outlined in the following section on environmental management legislation. Surface rights and resettlement are also covered in the Tanzania Mining Act. Subject to payment of compensation and implementation of a resettlement plan, the mineral rights confer surface rights. Restrictions applicable to both mineral rights and surface rights holders are explained as follows:

•        Holders of mineral rights (mining license holders) must implement the proposed resettlement and compensation plan. In the course of implementing this plan, consultations with the landowners and land users is necessary.

•        Consultation with the relevant local government authority, including the village council, is required and, thereafter, the written contract with the lawful occupier must be obtained. This contract will include details of the compensation payable and the resettlement plan agreed. Once such compensation is paid and resettlement plan is implemented, occupiers are required to vacate the mining area and the mineral rights holder can fully enjoy the surface rights within the coordinates of the mineral right license.

•        In a mining license area, if the mineral right holder has not implemented the compensation and resettlement plan for all lawful occupiers of the land, then the mineral rights holder is allowed to co-exist with the lawful occupier but the latter must get consent to erect structures in the area from the mining license holder. The consent cannot be withheld unreasonably.

•        Where mining development necessitates displacement of occupiers of land, a resettlement and compensation plan must be developed and implemented.

•        The plan must observe procedures defined under the Land Act Chapter 113 R.E 2019 and Village Land Act, Chapter. 114 R.E 2019 including procedures for determining fair and reasonable compensation.

The Tanzania Mining Act requires each mine to have an EMP and a closure plan and mineral wastes to be managed as provided for in the EMP and relevant regulations. It also specifies that the above-mentioned plans and license conditions are implemented. Furthermore, it provides for posting of a rehabilitation bond to finance the costs of rehabilitating and making safe the mining area on termination of mining operations if the holder of the SML fails to meet its obligations.

The Tanzanian Mining Regulations require mine closure plans to be submitted by applicants for a SML and for posting of adequate financial assurance for mine closure by holders of the SML. Closure-related topics in the regulations include: land productivity, physical stability, national heritage, reclamation of mine facilities, monitoring, mine closure plan and posting of a rehabilitation bond.

The closure plan must be updated regularly and must also be reviewed, deliberated and approved by the National Mine Closure Committee. This committee is convened by the Ministry of Minerals (“MEM”). It must include representatives of ministries responsible for the management of the environment, land use and natural resources. It must also include regional and district authorities. Rehabilitation bonds can be in the form of an escrow account, capital bond, insurance guarantee bond or bank guarantee bond. The bond may be coupled with an agreement between the mining license holder and the GoT.

Minimum shareholding and public offering

In 2016, the Mining (Minimum Shareholding and Public Offering) Regulations, 2016, as amended, was adopted. The regulations set out the requirement to sell shares to Tanzanian nationals by way of a public offering and listing on the Dar es Salaam Stock Exchange, which applies to companies that carry out large scale mining operations and hold

SML. The regulations also require all existing holders of a SML to list a minimum of 30 percent of their shares on either the Main Investment Market or the Enterprise Growth Market Segment of the Dar es Salaam Stock Exchange. In September 2020, the GoT published the Mining (Minimum Shareholding and Public Offering) (Amendment) Regulations, 2020, which exempts companies holding SMLs from local listing requirements if such mining companies have entered into an agreement with the GoT that provides for a non-dilutable free-carried interest in such mining company and an economic benefits sharing arrangement. As a result of the 2020 amendment and the 16% non-dilutable free-carried interest in TNCL held by the GoT, we believe the listing requirement does not apply to us, Kabanga or any of its subsidiaries, including TNCL.

Categories of mineral right licenses

Ownership of and control over minerals on, in or under the land vest in the President of the United Republic of Tanzania. No person is allowed to prospect for minerals or carry on mining operations except pursuant to the authority of a mineral right license granted, or deemed to have been granted, under the Tanzania Mining Act or its predecessor acts. To enable a company to prospect or mine, the Mining Commission initially grants an exclusive prospecting license. Upon presentation of a feasibility study, together with certain other environmental, social and financial assurances, the Mining Commission may then grant a form of license for mining. Three categories of licenses can be applied for under the Tanzania Mining Act: licenses for exploration, licenses for mining, and licenses for ancillary activities. Licenses for exploration include prospecting licenses and gemstone prospecting licenses. Licenses for mining include special mining licenses (if the proposed capital investment is equal to at least $100 million), mining licenses (if the proposed capital investment is equal to between $100,000 and $100 million) and primary mining licenses (reserved for Tanzanian citizens).

A prospecting license grants the holder the exclusive right to prospect in the area covered by the license for all minerals within the class of minerals applied for. An application for a prospecting license is made to the Mining Commission and the license, once granted, is valid for an initial term of four years. After the initial term, the license is renewable for a further period of three years and a second renewal period of two years, with no option for renewal thereafter.

Mining by companies which have foreign ownership is mainly carried out through either a mining license or a special mining license, both of which confer on the holder the exclusive right to conduct mining operations in or on the area covered by the license. A special mining license is granted for the shorter of either the estimated life of the ore body indicated in the feasibility study report and such period as the applicant may request. The holder of a special mining license may apply for renewal of its license at any time but no later than one year before the expiry of the license and such renewal shall not be for a period exceeding the estimate life of the remaining ore body. Subject to pre negotiation with the GoT and as stipulated in the relevant framework agreement, a special mining license holder may have certain fiscal and other advantages over other mineral rights holders for example: entering into the framework agreement with the GoT to guarantee the stability of a long-term mining project and make special provision for the payment of royalties, taxes, fees and other fiscal imposts. A special mining license holder may, in certain circumstances, with prior approval from the Mining Commission amend the program of the mining operations agreed with the MEM. TNCL holds a Special Mining License for the Kabanga Project.

Tax laws relating to mining

Currently, the main tax laws in Tanzania comprise the Income Tax Act, Chapter. 332 R.E. 2019, Stamp Duty Act Chapter 189 R.E. 2019, Value Added Tax Act, the Tanzania Mining Act 148 R.E. 2019, and the Customs (Management and Tariff) Act Chapter 403 R.E. 2019. These laws and other Tanzania legislation that are relevant to the mining sector were amended by the Finance Act, 2015 (No. 16), which came into force on July 1, 2015, and the Finance Act, 2017 (No. 4), which came into force on July 1, 2017. Both tax laws impose and revise certain taxes, duties, levies and fees. Among other provisions, inspection or clearance fees on the exportation or domestic use of minerals were introduced. Such exportation or domestic use is restricted unless such minerals have been inspected or cleared at the mining areas, ports, airports, border or posts and the clearing fee of 1 percent of the gross value of the minerals has been paid by the exporter or any other person in possession thereof. Local government levies and environmental management fees and charges apply as well.

Natural resources, export and other rules

Natural resources legislation

In Tanzania, two laws in respect of natural resources came into force in July 2017: the Natural Wealth and Resources Contracts (Review and Re-negotiation of Unconscionable Terms) Act, 2017 (No. 6) (the “Unconscionable Terms Act”) and the Natural Wealth and Resources (Permanent Sovereignty) Act, 2017 (No. 5) (the “Permanent Sovereignty Act” and together with the Unconscionable Terms Act, the “Natural Resources Laws”). Implementing regulations which are the Natural Wealth & Resources (Permanent Sovereignty) (Code of Conduct for Investors in Natural Wealth and Resources) Regulations, 2020; and (ii) Natural Wealth & Resources Contracts (Review and Re-negotiation of Unconscionable Terms) Regulations, 2020 were published in January 2020. The Natural Resources Laws provide that Tanzania has sovereignty over its natural resources and that all arrangements or agreements that relate to “natural wealth and resources” are subject to review by the National Assembly to ensure that they are in the interests of the people of Tanzania. During a review, all unconscionable terms as interpreted in accordance with the law are expunged from the agreement. In addition, under the laws, disputes over natural wealth and resources will not be subject to any proceedings in any foreign court or tribunal. As a result, investors are restricted from accessing international dispute resolution mechanisms. Accordingly, companies are now required to adopt Tanzanian law and dispute resolution by bodies in Tanzania in all mining agreements. As such, all disputes will be handled by judicial bodies in Tanzania. The nature of dispute resolution is negotiated between the GoT and the special mining license holder under the framework agreement. In addition, to ensure that the GoT and the people of Tanzania obtain an equitable stake in the exploitation of mining resources, all project earnings must be retained in Tanzanian banks. Investors are also prevented from freely exporting raw minerals and repatriating funds unless the relevant taxes and royalties have been paid in Tanzania prior to such exportation and all raw minerals must first be processed in country before export.

Section 6 of the Unconscionable Terms Act specifically provides that where there is an unconscionable term, the National Assembly may pass a resolution for re-negotiation of the agreement whereupon the GoT shall serve notice to the investor to re-negotiate the term or agreement. The GoT and the particular investor have 90 days from the notice date to re-negotiate the term or agreement. If both parties fail to revise the unconscionable term, the term will be deemed removed from the agreement. A term is considered “unconscionable” under the Unconscionable Terms Act if, among other grounds, the requirements or provisions of the agreement restrict the right of the state to exercise authority over foreign investment within the country and in accordance with the laws of Tanzania, are inequitable and onerous to the state, secure preferential treatment designed to create a separate legal regime to be applied discriminatorily for the benefit of a particular investor, deprive the people of Tanzania of the economic benefits derived from subjecting natural wealth and resources to beneficiation in the country, or subject the state to the jurisdiction of foreign laws and foreign courts or tribunals.

The Environmental Management Act, 2004

The EMA is the primary legislation regulating environmental activities in Tanzania. The purpose of the EMA is to provide for and promote the enhancement, protection, conservation and management of the environment. The EMA provides that any person, being a proponent or a developer of a project or undertaking of a type specified in the EMA, which environmental impact assessment is required to be made by the law governing such project shall undertake at his own cost an EIA Study. The EIA Study is required to be undertaken prior to commencement or financing of any project or undertaking. The EMA further provides that a permit or license for the carrying out of any project or undertaking shall not entitle the developer of the project to undertake any activity without an EIA Certificate. The EMA requires all mining activities to undertake the EIA Study and obtain the EIA Certificate. The EIA Study shall be undertaken by experts or firms of experts who have been pre-approved by the NEMC.

The Environmental Management (Hazardous Waste Control and Management) Regulations, 2021

The Environmental Management (Hazardous Waste Control and Management) (“EMH Regulations”) apply to all categories of hazardous waste and to the generation, collection, storage, transportation treatment, recycling, reuse, recovery and disposal of hazardous waste and their movement in, into and outside of Tanzania. The EMH

Regulations provide that any person who generates, stores, transport, treats, etc. any hazardous waste shall be guided by the principle of hazardous waste management. It further states that, any person who owns or operates facilities which generate hazardous and toxic waste shall minimize waste generated by adopting cleaner production principles like improvement of production process through conserving raw materials and energy by eliminating use of hazardous and toxic raw materials, reducing toxic emissions and hazardous wastes, etc. The EMH Regulations clarify how the hazardous waste should be packed, labeled, transported and disposed. Further to that, there is a requirement to obtain a permit from the Minister responsible for environmental matters to handle hazardous waste in any manner, including transportation, collection, storage, treatment and disposition of the hazardous waste.

The Environmental Impact Assessment and Audit Regulations, 2005

The Environmental Impact Assessment and Audit Regulations, 2005 (“Audit Regulations”) provides further details on the manner in which the application of the EIA Certificate should be undertaken and imposes a requirement to perform annual and several other audits on mining projects. The Audit Regulations clearly provide that no licensing authority shall issue a license or a permit to any project for which an EIA Certificate is required unless the applicant for that license/permit provides the EIA Certificate to such authority. The Audit Regulations provide that the application for the EIA Certificate shall be preceded by a project brief which shall highlight the key details of the project.

Water Licenses

Water Supply and Sanitation Act, 2019

The Water Supply and Sanitation Act, 2019 provides for the sustainable management and adequate operation and transparency in the regulation of water supply and sanitation services. It also provides for establishment and management of water authorities. It provides that the water authority established in a particular area shall be responsible for providing water supply and sanitation services to the area falling under its jurisdiction. In addition to the foregoing, the water authority is authorized to install meters for the purpose of measuring the amount of water supplied to the consumer and to prohibit the discharge of certain wastes into a sewage system. Also, this authority may enter into agreements on disposition or discharge of waste into a sewage system. Overall, this Act will be applied to the Kabanga Project with respect to the supply of water, management and use of water and disposition of waste.

The Water Resources Management Act, 2009

This Act provides for institutional and legal framework for sustainable management and development of water resources to outline principles for water resources management and to provide for prevention and control of water pollution. The Act imposes an obligation on each person in the Tanzania mainland to safeguard and protect water resources and to inform the relevant authority of any activity or phenomenon that may affect the quantity and quality of water resources significantly. Further, the Act states that all water resources remain public water and are vested in the President as a trustee for and on behalf of citizens. This Act establishes the Basin Water Boards from which the Kabanga Project shall apply and obtain a water use permit to allow TNCL to harness the water for the Kabanga Project’s activities. The Act also states that the owner or occupier of land on which any activity is undertaken shall take all reasonable measures to prevent any pollution from occurring or continuing to occur and if such occupier fails to take such measures, the Basin Water Board may take measures against such person to remedy the situation. This Act imposes the obligation on TNCL to apply for a water use permit that will allow it to divert, dams, store, abstract or use water from surface or underground water source for any purposes as shall be disclosed to the Basin Water Board. Such Water Use Permit shall put a restriction on the amount of water to be used by the holder thereof and if there is breach of the amount of water to be used, the person holding such permit shall be obligated to pay a fine or be imprisoned.

Labor-related legislation

Employment in Tanzania is regulated by the law of contract and numerous employment legislations. There is a body of legislation providing minimum protection for employees out of which employers and employees cannot contract. These employment legislations regulate, among other things, maximum hours of work, rates applicable to work performed overtime, minimum periods of leave, notice of termination, organizational rights in respect of trade unions, strike and lockout procedures, rights and responsibilities of employers and workers in the event of retrenchments, insolvency and transfers of businesses, protection from unfair dismissal and the prohibition of unfair discrimination. Below is a brief overview of the relevant legislation and its purpose.

The Employment and Labour Relations Act

The ELRA is the primary labor law statute in Tanzania. It gives employees the right to fair labor practices, and it: (i) regulates the organizational rights of trade unions; (ii) promotes and facilitates collective bargaining at the workplace and at sectoral level; (iii) regulates the right to strike and the recourse to lock-out; (iv) promotes employee participation in decision-making through the establishment of workplace forums; (v) provides simple procedures for the resolution of labor disputes through statutory mediation and arbitration; and (vi) sets out prescribed procedures for termination of employment on the ground of conduct, incapacity, incompatibility and operational requirements.

Additionally, the ELRA ensures that the minimum acceptable conditions of employment are implemented by employers and regulates other working conditions such as working hours, leave, termination, severance pay and deductions from remuneration. It also regulates the variation of basic conditions of employment. According to section 19(5) of the ELRA, it is mandatory to make overtime payments to non-senior management employees who work overtime. The prescribed minimum overtime pay is not less than one and one-half times the employee’s basic wage for any overtime worked. According to section 17(1) of the ELRA, the prescribed hours of work and overtime do not apply to employees who manage other employees on behalf of the employer and who report directly to a senior management employee.

Section 7(1) of the ELRA requires every employer to ensure that he promotes equal opportunity in employment and strives to eliminate discrimination in any employment policy and practice. More particularly, section 7(4) of the ELRA prohibits the employer from, directly or indirectly, discriminating against an employee, in any employment policy or practice, on any of the following grounds: color, nationality, tribe or place of origin, race, national extraction, social origin, political opinion or religion, sex, gender, pregnancy, marital status or family responsibility, disability, HIV/Aids status, age or station of life. According to section 102(3) of the ELRA, a person who offends section 7 of the ELRA may be sentenced to a fine not exceeding five million shillings.

Labour Institutions Wage Order

On November 25, 2022, the Ministry of State, Prime Minister’s Officer (Labour, Youth Employment and Persons with Disability) published the Labour Institutions Wage Order, GN. No. 687 of 2022 (the “LIWO”) which came into effect on January 1, 2023. The LIWO revokes the Labour Institutions Wage Order GN. No. 196 of 2013 and establishes the minimum hourly, daily, weekly, fortnightly and monthly wage rates for workers working in different sectors and areas in Tanzania. The prescribed minimum rates depend on the sector and area of work. Failure to comply with the LIWO may lead to the imposition of fines on employers. The minimum prescribed monthly wage rate for the mining sector where the employer holds a mining and prospecting license is TZS. 500,000 and TZS. 300,000 for employers holding a primary mining license.

Non-Citizens (Employment Regulations) Act

The Non-Citizens (Employment Regulations) Act No. 11 of 2015 (the “NERA”) prohibits foreign nationals from being employed in Tanzania without being in possession of a valid work permit obtained from the Labour Commissioner. Currently, there is no limitation under Tanzanian law on the number of foreign employees that a Tanzanian company may employ. However, each foreign employee is required to obtain a work permit from the Labour Commissioner and a residency permit from the Commissioner General of Immigration to be able to work and reside in Tanzania. The employer intending to employ a foreign individual must demonstrate to the Labour Commissioner that there are no other persons in Tanzania with suitable skills to fill a vacancy prior to recruiting a foreign national and requiring the employer to prepare a skills transfer plan in respect of any position in which a foreign national is employed.

Occupational Health and Safety Act

The South African Occupational Health and Safety Act No. 5 of 2003 (“OHSA”) sets out the minimum rights and duties of employers and employees to maintain, as far as reasonably practicable, a healthy and safe working environment. The OHSA contains duties relating to the identification, assessment and control of occupational health and safety risks, which are enforced by inspectors from the Occupation Safety and Health Authority. Each employer remains responsible for the occupational health and safety of their own employees and where an employer has engaged contractors, the employer can enter into a contract with the contractor agreeing to the arrangements and procedures between them to ensure compliance by the contractor with the provisions of the OHSA. This has the effect of the employer contracting out of its obligations in respect of the employees of contractors.

Workers’ Compensation Act

The WCA provides for compensation to employees for disability or death caused by, or resulting from, injuries or diseases sustained or contracted in the course of employment. Additionally, the WCA established the WCF for the administration and regulation of workers’ compensation. Employers must be registered with the WCF and pay all levies and amounts due to the WCF.

In the event of an occupational injury or disease resulting in the disability or death of an employee, the employee or the dependents of such deceased employee (as the case may be) are not prevented from recovering damages from the employer of the employee or deceased employee in civil suits, if the injury or disease was caused by negligence, breach of statutory duty or any other wrongful act or omission of the employer (section 30(2) of the WCA).

Damage awarded to an employee or dependent of an employee in an action at common law or any other law in respect of the negligence, breach of statutory duty or other wrongful act or omission of the employer or any other person, shall be reduced by the value of any compensation which has been paid or is payable by the WCF under the WCA in respect of the injury, death or disease (section 30(2) of the WCA).

The protection of employers under the WCA does not extend to a third-party contractors, and the employer may still be liable for any civil claims relating to occupational diseases and injuries contracted and sustained by a contractor’s employees while working at the employer’s operations.

Foreign exchange regulations

On May 13, 2022, the Foreign Exchange Regulations of 2022 (the “2022 Regulations”) came into force. The 2022 Regulations repealed the Foreign Exchange Regulations of 1998 and the Foreign Exchange (Listed Securities) Regulations, 2003. The 2022 Regulations, amongst other things, provide as follows:

•        all remittances outside of Tanzania are subject to specified restrictions and must be done through authorized/licensed banks or financial institutions in Tanzania;

•        banks and financial institutions are obligated to undertake due diligence before remitting any funds outside of Tanzania. Further, additional documentation is required to be provided to the bank to justify such remittances, including proof of payment of relevant taxes for remittances of dividends;

•        loans with a tenure exceeding 365 days are compulsorily required to be registered by the Bank of Tanzania within 14 days of the bank or financial institution receiving the proceeds of the loan amount or within 14 days of the signing of the loan;

•        prohibition of residents of Tanzania (including companies registered in Tanzania) from opening or maintaining bank accounts outside of Tanzania except for settlement of securities within East Africa or SADC regions;

•        offsetting of financial claims between affiliates is restricted;

•        funds remitted for foreign direct investment in the form of equity shall not be converted into a loan;

•        no lender shall obligate a borrower in Tanzania to open a foreign currency account outside of Tanzania; and

•        all residents of Tanzania looking for financial accommodation from a non-resident are obliged to carry out such transaction through resident banks and financial institutions.

In addition, the 2022 Regulations co-exist with the Foreign Exchange Circular No. 6000/DEM/EX.REG/58 of 24 September 1998 (the “1998 Circular”) which has similar provisions to the 2022 Regulations. However, while the 1998 Circular restricts offsetting of financial claims between associate resident and non-resident companies (inter-company) accounts, the restriction on offsetting under the 2022 Regulation is limited to export and import transactions.

Local participation policy

On September 15, 2015, the Non-Citizens (Employment Regulation) Act, 2015 (No. 1) came into force, which vests powers concerning work permits with the Labour Commissioner. Therefore, non-citizens wishing to be employed in the country are required to apply and be granted a work permit before applying for a residence permit. Before granting the work permit, the Labour Commissioner must be satisfied that all efforts have been explored to acquire a local expert. Further, the company is required to submit a succession plan which sets out a well-articulated plan for the transfer of the non-citizen’s knowledge and expertise to Tanzanian citizens. Moreover, the Commissioner General of Immigration is required to take into consideration conditions of the work permit issued by the Labour Commissioner when granting a residence permit.

Material Contracts

The following section contains a summary of certain key terms of each of our material agreements. This section is intended to be a summary only and does not purport to be a complete or exhaustive description of the topics summarized. Reference should be made to the full text of these agreements, which are included as exhibits to the registration statement of which this prospectus forms a part.

Arrangements with BHP

Lifezone Subscription Agreement

Lifezone Limited entered into the Lifezone Subscription Agreement, pursuant to which BHP subscribed for ordinary shares of Lifezone Limited for an aggregate amount of $10 million.

Tranche 1 — Tranche 1 Loan Agreement

KNL entered into the Tranche 1 Loan Agreement, pursuant to which KNL received investment of $40 million from BHP by way of a convertible loan. Following receipt of approval from the FCC and the fulfilment of the other conditions, such convertible loan was converted into an 8.9% equity interest in KNL on July 1, 2022.

Deed of Cooperation

In addition to the Tranche 1 Loan Agreement, KNL also entered into a deed of cooperation with BHP dated December 24, 2021, as amended on April 23, 2022 (as so amended, the “Cooperation Deed”), in relation to one or more possible direct or indirect investments by BHP (or another member of its group) in all or part of the Kabanga Project (the “Proposed Investment”). The Cooperation Deed set out various matters such as exclusivity, timetables and the proposed key terms in relation to the Proposed Investment.

Pursuant to the Cooperation Deed, KNL and BHP committed to act reasonably and in good faith to agree to legally binding documentation in respect of the Proposed Investment in accordance with the term sheet forming part of the Cooperation Deed. The Cooperation Deed, amongst other things, set out terms for the Tranche 2 Investment and the Tranche 3 Investment by BHP in KNL, TNCL or a New VentureCo. The Tranche 2 Subscription Agreement was entered into on October 14, 2022, and provides for a direct equity investment by BHP in KNL, pursuant to which BHP’s shareholding in KNL rose to 17.0% in aggregate upon consummation of the investment on February 15, 2023. The Tranche 3 Option Agreement was also entered into on October 14, 2022, pursuant to which BHP has the option to consummate a further investment in KNL, subject to the satisfaction of certain conditions, which would result in BHP indirectly owning 51% of the total voting and economic equity rights in TNCL on a fully diluted basis.

The Cooperation Deed also included an exclusivity provision that set out, amongst other things, that any connected person (as defined in the Cooperation Deed, including LHL and Lifezone Limited) or anyone authorized by or acting under the authority of any connected person in connection with the Kabanga Project shall not enter into, solicit, initiate any discussions or proposals involving any investment, acquisition, merger, reorganization, financing with any party other than BHP. However, the Cooperation Deed included certain exceptions to the exclusivity arrangement, such as transactions involving the MAP, certain initial public offering transactions, certain transactions involving a special purpose acquisition company (including the Business Combination) and certain transactions involving offtake arrangements. Additionally, BHP retained a right of first refusal in case KNL or a connected person (which includes LHL and Lifezone Limited) engaged in certain transactions, including a business combination, involving third parties.

Pursuant to such exclusivity provision, LHL, Lifezone Limited and KNL collectively sent a notice to BHP dated September 2, 2022, in relation to the Business Combination. BHP declined to exercise its right of first refusal on October 2, 2022.

The Cooperation Deed terminated in accordance with its terms upon the signing of the Tranche 2 Subscription Agreement and Tranche 3 Option Agreement on October 14, 2022, save for the right of first refusal which terminated on December 29, 2022.

Tranche 2 — Tranche 2 Subscription Agreement

KNL entered into the Tranche 2 Subscription Agreement pursuant to which KNL received investment of $50 million from BHP by way of an equity subscription forming the Tranche 2 Investment. Following the satisfaction of the conditions set forth in the Tranche 2 Subscription Agreement, on February 15, 2023, BHP subscribed for an 8.9% equity interest in KNL, giving BHP a total equity interest in KNL of 17.0% in aggregate.

The Tranche 2 Investment proceeds shall be used for the ongoing funding requirements of the Kabanga Project in accordance with a budget agreed between KNL and BHP. KNL gave customary warranties for the benefit of BHP at signing of the Tranche 2 Subscription Agreement and immediately prior to closing of the Tranche 2 Investment.

Tranche 3 — Tranche 3 Option Agreement

KNL and Lifezone Limited entered into the Tranche 3 Option Agreement with BHP dated October 14, 2022, as amended on February 8, 2023, pursuant to which KNL will (at BHP’s option) receive an investment from BHP by way of an equity subscription forming the Tranche 3 Investment. The Option grants BHP the right, subject to certain conditions (summarized below), to subscribe for the required number of KNL shares that, in aggregate with its existing KNL shareholding, would result in BHP indirectly owning 51% of the total voting and economic equity rights in TNCL on a fully diluted basis as at the closing of the Tranche 3 Investment (the “Option Shares”) at a price to be determined through an independent expert valuation in accordance with certain pre-agreed principles. If exercised as at the date of this prospectus, the Option would result in BHP owning 60.71% of the total voting and economic equity rights in KNL on a fully diluted basis.

BHP may (at its sole option) deliver a maximum of one valuation notice to KNL and Lifezone Limited requiring the commencement of a valuation process in respect of KNL (the “Option Valuation”) during the period which shall:

•        commence on the latest of the date on which: (i) the Definitive Feasibility Study is received by BHP from KNL or deemed to be final between BHP and KNL (the “Definitive Feasibility Study Agreement Date”); (ii) the joint financial model in respect of the Kabanga Project (“JFM”) is agreed between BHP and KNL (including the relevant discount rate), or such earlier date as the parties may agree in writing, and (iii) the articles of association of the TNCL Subsidiaries are amended to remove the implied interest of the GoT; and

•        end on the date falling 30 calendar days after the later of: (i) the Definitive Feasibility Study Agreement Date; and (ii) the date on which the JFM is agreed between BHP, KNL and the GoT.

BHP has until 90 calendar days from the date on which the valuation price and diluted share count in respect of the Option Valuation are finalized to deliver an option notice. If no option notice in respect of the Option Valuation is delivered by BHP during such period, the Option will lapse and become incapable of being exercised.

The Option Valuation will be conducted by multiple experts from an agreed list. Each expert will conduct a valuation and determine the net asset value of KNL (“NAV Amount”) within 20 business days of appointment in accordance with certain prescribed valuation principles. The mean average of the experts’ aggregate valuations will be discounted by a pre-determined amount and divided by the number of Option Shares to determine the price per share at which BHP will subscribe for its Option Shares.

The NAV Amount will be calculated at the relevant time based on KNL’s enterprise value less forecast indebtedness owed by any member of the KNL Group (as defined herein) plus cash or cash equivalents.

Within 90 calendar days following the finalization of the Option Valuation, BHP may (at its sole discretion) exercise the Option via irrevocable written notice to KNL (the “Option Notice”). Closing of the Tranche 3 Investment shall occur on the first business day of the calendar month, following the calendar month in which the later of the following occurs (provided that, if the Option Notice is delivered within five (5) business days of a calendar month end, then such date shall be extended to the first business day of the second calendar month following the calendar month in which the Option Notice is delivered): (i) satisfaction or waiver of all applicable conditions (summarized below); and (ii) delivery of the Option Notice by BHP to KNL.

Following delivery of the Option Notice, if any of the following conditions have not been satisfied (or, if applicable, waived) within nine (9) months, the Option Notice will lapse and be irrevocably withdrawn:

•        the receipt of approval from the Tanzanian FCC in respect of the Tranche 3 Investment;

•        the receipt of approval by the Tanzanian Mining Commission to TNCL in respect of the change in control of TNCL resulting from BHP being issued the Option Shares;

•        the receipt of relief from the GoT in respect of Section 56 of the United Republic of Tanzania’s Income Tax Act, Cap 332 (as amended from time-to-time) pursuant to which: (i) a legally binding exemption notice is published in the GoT Gazette (or a change in law is effected) by the GoT; (ii) the relevant tax authorities issue appropriate clarification in order to either remove any tax liability of KNL and its subsidiaries and subsidiary undertakings from time to time (the “KNL Group”) that may arise under, or confirm the non-application of, the relevant section in relation to any direct or indirect investments in, and deemed disposals of, part or all of the Kabanga Project taking place prior to the time that it commences production; or (iii) such other form of waiver, decree, judgment, order or agreement is made in a form agreed by each of BHP and KNL; and/or

•        the receipt of any other bona fide consent or clearance from any governmental authority by BHP or KNL deemed necessary by those parties (acting reasonably and in good faith) in order to complete the Tranche 3 Investment.

BHP and KNL intend to seek satisfaction of the relevant conditions above in advance of the completion of the Definitive Feasibility Study. BHP may elect to lapse the Option Notice if, at any time prior to closing of the Tranche 3 Investment, any of the following occurs:

•        any of the above conditions have not been satisfied (or, if applicable, waived) by the date falling nine months after the date of the Option Notice;

•        KNL and/or Lifezone Limited is in breach of any warranty given to BHP;

•        KNL and/or Lifezone Limited has committed a material breach of its respective conduct of business obligations;

•        KNL and/or Lifezone Limited has committed a breach of any anti-corruption laws, sanctions laws and/or any applicable anti-money laundering laws or counter-terrorism financing laws;

•        the SML is terminated, cancelled, suspended, surrendered, varied in any material adverse way for the KNL group companies, or otherwise ceases to subsist, or any governmental authority gives a written communication or makes a public statement which could reasonably be expected to result in any of the above in respect of the SML or the Framework Agreement, or there is a material breach of the SML by the holder thereof or of the Framework Agreement by KNL; and an event occurs that results, or would be reasonably likely to result, in a material adverse effect on the value of the Kabanga Project or the Option Shares.

Prior to closing of the Tranche 3 Investment, the KNL Group will be subject to certain customary restrictive covenants preventing KNL from carrying out certain actions without the prior consent of BHP (such consent not to be unreasonably withheld or delayed) and give certain undertakings to BHP including to carry on the business of the KNL Group as a going concern in the ordinary course consistent with past practice and existing policies.

None of the restrictive covenants or undertakings will restrict the KNL Group from, among other things:

•        taking reasonable action in an emergency or disaster with the intention of minimizing any adverse effects;

•        ensuring compliance with applicable law and regulation or the rules of any relevant stock exchange; or

•        complying with the agreements entered into and/or agreed with BHP.

KNL and Lifezone Limited will be subject to certain restrictions in relation to marketing and offtake in respect of the Kabanga Project prior to the exercise of the Option, including:

•        a restriction on entering into off-take agreements with third parties in relation to more than 40% of, in aggregate, of the total contained nickel, cobalt and copper production from the Kabanga Project;

•        the satisfaction of certain minimum requirements regarding the terms and conditions (including the identity of the third party off-taker) of any such off-take agreement unless BHP has consented otherwise (such consent not to be unreasonably withheld or delayed); and

•        the third party off-taker must also make an investment in Lifezone Limited or any affiliate of Lifezone Limited at the same time as entering into an off-take agreement.

Prior to closing of the Tranche 3 Investment, Lifezone Limited, KNL and BHP have agreed to consult with each other prior to communicating with the GoT in relation to the Kabanga Project, the Tranche 2 Subscription Agreement and the Tranche 3 Option Agreement.

BHP gives customary warranties for the benefit of KNL and Lifezone Limited, Lifezone Limited and KNL give customary warranties for the benefit of BHP and KNL gives additional compliance related warranties for the benefit of BHP, in each case, at signing, on the date of the Option Notice and at closing of the Tranche 3 Investment.

Tranche 3 — Shareholders’ Agreement

KNL and Lifezone Limited would enter into the Tranche 3 Shareholders’ Agreement in respect of KNL and its direct and indirect subsidiaries from time to time (together with KNL, the “KNL Subsidiary Group”).

Subject to certain reserved matters (summarized below), the KNL board will have responsibility for the day-to-day supervision and management of KNL and its business. The board at closing of the Tranche 3 Investment will comprise five directors, made up of:

•        three directors appointed by the largest KNL shareholder from time-to-time (which will be BHP as at closing of the Tranche 3 Investment); and

•        two directors appointed by the second largest KNL shareholder from time-to-time (for so long as that KNL shareholder holds at least 15% or more of the voting rights of all KNL shares then in issue) (which will be Lifezone Limited as at closing of the Tranche 3 Investment), and, in circumstances where it holds more than 10% of the voting rights of all KNL shares then in issue but less than 15%, it shall be entitled to appoint only one director.

Any additional directors up to the maximum limit of five directors may be appointed by KNL shareholders holding 80% or more of the voting rights of all KNL shares then in issue.

The KNL board may not, and will ensure that each member of the KNL Subsidiary Group does not, make any decision in relation to:

•        certain customary shareholder reserved matters without first obtaining approval from one or more KNL shareholders holding more than 80% of the voting rights of all KNL shares then in issue, including over:

•        material changes to or cessation of the business;

•        altering the constitution;

•        reduction, repayment, redemption or repurchase of the share capital of any member of the KNL Subsidiary Group;

•        reconstruction, consolidation, amalgamation or merger of any member of the KNL Subsidiary Group with any other person;

•        entry by any member of the KNL Subsidiary Group into any joint venture, partnership, profit sharing agreement or collaboration with expenditure above a de minimis threshold;

•        any termination, cancellation, suspension or surrender of SML by any member of the KNL Subsidiary Group;

•        winding up or merging of any of the companies forming part of the KNL Subsidiary Group; and

•        any public offering or listing by KNL; and

•        certain customary board reserved matters without obtaining approval from a simple majority of the KNL board and, for so long as the second largest KNL shareholder holds 20% or more of the voting rights of all KNL shares then in issue, the approval of any nominee director appointed to the KNL board by the second largest KNL shareholder, including over:

•        approval of the annual budget and business plan;

•        acquisitions and disposals over certain de minimis thresholds;

•        entry or amendment of certain material contracts;

•        the making of any loan other than intra group in the ordinary course and on arm’s length terms;

•        the incurrence of any borrowing above a de minimis threshold;

•        changes to the dividend policy;

•        the establishment or amendment of any profit sharing, share option, bonus or other incentive scheme of any nature for directors or employees of the KNL Subsidiary Group;

•        removal of directors; and

•        approval of certain related party transactions.

No KNL shareholder will be obliged to contribute further funds to the KNL Subsidiary Group whether by way of subscription, loan, the provision of guarantees or security or otherwise. Where necessary and to the extent feasible, the funding of the KNL Subsidiary Group may be satisfied from loans made by financial institutions or one or more KNL shareholders on commercial terms. A loan proposed to be advanced from any KNL shareholder or a member of such KNL shareholder’s group to KNL shall first be offered to all KNL shareholders in proportion to the aggregate number of KNL shares held by them on the same terms and pro rata with all other KNL shareholders.

No transfer of shares may be made in any circumstances to a “restricted person,” being any person, entity or government that is designated for export controls or sanctions restrictions under any sanctions laws, or a person who is in actual or is reasonably likely to become in imminent breach of applicable anti-corruption laws or sanctions laws.

The Tranche 3 Shareholders’ Agreement contains customary pre-emption rights provisions applying to new issues and transfer of KNL shares. Such pre-emption provisions in respect of new issues of KNL shares may be disapplied by KNL shareholders holding more than 90% of the voting rights of all the KNL shares then in issue. The Tranche 3 Shareholders’ Agreement contains customary tag-along and drag-along conditions.

Following certain compliance events (summarized below):

•        BHP has the option (but not the obligation) of giving a compliance notice to KNL and/or Lifezone Limited within 30 business days of becoming aware of such compliance event, informing the recipient(s) of BHP’s intention to sell for £1.00 or gift for nil consideration all (or some) of the KNL shares held by BHP to the recipient(s) and binding the recipient(s) to effect such transfer and/or gift; and

•        BHP shall at any time be entitled to sell or gift and transfer all (or some) of the KNL shares held by BHP to a third party.

A compliance event for these purposes will include:

•        the issue or transfer of KNL shares to any restricted person;

•        any KNL shareholder or member of the KNL Subsidiary Group becoming a restricted person;

•        any court of competent jurisdiction or arbitral tribunal determining that a KNL shareholder or any member of the KNL Subsidiary Group has violated any applicable compliance laws; or

•        any settlement or compromise by any KNL shareholder or any member of the KNL Subsidiary Group of any claim or allegation by a governmental authority that a KNL shareholder or any member of the KNL Subsidiary Group has breached any applicable compliance law.

If an event of default (as summarized below) occurs in respect of a KNL shareholder, the affected KNL shareholder shall notify any KNL shareholder(s) that are not associates of the affected KNL shareholder within three (3) business days. Following delivery of such a notice, the open market value of the KNL shares held by the affected KNL shareholder and its associates shall then be determined. Within ninety (90) days after the date on which the KNL shares are so valued, any non-affected KNL shareholder(s) may give notice to the affected KNL shareholder requiring the affected KNL shareholder to sell, or procure the sale of, all the KNL shares held by the affected KNL shareholder and its associates, at the determined open market value to the electing non-affected KNL shareholders. An event of default for these purposes occurs where:

•        a KNL shareholder transfers or is deemed to have transferred any of its KNL shares other than as permitted by the Tranche 3 Shareholders’ Agreement;

•        a KNL shareholder fails to transfer its shares when required under the Tranche 3 Shareholders’ Agreement; or

•        an insolvency event occurs in relation to a KNL shareholder.

If a minority KNL shareholder holding not less than 15% of the voting rights of all the KNL shares then in issue is subject to a significant transaction (as summarized below), it:

•        must (subject to applicable seurities laws) notify the majority KNL shareholder in writing by no later than three business days following the date the relevant KNL shareholder becomes aware of the proposed significant transaction; and

•        must not implement or announce any significant transactions within 10 business days following any notification to the majority KNL shareholder.

A significant transaction for these purposes occurs in relation to a minority KNL shareholder if it receives a written proposal/offer from a person in respect of an investment, offer, acquisition, transfer and/or subscription of shares that will result in that person holding not less than a 20% equity interest in such minority KNL shareholder (or a member of that minority KNL shareholder’s group).

The Lifezone Subscription Agreement, the Tranche 1 Loan Agreement, the Cooperation Deed, the Tranche 2 Subscription Agreement, the Tranche 3 Option Agreement and the Tranche 3 Shareholders’ Agreement are, or will be when entered into, each governed by English law.

Arrangement with the Government of Tanzania

Framework Agreement

The GoT and KNL entered into the Framework Agreement to jointly develop, process and refine the concentrate from the Kabanga Project. To achieve this objective, the GoT and KNL have set up a Tanzanian company, TNCL, which owns two Tanzanian subsidiary companies, Tembo Mining and Tembo Refining, to carry out mining operations and mineral refining, respectively. The key principles of the Framework Agreement are intended to underline and guide the development of the Kabanga Project for the mutual benefit of the GoT and KNL. The key principles are as follows:

•        the application of the economic benefits sharing principle (as set out below) shall be on the life of mine plans of the Kabanga Project and the MMPF;

•        having a joint financial model to guide the management and operations of TNCL and the TNCL Subsidiaries;

•        jointly managing TNCL pursuant to the shareholders’ agreement and the related agreements (each as described in the Framework Agreement);

•        agreeing on the fiscal assumptions underlying the Economic Benefits Sharing Principle;

•        intention for TNCL to hold all proceeds from the sale of mineral products in local and foreign currency bank accounts in Tanzania;

•        issuing the SML to TNCL;

•        establishing minerals beneficiation facilities at Kahama township in Shinyanga Region in Tanzania, in accordance with KNL’s proposal;

•        ownership by TNCL of the TNCL Subsidiaries as wholly owned subsidiaries(1); and

•        entry by the GoT, KNL, TNCL and the TNCL Subsidiaries into a management and administrative services agreement.

Pursuant to the terms of the Framework Agreement, the GoT and KNL agreed to equitably share the economic benefits derived from the Kabanga Project in accordance with the joint financial model, which will be concluded as we progress through the Definitive Feasibility Study. The Framework Agreement provides that KNL shall receive its 84% share of the economic benefits through payment of dividends and proportionate returns of capital to shareholders of TNCL and the subsidiaries and that the GoT will receive its share of the economic benefits through the payment by TNCL and the TNCL Subsidiaries of taxes, royalties, fees and other fiscal levies and through any distributions on the shares of TNCL held by the GoT. The economic benefits to the GoT through payment of taxes shall cover only taxes directly payable by TNCL and the subsidiaries to the GoT and limited to local government levies, petroleum and fuel levies, import duties, skills development levy, royalties, inspection fees, corporate income tax, withholding tax on dividends, and any other fiscal levies imposed by any agency of the GoT (other taxes not directly receivable from TNCL and the TNCL Subsidiaries’ income shall not be construed as forming part of the GoT share of economic benefits). Further, the fiscal regime governing the mining, smelting and refining operations of TNCL and the TNCL Subsidiaries shall comprise a royalty in respect of mining operations payable to the GoT, an inspection fee payable to the GoT, service levy payable to the GoT, non-deductibility of royalties for the calculation of corporate income tax, a corporate income tax of 30%, indefinite carry forward of losses but with the ability to offset against taxable income in any given tax year subject to a cap of 70% of the taxable income in a given tax year, and application of straight line pooled asset depreciation at a rate of 20% per annum. The Framework Agreement also allows shareholders in the VentureCo or TNCL Subsidiaries to provide non interest-bearing shareholder loans to the VentureCo, TNCL Subsidiaries or to otherwise fund the Kabanga Project or the MMPF.

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(1)      At the time the TNCL Subsidiaries were incorporated by the GoT, the articles of association of each of Tembo Mining and Tembo Refining imply that the GoT has a 16% interest in each entity, with TNCL holding the remaining 84% interest. Based on discussions with the GoT, Lifezone Metals understands that the GoT has acknowledged TNCL’s right under the Framework Agreement to own 100% of each TNCL Subsidiaries and expects that the GoT will amend the articles of association of the TNCL Subsidiaries to correct this administrative error, which correction is expected to occur in 2024. However, as of the date of this prospectus, whilst the register of members correctly records TNCL as holdings 4999 shares and the GoT as 1 share, the articles of association of each of the TNCL Subsidiaries incorrectly imply that the GoT holds a 16% interest in each TNCL Subsidiaries and we cannot guarantee that the articles of association of the TNCL Subsidiaries will be amended in a timely manner. For more information, see “Risk Factors — Risks Related to Operational Factors Affecting Lifezone Metals — Due to an inadvertent administrative error during incorporation, the articles of association of each TNCL Subsidiaries imply that the GoT has a 16% non-dilutable free-carried interest in such TNCL Subsidiaries in addition to the 16% non-dilutable free-carried interest in TNCL.”

As part of the Framework Agreement, the GoT provided certain undertakings, including:

•        to procure the approval of TNCL as the local company to which the GoT can issue its mineral rights over the Kabanga Project;

•        to procure the issuance of the SML over the Kabanga Project to TNCL;

•        to procure that TNCL and the TNCL Subsidiaries are not obligated to list their shares on the Dar es Salaam Stock Exchange;

•        to assist TNCL to acquire suitable land for the construction of the MMPF within the Kahama township;

•        upon commissioning of the operations at the Kabanga Project and MMPF and commencing of mineral production, TNCL shall be entitled to repay shareholder loans or pay dividends or returns of capital to the GoT, KNL and to offshore shareholders and affiliates of TNCL into their respective accounts outside Tanzania;

•        to procure that the bank accounts of TNCL opened in Tanzania shall not be subject to administrative attachment orders for purposes of enforcement of taxes, except where a court decree is issued to that effect after final completion of judicial proceedings; and

•        the GoT agreed that none of the transactions or steps involved in the entry into force and implementation of the Framework Agreement and the related agreements shall at any time be subject to any tax in Tanzania.

Further, as part of the Framework Agreement, KNL provided certain undertakings, including:

•        to oversee the construction of the MMPF at Kahama township as part of the Kabanga Project;

•        to acquire data and all the information in relation to the Kabanga Project from the previous investors at the Kabanga Project and discharge all obligations thereof in accordance with the agreement executed in accordance with the memorandum of preliminary undertakings (which KNL has completed pursuant to the KNL Acquisitions);

•        following the completion and meeting of all undertakings, to transfer to TNCL all IP, studies, reports, physical property and any other assets acquired under the arrangement secured in accordance with the memorandum of preliminary undertakings; and

•        to prepare the requisite reports, including feasibility studies for the Kabanga Project, MMPF, environmental impact assessment as required by the law.

The Framework Agreement also includes, amongst other things, the executed copy of the memorandum of preliminary undertakings which sets out certain undertakings of the GoT and KNL for the period during the negotiations for finalizing the Framework Agreement. The Framework Agreement is governed by the laws of Tanzania.

Licensing Arrangements

Kelltech License Agreement

Lifezone Limited, Mr. Keith Liddell and Kelltech entered into the Kelltech License Agreement, pursuant to which, amongst other things, Lifezone Limited granted Kelltech an exclusive license to the Kell Intellectual Property to use the processes and technologies that form the subject matter of the Kell Intellectual Property within the SADC License Area. The licensed rights granted to Kelltech under the Kelltech License Agreement include the right to: (i) sub-license the whole or any part of the Kell Intellectual Property within the SADC License Area on an exclusive basis to use the Kell Intellectual Property (on the basis that the sub-licensee (KTSA) is permitted to further sub-license the Kell Intellectual Property on a non-exclusive basis but without the right for the further sub-licensee to further sub-license same) and (ii) grant a non-exclusive license to the Kell Intellectual Property to sell goods and products that are the result of Kelltech’s use of the Kell Intellectual Property granted through the exclusive license, with such sales not restricted to the SADC License Area.

The Kelltech License Agreement will remain in force indefinitely, unless earlier terminated due to (i) a force majeure event that results in an impediment enduring for more than six months, in which case a party to the Kelltech License Agreement shall be entitled to terminate the Kelltech License Agreement by written notice to the other parties; or (ii) SRL ceasing to be ultimately controlled, directly or indirectly, by the person(s) that controlled SRL on the date of signature of the Kelltech License Agreement, being April 16, 2014, and Kelltech failing (other than due to a fault of Lifezone Limited) to use its reasonable endeavors to utilize the Kell Intellectual Property in the SADC License Area so that royalties payable to Lifezone in any consecutive 12-month period are, in aggregate, less than $500,000, (unless Kelltech is able to demonstrate that the delay or suspension in utilizing the Kell Intellectual Property is due to sound commercial reasons), in which case Lifezone Limited shall be entitled to terminate the Kelltech License Agreement. The aforementioned termination right exercisable by Lifezone Limited will only be exercisable after the completion of six months from the occurrence of the change of control of SRL.

The Kelltech License Agreement is governed by the laws of Mauritius.

KTSA License Agreement

Kelltech and KTSA entered into the KTSA License Agreement, pursuant to which Kelltech granted KTSA an exclusive sub-license to the Kell Intellectual Property under the Kelltech License Agreement to use the Kell Intellectual Property within the SADC License Area. The KTSA License grants KTSA the rights to: (i) sub-license the whole or any part of the Kell Intellectual Property within the SADC License Area on an non-exclusive basis to use the Kell Intellectual Property (on the basis that the further sub-licensee is not permitted to further sub-license the Kell Intellectual Property); and (ii) grant a non-exclusive license to the Kell Intellectual Property to sell goods and products that are the result of Kelltech’s use of the Kell Intellectual Property granted through the exclusive license, with such sales not restricted to the SADC License Area.

The KTSA License Agreement will remain in force until the date upon which the Kelltech License Agreement terminates unless terminated earlier due to a force majeure event that results in an impediment enduring for more than six months, in which case either party shall be entitled to terminate the KTSA License Agreement by written notice to the other party.

The KTSA License Agreement is governed by the laws of Mauritius.

Kellplant License Agreement

KTSA and Kellplant entered into a license agreement dated February 12, 2016, as amended (the “Kellplant License Agreement”), pursuant to which KTSA granted Kellplant a non-exclusive sub-license to the Kell Intellectual Property to use the Kell Intellectual Property within South Africa and to construct, commission and operate a plant utilizing Kell Intellectual Property at the site of a mine operated by the SRL group in South Africa conducting the beneficiation of PGMs. In addition, under the Kellplant License Agreement, KTSA granted Kellplant a non-exclusive license to the Kell Intellectual Property to sell goods and products that are the result of Kellplant’s use of the Kell Intellectual Property granted through the exclusive license, with such sales not restricted to South Africa. Kellplant does not have the right to further sub-license the Kell Intellectual Property.

The Kellplant License Agreement will remain in force until the date upon which the KTSA License Agreement terminates unless terminated earlier due to a force majeure event that results in an impediment enduring for more than six months, in which case either party shall be entitled to terminate the Kellplant License Agreement by written notice to the other party.

The Kelltech License Agreement is governed by the laws of Mauritius.

In consideration for the rights granted under each of the license agreements described above (collectively, the “Kell License Agreements”), each of KTSA, Kelltech and Lifezone Limited are entitled to a royalty payment based on a percentage of the income (after transport costs, customs clearing costs, refining charges and realizations) received from the sales of the refined PGMs produced from concentrate (i.e., the product arising from the process of crushing, milling, flotation or any other method of separation whereby material containing PGMs is separated from tailings and concentrated from the ore and waste rock) from a plant using Kell Process Technology (excluding any value added tax payable). KTSA’s royalty payment flows up to Kelltech and a portion of Kelltech’s royalty payment flows up to Lifezone Limited. Part of Kelltech’s royalty payment to Lifezone Limited is linked to the amount of PGMs contained in the feed material processed.

In the context of the Kell License Agreements, PGMs means: (a) platinum, palladium, rhodium, ruthenium, iridium and osmium (“Specific PGMs”), but only where the primary focus of the extraction process is on the extraction of one or more of the Specific PGMs; (b) gold and silver (“Precious Metals”) but only where the primary focus of the extraction process is on the extraction of one or more of Specific PGMs or one or more of the Precious Metals; and (c) nickel, copper, cobalt, and other metals, elements or compounds but only where the primary focus of the extraction process is on the extraction of one or more of the Specific PGMs and gold or one or more of the Precious Metals.

Lifezone-KNL Development, Licensing and Services Agreement

On October 14, 2022, Lifezone Limited and KNL entered into the DLSA, pursuant to which Lifezone Limited agreed to: (i) develop the Kabanga Hydromet Technology; (ii) once developed, license that technology to KNL for use by or on behalf of KNL initially in connection with a feasibility study and thereafter in connection with the Kabanga Project; and (iii) provide a variety of related services. Unless terminated earlier, the DLSA will remain in force until completion of the Kabanga Project and any related project, following which it shall automatically expire.

Lifezone Limited is required to use reasonable endeavors to develop the Kabanga Hydromet Technology as soon as reasonably practicable, so that it meets the specifications set out in the DLSA, in accordance with a project plan that will be agreed by Lifezone Limited and KNL following commencement of the DLSA. Once developed, Lifezone Limited will assist KNL in preparing the Definitive Feasibility Study. Once prepared, the KNL board shall consider the results of the Definitive Feasibility Study and determine (acting reasonably and in good faith) whether the Definitive Feasibility Study is acceptable and if the Definitive Feasibility Study recommends the use of the Kabanga Hydromet Technology, and whether the Kabanga Project shall continue to the next stage (being financing and construction). If the KNL board does not affirm these matters, the parties shall agree on and perform remedial work. If the KNL board, after one year, decides (acting reasonably and in good faith) that the matters still cannot be affirmed, then either party may terminate the DLSA. If the KNL board affirms the matters, KNL will, among other things: (i) commence the installation of the technology at the Kabanga Project site; and (ii) following commissioning of the installation, undertake acceptance testing based on agreed criteria to determine whether the Kabanga Hydromet Technology meets the agreed specifications. If the acceptance tests are unsuccessful, the parties will agree on and perform remedial actions and the tests will be repeated. If acceptance tests are failed for a third time (or have not been passed within 36 months of commissioning of the refining business at the site), KNL may terminate the DLSA or choose to accept the Kabanga Hydromet Technology subject to payment of reduced fees (please see details of these reduced fees below).

From the date of installation of the Kabanga Hydromet Technology at the site, Lifezone Limited will grant KNL a non-exclusive, sub-licensable, non-transferable license to use the technology at the site for the duration of the Kabanga Project (and any related project). Lifezone Limited will grant KNL a right of first refusal in respect of any other proposal in respect of the development, licensing and/or use of the Kabanga Hydromet Technology (or substantially similar technology) and/or provision of services analogous to the services to be provided by Lifezone Limited under the DLSA in respect of the beneficiation of a mineral deposit (actual or expected) from Tanzania where nickel derived from nickel sulfidic ore bodies is, or can reasonably be expected to be, the most significant revenue-generating component in the refined products to be derived from such deposit (an “Alternative Deposit Transaction”). Lifezone Limited will be required to notify KNL of any preliminary testing and/or study work in respect of any such deposit, provide to KNL details of the terms of any Alternative Deposit Transaction discussed with a third party and collaboratively discuss alternative arrangements with KNL whereby the relevant mineral deposits would be beneficiated by the KNL Group at the CTP or another relevant site in Tanzania (or elsewhere if agreed).

Following receipt of a notice of intent from KNL to enter into discussions in respect of any such Alternative Deposit Transaction, Lifezone Limited and KNL will be required to use their reasonable endeavors to agree the material terms of such alternative transaction, failing which Lifezone Limited will be free to enter into a transaction with the original third party to the Alternative Deposit Transaction provided that the terms of such transaction are not more favorable to such third party than those notified to KNL at the beginning of the process outlined above.

The services to be provided by Lifezone Limited include: (i) bespoke design of the Kabanga Hydromet Technology; (ii) development and management of test work programs and process design and engineering services; (iii) financial modelling; and (iv) any other services agreed between the parties. The services fee payable by KNL to Lifezone Limited will be calculated on a time and materials basis and include a pass-through of costs in respect of third-party expenses. Between the date of the DLSA and the date of confirmation of successful completion of the acceptance tests, Lifezone Limited and KNL will discuss and seek to agree any services required by KNL following the consummation of a further investment in KNL by BHP pursuant to the Tranche 3 Option Agreement, failing which the services will otherwise continue to be provided in the same manner, scope and timing as previously provided by Lifezone Limited and in accordance with the agreed budget.

Between commissioning and acceptance of the technology, KNL will be required to pay a quarterly technology fee calculated by reference to a percentage of the capital costs in respect of the site and any related sites (subject to adjustment in certain circumstances). From the acceptance date, KNL will be required to pay a quarterly royalty fee calculated by reference to a percentage of the gross revenues derived from the sale of products originating from or processed at the site and/or any related sites (subject to adjustment in certain circumstances).

Services agreements

Lifezone-KTSA Technical Services Agreement

Lifezone Limited and KTSA entered into a technical services agreement on June 10, 2020 (as amended, the “Lifezone-KTSA Technical Services Agreement”), with effect from January 1, 2020, pursuant to which, amongst other things, Lifezone Limited provides certain technical services to KTSA including business operational support services required for the development of the potential Kell-Sedibelo-Lifezone Refinery and the utilization of our Hydromet Technology in South Africa.

The Lifezone-KTSA Technical Services Agreement has an initial fixed period ending January 1, 2023, after which the agreement will continue unless the agreement is terminated by either party (i) with 6 months’ advance notice; or (ii) immediately on giving notice to the other party upon the occurrence of a termination event set out therein, such as in the event the KTSA License is terminated for any reason, material breach by any party or any party suspends or threatens to suspend payments of its debts to the other party.

In consideration for the aforementioned services provided by Lifezone Limited to KTSA, KTSA pays Lifezone Limited a fixed service fee per calendar month, which fee shall be increased by a specified percentage per annum. Additional fees are chargeable if Lifezone Limited renders services to third parties at the request of KTSA.

The total service fees paid to Lifezone Limited by Kellplant Proprietary Ltd in terms of the Lifezone-Kellplant Technical Services Agreement for the years ended December 31, 2023, and 2022 were $129,679 and $1,510,830 respectively.

Lifezone-Kellplant Technical Services Agreement

On October 24, 2021, Lifezone Limited and Kellplant entered into a technical services agreement (the “Lifezone-Kellplant Technical Services Agreement”), with effect from January 1, 2021, pursuant to which, amongst other things, Lifezone Limited provided certain technical services to Kellplant, including business operational support services required for the development, operation and maintenance of the potential Kell-Sedibelo-Lifezone Refinery and the utilization of our Hydromet Technology in South Africa.

In consideration for the aforementioned services provided by Lifezone Limited to Kellplant, Kellplant paid Lifezone Limited a fixed service fee per calendar month, which fee was increased by a specified percentage per annum. The total service fees paid to Lifezone Limited by KTSA in terms of the Lifezone-KTSA Technical Services Agreement for the years ended December 31, 2023, and 2022 were $684,407 and $1,344,039, respectively. All activity under the Lifezone-Kellplant Technical Services Agreement was suspended from February 1, 2023, per informal agreement between Lifezone and Kellplant.

PPM-KTSA Support Services Agreement

On November 4, 2021, PPM (a wholly-owned subsidiary of SRL) and KTSA entered into a support services agreement (the “PPM-KTSA Support Services Agreement”), effective from January 1, 2021, pursuant to which, inter alia, PPM provides certain support services to KTSA, including, without limitation marketing of the Kell Process Technology to producers of PGMs, services related to preparation of management accounts and accounts for audit, corporate administration, preparation and taking of the minutes of director and shareholder meetings and facilitation of financial audits in respect of Kellplant. PPM shall provide the aforementioned services indefinitely until such time that the PPM-KTSA Support Services Agreement is terminated, by either party giving not less than six months’ written notice to the other party, or otherwise as provided for in the KTSA Support Services Agreement. In consideration for the aforementioned services provided by PPM to KTSA, KTSA pays PPM a fixed service fee per calendar month, which fee shall be increased by a specified percentage per annum. The total service fees paid to PPM by KTSA in terms of the PPM-KTSA Support Services Agreement for the years ended December 31, 2023, and 2022 were approximately $66,918.28 and $65,000, respectively.

PPM-Kellplant Support Services Agreement

On January 20, 2022, PPM and Kellplant entered into a personnel and support services agreement (the “PPM-Kellplant Support Services Agreement”), with effect from January 1, 2021, pursuant to which, inter alia, PPM provided certain support and personnel services to Kellplant for purposes of the design, construction, development, commissioning and operation of the potential Kell-Sedibelo-Lifezone Refinery, including, without limitation, accounting services, liaison services, environmental monitoring services, reporting services and assistance with negotiation of offtake agreements.

In consideration for the aforementioned services provided by PPM to Kellplant, Kellplant paid PPM a fixed service fee per calendar month, which fee was increased by a specified percentage per annum. The total service fees paid to PPM by Kellplant in terms of the PPM-Kellplant Support Services Agreement for the years ended December 31, 2023, and 2022 were approximately $83,402.14 and $972,000, respectively. All activity under the PPM-Kellplant Support Services Agreement was suspended from February 1, 2023, per informal agreement between PPM and Kellplant.

Funding arrangement for Kellplant

Lifezone Limited holds a 50% interest in the Kelltech joint venture arrangement with Orkid S.a.r.l (a wholly owned subsidiary of SRL), which holds the remaining 50% interest in Kelltech. Kelltech holds an approximate 66.67% interest in KTSA, a South African incorporated company, with the remaining 33.33% interest being held by IDC, a South African national development finance institution. KTSA holds a 100% interest in Kellplant, a South African incorporated company that is set up to own and operate the potential Kell-Sedibelo-Lifezone Refinery. Until SRL has finalized its revised mine plan and received board approval for such revised plan, and we have re-scoped the project after receiving such revised plan and completed further test work and studies, we expect that there will be no further development expenditures or capital commitments to Kellplant relating to the potential Kell-Sedibelo-Lifezone Refinery. Pursuant to SRL’s communication as set out above, the development expenditures for the potential Kell-Sedibelo-Lifezone Refinery are subject to update pending the outcome of SRL’s revised mine plan and subsequent re-scoping, test work and studies. As of the date of this prospectus, Kelltech has made shareholder loans of $7,979,968 to KTSA for the purposes of development of the potential Kell-Sedibelo-Lifezone Refinery, which funding KTSA has, as of the date of this prospectus, utilized for purposes of, and in connection with, the furtherance of the potential Kell-Sedibelo-Lifezone Refinery.

On March 31, 2022, IDC and KTSA entered into the IDC-KTSA Shareholder Loan Agreement, pursuant to which IDC agreed to advance to KTSA a shareholder loan in the amount of R407,000,000. The shareholder loan is non-interest bearing, unsecured, subordinated to all other loans owing by KTSA to third parties and shall only be repayable out of excess cash flow of KTSA (determined after taking into account the future operational requirements of KTSA). KTSA shall be obliged to apply the proceeds of the shareholder loan for the purpose of funding Kellplant for, inter alia, the design, engineering, construction, commissioning and operation of the potential Kell-Sedibelo-Lifezone Refinery. As of the date of this prospectus, an amount of R57,809,290.71 has been advanced by IDC to KTSA under the IDC-KTSA Shareholder Loan Agreement, and KTSA has on-lent such funds to Kellplant, but such funds have not yet been utilized. Disbursement of the balance of IDC shareholder loan is subject to certain customary conditions precedent which have not yet been fulfilled and, as of the date of this prospectus, we do not expect such conditions precedent to be fulfilled. Until SRL has finalized its revised mine plan and received board approval for such revised plan, and we have re-scoped the project after receiving such revised plan and completed further test work and studies, we expect that there will be no further development expenditures or capital commitments to Kellplant relating to the potential Kell-Sedibelo-Lifezone Refinery.

On November 9, 2021, Kellplant entered into an agreement (the “PPM Loan Agreement”) with PPM pursuant to which PPM agreed to advance to Kellplant, for purposes of, inter alia, the design, engineering, construction, commissioning and operation of the potential Kell-Sedibelo-Lifezone Refinery, a rand-denominated loan in an amount equivalent to $10 million. The loan advanced by PPM to Kellplant bears interest at the published prime rate from time-to-time, on a 365-day basis and compounded monthly in arrears, plus a margin. The loan is unsecured and will immediately become repayable once Kellplant receives: (i) debt funding from IDC or PPM or (ii) equity funding by KTSA, whichever is earlier, and Kellplant shall be obliged to immediately apply the proceeds it receives from such debt funding or equity funding to the repayment of the loan. SRL is currently in the process of finalizing its revised mine plan and obtaining other corporate approvals for such revised mine plan and any decision on proceeding with the potential, smaller Kell-Sedibelo-Lifezone Refinery will only be made once additional studies and engineering works are completed. In this regard, we do not expect the PPM Loan Agreement repayment mechanism to be triggered in the near future, if at all.

Environmental, social and governance matters

We are committed to high ESG standards. These are central to maintaining our social license to operate, as well as creating value for all stakeholders and delivering commercial success. Mining in Africa, and Tanzania specifically, has historically brought with it several unique ESG risks and opportunities. In recent years, the GoT has pushed for the opportunities and benefits that come from mining to be realized in country rather than taken offshore.

We have undertaken an analysis along with external consultants in order to develop a suitable ESG framework and strategy. Our high-level approach to sustainability is guided by, amongst others:

•        United Nations Sustainable Development Goals (“UN SDGs”);

•        Global Reporting Initiative (“GRI”);

•        Sustainability Accounting Standards Board (“SASB”); and

•        International Council of Mining and Metals (“ICMM”).

In addition, we expect to supplement the above frameworks with the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (OECD DDG) and The Global Battery Alliance (GBA) Guiding Principles. We believe that the development of an ESG strategy and reporting framework is an iterative process. To move into the next stage of our ESG journey, we have identified three high-level goals and relevant objectives and actions:

(i)     Development of an ESG Vision and Pathway for KNL;

(ii)    Definition of material topics that drive focus and positive impact; and

(iii)   Establishment of structure and systems that support ESG data management and disclosures.

THE DESCRIPTION OF THE KABANGA PROJECT

This description of the Kabanga Nickel Project (the Project) has been prepared for Lifezone Metals Ltd (LML) by Qualified Person (QP) Sharron Sylvester, BSc (Geol), RPGeo AIG (10125), employed by OreWin Pty Ltd (OreWin) as Technical Director — Geology. Certain information that follows relating to the Project is derived from, and in some instances is an extract of, the Kabanga 2023 Mineral Resource Update Technical Report Summary, which has an effective date of November 30, 2023 (the 2023MRU). The 2023MRU was prepared in accordance with the U.S. Securities and Exchange Commission (US SEC) Regulation S-K subpart 1300 rules for Property Disclosures for Mining Registrants (S-K 1300) for LML on the Project.

The 2023MRU is a preliminary technical and economic study of the economic potential of the Project mineralization to support the disclosure of Mineral Resources. The 2023MRU, including the Mineral Resource estimates, is current as at December 31, 2023. The Mineral Resource estimates in this prospectus are reported in accordance with S-K 1300. The 2023MRU should be construed in light of the methods, procedures, and techniques used to prepare the 2023MRU. Sections or parts of the 2023MRU should not be read in isolation from or removed from their original context. Portions of the following information are based upon assumptions, qualifications, and procedures that are not fully described herein. Information and data supplied by LML that were relied upon when forming the findings and conclusions of the 2023MRU report but were outside the areas of expertise of the QPs are detailed in Section 25 of the 2023MRU. Any individual or entity referenced within the 2023MRU as having completed work, but not identified therein as being a QP, does not constitute a QP.

The Kabanga Nickel Project is an exploration-stage project. The majority owner of the Project, Kabanga Nickel Ltd (KNL), is the primary source of technical data and information discussed within the 2023MRU.

KNL has advised that the total cost of the gross mineral exploration and evaluation assets and mining data as of December 31, 2023, was $70.0 million.

Location

The Project is located in the Ngara district in north-west Tanzania, 44 km south of the town of Ngara, south-east of the nearest town of Bugarama, and close to the border with Burundi. The exploration camp is located at 02°53.161’S and 30°33.626’E. Figure 1.1 shows the Project location in Tanzania. Figure 1.2 shows the Project site, nearby villages, and the Burundi border.

The Ngara district is one of the eight districts of the Kagera region of Tanzania. It is bordered to the north by Karagwe district, to the east by Biharamulo district, to the south by the Kigoma region, to the north-east by Muleba district, and to the west by the countries of Rwanda and Burundi. Lake Victoria is approximately 130 km north-east of the Project area.

The proposed mine site is accessible by road connecting to the National Route B3 at Muzani. Three potential access routes have been identified: northern, central, and southern, with the southern route currently preferred due to its shorter distance (approximately 80 km to Muzani) and being considered to have the lowest environmental and social impact. The southern route is presently a dirt road, prone, in at least two places, to rutting in the rainy season and occasional flooding.

There is a railway from Dar es Salaam to Isaka that is currently being upgraded. Isaka is approximately 350 km south-east of the Project (approximately 90 km south — south-east of Bulyanhulu). Dar es Salaam has port facilities for shipping product and equipment and materials to be imported. The nearest air strip is at Ngara. Commercial flights are available at Mwanza, which is eight hours’ drive from Kabanga.

Power to the site is available from a 33 kV overhead line erected and commissioned by Tanzania Power Utility (Tanesco). Tanesco and Tembo Nickel Corporation Limited (TNCL) are negotiating the installation of a 220 kV overhead line for the Project.

There are 15 villages adjacent to the Project that have at least one primary school, all wards have secondary schools, and most villages and wards have health facilities. Labour from the local area and from within Tanzania could be supplemented with expatriate labor in compliance with Tanzanian legislation and regulations.

Figure 1.1 — Kabanga Project Location

Figure 1.2 — Local Area Plan

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North Access Road
Paved Road
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Rwinyana
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Nyamwongo River
Ntanga
Proposed Nyakahura Bypass
Bugarama
Muruhamba River
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Mumiramira
South Access Road
Mukalinzi
BURUNDI
Murusagamba
Magamba

The exploration camp comprises buildings for administration and security, geology and technical services, community relations, canteen, clinic, workshops, staff housing, and dedicated spaces for sample and core storage (located both within the confines of the camp and one large overflow area to the northwest of the camp). KNL has recently refurbished a number of the buildings at the site, and it is suitable for the exploration phase of the project.

Land Tenure and Ownership

Ownership

LML was incorporated on December 8, 2022, for the purpose of effectuating a Business Combination. On July 6, 2023, LML consummated a Business Combination pursuant to the Business Combination Agreement dated December 13, 2022 between (amongst others) GoGreen Investments Corporation (“GoGreen”) and LML. On July 6, 2023, in accordance with the terms of the Business Combination Agreement, the LHL shareholders transferred all of the outstanding ordinary shares of LHL to LML in exchange for the issuance of new Lifezone Metals Ordinary Shares issued by LML. LML ordinary shares trade on the New York Stock Exchange (NYSE) under the ticker symbols LZM. LML raised approximately $86.6 million from the listing on the NYSE, including approximately $70.2 million from PIPE investors.

The Project is 84% owned and operated by Kabanga Nickel Limited (KNL), with the remaining 16% held by the GoT under the terms of a framework agreement. KNL is jointly owned by LML (83%) through its 100% owned subsidiary, Lifezone Limited, with the remaining 17% directly owned by BHP. For Mineral Resource reporting, the LML direct ownership share is 69.713% of the in situ mineralization, after excluding the shares of the Government and the direct BHP ownership.

Ownership History

The Project has undergone several phases of exploration and assessment since the 1970s.

The first drilling program was undertaken by the United Nations Development Program (UNDP) between 1976 and 1979. This program targeted ultramafic bodies throughout the region (Burundi and Tanzania) and comprised some 20,068 m of drilling in 61 drillholes.

After the UNDP program, there was a 10-year hiatus in which a government policy did not allow exploration by foreign companies.

In 1988, Sutton Resources Ltd (Sutton) entered into negotiations with the Government and in 1990 Kabanga Nickel Company Limited (KNCL), and Kagera Mining Company Limited (Kagera Mining) were formed, with exploration resuming later that same year.

Sutton, in joint venture (JV) with BHP, explored the property between 1991 and 1995. BHP subsequently withdrew from the JV in 1995, and in July 1997, Anglo American Corporation (Anglo) signed a JV agreement with Sutton. Between 1997 and 1999, a pre-feasibility study was completed.

In 1999, Barrick Gold Corporation (Barrick) purchased Sutton thereby acquiring KNCL and Kagera Mining, and becoming, through two wholly owned subsidiaries, a JV partner with Anglo.

After the withdrawal of Anglo from the Project in 2000, Barrick went on to complete the first scoping study on the Project in 2003, and then entered a JV agreement with Glencore, which produced an updated scoping study in November 2006. This updated scoping study was followed by a pre-feasibility study in 2008, and an unpublished draft feasibility study in 2014.

After 2015 the project was put on care and maintenance, and Barrick prepared a number of studies of the Project in the intervening period.

KNL acquired the site in 2019 and has re-initiated drilling at the Project.

Tanzanian Legislation

In Tanzania, mineral rights are held in the form of prospecting licences, special mining licences, mining licences, and primary mining licences. There are several types of prospecting licences and mining licences, depending on the nature of the minerals being mined and the size of the mine. A Special Mining Licence (SML) is the type of licence required for large scale mining operations (‘large scale’ being defined as those projects requiring a capital investment not less than $100 million), therefore this is the type of license required for the Kabanga Project.

Associated with each SML is an Investor-State Framework Agreement (Framework Agreement) between the holder of the SML and the Government. This Framework Agreement includes clauses on the conduct of mining operations, the grant of the Government free carried interest and State participation in mining, and the financing of any mining operations.

Mining legislation requires observance of environmental legislation. Mining licences cannot be granted without an environmental approval certificate being in place. After mining licences are approved, several secondary permits are required for activities that could impact on people and the environment.

Under modern Tanzanian legislation, mineral rights do not confer surface rights. Surface rights were strengthened with the passing of the Land Act 1999, and the Village Act 1999, and application of these Acts to the mining sector was enhanced by The Mining Act [Cap 123 R.E. 2019].

Kabanga Framework Agreement Summary

The following summary and description of the Kabanga Framework Agreement, signed on January 19, 2021, between the holder of the SML and the GoT, has been prepared by LML.

The Kabanga Framework Agreement is focused on equitable economic benefit sharing according to the principles included in Article 3 of that agreement. It recognizes the formation of a company called Tembo Nickel Corporation Limited (TNCL), which has two subsidiaries — Tembo Nickel Mining Company Limited and Tembo Nickel Refining Company Limited. TNCL is referred to as both ‘JVC’ and ‘Tembo Nickel Corporation Limited’ in the Framework Agreement and in the SML. The Key Principles of the Framework Agreement are intended to underline and guide the development of the Project for the mutual benefit of the Parties. The Key Principles include:

•        the application of the Economic Benefits Sharing Principle (EBSP) on the life of mine plans of the Project and the Multipurpose Mineral Processing Facility (MMPF);

•        having a Joint Financial Model (JFM) to guide the management and operations of the JVC and the TNCL Subsidiaries;

•        jointly managing the TNCL pursuant to the Shareholders’ Agreement;

•        agreeing on the fiscal assumptions underlying the EBSP;

•        establishing minerals beneficiation facilities at Kahama township in Shinyanga Region in Tanzania.

The Parties agree equitably to share the economic benefits derived from the Project in accordance with the JFM. The Agreement provides that KNL shall receive its 84% share of the economic benefits through payment of dividends and proportionate returns of capital to shareholders of TNCL and the TNCL Subsidiaries. The Agreement provides that the GoT will receive its share of the economic benefits through the payment by the TNCL and the TNCL Subsidiaries of taxes, royalties, fees and other fiscal levies through the Government’s 16% Free Carried Interest in TNCL. The Kabanga Framework Agreement is governed by the laws of Tanzania and any dispute may be referred to conciliation in accordance with the UNCITRAL Conciliation Rules and, failing which, arbitration in accordance with the UNCITRAL Arbitration Rules.

As is required under the Miscellaneous Amendments Act 2017, which amends The Mining Act [Cap 123 R.E. 2019], the Framework Agreement:

•        Provides for the Government to have a 16% non-dilutable, free carried share interest in the capital of TNCL (with the remaining interest being held by KNL),

•        Includes royalties on the gross value of minerals to be paid at a rate of 6%, where ‘gross value’ means the market value of minerals determined through valuation as defined in the Miscellaneous Amendments Act 2017. The Government can reject the valuation if it is low due to market volatility, and can buy the minerals at the low value ascertained,

•        Requires beneficiation of mineral products of operations in country, and

•        Includes requirements to procure goods and services locally.

In addition to royalties, the Framework Agreement elaborates on other taxes, fiscal levies, and funding mechanisms that will apply.

The beneficiation facility in the Framework Agreement is referred to in that agreement as a ‘Multi-purpose Mineral Processing Facility’ (MMPF, or multi metal mineral processing facility), and its purpose is stated as ‘processing, smelting and refining of nickel and other mineral concentrates’, albeit that it should be noted that no smelting is envisaged in this project as all metal extraction will utilize a hydrometallurgical process. TNCL will manage the operations of the mine and the MMPF through subsidiaries, while the GoT will assist TNCL in acquiring suitable land for the construction of the MMPF within the vicinity of Kahama township. KNL is required to oversee the construction of the MMPF at Kahama, and to prepare the requisite reports on Kabanga, including feasibility studies for the mine and the MMPF, and the corresponding EIAs required by law.

The Framework Agreement states that upon granting of the SML, TNCL (or any relevant subsidiary) will begin the process of identifying a physical location for the MMPF with the Kahama region being the initial priority location to assess given the beneficial infrastructure advantages. Upon confirmation of site identification, TNCL (or any relevant subsidiary) may submit an application for a Refining Licence for the MMPF.

The Framework Agreement requires that the management of TNCL’s operations is carried out in Tanzania, with a focus on engaging local talent to maximize employment of Tanzanians, including: preference for Tanzanian nationals to be appointed to management positions within TNCL, and implementing a local procurement plan that emphasizes spending in Tanzania, except where goods or supplies are not available in Tanzania (or on commercially viable or competitive terms in Tanzania) or supplies are permitted to be procured from sources outside Tanzania as provided for under relevant laws.

The Framework Agreement contains a number of schedules. These schedules provide a process for the establishment of the various legal entities, shareholder agreements, and importantly a series of timebound undertakings to facilitate the development of the Project.

Special Mining Licence

Following the signing of the Framework Agreement, the Government, on October 25, 2021, granted a Special Mining Licence (SML) No. SML 651 / 2021 to TNCL for the Project. The SML is currently in force as of the date of this report. The SML at Kabanga is within the geographical district of Ngara in the Kagera region with an approximate area of 201.85 km2. A map of the property showing SML 651 / 2021 is provided in Figure 1.4.

The SML confers to TNCL the exclusive right to search for, mine, dig, mill, process, refine, transport, use, and/or market nickel or other minerals found to occur in association with that mineral, in and vertically under the SML area, and execute such other works as are necessary for that purpose.

The SML shall remain valid for a period of the estimated life of the ore body indicated in the SML feasibility study report or such period as the applicant may request unless it is cancelled, suspended, or surrendered in accordance with the law.

Figure 1.4 — Location of the Project showing SML 651 / 2021

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Kigoma
Tabora
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ID	Latitude	Longitude
1	-2° 46' 58.44"	30° 35' 59.10"
3	-2° 45' 23.55"	30° 39' 23.13"
4	-2° 47' 18.61"	30° 38' 01.28"
5	-2° 48' 38.08"	30° 39' 48.04"
7	-2° 52' 31.76"	30° 39' 18.38"
9	-2° 55' 32.06"	30° 40' 44.98"
10	-2° 55' 32.06"	30° 37' 12.65"
16	-2° 54' 42.24"	30° 35' 21.15"
22	-2° 53' 33.44"	30° 34' 04.04"
25	-2° 53' 55.98"	30° 33' 39.13"
32	-2° 55' 48.67"	30° 32' 23.22"
41	-2° 56' 45.61"	30° 30' 41.21"
51	-2° 56' 25.44"	30° 28' 50.89"

The SML requires TNCL to strictly observe the mining laws, in particular but not limited to, the recognition that all mineral data and exploration information over the licence area is the property of the United Republic of Tanzania and must be submitted to the Geological Survey of Tanzania in accordance with the Mining Act.

Conditions of the SML include:

•        Submission of a Feasibility Study to the Mining Commission.

•        An update of the proposed plan for compensation, relocation and resettlement and submission to the Mining Commission.

•        Take all the measures necessary to avert occurrence of accidents whether accidental or premeditated and to observe and satisfy safety conditions stipulated under the Occupational safety and Health Act.

•        Ensure that management of production, transportation, storage, treatment and disposal of waste arising out of mining operations is carried out in accordance with safeguards prescribed by the Environmental Management Act.

•        Ensure regular environmental audit, monitoring, and evaluation are carried out to avert environmental spoil, degradation and hazardous substances which may be harmful to human beings and or environment.

•        Develop and adopt Mine Closure and Rehabilitation plans of the area where mining operations are carried out.

•        An update of the environmental management plan and submission to the Mining Commission.

•        Preparation of an annual social responsibility plan agreed by the relevant government authorities.

•        An undertaking by the JVC to beneficiate in-country.

•         TNCL complying with Tanzanian regulations relating to mining operations, financing arrangements and local content.

•        TNCL complying with the Statement of Integrity Pledge in accordance with Part VIII of the Mining Act and the Mining (Integrity Pledge) Regulations, 2018.

With the grant of the SML, TNCL agreed to become a strategic partner to the Government, which shall have not less than 16% of the capital of the entity established, to carry out mining activities over the licence area in the form of non-dilutable free carried interest in accordance with the Mining Act, and subject to the provisions of the Mining Act and of the regulations made thereunder now in force, or which may come into force during the continuance of this licence, or any renewal thereof.

BHP Investment in Kabanga Nickel Limited

The following summary of the commercial arrangement between LML and BHP has been prepared by LML.

LML and BHP have three agreements: T1A, T1B, and T2.

T1A Agreement

KNL entered into a loan agreement with BHP dated December 24, 2021, pursuant to which KNL received investment of $40 million from BHP by way of a convertible loan. Following receipt of approval from the Tanzanian Fair Competition Commission, and the fulfilment of the other conditions, such convertible loan was converted into an 8.9% equity interest in KNL on July 1, 2022.

T1B Agreement

KNL entered into an equity subscription agreement with BHP dated October 14, 2022 (the T1B Agreement). All the conditions precedent of the T1B Agreement were satisfied or waived on, or before, February 8, 2023, and in accordance with the T1B Agreement, BHP subscribed $50 million for an additional 8.9% equity interest in KNL on February 15, 2023, giving BHP a total equity interest in KNL of 17% (the T1B Investment).

The T1B Investment proceeds will be used for the ongoing funding requirements of the Project in accordance with a budget agreed between KNL and BHP.

T2 Agreement

KNL and Lifezone Limited entered into an option agreement with BHP dated October 14, 2022, pursuant to which KNL will (at BHP’s option) receive investment from BHP by way of an equity subscription. The option grants BHP the right, subject to certain conditions, to subscribe for the required number of new KNL shares that, in aggregate with its existing KNL shareholding, would result in BHP indirectly owning 51% of the total voting and economic equity rights in TNCL on a fully diluted basis as at closing at a price to be determined through an independent expert valuation. If exercised as at the date of the agreement, the option would result in BHP owning 60.71% of the total voting and economic equity rights in KNL on a fully diluted basis.

BHP may (at its sole option) deliver a maximum of one valuation notice to KNL and Lifezone Limited requiring the commencement of a valuation process in respect of KNL during the period.

The investment is subject to certain conditions, including the receipt of approval from the Tanzanian Fair Competition Commission (FCC).

Environmental and Social Management

The EIS produced for the project in 2012 contains a series of social and environmental commitments to which the Project will be required to adhere. Following the submission of the EIS to the Government Authorities, an Environmental Certificate was issued to Kabanga Nickel Mining Company in 2013. This certificate was transferred to TNCL in June 2021, and all the commitments within the EIS are therefore transferred to the new Company.

The environmental management plan (EMP) was developed in 2012 as part of the EIA to comply with The Mining Act [Cap 123 R.E. 2019]. The EMP has supporting management plans to mitigate the negative impacts, and enhance the positive impacts, including the biophysical management plan, the Social Management Plan, the 2013 relocation-resettlement action plan (RRAP), the local stakeholder engagement plan (LSEP), plus various operational management plans. This EMP was updated in 2023 in accordance with the requirements of the Environmental Management Act (EMA), 2004 and the EIA and Audit Regulations 2005 & Amendment in 2018. The EMP was then submitted to the National Environmental Management Council (NEMC) for review and was approved in June 2023.

The EIS states the Company’s commitment to the goal of sustainable development through its sustainable development policy and framework. The framework provides the organizational arrangements for implementing, reviewing, and continually improving the organization’s management of sustainability, and guided the development of the EMP and the supporting management plans. The sustainable development framework is supported by a detailed set of 17 sustainable developments standards, and is also aligned with international guidelines, such as the UN Global Compact, and ICMM’s sustainable development framework.

KNL has also made public commitments via its group website (Lifezone Metals) to adhere to industry leading practices for the production of nickel metal and is in the process of adding to the existing ESG management team, including the successful recruitment of community relations personnel to re-engage with the local project stakeholders.

The project has a detailed closure plan prepared during the 2012 EIA process. The plan is comprehensive and has been incorporated in the project execution as part of the 2014 draft feasibility study program. A detailed cost breakdown has also been prepared that includes severance payments and other social costs linked to social transitioning post closure, though this will require updating to reflect the Project as now envisaged. This closure plan was updated as part of the EMP update in 2023.

The proceeds of the investment shall be used for the ongoing funding requirements of the Kabanga Project.

Geology and Mineralization

The Kabanga deposit is located within the East African Nickel Belt (EANB), which extends approximately 1,500 km along a north-east trend that extends from Zambia in the south-west, though the Democratic Republic of Congo (DRC), Burundi, Rwanda, Tanzania, and Uganda in the north-east, and straddles the western boundary of the Tanzania Craton to the east, and the eastern boundary of the Congo Kasai Craton to the west.

Regional Geology

In the northern and central sections of the EANB, a thick package of Paleoproterozoic to Mesoproterozoic metasedimentary rocks, known as the Karagwe-Ankole Belt (KAB), overlies this boundary, within which occurs a suite of broadly coeval, bimodal intrusions, (Evans et al, 2016). These igneous rocks correspond to the Mesoproterozoic Kibaran tectonothermal event between 1,350 to 1,400 Ma, (Kokonyangi et al, 2006; Tack et al, 2010).

The KAB has been divided into several broad domains, (Tack et al, 1994), as follows:

An Eastern Domain (ED) that is characterized by lower degrees of metamorphism and tectonism, and the absence of Kibaran aged granite magmatism,

A Western Domain (WD) characterized by higher degrees of metamorphism and polyphase deformation, and the voluminous Kibaran granite intrusion, and

A Transitional Domain (TD) between the other two domains, which is marked by a north-east trending line of mafic-ultramafic intrusions known as the Kabanga-Musongati Alignment (Tack et al, 1994).

The sedimentary rocks of the ED and WD form uncorrelated and distinct sub basins, both comprising alternating arenaceous and pelitic rocks including quartzites, schists, greywackes, and conglomerates, developed in long lived, shallow water intracratonic and pericontinental basins, (Fernandez Alonso et al, 2012).

The Kibaran igneous rocks comprise mafic-ultramafic intrusions, including well differentiated lopolithic layered intrusions, and small, narrow, tube-like sills, often concentrically zoned, called chonoliths. The nickel mineralization zones discovered to date at the Project have exclusively been found associated with the mafic-ultramafic intrusions, in particular, along the Kabanga-Musongati Alignment, (Deblond and Tack, 1999; Evans et al, 2000). Felsic intrusions occur coeval with the mafic-ultramafic intrusions. Recent ages (U Pb zircon SHRIMP) from Kabanga date the marginal mafic rocks of the North intrusion at 1,403 ± 14 Ma, (Maier et al, 2007).

Property Geology

The intrusions that host the known potentially economic nickel bearing massive sulfide zones in the Project area (Figure 1.5), namely Main, MNB, Kima, North, and Tembo, are found within steeply dipping overturned metasediments (dipping to the west (70° to 80°) with a north-north-east strike orientation (025°) from Main to North zone, changing to a north-east strike orientation (055°) from North to Tembo.

The mineralized zones are located within, and at the bottom margin of, the mafic-ultramafic chonoliths. The chonoliths are concentrically zoned with a gabbronorite margin and an ultramafic cumulate core zone that ranges in composition from sulfidic dunite, plagioclase peridotite, orthopyroxenite, to olivine melanorite, (Evans et al, 2000).

The metasediments comprise approximately 90% metapelites and metasandstones, with the remainder comprising clean arenitic metasandstones or quartzites, (Evans et al, 2016). Lenses and bands of iron sulfides (up to 5% modal of pyrrhotite) and graphite are common in the more pelitic rocks, and it has been demonstrated that the sulfur within the different mineralized zones has similar isotopic signatures, indicating significant assimilation of external sulfur from the KAB sediments, (Maier et al, 2010).

The massive sulfide comprises principally pyrrhotite, with up to 15% pentlandite, which shows distinct globular recrystallisation textures and crystals that may reach up to 5 cm in size. Accessory sulfides include chalcopyrite and traces of pyrite, galena, arsenopyrite, cubanite, niccolite, cobaltite, and mackinawite.

Figure 1.5 — Plan View Schematic of Geology of the Kabanga Area

Massive Sulphide (projected to surface)
Outcropping Intrusive
Buried Intrusive
N
1 km
227,000 mE
TNCL SML Boundary
Granite
SSC
Spotted Schist
LQTZ
Lower Quartzite
LSSC
Lower Spotted Schist
LRPU
Lower Pelite
Safari
Tembo
North
Kima
MNB
Main
Kabanga Camp
9,680,000 mN
TANZANIA
BURUNDI

Lithologies and Stratigraphy

Three lithological groups are present at Kabanga:

•        Remobilized massive sulfide (>80% sulfide) (MSSX), which carries 90% of the sulfide occurrence, and massive sulfide with xenoliths of metasedimentary, or gabbro/ultramafic rock (≥50% to 80% sulfides) (MSXI).

•        Ultramafic-mafic intrusive complex rocks, which display a wide range of metamorphism/metasomatism. These lithologies can also carry significant sulfide mineralization, such as in the ultramafic unit named UMAF_1a (≥30% sulfides, located adjacent to the MSSX, present at Tembo and North).

•        Metasediments comprising a series of pelitic units, schists, and quartzites, forming the hanging wall and footwall of the massive sulfide lenses.

The massive sulfide comprises principally pyrrhotite, with up to 15% pentlandite. The pentlandite shows distinct globular recrystallisation textures and crystals may reach up to 5 cm in size. Accessory sulfides include chalcopyrite, and traces of pyrite, galena, arsenopyrite, cubanite, niccolite, cobaltite, and mackinawite.

Structural Setting

The Kabanga sulfide lenses are thought to have been remobilized within a large shear zone, initially conforming to early phase folding geometries, and subsequently modified and partitioned by low angle thrusting and cross faulting. The Project area has been found to be structurally complex, with five fault sets identified to date.

Structural modelling has been undertaken (2008 – 2009) to support the current structural interpretation of the Project area.

Deposit Description

The Project comprises six distinct mineralized zones, namely (from south-west to north-east) Main, MNB, Kima, North, Tembo, and Safari, which occur over a strike length exceeding 7.5 km. The five mineralized zones that contribute to the Mineral Resource estimates (Main, MNB, Kima, Tembo, and North), extend over a total strike length of 6 km, and for up to 1.3 km below surface.

Mineralization Style

Kabanga sulfide mineralization occurs both as:

•        Disseminated to net-textured interstitial sulfides within the cumulate core zone of the Kabanga chonoliths, as well as externally, and

•        Massive and semi massive bodies along the lower or side margins of the chonolith, that being the contact with the stratigraphic base, (Evans et al, 1999).

Alteration and Weathering

At the surface, the ultramafic bodies are completely weathered to saprolite. The depth of the saprolite profile ranges from 40 – 100 m in the Project area. At the North zone, massive sulfides are weathered to depths of 80 – 100 m. The massive sulfide horizon at the Tembo zone is more than 98% within fresh material, with minor oxidation present in the upper southern and northern parts of the mineralization. In general, nickel laterite formation over the associated ultramafic rock is only weakly developed with minor nickel bearing serpentine and rare garnierite.

Exploration

Exploration at Kabanga has been undertaken in a number of different phases spanning over 45 years, with more than 638 km of drilling having been completed in total. The Project drilling history is summarized in Table 1.

Table 1 — Exploration Drilling Summary to December 31, 2023

Years	Company	Meters Drilled	Location/Purpose
1976 – 1979	UNDP Regional Exploration	20,068	Main
1991 – 1992	Sutton Resources	12,974	Main
1993 – 1995	Sutton-BHP JV	37,947	North
1997 – 1999	Sutton-Anglo American JV	56,227	North
2000 – 2004	Barrick Gold Corporation	39,931	MNB
2005 – 2008	Glencore-Barrick Gold JV	64,957	North Deep (Scoping Study 1)
2005 – 2008	Glencore-Barrick Gold JV	81,256	Tembo (Scoping Study 2)
2005 – 2008	Glencore-Barrick Gold JV	242,347	Safari/Kima zones (prefeasibility study)
2008 – 2009	Glencore-Barrick Gold JV	21,368	North (feasibility study)
2011 – 2012	Glencore-Barrick Gold JV	5,303	Regional
2014	Glencore-Barrick Gold JV	3,320	Regional and Tembo North
		23,748	Tembo (infill and extension)
		8,192	Safari (extension)
2021 – December 31, 2023	KNL	10,084	North (infill)
		4,416	Tembo and North (metallurgical)
		5,611	Tembo and North (geotechnical)
		650	Rulenge West Sterilization
Total		638,399

The first drilling on the deposit was undertaken between 1976 and 1979 by the United Nations Development Program (UNDP), and by the start of the year 2000, a total of 127 km of drilling had been carried out on the Project by various parties.

In 2003, a scoping study was completed by Barrick on the Project, and in 2005, Barrick issued a press release announcing a signed JV partnership with Falconbridge Limited, along with an Inferred Mineral Resource estimate of 26.4 Mt grading 2.6% Ni, representing the sum of the Main and North zone models from 2003.

A combined total of 146,213 m in 257 drillholes was completed for the scoping studies. Borehole electromagnetic (BHEM) surveys with physical properties were completed, SQUID and fixed loop TEM surface geophysical surveys, as well as an airborne helicopter VTEM survey were conducted to characterize the mineralized zones and explore the surrounding area.

A total of 5,508 kg of sample across the two scoping study phases was shipped for metallurgical testing.

Five geotechnical holes were drilled at proposed infrastructure sites.

A further 242,347 m in 555 drillholes was completed for the pre-feasibility study phase. This exploration program was designed to continue to improve the confidence of the North and Tembo resources and discover additional resources to improve the project’s economics within 15 km trucking distance of planned mine infrastructure. Further metallurgical samples were also required for two pilot plant test runs.

Mineral Resource estimates were reported for the June 2008 models in the 2008 Xstrata Nickel annual report.

From December 2008 through August 2009, a total of 21,368 m of drilling was completed. The drilling program was successful in transferring an estimated 2.8 Mt in the North Mid area from Inferred to Indicated status. An independent consultancy performed a QA/QC audit, and a Mineral Resource audit.

From 2010 to 2014, extensive geological/geophysical interpretation was carried out over the Kabanga licence area, coupled with assaying of non-sampled historical BHP/Anglo holes in the Main zone area, and led to the development of several high tenor nickel targets in the southern part of the Project area. Regional exploration work in this era was confined to geological mapping over regional licence and establishing access routes for planned 2011 programs. Subsequent drilling in 2014 was limited to four holes, which were drilled testing two new target areas, and an additional two holes were drilled into the north end of the Tembo zone.

In December 2021, KNL re-commenced activities after the granting of SML 651 / 2021. Four diamond drilling campaigns have been conducted over SML 651 / 2021 by KNL to date, as follows:

•        December 2021 to May 2022: 4,163 m of drilling in 14 holes to provide 2,727 kg of metallurgical sample (in three bulk samples) from the North and Tembo zones for hydrometallurgical test work in Perth, Australia.

•        May 2022 to December 2022: 7,186 m of infill drilling in 19 holes at Tembo North to increase confidence in this zone over a 700 m strike length, and to provide an additional bulk sample (464 kg) for hydrometallurgical test work in Perth, Australia. An additional 768 m was drilled over two holes at the Safari prospect.

•        January 2023 to September 2023: 10,084 m of infill drilling in 12 holes at North to increase confidence over a 500 m strike length, 16,562 m of infill drilling in 27 holes to increase confidence along the entire strike length of the Tembo deposit, 7,423.7 m of drilling at Safari Link to test continuity between Tembo North and Safari, 5,611 m in 20 geotechnical holes across the project, and 253 m in five metallurgical wedges in North and Tembo.

•        September 2023 to December 31, 2023 (drilling ceased November 16, 2023): 7,424 m of drilling in 11 holes at Safari Link to test continuity between Tembo North and Safari.

The KNL drilling up to December 31, 2023, has been incorporated into the exploration database. The Mineral Resource effective as at November 30, 2023, included drilling up to September 17, 2023.

Following the initial results from Safari Link, which demonstrated that there is continuity of the mineralized zone between Tembo North and Safari, all exploration drilling at site has been paused to enable focus on the completion of the DFS. Desktop studies looking at regional opportunities will continue in the coming year.

Drillhole Data

The methods used to obtain the drillhole data from the KNL 2021 – 2023 drilling programs are summarized as follows:

•        Diamond drilling was used exclusively, with the holes:

—     at North:    collared in PQ, then downsizing to HQ diameter down to 300 – 600 m, and typically finishing in NQ diameter.

—     at Tembo and Safari:    collared in HQ down to 50 – 100 m, then typically finishing in NQ diameter.

•        Core logging of geological and structural characteristics was performed by experienced geologists using standardized logging procedures and codes.

•        DHLogger was the data tool used for capturing and editing logged drillhole data.

•        Core recovery was logged by experienced geotechnical technicians on site. The average core recovery is 98%.

•        Collar survey was completed using DGPS.

•        Down-hole survey was completed using Gyro or Maxibor methods.

•        Sampling was routinely done on 1 m intervals, with a maximum of 2 m intervals in weakly mineralized zones. All samples respected geological contacts.

•        Assaying was undertaken at the SGS Laboratory in Mwanza using sodium peroxide fusion / ICP-OES. A total of 1,556 assay results were obtained.

•        An industry standard QA/QC protocol was used with the use of duplicates (coarse rejects, core), pulp check assays, certified reference material standards (CRMs), and blanks to monitor sample preparation and assaying quality.

•        The drillhole data is stored in a Fusion database on the site server. Database validations were undertaken routinely.

Mineral Processing and Metallurgical Testing

Metallurgical test work prior to ownership of the project by LML was carried out from 1999 to 2012 and assumed that the product was to be a nickel sulfide concentrate. This test work included mineralogy, comminution, flotation, dewatering and variability assessments.

Kabanga nickel concentrate is now proposed to be processed by use of the LML hydrometallurgical technology for recovery of nickel, cobalt, and copper. KNL has test work programs that are in progress to test and develop the study assumptions for the concentrator and refinery scenario and to support materials handling, geochemical and backfill assumptions. This test work includes:

•        Flotation test work

•        Feed and concentrate oxidation assessments

•        Regrind test work

•        Grindmill comminution test work

•        Concentrator settling/thickening, rheology and filtration test work

•        Refinery hydrometallurgical test work

•        Refinery settling/thickening, rheology and filtration test work

•        Pastefill test work

•        Tailings geotechnical testing

•        Tailings and residue geochemical testing

Mineral Resources

The November 2023 Mineral Resource estimates for the Project are based on industry best practices and conform to the requirements of S-K 1300 and are suitable for reporting as current estimates of mineral resources.

The Mineral Resource estimates discussed in this section are those produced by OreWin in November 2023 and prepared for KNL. The approach to the resource modelling and the estimates was similar to the previous resource modelling for the deposits.

Mineral Resource Modelling

The November 2023 Mineral Resource estimate was completed using Datamine software, with macros developed to estimate the full suite of component elements and density for each zone. All zones were estimated using the ordinary kriging (OK) method, with domain-specific search and estimation parameters determined by statistical and geostatistical analyses.

Three distinct mineralization units were interpreted for the Main, MNB, Kima, North, and Tembo zones:

•        massive sulfide (MSSX),

•        the ultramafic (UMAF),

•        and an intrusive (INTRU) unit which is generally poorly mineralized but occurs in close association with the mineralized units.

Within these three units, additional sub-domains were created based on spatial continuity, intersecting geological structures, and geochemical variability.

Solid wireframes were constructed for the intrusive bodies at each zone which predominantly represented the logged UMAF_KAB lithology, but also served as an ‘umbrella’ unit for any intervals logged as MAF, GAB_KAB, UMAF_1a, MSSX, and MSXI. The stratigraphic contacts between the banded pelite unit (BNPU) and the lower pelite unit (LRPU) were also used to interpret folding structures and unconformities to help orient the sulfide mineralization interpretations.

A multivariate statistical analysis was completed for all domains within each zone. It was based on the assay data limited to the samples that have the complete suite of elements assayed.

Some individual domains were combined where they were found to be statistically similar and could be plausibly related in a geological and spatial sense.

Classification

The classification criteria and zoning used for the November 2023 Mineral Resource estimates were based on a two-stage approach that considered objective criteria and visual observation.

1.      The criteria referenced for the assignment of Inferred and Indicated mineralization globally included the distance from the cell centroid to the drillhole samples and the search pass in which the estimate was achieved. This global classification was then reviewed visually with specific focus on geological factors including the geometry of the mineralized zones, spatial and geochemical continuity of the mineralization, and the success rate when intersecting the mineralization at predicted locations and thicknesses with the new drilling.

2.      Manually defined wireframe solids were then developed to enclose those areas that warrant upgrading to Indicated or Measured.

Cut-off Grade

As the Kabanga North and Tembo zones contain multielement mineralization, a nickel equivalent (NiEq) formula, updated for current metal prices, costs, and other modifying factors, has been used for reporting from the Mineral Resource.

The 2023 nickel equivalent (NiEq23) formula is as follows:

•        NiEq23 (%) = Ni% + Cu% x 0.411 + Co% x 2.765

The 2023 NiEq cut-off grade is 0.58% NiEq.

Metal price assumptions used for cut-off grade determination were $9.50/lb for nickel, $4.00/lb for copper, and $26.00/lb for cobalt.

Reasonable Prospects for Eventual Economic Extraction (Initial Assessment)

The 2023MRU describes the Mineral Resource estimates for the Project.

The Initial Assessment assumes an underground mining rate of 2.2 Mtpa. The mining method is assumed to be underground stopping with backfill, and the extracted mineralized material will feed into an on-site concentrator. Concentrate is assumed to be transported to an off-site hydrometallurgical processing facility to produce final nickel, copper, and cobalt metal, with transport of the final metal to Dar es Salaam, and subsequent export to markets for sale.

A cash flow analysis was not performed for the Project. The Initial Assessment has been prepared to demonstrate reasonable prospects of economic extraction, not the economic viability of the Mineral Resource estimates. The Initial Assessment is preliminary in nature, it includes Inferred Mineral Resources that are considered too speculative geologically to have modifying factors applied to them that would enable them to be categorised as Mineral Reserves, and there is no certainty that this economic assessment will be realized.

Macroeconomic trends, taxes, royalties, data, and assumptions, interest rates, marketing information and plans, legal matters such as statutory and regulatory interpretations affecting the mine plan and environmental matters are outside the expertise of the QP and are within the control of the registrant.

As significant environmental and social analysis has been conducted for the Project over an extended period, LML employs professionals with responsibility in these areas, and these personnel have the best understanding of these areas, and following a review of the current supplied information, the opinion of the QP is that it is reasonable to rely on the information supplied by LML.

The QP has concluded that the Mineral Resource estimates meet reasonable prospects for eventual economic extraction.

November 2023 Mineral Resources Estimates

The updated November 2023 Mineral Resource estimates are based resource modelling completed by OreWin.

After a review of the grade-equivalent formula and the cut-off grade assumptions it was determined that those assumptions remain current.

The overall Mineral Resource estimates (LML-attributable) are shown in the table below. The Mineral Resource estimates have an effective date of November 30, 2023. Mineral Resource estimates have been reported in accordance with the US SEC Regulation S-K subpart 1300 rules for Property Disclosures for Mining Registrants (S-K 1300). LML had no Mineral Resources at December 31, 2022, and therefore that are no Mineral Resources at the end of the preceding year for comparison.

Table 2 — Summary Mineral Resources at end of the Fiscal Year Ended December 31, 2023, based on Nickel Price of $9.50/lb, Copper Price of $4.00/lb, and Cobalt Price of $26.00/lb

Mineral Resource Classification	LML Tonnage (Mt)	Grades				Recovery
		NiEq23 (%)	Ni (%)	Cu (%)	Co (%)	Nickel (%)	Copper (%)	Cobalt (%)
MAIN
Measured	—	—	—	—	—	—	—	—
Indicated	9.3	1.60	1.22	0.20	0.10	87.2	85.1	88.1
Measured+Indicated	9.3	1.60	1.22	0.20	0.10	87.2	85.1	88.1
Inferred	—	—	—	—	—	—	—	—
MNB
Measured	—	—	—	—	—	—	—	—
Indicated	—	—	—	—	—	—	—	—
Measured+Indicated	—	—	—	—	—	—	—	—
Inferred	1.9	1.47	1.14	0.17	0.09	87.2	85.1	88.1
KIMA
Measured	—	—	—	—	—	—	—	—
Indicated	—	—	—	—	—	—	—	—
Measured+Indicated	—	—	—	—	—	—	—	—
Inferred	3.4	1.95	1.53	0.25	0.11	87.2	85.1	88.1
NORTH
Measured	6.1	2.99	2.34	0.32	0.19	87.2	85.1	88.1
Indicated	14.5	3.26	2.61	0.35	0.18	87.2	85.1	88.1
Measured+Indicated	20.6	3.18	2.53	0.34	0.18	87.2	85.1	88.1
Inferred	12.2	3.24	2.60	0.35	0.18	87.2	85.1	88.1
TEMBO
Measured	8.0	2.33	1.80	0.25	0.16	87.2	85.1	88.1
Indicated	5.8	2.30	1.79	0.24	0.15	87.2	85.1	88.1
Measured+Indicated	13.8	2.32	1.80	0.25	0.15	87.2	85.1	88.1
Inferred	—	—	—	—	—	—	—	—
OVERALL MINERAL RESOURCE
Measured	14.1	2.61	2.03	0.28	0.17	87.2	85.1	88.1
Indicated	29.5	2.55	2.02	0.28	0.15	87.2	85.1	88.1
Measured+Indicated	43.6	2.57	2.02	0.28	0.16	87.2	85.1	88.1
Inferred	17.5	2.79	2.23	0.31	0.16	87.2	85.1	88.1

____________

(1)      This table reports the Mineral Resources for the massive sulfide and ultramafic mineralization types.

(2)      Mineral Resources are reported exclusive of Mineral Reserves. There are no Mineral Reserves to report.

(3)      Mineral Resources are reported showing only the LML-attributable tonnage portion, which is 69.713% of the total.

(4)      Cut-off uses the NiEq23 using a nickel price of $9.50/lb, copper price of $4.00/lb, and cobalt price of $26.00/lb with allowances for recoveries, payability, deductions, transport, and royalties. NiEq23% = Ni% + Cu% x 0.411 + Co% x 2.765.

(5)      The point of reference for Mineral Resources is the point of feed into a processing facility.

(6)      All Mineral Resources in the 2023MRU were assessed for reasonable prospects for eventual economic extraction by reporting only material above a cut-off grade of 0.58% NiEq23.

(7)      Totals may vary due to rounding.

THE DESCRIPTION OF THE SIMULUS ASSET

On March 3, 2023, Lifezone Asia-Pacific Pty Ltd, signed a share sale agreement with the vendors of Simulus, a leading hydrometallurgical laboratory and engineering company located in Perth, Australia. The transaction formally closed on July 18, 2023.

Located at 82 and 83 John Street, Welshpool, Perth, Western Australia 6105 spanning warehouse, office and hard stand space of approximately 1,931 sqm used for world leading hydrometallurgical testwork, pilot plant design and operation and high purity product assays along with process plant design, specification and costing.

As part of the Simulus acquisition (please refer to Note 27 of our audited consolidated financial statements), Lifezone assumed the existing lease obligations of Simulus. Simulus entered into a contract with the Seattle Investments Pty Ltd, Australia for lease of office and warehouse space in Perth used for operations in 2020. The terms of the lease were five (5) years.

On August 3, 2023, Simulus entered into a contract with Nowa Pty Ltd Australia for lease of office and warehouse space in Perth used for operations in 2022. The terms of the lease were five (5) years.

The acquisition of Simulus was driven by a strategic rationale and because Lifezone estimated that it would have taken years to build a comparable team with the right experience, create the corresponding laboratory setup, design, purchase and build the lab equipment and get it licensed. Simulus was Lifezone’s metallurgical laboratory of choice for years and the Simulus team have supported a number of studies and test work for the Kabanga Nickel and other projects, via numerous batch, pilot and engineering work.

Lifezone has had contracts with Simulus since 2010 and Simulus was Lifezone’s preferred laboratory and process design engineer. The acquisition allows Lifezone to shorten testing times, providing guaranteed capacity when Lifezone requires such and helps Lifezone control external costs and advance its research and development initiatives. Simulus provides world leading hydrometallurgical testwork, pilot plant design and operation and high purity product assays along with process plant design, specification and costing.

Simulus property, plant, and equipment acquired have been independently fair valued under IFRS 13 — Fair value measurement, using the replacement cost method as the valuation technique. This valuation method has been selected due to the nature of the specialized, modified property, plant and equipment installed by Simulus over the years of operation. The replacement cost approach reflects the amount that would be required to replace or substitute an asset with similar service capacity. The company’s use of these assets occurs within the bounds of Australian and Western Australia laws and regulations, including but not limited to operating within the site license limits for specific chemicals.

As at December 31, 2023, the value of Simulus’ property and equipment and right-of-use assets include building, transportation equipment, and office and computer equipment was $5,405,799.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

Segments

See Note 4 of our audited consolidated financial statements for the year ended December 31, 2023.

Significant components of results of operations

Revenue, Cost of Sales, and Gross Profit

Lifezone has generated significant losses from its operations as reflected in Lifezone’s accumulated deficit of $408.2 million as of December 31, 2023. Additionally, Lifezone has generated significant negative cash flows from operations and investing activities as we continue to support the development of our business and the Kabanga Nickel Project. For a discussion of our expected spending on capital expenditures to support our continued commercialization and growth objectives as we strategically invest in studies, test work, equipment, and infrastructure, see “Liquidity and Capital Resources”. In addition to our capital expenditure, we expect our operating expenses to increase for both infrastructure and workforce-related costs as we seek to expand our patent portfolio, continue to invest in research and development activities, seek to expand the market penetration of our Hydromet Technology and develop the Kabanga Nickel Project.

Revenue is attributable to Hydromet consulting related to mineral beneficiation operations of affiliated companies and technical and laboratory services provided by Simulus to an array of customers. The affiliated entities are joint venture entities of Lifezone. Lifezone Limited has a 50% interest in Kelltech Limited, a joint venture with Sedibelo Resources Limited. Lifezone Limited has an indirect 33.33% interest in KTSA, a subsidiary of Kelltech Limited, and Kellplant Proprietary Ltd, a wholly owned subsidiary of KTSA as disclosed in detail in Note 28.

Revenue received by Lifezone Limited is shown below.

	For the years ended,
	December 31, 2023	December 31, 2022	December 31, 2021
	$	$	$
Kellplant Proprietary Ltd	129,680	1,510,830	1,466,825
Kelltechnology SA Proprietary Ltd	684,407	1,344,039	625,750
Consulting and management fee with affiliated companies	814,087	2,854,869	2,092,575
Non-affiliated company revenue	663,739	72,591	—
	1,477,826	2,927,460	2,092,575

As of December 31, 2023, Lifezone did not have any material non-cancellable commitments relating to capital expenditures that it cannot cancel without a significant penalty.

Other than the $4 million contingent payment due to the sellers of the Kabanga Nickel Project upon the earlier of the completion of the DFS and the fifth anniversary of the contract from the date of signing, but no later than December 9, 2024, we did not have any material commitments or contingencies as at December 31, 2023.

We have not generated any revenue from our mining project because the Kabanga Nickel Project is in the exploration and evaluation stage. We do not expect to generate any revenue from our mining projects in the foreseeable future.

	For the years ended,
	December 31, 2023	December 31, 2022	December 31, 2021

	$	$	$
Revenue	1,477,826	2,927,460	2,092,575
Cost of sales	(753,914)	—	—
Gross profit	723,912	2,927,460	2,092,575
Loss (gain) on foreign exchange	179,640	(55,701)	(66,295)
General and administrative expenses	(366,078,202)	(28,559,519)	(20,255,303)
Operating loss	(365,174,650)	(25,687,760)	(18,029,023)
Interest income	567,190	224,389	10,979
Gain on remeasurement of contingent consideration	156,047	235,505	—
Interest expense	(211,979)	(266,354)	(160,840)
Loss before tax	(364,663,392)	(25,494,220)	(18,178,884)
Income tax	—	—	—
Loss for the financial period	(364,663,392)	(25,494,220)	(18,178,884)

Other comprehensive income
Other comprehensive income that may be reclassified to profit or loss in subsequent periods (net of tax):
Exchange (loss) gain on translation of foreign operations	(37,931)	115,864	—
Total other comprehensive (loss) income for the period	(37,931)	115,864	—

Total other comprehensive loss for the period	(364,701,323)	(25,378,356)	(18,178,884)

Comparison of Lifezone’s consolidated financial statements results of operations for the twelve months ended December 31, 2023, December 31, 2022 and December 31, 2021, respectively.

Revenue

Revenue for the twelve months ended December 31, 2023, was $1,477,826, compared to $2,927,460 for the twelve months ended December 31, 2022, a decrease of $1,449,634. The decrease in revenue was primarily related to the Kellplant Hydromet Technology refinery project being put on hold, offset by increased revenue attributable to technical and laboratory services provided by Simulus to an array of customers.

Revenue for the twelve months ended December 31, 2022, was $2,927,460, compared to $2,092,575 for the twelve months ended December 31, 2021, an increase of $834,885. The increase in revenue was primarily related to the increased revenue from consultancy services provided to Joint venture Kelltechnology SA Proprietary Ltd.

Exchange loss on translation of foreign operations

The loss on foreign exchange at Lifezone for the twelve months ended December 31, 2023, was $179,640 as compared to $55,701 gain for the twelve months ended December 31, 2022, an increase of $235,689. The increase in the loss on foreign exchange was primarily due to movements in exchange rates in subsidiary operations.

Cost of sales

Cost of sales for the twelve months ended December 31, 2023, was $753,914, compared to $Nil for the twelve months ended December 31, 2022, an increase of $753,914. The increase is due to the acquisition of Simulus’s (as described in Note 27 of our audited consolidated financial) cost of sales reflected in the group’s financials. Previous to Simulus acquisition, the group’s revenue was in relation to Hydromet consulting related to mineral beneficiation operations of affiliated companies which cost of sales were not attributed to.

Interest income

Interest income represents the income earned by Lifezone pursuant to the interest on the financial instruments and cash held with banks.

Gain on remeasurement of contingent consideration

Gain on remeasurement of contingent consideration for the twelve months ended December 31, 2023 was $156,047, compared to $235,505 the twelve months ended December 31, 2022. The increase in gain on remeasurement of contingent consideration was primarily due to the annual remeasurement of the remaining $4 million to be payable at earlier of the completion of the Definitive Feasibility Study and the fifth anniversary of the contract signing.

Gain on remeasurement of contingent consideration for the twelve months ended December 31, 2022 was $235,505, compared to $nil the twelve months ended December 31, 2021. The increase in gain on remeasurement of contingent consideration was primarily due to the change in the assumed repayment date of the remaining $4 million to be payable at the earlier of the completion of the Definitive Feasibility Study and the fifth anniversary of the contract signing, as compared to the completion of the Definitive Feasibility Study in 2021.

Interest expense

Interest expense is the interest accretion related to contingent consideration in relation to the KNL legacy acquisition, interest on leases and other interest expense.

Exchange loss on translation of foreign operations

Exchange differences on translation of foreign operations for the twelve months ended December 31, 2023 was ($37,931), compared to $115,864 for the twelve months ended December 31, 2022. The decrease in exchange differences on translation of foreign operations was primarily on account of Australian and UK subsidiaries.

Exchange differences on translation of foreign operations for the twelve months ended December 31, 2022 was $115,864, compared to nil for the twelve months ended December 31, 2021. The increase in exchange differences on translation of foreign operations was primarily on account of Australian and UK subsidiaries which were acquired and incorporated in 2022.

	For the years ended,
	December 31, 2023	December 31, 2022	December 31, 2021

	$	$	$
Wages & employee benefits	5,698,761	4,403,080	543,066
Professional fees	3,099,798	6,525,039	6,722,078
Drilling and site costs	—	150,173	225,828
Directors’ fees	591,631	192,298	30,353
Legal expenses	5,121,915	10,278,807	1,234,066
Mining expenses	59	1,314,483	216,990
Depreciation of property and equipment	524,959	129,596	25,527
Depreciation of right of use asset	353,851	117,436	—
Loss on disposal of property and equipment	—	271,789	—
Amortization of intangible assets	163,147	71,096	62,646
Share-based expense – Lifezone Holdings shareholder earnout	248,464,035	—	—
Share-based expense – Sponsor earnout	17,094,750	—	—
SPAC transaction expenses	76,857,484	—	—
Share-based payment expense – share options	—	—	463,094
Share-based payment expense – restricted stock units	—	—	9,525,000
Transactions with shareholders stamp duty taxes	—	1,446,033	—
Travel	574,776	629,108	203,753
Audit & accountancy fees	1,451,510	906,964	255,896
Taxes & licenses	—	187,041	143,062
Insurance	970,517	65,253	45,731
Provision for VAT receivable	4,617,911	—	—
Other administrative expenses	493,098	1,871,323	358,273
	366,078,202	28,559,519	20,055,303
Loss on foreign exchange	(179,640)	55,701	66,295
	365,898,562	28,615,220	20,121,598

General and administrative expenses

Total general and administrative expenses at Lifezone Group for the twelve months ended December 31, 2023, was $366,078,202 compared to $28,559,519 for the twelve months ended December 31, 2022, an increase of $337,518,683. The increase in the general and administrative expenses was primarily due to Share-based expenses of $265,558,785 under the SPAC Transaction have been recognized in accordance with IFRS 2 Share-based Payment, the earnouts have market performance vesting conditions. These earnouts relate to shares granted to previous Lifezone Holdings shareholders and Sponsor shareholders.

Furthermore, Lifezone has recognized $76,857,484 in SPAC Transaction expenses to account for the excess of fair value of equity issued to participating GoGreen shareholders over the value of GoGreen’s identifiable net assets acquired as part of the SPAC Transaction. The SPAC Transaction expenses are considered compensation for the service of a stock exchange listing in accordance with IFRS 2 paragraph 10.

Other increases in the general and administrative expenses relate to $1,295,681 in wages and employee benefits on account of an increase in the number to 189 employees as of December 31, 2023 (93 employees as of December 31, 2022), a decrease of $8,582,133 in professional and legal expenses compared to 2022, although professional and legal expenses related to the SPAC Transaction in 2023 amounted to $7,966,713, the amount in 2022 was higher as a large amount of the work went into drafting of legal documents ahead of the announcement of the Business Combination with GoGreen in late 2022 and preparing Lifezone for the NYSE listing on July 6, 2023. Travel of $574,776 was slightly lower by $54,332, with the majority in each year related to the Kabanga Nickel Project, with costs including international travel and travel to site.

The “Provision for VAT receivable” reflects the Tanzanian VAT receivable amounting to $4,617,911 as at December 31, 2023, following TNCL receipt of a letter from the TRA dated November 30, 2023, rejecting TNCL’s application for VAT refunds accumulated in relation to goods and services purchased for the Kabanga Nickel Project for the period covering August 1, 2021 — July 31, 2023, amounting to $1,939,879 (TZS 4,861,636,353). Lifezone would be forced to write off the VAT receivable if the dispute with the TRA is resolved unfavorably. Lifezone will continue to monitor the situation closely and TNCL has objected the decision by the TRA as we believe the rejection of the VAT refund claim has no basis as the purchases were made in course of undertaking economic activities in Tanzania with the clear intention to produce goods (and services), in this case to develop the Kabanga Nickel Project and produce metals. Lifezone is also lobbying the government of Tanzania as the rejection to claim VAT refund would make the investment in the Kabanga Nickel Project significantly more expensive. Lifezone will adjust the provision to reflect the most accurate estimate of the potential outcome going forward.

Insurance costs have increased $905,264 due to D&O insurance, in addition to higher directors’ fees of $399,333 following the NYSE listing. Audit & Accountancy fees have increased $544,546, largely due to additional accounting and valuation services and external audit fees associated with the Business Combination, including higher PCOB audit fees for a listed company. Following the hiring of internal accounting resources compared to the twelve months ended December 31, 2022, externally sourced accounting support requirements are reducing.

Total general and administrative expenses at Lifezone for twelve months ended December 31, 2022 was $28,559,519, compared to $20,055,303 twelve months ended December 31, 2021, an increase of $8,504,216. The increase in the general and administrative expenses was primarily due to an increase of $9,044,741 in legal expenses, an increase of $3,860,074 in wages and employee benefits, an increase of $1,446,033 in transactions with shareholders stamp duty taxes offset by no provision for fair value of share options and restrictive stock units that were fair value accounted for in 2021 totaling $463,094 and $9,525,000 respectively. Travel increases of $425,355 in 2022 related to the Kabanga Nickel Project, with costs including international travel and travel to site and Audit & Accountancy fees have increased $651,068, largely due to additional accounting and valuation services and external audit fees associated with the Business Combination.

Exploration and evaluation assets and mining data

Lifezone capitalized mining expenses in twelve months ended December 31, 2023, to exploration and evaluation assets following advancement in its exploration and study program.

The twelve months ended December 31, 2023, compared to the December 31, 2022 and December 31, 2021

$
Carrying amount at December 31, 2021	12,746,135
Movements during the period	5,709,171
Carrying amount at December 31, 2022	18,455,306
Movements during the period	51,355,297
Carrying amount at December 31, 2023	69,810,603

See Note 16 of our audited consolidated financial statements for the year ended December 31, 2023.

Management considers exploration and evaluation costs linked to the Kabanga Nickel Project meeting the criteria of exploration and evaluation assets under IFRS 6 — Leases. The ongoing work is focused on the SML area granted October 25, 2021, which is owned by Tembo Nickel, a company incorporated in Tanzania of which the Government of Tanzania is a 16% shareholder.

Furthermore, the outcome of the ongoing exploration work and studies are expected to be captured in a DFS, which is yet to be published. Earlier studies are more than 5 years old and are considered outdated in a commercial and technical sense. Lifezone aims to release the DFS in Q3, 2024, and to maintain the good standing of the licenses and permits linked to the Kabanga Nickel SML area. The expected completion of the DFS will allow for the declaration of a mineral reserve.

Exploration costs arising following the issuance of a prospecting and mining license are capitalized on a project-by-project basis as exploration and evaluation assets. Management considers the following exploration and evaluation costs (but not exhaustive) meeting the criteria under IFRS 6 for capitalization:

•        purchase of legal rights to explore for natural resources;

•        to conduct topographical, geochemical, geophysical investigations and related technical services;

•        trenching, pitting and soil sampling;

•        any type of exploratory drilling and assaying and related consulting services;

•        generation of any geotechnical information;

•        related costs to access the site and provide accommodation and basic services including security and transport for employees and contractors;

•        statutory reporting requirements,

•        license fees and other costs to keep the licenses in good standing, including external affairs, government relationship and community work related to an exploration asset;

•        costs related to feasibility studies, including trade-off and commercial studies;

•        metallurgical tests including testing of mineralization for processing and refining, stacking and storage, acid mine drainage or transport;

•        all labor and contractor costs related to the activities above;

•        finance costs to the extent they are directly attributable to financing these activities, following IFRS 7 — Financial Instruments: Disclosures;

•        costs incurred as part of exploration activities include appropriate technical and administrative overheads, that might be provided by offshore and holding entities; and

•        It can be assumed, that if a legal entity only holds one exploration and evaluation asset, most if not all costs are related to that asset and get capitalized in relation to that single exploration and evaluation asset.

Liquidity and Capital Resources

Liquidity refers to Lifezone’s ability to generate sufficient cash flows to meet the cash requirements of its business operations, including working capital and capital expenditure needs, contractual obligations, any debt service, and other commitments.

Through our wholly owned subsidiary, Lifezone Limited, we own a family of Hydromet patents for metal beneficiation. Our business model for the IP licensing business is to generate income from consulting fees and licensing our proprietary technology in return for royalties. We may also own interests in and/or operate processing refineries, that use our patented Hydromet Technology and accumulated IP and skills, to economically beneficiate metals to produce refined products for sale with significantly reduced carbon dioxide emissions intensity and cost when compared to traditional smelting and refining methods.

We estimate that our Kabanga Nickel Project mining and refining operations will require significant capital expenditures to build out the required infrastructure and procure equipment ahead of commencing operations. Pursuant to the initial BHP’s investment in KNL in 2021 and the Tranche 2 Investment, BHP currently owns 17.0% of the shareholding of KNL, having cumulatively invested $90 million directly into KNL.

Further, pursuant to the Tranche 3 Option Agreement entered into between BHP, Lifezone Limited and KNL, BHP has the option to consummate a further investment in KNL, subject to the satisfaction of certain conditions, in particular, the satisfactory completion of, and agreement on, the DFS, agreement on the joint financial model with the Government of Tanzanian in respect of the Kabanga Nickel Project, the amendment of the articles of association and share capital of the subsidiaries of Tembo Nickel to remove the free-carried interest rights of the Government of

Tanzania in the subsidiaries of Tembo Nickel and receipt of any necessary regulatory and tax approvals. In the event such investment is consummated, BHP would own a 60.7% majority stake in KNL providing a 51% indirect interest in Tembo Nickel.

The proceeds of such investment will be used to further advance the Kabanga Nickel Project by taking the project through into formal construction. If the Tranche 3 investment is not made by BHP, we expect that we will continue developing the Kabanga Nickel Project with additional funding through traditional project debt and/or equity financing sources, monetizing the offtake from the project and/or royalty streams, and we may also explore other strategic partners for the project or sell certain of our assets.

As of December 31, 2023, Lifezone’s non-cancellable commitments, as disclosed below, do not include any commitments related to capital expenditures as Lifezone does not have any material commitments related to capital expenditures that it cannot cancel without a significant penalty.

Other than the $4 million contingent payment due to the sellers of the Kabanga Nickel Project upon the earlier of the completion of the DFS or on December 9, 2024, whichever is earlier, Lifezone did not have any material commitments or contingencies as at December 31, 2023.

To enhance our liquidity position or increase our cash reserve for future investments or operations, we may in the future seek equity or debt financing. The issuance and sale of additional equity would result in further dilution to our shareholders, and any issuance and sale of additional equity at our subsidiaries, including in connection with the Tranche 3 investment in KNL by BHP, would dilute our interest in KNL. The incurrence of indebtedness would result in increased fixed obligations and could result in operating covenants that would restrict our operations.

Cashflow results

	For the years ended,
	December 31, 2023	December 31, 2022	December 31, 2021

	$	$	$
	(Audited)	(Audited)	(Audited)
Cash flow from:
Operating activities	(26,979,795)	(17,035,315)	(7,088,808)
Investing activities	(59,947,767)	(7,964,515)	(192,901)
Financing activities	115,743,605	(80,933)	49,799,630
Net increase (decrease) in cash and cash equivalents	28,816,044	(25,080,763)	42,517,921

Comparison of Lifezone’s results of operations for 2023 and 2022

a)      Cash flow from operating activities

Net cash used in operating activities of Lifezone was $26,979,795 for twelve months ended December 31, 2023, primarily consisting of $364,701,323 of comprehensive loss for the period, adjusted for (i) items such as non-cash expenses for share-based payments and SPAC transaction expenses cumulatively amounting to $342,416,269, interest income, amortization of intangibles, foreign exchange loss, interest income, impairment for VAT receivable, interest expense and depreciation of property and equipment and right-of-use assets cumulatively amounting to $4,968,970 and (ii) working capital changes, primarily consisting of an increase in trade and other receivables of $2,086,880, decrease in related party receivables of $114,216, increase in fuel inventories of $51,044, increase in prepaid expenses of $1,207,977, changes in prepaid mining license of $353 and a decrease in trade and other payables of $6,564,427.

Net cash used in operating activities of Lifezone was $17,035,315 for twelve months ended December 31, 2022, primarily consisting of $25,378,356 of comprehensive loss for the period, adjusted for (i) items such as interest income, amortization of intangibles, foreign exchange loss, interest income, interest expense and depreciation of property and equipment and right-of-use assets cumulatively amounting to $452,081 and (ii) working capital changes, primarily consisting of an increase in trade and other receivables of $2,596,111, increase in related party receivables of $959,935, increase in fuel inventories of $49,736, increase in prepaid expenses of $543,280, changes in prepaid mining license of $4,783, an increase in customer credits to a related party amounting to $208,550 (representing amounts as of December 31, 2021, due from vendors and suppliers for expenses incurred during the normal course of business which were applied during H1 2022) and an increase in trade and other payables of $12,243,789.

Net cash used in operating activities of Lifezone was $7,088,808 for twelve months ended December 31, 2021, primarily consisting of $18,178,884 of consolidated loss for the period, adjusted for (i) items such as interest income, amortization of intangibles, foreign exchange loss, interest expense, movements in fair value adjustments in RSUs and options reserves of $9,988,094 and depreciation, depletion and amortization cumulatively amounting to $10,131,583 and (ii) working capital changes, increase in related party receivables of $52,225, the $848,125 prepayment of the Special Mining License fee and a decrease of $1,660,002 (on account of accrued stock issuance fees related to the shares issued to BHP and professional fees for services performed near year-end) in trade and other payables.

b)      Cash flow from investing activities

Net cash used in investing activities of Lifezone was $59,947,767 for twelve months ended December 31, 2023, of which $51,355,297 related to the investment in the Kabanga Nickel Project, expenditures relating to the acquisition of property and equipment amounting to $697,431 and patent costs incurred amounting to $90,978, intangible software costs incurred amounting to $291,410, acquisition of subsidiaries (in connection with the Australian Simulus laboratory acquisition, net of cash acquired) amounting to $8,073,000, which were partially offset by interest received from banks amounting to $560,349.

Net cash used in investing activities of Lifezone was $7,964,515 for twelve months ended December 31, 2022, of which $5,709,171 related to the investment in exploration and evaluation assets, expenditures relating to the acquisition of property and equipment amounting to $277,364 and patent costs incurred amounting to $92,545, intangible software costs incurred amounting to $92,096, acquisition of subsidiaries (in connection with the Australian technical hub acquisitions, net of cash acquired) amounting to $7,591, deferred payment on acquisition of subsidiaries (in connection with the Kabanga mine acquisitions, net of cash acquired) amounting to $2,000,000 offset by interest received from banks amounting to $214,252.

Net cash used in investing activities of Lifezone was $192,901 for twelve months ended December 31, 2021, primarily relating to the acquisition of subsidiaries (in connection with the KNL Acquisitions) amounting to $7,997,155, patent costs incurred $110,239 and expenditures on property and equipment amounting to $93,750, partially offset by restricted deposit released from escrow of $8,004,370.

c)      Cash flow from financing activities

Net cash provided by financing activities of Lifezone Group was $115,743,605 for the twelve months ended December 31, 2023, primarily on account of proceeds from the PIPE transaction of $70,173,170, net cash from GoGreen from the Business Combination amounting to $3,104,056, exercise of stock options $110,504, proceeds from exercise of warrants of $878,025, proceeds from Tranche 2 Investment by BHP in KNL $47,500,000 (net of issuing costs of $2,500,000), offset by account of payment of lease liabilities of $338,171 and share issuance cost of $5,683,979.

Net cash used for financing activities of Lifezone was $80,933 for the twelve months ended December 31, 2022, on account of payment of lease liabilities of $80,933.

Net cash provided by financing activities of Lifezone was $49,799,630 for twelve months ended December 31, 2021, consisting of proceeds from the issuance of a loan instrument amounting to $39,040,000 and from the issuance of shares amounting to $10,759,630.

Capital expenditures

Lifezone’s capital expenditure for the twelve months ended December 31, 2023, was $52.4 million, while capital expenditure was $8.2 million for the twelve months ended December 31, 2022 and $0.2 million for the twelve months ended December 31, 2021. The capital expenditure relates largely to exploration and evaluation activities, transportation, office, and computer equipment and Lifezone costs relating to legal and professional services required to expand and maintain Lifezone Limited’s six active IP patent families.

Tabular disclosure of contractual arrangements

	USD Total	USD Less than 1 year	USD 1 – 2 years	USD 3 – 5 years	USD More than 5 years
Long-Term Debt Obligations	—	—	—	—	—
Capital (Finance) Leases	—	—	—	—	—
Operating Lease Obligations	1,914,101	678,051	1,236,050	—	—
Purchase Obligations	4,069,914	4,069,914	—	—	—
Other Long-Term Liabilities	4,000,000	4,000,000	—	—	—
Total	10,224,359	8,747,965	1,236,050	—	—

Long-Term Debt Obligations, Capital and Operating Lease Obligations and Other Long-Term Liabilities are all IFRS required reporting disclosures. Lifezone does not have contractual arrangements covering Long-Term Debt Obligations and Capital (Finance) Leases.

Management defines Purchase Obligations as agreements to purchase goods and services that are enforceable and legally binding across the business. Management assesses existing agreements by focusing on the largest agreements in place at the end of the reporting period. Lifezone does not have take-or-pay agreements, long-term constructions, or supply contracts in place as of December 31, 2023. Most of the agreements are for exploration services or technical services related to the DFS for the Kabanga Nickel Project and the majority of these contracts can be terminated by Lifezone and its subsidiaries with four weeks’ notice, with the amount shown under Purchase Obligations reflecting that right based on historical spending.

Off-balance sheet arrangements and legal proceedings

As of December 31, 2023, Lifezone did not have or was not involved in any off-balance sheet arrangements that have or are reasonably likely to have a material effect on our financial condition, results of operations, expenses, or liquidity and capital resources.

Lifezone is not engaged in any capacity in any material litigation, arbitration, prosecution or other legal proceedings (which means with a value of in excess of $100,000) or in any material proceedings or hearings before any statutory or governmental body, department, board or agency or other dispute resolution proceedings, nor has Lifezone been involved in any such legal proceedings during the 12 months prior to December 31, 2023, and the date of this prospectus.

No such litigation, arbitration, prosecution, or other proceedings are pending, and no facts or circumstance exist which are likely to result in any legal proceedings.

So far as Lifezone is aware, there is no outstanding judgment, order, decree, arbitral award or decision of any court, tribunal, arbitrator, or governmental agency against any Lifezone group entity or any person for whose acts Lifezone may be vicariously liable.

So far as Lifezone is aware, no material dispute with the employees of the Lifezone exists or is threatened and Lifezone is not aware of any existing or threatened labor disturbance by such employees or those of any of its significant suppliers, manufacturers, contractors, or customers.

Research and Development, Patents and Licenses, Etc.

Existing IP and the expertise of our internal technical team of skilled engineers and metallurgists is a core competence of Lifezone’s ability successfully to commercialize our Hydromet Technology for the Kabanga Nickel Project, other projects and across the broader downstream metals processing industry as a cleaner and cheaper alternative to smelting.

Along with trade secret protection, non-disclosure, and licensing agreements, Lifezone’s IP comprises a collection of global patents focused on the economic processing and recovery of metals from sulfide minerals and concentrates. As of December 31, 2023, Lifezone Limited has been granted or issued 98 patents and has 7 applications in progress in 59 jurisdictions relating to Lifezone’s suite of Hydromet Technology and associated processes. These are categorized into six families of principal patents.

Research and development costs for twelve months ended December 31, 2023 were $90,978 (December 31, 2022: $92,545), which focused on the application of the Lifezone Hydromet Technology to process and recover nickel derived from lateritic mineralization and recovering platinum group metals from spent autocatalytic converters, as well as optimization and value engineering of primary nickel sulfide and PGM applications.

We estimate that our IP licensing business will require capital expenditure over the next 24 months for research and development, patent applications and laboratory equipment.

Following the closing of the acquisition of Simulus on July 18, 2023, Lifezone owns an in-house laboratory to undertake additional test work and engineering design to further streamline timelines, advance its research and development initiatives to current projects, and potentially widen the portfolio of its IP with new additional patents.

Through its Tanzanian subsidiary, Tembo Nickel, Lifezone currently holds an SML over the Kabanga Nickel deposit project area with an approximate area of 201.85 square km. An SML is the type of license required to develop large-scale mining operations in Tanzania defined as requiring a capital investment of not less than $100 million. The SML was issued on October 25, 2021, and shall remain valid for a period of the productive life of the deposit indicated in a feasibility study report or such period as the applicant may request unless it is cancelled, suspended, or surrendered in accordance with the law.

The SML carries an annual rent of $1,009,250. In addition, the Lifezone holds 5 Prospecting Licenses surrounding the Kabanga SML and an Environmental Impact Assessment certificate was transferred from the legacy Kabanga acquisition entities to Tembo Nickel on June 16, 2021. Subsequently an updated Environmental and Social Management Plan was submitted to the Tanzanian National Environmental Management Council and approved on June 19, 2023.

Trends

The major trends impacting the company and its industry are lack of access to capital, caused by the severe global financial contraction, and the corresponding contraction of demand for most commodities. However, the long-term nickel market forecasts indicating a supply deficit developing due to positive developments in the electric vehicle market as well as supply constraints by a protracted low level of investment in mine expansion, exploration and development of new nickel mine. The Company believes that it is a good time to acquire nickel exploration and development projects that could be developed assuming conservative long-term nickel prices.

While Lifezone is an exploration company that does not have any producing mines, it is directly affected by trends in the metal industry. At the present time global metal prices are extremely volatile. Base metal prices, driven by rising global demand, climbed dramatically and approached near historic highs several years ago. Prices have declined significantly since those highs.

Overall market prices for securities in the mineral resource sector and factors affecting such prices, including base metal prices, political trends in the countries in which such companies operate, and general economic conditions, may have an effect on the terms on which financing is available to Lifezone, if available at all.

Except as disclosed, Lifezone does not know of any trends, demand, commitments, events or uncertainties that will result in, or that are reasonably likely to result in, its liquidity either materially increasing or decreasing at present or in the foreseeable future. Material increases or decreases in liquidity are substantially determined by the success or failure of the Company’s exploration programs.

Lifezone’s financial assets and liabilities generally consist of cash, receivables, deposits, accounts payable and accrued liabilities., some of which are denominated in foreign currencies including GBP, AUD and TZS. Lifezone is at risk to financial gain or loss as a result of foreign exchange movements against the USD. Lifezone does not currently have major commitments to acquire assets in foreign currencies, but historically it has incurred exploration costs in a combination of foreign currencies and USD. Lifezone currently does not and also does not expect to engage in currency hedging to offset any risk of currency fluctuations.

Impact of the War in Ukraine and Israel-Hamas War

Although we do not have any operations or direct suppliers located in Israel, Ukraine, Belarus or Russia and have not experienced any direct impacts from the conflicts, the continuance or any escalation of the conflicts could result in disruptions to our business and operations, increase inflationary pressures and adversely affect our anticipated unit and production costs, increase raw material costs and cause further disruption to supply chains, impacting our ability to successfully contract with suppliers and could have other adverse impacts on our anticipated costs and commercialization timeline.

Existing or additional government actions, including economic sanctions and trade controls, taken in response to the conflict could also adversely impact the commercial and regulatory environment in which we operate. Such disruptions could similarly impact our data protection and design efforts, including if there are any increased cyberattacks or data security incidents as a result of the conflicts, and negatively impact our corporate, research and development and production efforts and result in us incurring increased cybersecurity costs.

We continue to closely monitor the possible effects of the conflicts in Europe and general economic factors on our business and planning, including the impact of inflation. These factors put pressure on our costs for employees and materials and services we procure from our suppliers, as well as affect other stakeholders and regulatory agencies.

Critical Accounting Policies and Estimates

Basis of preparation and accounting policies

The financial statements of Lifezone have been prepared in accordance with IFRS issued by the IASB and interpretations of the International Financial Reporting Interpretations Committee (“IFRIC”).

The audited consolidated financial statements have been prepared under the historical cost convention, modified by the revaluation of any financial assets and financial liabilities where applicable. The preparation of financial statements in conformity with IFRS requires the use of certain critical accounting estimates. It also requires management to exercise judgment in the process of applying Lifezone’s accounting policies. These areas involving a higher degree of judgment or complexity, or areas where assumptions and estimates are significant to the audited consolidated financial statements, are disclosed in Note 3 of audited financial statements.

Exploration and evaluation assets

Exploration and evaluation assets include the costs of acquiring licenses, costs associated with exploration and evaluation activity, and the fair value (at acquisition date) of exploration and evaluation assets acquired in a business combination. Exploration and evaluation expenditures are initially capitalized.

Lifezone’s activity involves the search for mineral resources, the determination of technical feasibility and the assessment of commercial viability of an identified mineral resource, and reports exploration and evaluation expenditure under IFRS 6 as the basis of accounting.

Core exploration and evaluation activities include:

•        researching and analyzing historical exploration data;

•        gathering exploration data through geophysical studies;

•        exploratory drilling, sampling and assaying;

•        determining and examining the volume and grade of the resource;

•        hydrogeological and metallurgical studies;

•        environmental and social studies;

•        engineering design and studies;

•        external affairs and community work;

•        surveying transportation and infrastructure requirements; and

•        conducting market, commercial and finance studies, and financial modelling.

Lifezone applies the area of interest method when accounting for exploration and evaluation costs. All direct costs related to the acquisition of exploration rights are capitalized on a property-by-property basis. Once the legal right to explore has been acquired, costs are charged to profit or loss as incurred, unless Lifezone concludes that future economic benefits are more likely than not to be realized. Capitalized exploration and evaluation expenditure includes a wide range of exploration, evaluation and study related costs, including related overhead costs and financing costs. Costs expensed during this phase are included in ‘General and administrative expenses’ in the statement of profit or loss and other comprehensive income. All direct costs related to the acquisition of exploration rights are capitalized on a property-by-property basis.

Costs expensed during this phase are included in ‘General and administrative expenses’ in the statement of profit or loss and other comprehensive income.

Exploration and evaluation assets consist of certain mining data acquired in conjunction with the acquisition in 2021. The mining data and indefinite life and is not being amortized. Following the completion of the ongoing DFS which involves capital expenditure to identify and delineate mineral reserves through geological and geotechnical surveying and drilling, at that point, the useful life of the Exploration and evaluation assets will be determined and amortized.

Exploration and evaluation assets assessed for impairment when facts and circumstances suggest that their carrying amount may not be recoverable. Where the carrying value of an asset exceeds its recoverable amount, which is the higher of value in use and fair value less costs to sell, the asset is written down. An impairment loss is charged to profit or loss in the statement of comprehensive income.

An exploration and evaluation asset shall no longer be classified as such when the technical feasibility and commercial viability of extracting a mineral resource are demonstrable. Exploration and evaluation assets shall be assessed for impairment indicators, and any impairment loss recognized, before reclassification.

For the purpose of assessing impairment indicators, assets are grouped at the lowest levels for which there are largely independent cash flows (cash-general units). As a result, some assets may be tested individually for impairment, and some may be tested at a cash-generating unit level. As of December 31, 2023, Lifezone had defined the Kabanga Nickel Project as its only exploration and evaluation asset, comprising the SML and several prosecting licenses in close proximity, all being explored for the same minerals, managed by the same personnel and owned by TNCL.

An impairment review is undertaken when indicators of impairment arise, but typically when one of the following circumstances apply:

•        Rights to explore in an area have expired or will expire in the near future without renewal;

•        No further exploration or evaluation is planned or budgeted;

•        A decision to discontinue exploration and evaluation in an area because of absence of commercial reserves; and;

•        Sufficient data exists to indicate that the book value will not be fully recovered from future development and production.

Once the technical feasibility and commercial viability of the extraction of mineral resources in an area of interest are demonstrable, exploration and evaluation assets attributable to that area of interest are first tested for impairment and then reclassified to mining property and development assets within equipment.

Recoverability of the carrying amount of any exploration and evaluation assets is dependent on successful development and commercial exploitation, or alternatively, sale of the respective areas of interest.

Impairment of assets

Impairment tests on non-financial assets, including exploration and evaluation assets, property, plant and equipment are subject to impairment tests whenever events or changes in circumstances indicate that their carrying amount may not be recoverable. Where the carrying value of an asset exceeds its recoverable amount, which is the higher of value in use and fair value less costs to sell, the asset is written down accordingly.

Where it is not possible to estimate the recoverable amount of an individual asset, the impairment test is carried out on the asset’s cash-generating unit, which is the lowest group of assets in which the asset belongs for which there are separately identifiable cash inflows that are largely independent of the cash inflows from other assets.

An impairment loss is charged to the profit or loss, except to the extent they reverse gains previously recognized in other comprehensive loss/income.

Financial instruments

Lifezone classifies its financial instruments in the following categories: at fair value through profit and loss (“FVTPL”), at fair value through other comprehensive income (loss) (“FVTOCI”), or at amortized cost. The Company determines the classification of financial assets at initial recognition. The classification of debt instruments is driven by the Company’s business model for managing the financial assets and their contractual cash flow characteristics. Equity instruments that are held for trading are classified as FVTPL. For other equity instruments, on the day of acquisition the Company can make an irrevocable election (on an instrument-by-instrument basis) to designate them as FVTOCI. Financial liabilities are measured at amortized cost, unless they are required to be measured at FVTPL (such as instruments held for trading or derivatives) or the Company has opted to measure them at FVTPL.

Lifezone does not have any financial assets categorized as FVTPL and FVOCI as at December 31, 2023, and 2022.

Income taxes

Income tax expense comprises current and deferred tax. Current tax and deferred tax are recognized in net income except to the extent that it arises in a business combination, or from items recognized directly in equity or other comprehensive loss/income.

Current income tax assets and liabilities for the current period are measured at the amount expected to be recovered from or paid to the taxation authorities. The tax rates and tax laws used to compute the amount are those that are enacted or substantively enacted, at the reporting date, in the countries where Lifezone operates and generates taxable income.

Current income tax relating to items recognized directly in other comprehensive income or equity is recognized in other comprehensive income or equity and not in profit or loss. Management periodically evaluates positions taken in the tax returns with respect to situations in which applicable tax regulations are subject to interpretation and establishes provisions where appropriate.

Deferred income tax is provided using the asset and liability method of temporary differences at the reporting date between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes.

The carrying amount of deferred income tax assets is reviewed at the end of each reporting period and recognized only to the extent that it is probable that sufficient taxable profit will be available to allow all or part of the deferred income tax asset to be utilized.

Deferred income tax assets and liabilities are measured at the tax rates that are expected to apply to the year when the asset is realized or the liability is settled, based on tax rates and tax laws that have been enacted or substantively enacted by the end of the reporting period.

Deferred income tax assets and deferred income tax liabilities are offset, only if a legally enforceable right exists to set off current tax assets against current income tax liabilities and the deferred income taxes relate to the same taxable entity and the same taxation authority.

Share-based payments

Where equity-settled share options are awarded to employees, the fair value of the options at the date of grant is recognized over the vesting period. Performance vesting conditions are taken into account by adjusting the number of equity instruments expected to vest at each reporting date so that, ultimately, the cumulative amount recognized over the vesting period is based on the number of options that eventually vest. Non-vesting conditions and market vesting conditions are factored into the fair value of the options granted. As long as all other vesting conditions are satisfied, a charge is made irrespective of whether these non-vesting and market vesting conditions are satisfied. The cumulative expense is not adjusted for failure to achieve a market vesting condition or where a non-vesting condition is not satisfied.

Where the terms and conditions of options are modified, the increase in the fair value of the options, measured immediately before and after the modification, is also recognized over the remaining vesting period.

Where equity instruments are granted to non-employees, they are recorded at the fair value of the goods or services received. Amounts related to the issuance of shares are recorded as a reduction of share capital.

When the value of goods and services received in exchange for the share-based payment cannot be reliably estimated, the fair value is measured by use of a valuation model. The expected life used in the model is adjusted, based on management’s best estimate, for the effects of non-transferability, exercise restrictions, and behavioral considerations.

All equity-settled share-based payments are reflected in share-based payments reserve, until exercised. Upon exercise shares are issued from treasury and the amount reflected in share-based payments reserve is credited to share capital along with any consideration paid.

Property and Equipment

Property and equipment is stated at historical cost less accumulated depreciation and accumulated impairment losses.

Subsequent costs are included in the asset’s carrying amount or recognized as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to Lifezone and the cost of the item can be measured reliably. The carrying amount of a significant replaced part is derecognized. All other repairs and maintenance are charged to the statement of comprehensive income during the financial period in which they are incurred. Gains and losses on disposals are determined by comparing the proceeds with the carrying amount and are recognized in profit or loss.

Depreciation and amortization are calculated on a straight-line method to charge the cost, less residual value, of the assets to their residual values over their estimated useful lives. The depreciation and amortization rate applicable to each category of equipment is as follows:

Office and computer equipment	5 years
Laboratory and testing equipment	2 Years
Furniture	5 years
Buildings	39 years
Vehicles/Transportation equipment	5 years

Other Intangible assets

Lifezone’s other intangible assets consist of computer software and patents. Other intangible assets are initially recognized at acquisition cost or acquired as part of a business combination and carried at historical cost less accumulated amortization and impairment losses, if any. Subsequent acquisitions are included in the asset’s carrying amount or recognized as a separate asset as appropriate only when it is probable that future economic benefits associated with the item will flow to Lifezone and the cost of the item can be measured reliably.

The useful lives of other intangible assets are assessed as either finite or indefinite. Other Intangible assets are amortized on a straight-line basis over their estimated useful lives, which are as follows:

Computer software	3 years
Patents	12 years

Equity investment

Investments in entities over which Lifezone has a significant influence, but not control, are accounted for by the equity method, whereby the original cost of the investment is adjusted for Lifezone’s proportionate share of the investee’s income or loss. When Lifezone’s equity investee issues its own shares to outside interest, a dilution gain or loss arises as a result of the difference between Lifezone’s proportionate share of the proceeds and the carrying value of the underlying equity. When net accumulated losses from an equity accounted investment exceed its carrying amount, the investment balance is reduced to zero and additional losses are not provided for unless Lifezone is committed to providing financial support to the investee.

MANAGEMENT

Executive Officers and Directors

The following table lists the names, ages as of the date of this prospectus and positions of the individuals who currently serve as directors and executive officers of Lifezone Metals:

Name	Age	Position(s)
Keith Liddell	65	Chair of the Board, Director
Chris Showalter	48	Chief Executive Officer, Director
Ingo Hofmaier	48	Chief Financial Officer
Gerick Mouton	47	Chief Operating Officer
Dr. Mike Adams	63	Chief Technology Officer
Spencer Davis	46	Group General Counsel
Anthony von Christierson	35	Senior Vice President: Commercial and Business Development
Evan Young	39	Senior Vice President: Investor Relations and Capital Markets
Govind Friedland	49	Director
John Dowd	55	Director
Robert Edwards	57	Lead Independent Director
Beatriz Orrantia	52	Director
Jennifer Houghton	62	Director
Mwanaidi Maajar	70	Director

Executive Officers

Chris Showalter, Chief Executive Officer.    With over 17 years of experience, Mr. Showalter brings a corporate finance and merchant banking background to the Lifezone team. Mr. Showalter also has extensive experience across Africa. In addition to capital markets and fundraising, Mr. Showalter brings strong expertise originating, sourcing and developing relationships across Africa, having held previous roles as CEO at KellTech and the role as Director and Partner at merchant bank Hannam & Partners in Zimbabwe, where he focused on the African mining sector. Mr. Showalter is an integral part of the negotiations and development of relations with the GoT. In addition to capital markets and fundraising, Mr. Showalter brings strong expertise originating, sourcing and developing relationships across Africa. Having spent over 6 years in Zimbabwe, he has developed specific expertise in the platinum sector and advised on a number of platinum mining companies on their current operations and future expansion potential, after relocating to the country as co-Chief Executive Officer of Renaissance Capital. Prior to this, he spent 9 years at Goldman Sachs as a Vice President in the New York office where he held various sales roles in equity and capital markets while also exploring opportunities for Goldman Sachs across southern Africa. Mr. Showalter has been Chief Executive Officer of KNL since 2019 when KNL was incorporated. Mr. Showalter received his Bachelor of Arts with Honors in environmental studies from Dartmouth College and his Master of Business Administration from Fordham University.

Ingo Hofmaier, Chief Financial Officer.    Mr. Hofmaier is a market-facing finance executive with over 25 years of experience in financial reporting, tax, commercial contracts, project and corporate finance, mergers and acquisitions and investment banking. Mr. Hofmaier was previously the Chief Executive Officer at Omico Mining Corp., a Namibian copper exploration company, and he has also served as the Chief Financial Officer of SolGold plc, an LSE and TSX-listed copper and gold developer. He brings corporate finance, financial and risk management experience in global commodity markets across a diverse range of commodities and geographies, including Africa, Asia and the Americas. Mr. Hofmaier’s experience includes 7 years as a partner at merchant bank Hannam & Partners in London, where he was responsible for metals & mining corporate finance, as well as at Rio Tinto, Capgemini and Wienerberger AG, a building material and industrial minerals group, where he spent 8 years as group financial controller for the U.S. business and commercial director during the successful project execution and market entry in India, among other roles. At the time of this prospectus, Mr. Hofmaier is an independent board member of First Tin plc, an LSE main market-listed tin development company, where he chairs both the audit & risk and nominations & remuneration committees. Mr. Hofmaier is based in London, while travelling frequently to North America and Tanzania.

Gerick Mouton, Chief Operating Officer.    Mr. Mouton, a mechanical engineer, is a global metals and mining professional. His experience in holding senior, executive and Board of Director positions within established international listed mining companies and engineering consultancies has afforded him the rare opportunity to build a wide range of skills over a 25-year period. His knowledge spans the entire project life cycle, across various commodities, including but not limited to: early stage strategic project development scenarios; project economics and financial evaluations, challenging project development expectations; partnership negotiations; organizational establishment, project marketing; and dynamic stakeholder relationships. These projects and operations have exposed Mr. Mouton to a multitude of cultures within several countries on multiple continents, for example: Botswana, Ghana, Democratic Republic of Congo (DRC), Zambia, Madagascar, Tanzania, South Africa and Indonesia. He has worked extensively with interested and affected parties and other stakeholders to ensure uninterrupted development of large-scale mining projects in challenging social locations. His interaction with multicultural stakeholders over his career has enhanced his mitigation knowledge with regards to environmental, social and governance (ESG) challenges facing the development of new mining projects.

Dr. Mike Adams, Chief Technology Officer.    Dr. Adams has been working as process consultant with Lifezone Limited and for over 10 years has been focused on the implementation and commercialization of the Hydromet Technology for the environmentally and economically effective recovery of PGM, gold, base and rare metals. His work for over 40 years has included process and resource development for metals recovery. He has project managed the bankable piloting of several nickel sulfide and nickel laterite projects worldwide. He has also consulted independently for over 10 years and was previously Director of Rockwell Minerals Ltd (now ASX-listed Elementos Ltd), Metallurgical Manager with SGS Lakefield Oretest and Head of Process and Environmental Chemistry at Mintek. Dr. Adams completed a Bachelor of Science (BSc) honors and Master of Science (MSc) degrees in applied chemistry at Witwatersrand University, a PhD on the chemistry of the carbon-in-pulp process and a Doctor of Science (DSc) in engineering on advances in the processing of gold ores. He was Associate Editor for Hydrometallurgy Journal for eight years and has edited three books, including Gold Ore Processing, second edition, published in 2016 by Elsevier. Dr. Adams has made a significant contribution to the chemistry and optimization of the carbon-in-pulp process for gold recovery, for which he received the Raikes Gold Medal from the South African Chemical Institute and two silver medals from the Southern African Institute of Mining and Metallurgy.

Spencer Davis, Group General Counsel.    Mr. Davis is an experienced general counsel, having advised multiple global businesses and teams across multiple jurisdictions (UK; US; EU; Africa, Middle East and Asia-Pacific). He has held general counsel and Chief Legal Officer roles at various global companies, having started his career in private practice in 2000. Previously, Mr. Davis has been responsible for providing expert, pragmatic and strategic legal advice internationally to leadership teams and boards. He has experience advising boards, executives and senior management on all legal matters, risks and laws, balancing legal compliance and risk, with pragmatism and commercial solutions. Mr. Davis is also a qualified company secretary (ACIS, Chartered Institute of Governance 2016), with experience in corporate governance issues, legal compliance, oversight of boards and group committees, corporate secretarial duties, ethics, regulatory and business conduct, preserving corporate records and managing statutory filings and forms. Mr. Davis has significant experience in complex commercial transactions, M&A, funding and investments, hyper-growth business, joint venture arrangements, technology, IP, data and privacy and has experience setting priority areas for companies preparing for U.S. IPOs. Mr. Davis also has previous experience serving as the Chair of a risk and compliance committee and experience maintaining internal processes, codes of conduct and procedures in anti-trust, data protection and privacy, anti-bribery and money laundering. Mr. Davis holds a Masters in Law and is licensed to practice in England, New York and Ireland; he also has an MBA from London Business School.

Natasha Liddell, Chief Sustainability Officer.    Ms. Liddell brings communications, analytical and sustainability experience from her work on ESG, strategy, communications and market analysis for global resource clients. Most recently, Ms. Liddell worked with BHP’s sustainability and climate change team on their decarbonization strategy and innovation. Ms. Liddell started her career at Clough Engineering, where she worked to deliver the environmental impact statement for the Newmont Boddington Gold Mine and went on to consult with Snowden Mining Consultants before spending time as a sell-side analyst in London for the small-mid cap resource sector. Her remit covered various projects, regions and commodities. Ms. Liddell spent over 7 years at BHP in various capacities across strategy, business development and corporate communications where she was responsible for numerous speeches and presentations for the CEO and executive leadership team along with annual reporting and AGM preparation and communications delivery. Ms. Liddell holds a Bachelor of Science with Honors in Natural Resource Management, a Graduate Certificate of Applied Finance and Investment and is an Associate of the Australian Institute of Company Directors. Natasha Liddell departed from her role as Chief Sustainability Officer, effective February 16, 2024.

Anthony von Christierson, Senior Vice President:    Commercial and Business Development.    Mr. von Christierson is responsible for investment appraisal, business development and commercial activities at Lifezone and plays an important role in the commercialization of its hydrometallurgical technology. He started his career at Goldman Sachs in London in the European and Emerging Markets leveraged finance team within the investment banking division. Before transitioning into resources, Mr. von Christierson co-founded a mobile application business that was subsequently acquired. Mr. von Christierson is also a director of the Southern Prospecting Group, a private equity family office with focus on the resources and technology spaces. Mr. von Christierson attended Durham University and holds a Bachelor of Science with Honors in Natural Sciences.

Evan Young, Senior Vice President: Investor Relations and Capital Markets.    Mr. Young brings significant capital markets experience in the metals and mining industry, and played an integral role in bringing public Ivanhoe Electric Inc., a minerals exploration and technology company, in 2022. His skills are critical in telling and enhancing the Lifezone Metals equity story to the financial community. Prior to joining Lifezone Metals in 2023, Evan was with the Ivanhoe group of companies since 2017, where he had an evolving role in investor relations and corporate development for both public and private minerals exploration and technology companies. Prior to his tenure at the Ivanhoe companies, Evan served as Director, Investor Relations for Primero Mining Corp., a NYSE and TSX dual-listed company with gold mining operations in Mexico and Canada. He also worked in equity research at the boutique Canadian brokerage Haywood Securities Inc. and as an investment banking analyst at BMO Capital Markets in the Metals and Mining group. He has a Master of Science with Distinction in Metals and Energy Finance from Imperial College London and a Bachelor of Science in Mining Engineering from Queen’s University.

Directors

Keith Liddell, Chair of the Board.    Mr. Liddell is an experienced metallurgical engineer, resource company director and investor in the natural resource space. Mr. Liddell has an Honors Bachelor of Science (Minerals Engineering) from the University of Birmingham and a Master of Science in Engineering from the University of the Witwatersrand. Working since 1981 exclusively in the mineral and metals industry, he has experience in management and ownership of a number of public and private businesses and joint ventures with a variety of participants. In various roles he has taken a number of resource projects, including nickel and PGMs, through exploration, development and production. At Lifezone Limited, Mr. Liddell is primarily focused on further developing Lifezone Limited’s Hydromet Technology — providing strategic guidance and contributing to the Kabanga DFS. Having been involved in technical and corporate roles, company management, capital raising and managing stakeholder relationships, Mr. Liddell has a unique blend of attributes that allow concurrent appreciation of the various social, environmental, commercial and technical components that constitute successful modern resource companies. Mr. Liddell has been Chair of KNL since 2019 when KNL was incorporated.

Chris Showalter.    For an overview of Mr. Showalter’s business experience, please see the section entitled “Management — Executive Officers and Directors — Executive Officers.”

John Dowd.    Mr. Dowd was the Chief Executive Officer and Chairman of the board of directors of GoGreen from April 2021 until the Merger Effective Time, and he has decades of experience generating attractive risk-adjusted returns as a manager of capital. He currently serves on the board of directors at the Commonwealth School in Boston. Mr. Dowd previously spent more than three decades researching and investing in the global energy industry. From 2006 to 2019, he served as portfolio manager at Fidelity Research & Management Co., LLC, managing Fidelity’s energy and natural resources oriented sector funds. Mr. Dowd previously served as a Senior Research Analyst of Sanford C. Bernstein & Co., LLC from 2000 to 2006 and from 1995 to 1997, where he covered the oil service and equipment, and refining and integrated oil segments. Mr. Dowd also previously served as a partner of Lawhill Capital Partners, an energy focused investment management firm, from 1997 to 2000. He holds a Bachelor’s degree in Mechanical Engineering from Carnegie Mellon University. Mr. Dowd has extensive experience generating attractive risk-adjusted returns, as well as researching and investing in the global energy industry.

Govind Friedland.    Govind Friedland has served as a Director of Lifezone Metals since July 2023. He is the Founder and Executive Chairman of GoviEx Uranium Inc., and has more than 20 years of experience working internationally to finance, explore and develop strategic energy minerals critical for combating global air pollution. His career experience has focused primarily on nickel, copper and uranium. Mr. Friedland has served as the Executive Chairman of GoviEx since October 2012 and previously served as its Chief Executive Officer from June 2006 to October 2012. Mr. Friedland was on the board of directors at Cordoba Minerals Corp., which is developing the

San Matias copper/gold complex north of Medellin, Colombia, and Sama Resources Inc. which is focused on the Samapleau nickel/copper project in Ivory Coast, West Africa. He holds a Bachelor’s degree in Geology and Geological Engineering from Colorado School of Mines. Mr. Friedland possesses a unique multicultural background, having lived much of his life in Asia immersed in the mineral exploration industry. Mr. Friedland is also a founding shareholder of I-Pulse Inc., a private U.S. company that uses proprietary super capacitors and related technologies to address inefficiencies across a wide range of industries including mineral exploration, mineral processing, hydrocarbon EOR and geothermal drilling technology, water discovery, and large utility-scale batteries as well as advanced manufacturing. Mr. Friedland has extensive experience working internationally to finance, explore and develop strategic minerals projects.

Robert Edwards, Lead Independent Director.    Appointed as Lead Independent Director in February 2024, Mr. Edwards brings 30 years of experience in the natural resource sector primarily from production mining, new business development, equity research, investment banking, and board level experience predominately across numerous markets. He started his career in South Africa working in production mining and new business roles before joining HSBC as a precious metals equities analyst within the HSBC Global Mining team. Thereafter he moved to Russia and was instrumental in transforming Renaissance Capital from a niche single country investment bank into a successful boutique resource focused investment bank operating across the CIS, Africa and Asia. When he left Renaissance Capital (Renaissance) after a decade, he was serving as its Chairman of Mining and Metals managing all investment banking and principal investment activity in the mining, metals sector and fertilizer sectors. After leaving Renaissance he has worked as a Senior Advisor to the Royal Bank of Canada (Europe) Investment Banking Division working on mergers and acquisitions and senior client coverage. Mr. Edwards also served as the Independent Non-Executive Chairman of Sierra Rutile until its sale to Iluka Resources as well as an Independent Non-Executive Director of GB Minerals until its sale to Itafos, a major phosphate and specialty fertilizer company. He served as an Independent Non-Executive Director of MMC Norilsk Nickel (NorNickel), the world’s biggest producer of nickel and palladium as well as major producer of copper and platinum, for over eight years until March, 2022. Mr. Edwards served on the Audit, Corporate Governance and ESG Committees of NorNickel. Mr. Edwards also serves as an Independent Non-Executive Director of Chaarat Gold Limited which is listed in London and of Sandfire Resources Limited, an ASX listed copper and zinc producer with assets in Spain and Botswana. Mr. Edwards graduated from the Camborne School of Mines with an Honours Degree in Mining Engineering and holds both a Mine Managers and a Mine Overseers certificate of competency (South Africa). He is also a Member of the Institute of Materials, Minerals and Mining.

Jennifer Houghton.    Ms. Houghton has board level experience as an Independent Non-Executive Director for Santander International where she has chaired the board audit committee and has been a member of the board risk committee and board nomination committee since 2020. Ms. Houghton has also been chair of the Institute of Directors Isle of Man since 2017. In addition, she has been a director of IoD Isle of Man Limited since 2020. Ms. Houghton has also chaired the Diana Princess of Wales Hospice Care at Home Trust since 2019. Ms. Houghton has also held various other roles, including working as a senior manager within the audit department of Deloitte in California, Luxembourg, Sweden and the Isle of Man, as a finance manager of AXA for two years from 2006-2008, and as the finance director of an Isle of Man regulated business from 2008-2016. Ms. Houghton has been a Chartered Director since 2021, a Fellow of the Institute of Directors since 2019, a qualified accountant since 1989 and has worked within regulated and unregulated sectors as a director since 2008.

Beatriz Orrantia.    Ms. Orrantia has sustainability expertise as a consultant in ESG, decarbonization and Just Transition. Ms. Orrantia also has legal experience, having worked as a mergers and acquisitions, securities and mining lawyer from 2005 to 2015 at large Canadian law firms (Gowlings LLP, McCarthy Tetrault LLP and Heenan Blaikie LLP). In addition to legal mining expertise, Ms. Orrantia has operational mining experience cultivated during her time with Barrick as VP Special Projects, focusing on mining operations and capital projects across assets in Latin America and certain global projects, including Kabanga, from February 2015 until November 2017. Ms. Orrantia also obtained directorship certification by the National Association of Corporate Directors, the leading certification in the United States for board members. Ms. Orrantia has a degree in civil law from the Universidad del Rosario in Colombia and a degree in common law from Osgoode Hall Law School in Canada. She also holds a certificate in sustainability and innovation from Harvard University (Extension School) and is pursuing a master’s degree in sustainability from Harvard University (Extension School). Ms. Orrantia is currently a member of the board of directors of Star Royalties Ltd., having been a director since 2020, and a member of the boards of directors of Fission Uranium Corporation and Sierra Metals Inc., having been a director since 2023.

Mwanaidi Maajar.    Ms. Maajar is an advocate and senior partner at REX Advocates, a law firm in Tanzania. Ms. Maajar has experience in corporate commercial law practice, corporate secretarial practice, and corporate governance. She has chaired and sat on the boards of private and listed companies as well as public corporations. As part of her corporate governance practice, she trains boards of directors of companies and board committees in corporate governance practice. She also has relevant experience in natural resources law (Mining, Oil & Gas) in Tanzania. Ms. Maajar also has experience in banking and finance, competition law, property, and energy law. Ms. Maajar served as the Tanzanian Ambassador to the United States of America after having served for four years as the Tanzanian High Commissioner to the United Kingdom between 2006 and 2013. Ms. Maajar is currently Chair of the governing council of the University of Dar Es Salaam, having been a member of the Council since 2018,. She is also since 2021 a member of the board of directors of the Jakaya Kikwete Cardiac Institute.

Family Relationships

Keith Liddell is the father of Natasha Liddell and Simon Liddell, VP Mining, and the stepfather of Charles Liddell, who is the owner/partner in the Australian firm Integrated Finance Limited. For the twelve months ended December 31, 2023, Integrated Finance Limited were paid or payable $34,650 (December 31, 2022: $34,650) for the provision of information technology services to KNL, a wholly owned subsidiary of Lifezone. The total amount outstanding as of December 31, 2023, is $0 (December 31, 2022: $0). Natasha Liddell departed from her role, effective February 16, 2024. There are no other family relationships between the other directors, director nominees, or executive officers.

Foreign Private Issuer Status

Lifezone Metals is considered a “foreign private issuer” under the securities laws of the U.S. and the rules of the NYSE. Under the applicable securities laws of the U.S., “foreign private issuers” are subject to different disclosure requirements than U.S. domiciled issuers. As a foreign private issuer, Lifezone Metals is not subject to the SEC’s proxy rules. Under the NYSE’s rules, a “foreign private issuer” is subject to less stringent corporate governance and compliance requirements and subject to certain exceptions, the NYSE permits a “foreign private issuer” to follow its home country’s practice in lieu of the listing requirements of the NYSE. Accordingly, Lifezone Metals’ shareholders may not receive the same protections afforded to shareholders of companies that are subject to all of the NYSE’s corporate governance requirements.

Lifezone Metals intends to take all actions necessary for it to maintain compliance as a foreign private issuer under the applicable corporate governance requirements of the Sarbanes-Oxley Act of 2002, the rules adopted by the SEC and the NYSE corporate governance rules and listing standards.

Because Lifezone Metals is a foreign private issuer, its directors and senior management are not subject to short-swing profit and insider trading reporting obligations under Section 16 of the Exchange Act. They will, however, be subject to the obligations to report changes in share ownership under Section 13 of the Exchange Act and related SEC rules.

Board Composition

The Lifezone Metals board is composed of eight directors and is divided into three classes. At each annual general meeting, each of the Directors of the relevant class, the term of which shall then expire shall be eligible for re-election to the Board for a period of three years.

The Company has examined its governance obligations as a public company, as well as the rules and regulations of the SEC and NYSE. The Company has also considered carefully the standards that apply to it as a Foreign Private Issuer and the fact that it is a relatively young company. In addition to this, we consulted with our shareholders in 2023, and following these discussions we consider that amending the A&R Articles of Association to vote on annual election of directors is not a priority item for the Company at this time. The board of directors intends to keep this item under review and also if the Company is notified of any specific shareholder feedback.

Robert Edwards (Lead Independent Director) was previously Executive Chairman of Bluejay Mining plc, a London listed junior mining company, as well as holding two other independent director roles. In order to negate any perception of overboarding, Robert Edwards stepped down from his position as Executive Chairman of Bluejay Ming plc in December 2023.

Lifezone Metals’ directors are divided among the three classes as follows:

•        the Class I directors include John Dowd, Govind Friedland and Mwanaidi Maajar and their terms will expire at the first annual general meeting of shareholders following the consummation of the Business Combination;

•        the Class II directors include Robert Edwards, Jennifer Houghton and Beatriz Orrantia and their terms will expire at the second annual general meeting of shareholders following the consummation of the Business Combination; and

•        the Class III directors include Keith Liddell and Chris Showalter and their terms will expire at the third annual general meeting of shareholders following the consummation of the Business Combination.

Director Independence

The Lifezone Metals board has determined that each member of the Lifezone Metals board qualifies as independent, as defined under the listing rules of NYSE, other than Mr. Liddell and Mr. Showalter. In addition, Robert Edwards was appointed as Lead Independent Director in February 2024.

Board Oversight of Risk

One of the key functions of the Lifezone Metals board is informed oversight of the Company’s risk management process. The Lifezone Metals board has appointed the Audit Committee to assist in the oversight of Lifezone’s financial risk exposures and risk management and the compliance by the Company with applicable legal and regulatory requirements. The Audit Committee, among other things, also reviews and approves all related party transactions, oversees the risk management framework and satisfy itself that the framework is sound. It establishes and communicates the company’s risk appetite, endorses the risk policy and standards of Lifezone and is regularly briefed on and considers cyber security threats.

The CEO of Lifezone is accountable for assigning appropriate responsibilities for implementing and embedding risk management into the decision-making process across the company, while the COO of Lifezone is overall responsible for the roll-out of this risk management policy and processes. Both attend Audit Committee meetings and the COO is tasked to ensure that adequate processes and procedures are in place to enable Lifezone Metals to operate with an appropriate balance of risks and controls. The COO has oversight that the company maintains up to date risk registers and provides a report at least quarterly to the audit committee. The CFO is responsible for the oversight of all internal controls and risk related to financial processes and financial reporting.

In addition, the Lifezone Metals board as a whole, as well as through the various standing committees of the Lifezone Metals’ board, addresses risks inherent in their respective areas of oversight. For example, the audit committee is responsible for overseeing the management of risks associated with the Company’s financial reporting, accounting and auditing matters, and the Company’s compensation committee oversees the management of risks associated with Lifezone Metals’ compensation policies and programs.

Board Committees

The Lifezone Metals board has established an audit committee, a compensation committee, a nominating and corporate governance committee, a disclosure committee, an investment committee, and a sustainability committee.

The Lifezone Metals board may establish other committees to facilitate the management of the Company’s business.

In addition, Lifezone Metals appointed Robert Edwards as Lead Independent Director in February 2024.

The Lifezone Metals board and its committees hold scheduled meetings throughout the year and can also hold special meetings and act by written consent from time to time, as appropriate. The Lifezone Metals board has delegated various responsibilities and authority to its committees as generally described below. The committees will regularly report on their activities and actions to the full Lifezone Metals board.

Each committee of the Lifezone Metals board has a written charter approved by the Lifezone Metals board. Copies of each charter are posted on the Company’s website at www.lifezonemetals.com. The inclusion of the Company’s website address in this prospectus does not include or incorporate by reference the information on Lifezone Metals’ website into this prospectus, and you should not consider information contained on the Company’s website to be part of this prospectus. Members will serve on these committees until their resignation or until otherwise determined by the Lifezone Metals board.

Audit Committee: Chair, Jennifer Houghton

The members of Lifezone Metals’ audit committee are Jennifer Houghton, Robert Edwards, and Mwanaidi Maajar, each of whom is financially literate.

Ms. Houghton qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the accounting or related financial management expertise requirements of the NYSE. Each of Mr. Edwards, Ms. Houghton and Ms. Maajar is independent under the rules and regulations of the SEC and the listing rules of the NYSE applicable to audit committee members.

Lifezone Metals’ audit committee assists the Lifezone Metals board with its oversight of, among other things, the following: the financial statements of Lifezone Metals, including such financial statements’ integrity; Lifezone Metals’ compliance with legal and regulatory requirements; the qualifications, independence, appointment and performance of Lifezone Metals’ independent registered public accounting firm; and the design and implementation of Lifezone Metals’ internal audit function and risk assessment and risk management, including oversight of cyber security threats. The audit committee also discusses with Lifezone Metals’ management and independent registered public accounting firm the annual audit plan and scope of audit activities, scope and timing of the annual audit of Lifezone Metals’ financial statements, and the results of the audit, quarterly reviews of Lifezone Metals’ financial statements and, as appropriate, initiates inquiries into certain aspects of Lifezone Metals’ financial affairs.

Lifezone Metals’ audit committee is responsible for establishing, maintaining and overseeing the processes and procedures for the receipt, retention and treatment of any complaints regarding accounting, internal accounting controls or auditing matters, as well as for the confidential and anonymous submissions by Lifezone Metals’ employees of concerns regarding questionable accounting or auditing matters. In addition, Lifezone Metals’ audit committee has direct responsibility for the appointment, compensation, retention and oversight of the work of Lifezone Metals’ independent registered public accounting firm. Lifezone Metals’ audit committee has sole authority to approve the hiring and discharging of Lifezone Metals’ independent registered public accounting firm, all audit engagement terms and fees and all permissible non-audit engagements with the independent auditor. Lifezone Metals’ audit committee reviews and oversees all related person transactions in accordance with Lifezone Metals’ policies and procedures.

Compensation Committee: Chair, John Dowd

The members of Lifezone Metals’ compensation committee are John Dowd, Robert Edwards and Keith Liddell.

Lifezone Metals’ compensation committee assists the Lifezone Metals board in discharging certain of Lifezone Metals’ responsibilities with respect to compensating its directors and executive officers, and the administration and review of its incentive and equity-based compensation plans, including its equity incentive plans, and certain other matters related to Lifezone Metals’ compensation programs.

Nominating and Corporate Governance Committee: Chair, Jennifer Houghton

The members of Lifezone Metals’ nominating and corporate governance committee are Jennifer Houghton, Beatriz Orrantia, and Govind Friedland.

Lifezone Metals’ nominating and corporate governance committee assists the Lifezone Metals board with its oversight of, among other things, the size, composition and structure of the Lifezone Metals board, identification, recommendation, recruitment and retention of high-quality board members, and annual self-evaluation of the board and management.

The nominating and corporate governance committee also develops and make recommendations to the Lifezone Metals board regarding a set of corporate governance guidelines.

Investment Committee: Chair, Keith Liddell

The members of Lifezone Metals’ investment and finance committee are Keith Liddell, John Dowd, and Robert Edwards.

Lifezone Metals’ investment committee assists the Lifezone Metals board in oversight of, among other things, long term stewardship of the investments and assets of Lifezone Metals in order to best further the aims of Lifezone Metals, and the implementation, returns and review of Lifezone Metals’ investment strategy to deliver and maintain the returns and value of Lifezone Metals’ investment portfolio over the long term; as well as how best to generate a consistent and sustainable return to fund Lifezone Metals’ annual expenditure, and the best means to deliver the investment objectives within an acceptable level of risk.

The investment committee works with and, if necessary, advises the other committees of the Lifezone Metals board on those specific areas that primarily come within the mandate of the other committees but also are part of Lifezone Metals’ policies, goals, initiatives, programs and strategies overseen by the investment and finance committee.

Sustainability Committee: Chair, Beatriz Orrantia

The members of Lifezone Metals’ sustainability committee are Beatriz Orrantia, Govind Friedland, and Mwanaidi Maajar.

Lifezone Metals’ sustainability committee assists the Lifezone Metals board in oversight of, among other things, the development, implementation and monitoring of the Lifezone Metals policies, goals, initiatives and programs related to environment, social, health, safety, and sustainability matters; the systems and processes designed to manage and mitigate social, environmental, health, safety, and sustainability-related risks, opportunities, commitments and compliance; the policies, goals, initiatives and programs relating to community relationships and impacts with respect to social, environmental, health, safety and sustainability matters; public policy and advocacy strategies with respect to social, environmental, health, safety and sustainability matters; strategies relating to the protection or enhancement of the Lifezone Metals’ reputation with respect to corporate social responsibility and social, environmental, health, safety and sustainability matters; and the consideration of any potential environmental benefits of projects or initiatives.

The sustainability committee works with and, if necessary, advises the other committees of Lifezone Metals board on those specific areas that primarily come within the mandate of the other committees but also are part of the Lifezone Metals’ policies, goals, initiatives, programs, risks, opportunities and strategies overseen by the sustainability committee.

Disclosure Committee: Chair, Chris Showalter

The members of Lifezone Metals’ disclosure committee are Chris Showalter, Ingo Hofmaier and Spencer Davis.

Lifezone Metals’ disclosure committee assists the Lifezone Metals board in discharging certain of Lifezone Metals’ responsibilities with respect to disclosures made to shareholders, the general public and/or the investment community, including the accuracy, completeness and timeliness of disclosure statements and meeting applicable legal, regulatory and New York Stock Exchange listing standards.

Code of Business Conduct and Ethics

Lifezone Metals has adopted a Code of Business Conduct and Ethics that applies to all of Lifezone Metals’ employees, officers and directors. The full text of the Company’s Code of Business Conduct and Ethics is posted on the Company’s website here: https://ir.lifezonemetals.com/governance/governance-documents/default.aspx. Lifezone Metals intends to disclose future amendments to, or waivers of, the Company’s Code of Business Conduct and Ethics, as and to the extent required by SEC regulations, at the same location on the Company’s website identified above or in public filings. Information contained on the Company’s website is not incorporated by reference into this prospectus, and you should not consider information contained on the Company’s website to be part of this prospectus.

Compensation Committee Interlocks and Insider Participation

None of the intended members of Lifezone Metals’ compensation committee has ever been a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of the Lifezone Metals Board or compensation committee.

Conflicts of Interest

Under Isle of Man law, the directors owe fiduciary duties at both common law and under statute, including a duty to act honestly, and in good faith with a view to the best interests of Lifezone Metals. In exercising the powers of a director, the directors must exercise their powers for a proper purpose and shall not act or agree to the company acting in a manner that contravenes the Amended and Restated Memorandum and Articles of Association of Lifezone Metals of the IOM Companies Act.

In addition to the above, directors also owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge skill and experience which that director has.

Isle of Man law does not regulate transactions between a company and its significant members; however it does provide that such transactions must be entered into in good faith in the best interests of the company and not with the effect of constituting a fraud on the minority members.

Directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. This duty is subject to the IOM Companies Act and the Amended and Restated Memorandum and Articles of Association of Lifezone Metals which provide, in summary, that subject to a director having duly declared his or her interests to the board that director may be party to a transaction with the company and may vote and count in quorum at a board meeting in respect of a matter in which such director is interested.

Accordingly, as a result of multiple business affiliations, the directors of Lifezone Metals may have similar legal obligations relating to presenting business opportunities to multiple entities. In addition, conflicts of interest may arise when the board of Lifezone Metals evaluates a particular business opportunity.

Lifezone Metals cannot assure you that any of the above-mentioned conflicts will be resolved in its favor. Furthermore, each of the directors of Lifezone Metals may have pre-existing fiduciary obligations to other businesses of which they are officers or directors.

Limitation on Liability and Indemnification of Officers and Directors

The IOM Companies Act provides that, subject to contrary provision in its articles, a company may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who: (a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director of the company; or (b) is or was, at the request of the company, serving as a director of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise. The IOM Companies Act provides that this does not apply to a person referred to above unless such person acted honestly and in good faith and in what such person believed to be in the best interests of the company and, in the case of criminal proceedings, had no reasonable cause to believe that the conduct of such person was unlawful.

The Amended and Restated Memorandum and Articles of Association of Lifezone Metals provide that Lifezone Metals shall indemnify each of its directors and officers (including former directors and officers) out of its assets, to the fullest extent permissible under the laws of the Isle of Man, against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever, which any of those directors or officers may incur as a result of any act or failure to act in carrying out their functions unless that liability arises through their actual fraud or willful default.

Lifezone Metals has purchased a policy of directors’ and officers’ liability insurance that insures Lifezone Metals officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures Lifezone Metals against its obligations to indemnify its officers and directors.

These provisions may have the effect of reducing the likelihood of derivative litigation against Lifezone Metals officers and directors, even though such an action, if successful, might otherwise benefit Lifezone Metals and its shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent Lifezone Metals pays the costs of settlement and damage awards against its officers and directors pursuant to these indemnification provisions.

Lifezone Metals believes that these provisions and the insurance and the indemnity provisions are necessary to attract and retain talented and experienced officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Lifezone Metals pursuant to the foregoing provisions, the directors, officers or persons controlling Lifezone Metals have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Executive Compensation

During the year ended December 31, 2023, the Company paid an aggregate of approximately $4.4 million to our directors and executive officers (together our key management personnel). This includes the amount of compensation paid, bonuses and benefits in kind granted, to such persons by the Company and its subsidiaries for services in all capacities to the Company and its subsidiaries by any person, for the last full financial year, for the Company’s directors and members of its administrative, supervisory or management bodies. The Company has not set aside or accrued any amount to provide pension, retirement or other similar benefits to our directors and executive officers.

For so long as we qualify as a foreign private issuer, we will not be required to comply with the proxy rules applicable to U.S. domestic companies regarding disclosure of the compensation of certain executive officers on an individual basis. Pursuant to applicable Isle of Man laws, we are not required to disclose compensation paid to our senior management on an individual basis and we have not otherwise publicly disclosed this information elsewhere.

Compensation to Key Management Personnel

	2023	2022	2021
	$	$	$
Short-term employee benefits	3,651,073	2,554,359	644,550
Short-term employee bonuses	512,524	2,137,721	3,750,546
Post-employment pension and medical benefits	125,591	361,955	—
Total compensation paid	4,289,187	5,054,035	4,395,096

Share based payment expense to Key Management Personnel

	2023	2022	2021
	$	$	$
Share-based expense – Lifezone Holdings shareholder earnout	110,611,407	—	—
Share-based payment expense – share options	—	—	328,326
Share-based payment expense – restricted stock units	—	—	9,525,000

The amounts disclosed in the above relate to employee expenses incurred during the reporting period in connection to the employment of and under existing consulting agreements entered into with key management personnel as listed below:

Keith Liddell	Chairman
Chris Showalter	Chief Executive Officer
Ingo Hofmaier	Chief Financial Officer (joined June 29, 2023)
Dr Michael Adams	Chief Technology Officer
Gerick Mouton	Chief Operating Officer
Benedict Busunzu	Tembo Nickel Chief Executive Officer
Spencer Davis	Group General Counsel (joined March 1, 2023)
Natasha Liddell	Chief Sustainability Officer (resigned February 16, 2024)
Anthony von Christierson	Senior Vice President: Commercial and Business Development
Evan Young	Senior Vice President: Investor Relations and Capital Markets (joined October 10, 2023)

Earlier year equity awards and conversion into Lifezone shares

On November 10, 2021, restricted stock units were granted to Chris Showalter for 150 ordinary shares at $1.00 per share with a ten-year lapse date. As part of the Flip-Up transaction, as mentioned in Note 1 to Lifezone Metals’ consolidated financial statements for the year ended December 31, 2023, the 150 restricted stock units granted by subsidiary Lifezone Limited in 2021 units were exchanged for 30,000 restricted stock units in Lifezone Holdings in May 2022. Immediately prior to the Closing, Chris Showalter elected to exercise all of his outstanding Lifezone restricted stock units (30,000 in total) for Lifezone Holdings shares. All outstanding Lifezone Holdings shares were subsequently exchanged for Lifezone shares at the Closing Date, which was on July 6, 2023, at a ratio of approximately 94:1, translating into 2,819,653 new Lifezone shares.

2023 Omnibus Incentive Compensation Plan

Following the consummation of the Business Combination, the Company adopted the 2023 Omnibus Incentive Compensation Plan (the “2023 Plan”) in order to give the Company a competitive advantage in attracting, retaining, awarding and motivating directors, officers, employees and consultants by granting equity and equity-based awards. The 2023 Plan permits the grant of options to purchase Lifezone Metals Ordinary Shares, stock appreciation rights, restricted shares, restricted stock units or other equity or equity related awards, in each case, in respect of Lifezone Metals Ordinary Shares and cash incentive awards, thus enhancing the alignment of employee and shareholder interests.

The initial share limit under the 2023 Plan is the number of Lifezone Metals Ordinary Shares equal to 10% of the Company’s fully-diluted share capital as of immediately following the consummation of the Business Combination.

As at the date of this prospectus, no awards have been made under the 2023 Plan.

BENEFICIAL OWNERSHIP OF SECURITIES

Beneficial Ownership of Securities

The following table and accompanying footnotes set forth information regarding the beneficial ownership of the Lifezone Metals Ordinary Shares as of February 29, 2024 by:

•        each person known by Lifezone Metals to be the beneficial owner of more than 5% of its outstanding ordinary shares;

•        each of Lifezone Metals’ current executive officers and directors; and

•        all of Lifezone Metals’ executive officers and directors as a group.

The beneficial ownership of Lifezone Metals Ordinary Shares is based on 80,000,354 shares outstanding as of February 29, 2024.

Except as otherwise indicated, the address for each shareholder listed below is Commerce House, 1 Bowring Road, Ramsey, IM8 2LQ, Isle of Man.

Beneficial ownership is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days of February 29, 2024, through the exercise of any option, warrant or other right. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares held by that person.

Beneficial Owner	Lifezone Metals Ordinary Shares	% of Lifezone Metals Ordinary Shares
Five Percent Holders of Lifezone Metals:
Keith Liddell(1)	23,701,437	29.6%
Peter Smedvig(2)	13,820,941	17.3%
Varna Holdings Ltd(3)	5,770,889	7.2%
Kamberg INV Ltd	4,062,180	5.1%
Directors and Executive Officers of Lifezone Metals:
Chris Showalter	3,438,942	4.3%
Ingo Hofmaier	—	—
Gerick Mouton	—	—
Dr. Mike Adams(4)	242,960	*
Spencer Davis	—	—
Natasha Liddell(5)	186,003	*
Anthony von Christierson	506,128	*
Govind Friedland	663,657	*
John Dowd	1,269,512	1.6%
Robert Edwards	—	—
Jennifer Houghton	—	—
Mwanaidi Maajar	—	—
Beatriz Orrantia	—	—
Evan Young	5,405	*
All Directors and Executive Officers of Lifezone Metals as a Group (14 Individuals)	30,014,044	37.5%

____________

(1)      Consists of 5,172,747 shares beneficially owned solely by Keith Liddell, 18,045,777 shares beneficially owned jointly between Keith Liddell and Jane Shelagh Liddell and 482,913 shares beneficially owned solely by Jane Shelagh Liddell. By virtue of his relationship with Jane Shelagh Liddell, Keith Liddell may be deemed to have beneficial ownership of the shares owned solely by Jane Shelagh Liddell. Keith Liddell disclaims any beneficial ownership of the shares owned solely by Jane Shelagh Liddell other than to the extent of any pecuniary interest he may have therein, directly or indirectly.

(2)      The business address for Peter Smedvig is 52 Chelsea Square, London SW3 6LH, United Kingdom.

(3)      The business address for Varna Holdings Ltd is Palm Grove House, PO Box 438, Road Town VG1110, Tortola, British Virgin Islands.

(4)      Consists of (i) 3,833,882 Lifezone Metals Ordinary Shares and (ii) 1,533,553 Earnout share rights. The Company has been informed that (a) Hermetica Limited is wholly owned by The Hermetica Trust, (b) the trustee of The Hermetica Trust is LJ Skye Trustees Limited, (c) the board of directors of LJ Skye Trustees Limited makes voting and investment decisions on a joint decision making basis, and no single individual has sole decision making power, and (d) that the beneficiaries of The Hermetica Trust include children of Dr. Mike Adams. The business address of Hermetica Limited is Craigmuir Chambers, PO Box 71, Road Town, Tortola, VG1110, British Virgin Islands.

(5)      Natasha Liddell departed from her role as Chief Sustainability Officer on February 16, 2024.

SELLING SECURITYHOLDERS

This prospectus relates to the offer and sale from time to time by the Selling Securityholders of up to (a) 103,675,724 Lifezone Metals Ordinary Shares, which includes up to 26,767,088 Lifezone Metals Ordinary Shares which may be issuable to certain shareholders of LHL and the Sponsor after the consummation of the Business Combination as earnout consideration upon the achievement of certain stock price thresholds for our Lifezone Metals Ordinary Shares, and (b) 667,500 Private Placement Warrants. The Lifezone Metals Ordinary Shares described in clause (a) of the prior sentence include (i) 6,667,317 Lifezone Metals Ordinary Shares issued to the PIPE Investors, (ii) 6,468,600 Lifezone Metals Ordinary Shares issued to the Sponsor immediately prior to the consummation of the Business Combination, which Lifezone Metals Ordinary Shares have been distributed by the Sponsor to Selling Securityholders who are limited partners of the Sponsor, (iii) 667,500 Lifezone Metals Ordinary Shares issuable upon exercise of the Private Placement Warrants, (iv) 62,605,219 Lifezone Metals Ordinary Shares issued to Selling Securityholders who were shareholders of LHL immediately prior to the consummation of the Business Combination and (v) 500,000 Lifezone Metals Ordinary Shares issued to Selling Securityholders who were shareholders of SGPL as consideration pursuant to the Simulus SSA.

The Selling Securityholders may from time to time offer and sell any or all of the securities set forth below pursuant to this prospectus. When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the tables below, and the pledgees, transferees or other successors-in-interest (as a gift, pledge, partnership distribution or other non-sale related transfer) selling securities received after the date of this prospectus from the Selling Securityholders that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.

The table below sets forth, as of the date of this prospectus, the name of the Selling Securityholders for which we are registering securities for resale to the public and the number of Lifezone Metals Ordinary Shares and Private Placement Warrants that the Selling Securityholders may offer pursuant to this prospectus, which to the extent applicable includes the maximum number of Earnout Shares and Sponsor Earnout Shares that may be issued to the LHL Shareholders and the Sponsor, respectively, after the consummation of the Business Combination. While we are registering for resale to the public the maximum number of Lifezone Metals Ordinary Shares (including the maximum number of Earnout Shares and Sponsor Earnout Shares) that may be issued by Lifezone Metals at or following the consummation of the Business Combination, the actual number of Lifezone Metals Ordinary Shares, Earnout Shares and Sponsor Earnout Shares issued by Lifezone Metals will depend on, among other things, the trading price of Lifezone Metals Ordinary Shares after the consummation of the Business Combination. For more information, see the sections titled “Prospectus Summary — Earnout Shares” and “Prospectus Summary — Sponsor Earnout Shares.” The number of securities set forth in the table below indicates the maximum number of securities that a Selling Securityholder may offer and sell pursuant to this prospectus and you should not assume that such numbers represent or predict the actual number of Lifezone Metals Ordinary Shares, Earnout Shares or Sponsor Earnout Shares that Lifezone Metals will issue.

The individuals and entities listed below have beneficial ownership over their respective securities. The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A shareholder is also deemed to be, as of any date, the beneficial owner of all securities that such shareholder has the right to acquire within 60 days after that date through (i) the exercise of any option, warrant or right, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement or (iv) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, Lifezone Metals Ordinary Shares subject to options or other rights (as set forth above) held by that person that are currently exercisable, or will become exercisable within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person.

The securities held by certain of the Selling Securityholders are subject to transfer restrictions, as described in the section entitled “Description of Lifezone Metals’ Securities — Transfer”.

We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such securities. In addition, the Selling Securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, the ordinary shares in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus, subject to applicable law.

Selling Securityholder information for each additional Selling Securityholder, if any, will be set forth in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part. Any such prospectus supplement or post-effective amendment may add, update, substitute or change the information contained in this prospectus, including the identity of each Selling Securityholder and the number of Lifezone Metals Ordinary Shares registered on its behalf. A Selling Securityholder may sell all, some or none of such securities in this offering. See the section entitled “Plan of Distribution.”

	Securities beneficially owned prior to this offering		Securities being offered		Securities beneficially owned after sale
Name of Selling Securityholder	Lifezone Metals Ordinary Shares	Warrants	Lifezone Metals Ordinary Shares	Private Placement Warrants	Lifezone Metals Ordinary Shares(1)%		Warrants(1)%
GoGreen Sponsor 1 LP(2)	1,725,000	—	1,725,000	—	—	—	—	—
Keith and Jane Liddell(3)	33,182,012	—	33,182,012	—	—	—	—	—
Peter Smedvig(4)	19,345,318	—	19,345,318	—	—	—	—	—
Varna Holdings Limited(5)	8,079,245	—	8,079,245	—	—	—	—	—
Kamberg Investments Limited(6)	5,687,052	—	5,687,052	—	—	—	—	—
Dr. Mike Adams(7)	340,144	—	340,144	—	—	—	—	—
Duncan Bullivant(8)	2,422,063	—	2,422,063	—	—	—	—	—
BHP Billiton (UK) DDS Limited(9)	1,631,639	—	1,631,639	—	—	—	—	—
Chris von Christierson(10)	1,100,961	—	1,100,961	—	—	—	—	—
Poer-Poer Limited(11)	940,561	—	940,561	—	—	—	—	—
Simon Liddell(12)	797,924	—	797,924	—	—	—	—	—
Rupert Pennant-Rea(13)	603,575	—	603,575	—	—	—	—	—
Anthony von Christierson(14)	708,579	—	708,579	—	—	—	—	—
Saccawa Investments Limited(15)	501,992	—	501,992	—	—	—	—	—
Chris Showalter(16)	4,814,519	—	4,814,519	—	—	—	—	—
The Zients Children’s Trust(17)	403,172	—	403,172	—	—	—	—	—
Nicholas von Christierson(18)	376,593	—	376,593	—	—	—	—	—
Nadia von Christierson(19)	251,062	—	251,062	—	—	—	—	—
Lisa Smith(20)	387,251	—	387,251	—	—	—	—	—
Chris Medway(21)	258,694	—	258,694	—	—	—	—	—
Charles Liddell(22)	126,715	—	126,715	—	—	—	—	—
Natasha Liddell(23)	260,404	—	260,404	—	—	—	—	—
Katsura Investments Limited(24)	36,054	—	36,054	—	—	—	—	—
Inkaba Holdings Limited(25)	26,580	—	26,580	—	—	—	—	—
Pochote Investments Limited(26)	17,763	—	17,763	—	—	—	—	—
Cinctive Global Master Fund Ltd.(27)	3,290,505	550,000	2,840,505	100,000	—	—	450,000	3.1%
Grantham, Mayo, Van Otterloo & Co. LLC(28)	2,500,000	—	2,500,000	—	—	—	—	—
Blackrock, Inc.(29)	1,225,000	—	1,225,000	—	—	—	—	—
Prudential Jennison Natural Resources Fund, Inc.(30)	452,817	—	452,817	—	—	—	—	—
Kimmeridge Heritage LLC(31)	100,000	—	100,000	—	—	—	—	—
John Dowd(32)	3,129,012	134,500	3,129,012	134,500	—	—	—	—
MDL Small Self Administered Pension Scheme(33)	50,000	—	50,000	—	—	—	—	—
Govind Friedland(34)	713,657	50,000	713,657	50,000	—	—	—	—
Adam Horowitz and Evelyn Horowitz(35)	20,000	—	20,000	—	—	—	—	—
Charles Hansard(36)	20,000	—	20,000	—	—	—	—	—
Christian Ravina(37)	20,000	—	20,000	—	—	—	—	—
Oracle Global Fund, Inc.(38)	15,000	—	15,000	—	—	—	—	—
S. K. Hatfield Rev. Trust(39)	15,000	—	15,000	—	—	—	—	—
Robert van Doorn(40)	10,000	—	10,000	—	—	—	—	—
Sergei Pokrovsky(41)	358,835	20,000	358,835	20,000	—	—	—	—
H.R. Snyder(42)	7,000	—	7,000	—	—	—	—	—
Luna Pacific LLC(43)	5,000	—	5,000	—	—	—	—	—
Robyn Scott(44)	5,000	—	5,000	—	—	—	—	—
Alain Cheneviere(45)	20,000	—	20,000	—	—	—	—	—
Charles Helmore(46)	5,000	—	5,000	—	—	—	—	—
Philippe Le Roux(47)	5,000	—	5,000	—	—	—	—	—
Christopher Paus(48)	20,000	—	20,000	—	—	—	—	—

	Securities beneficially owned prior to this offering		Securities being offered		Securities beneficially owned after sale
Name of Selling Securityholder	Lifezone Metals Ordinary Shares	Warrants	Lifezone Metals Ordinary Shares	Private Placement Warrants	Lifezone Metals Ordinary Shares(1)%		Warrants(1)%
Silver Birch Trust(49)	7,500	—	7,500	—	—	—	—	—
Ole B. Hjertaker(50)	10,000	—	10,000	—	—	—	—	—
Hermetica Limited(51)	5,367,435	—	5,367,435	—	—	—	—	—
Michael Sedoy(52)	518,134	5,000	518,134	5,000	—	—	—	—
Natalia Shvachko(53)	36,412	5,000	36,412	5,000	—	—	—	—
Vikas Anand(54)	293,873	1,250	293,873	1,250	—	—	—	—
Dan Foley(55)	141,129	500	141,129	500	—	—	—	—
Hans Hvide Invest AS(56)	888,848	120,000	888,848	120,000	—	—	—	—
Ivan Romanovsky(57)	118,338	16,250	118,338	16,250	—	—	—	—
IMUA Capital Investments, LLC(58)	728,232	100,000	728,232	100,000	—	—	—	—
Livia Mahler(59)	51,381	5,000	51,381	5,000	—	—	—	—
Charles Weaver(60)	7,485	—	7,485	—	—	—	—	—
Peggy Wang(61)	51,381	5,000	51,381	5,000	—	—	—	—
Ruslan Akhmadiev(62)	36,412	5,000	36,412	5,000	—	—	—	—
Nereida Flannery(63)	87,792	10,000	87,792	10,000	—	—	—	—
Dennis V. McGinn(64)	14,970	—	14,970	—	—	—	—	—
Neha Palmer(65)	14,970	—	14,970	—	—	—	—	—
Gregory Hill(66)	14,970	—	14,970	—	—	—	—	—
Andrew Poole(67)	29,940	—	29,940	—	—	—	—	—
Bryce Quin(68)	22,455	—	22,455	—	—	—	—	—
Robert Friedland(69)	7,485	—	7,485	—	—	—	—	—
Singer-Weaver, LLC(70)	36,412	5,000	36,412	5,000	—	—	—	—
Damian Lee Pearson(71)	18,206	2,500	18,206	2,500	—	—	—	—
Easton-Weaver, LLC(72)	91,029	12,500	91,029	12,500	—	—	—	—
Roger Morrison Trust #2 – Megan Grossman Share(73)	36,412	5,000	36,412	5,000	—	—	—	—
Mark Newman(74)	15,706	2,500	15,706	2,500	—	—	—	—
The Chemical Market Analysis and Consulting Company(75)	7,485	—	7,485	—	—	—	—	—
Eric Stein Krafft(76)	72,823	10,000	72,823	10,000	—	—	—	—
CAI Optimum Fund VCC(77)	182,058	25,000	182,058	25,000	—	—	—	—
SYMONDS SECURITIES LTD. (BVI)(78)	91,029	12,500	91,029	12,500	—	—	—	—
Eric Jayaweera(79)	36,412	5,000	36,412	5,000	—	—	—	—
Simon Farrant(80)	102,238	—	102,238	—	—	—	—	—
Daniel Major(81)	11,227	—	11,227	—	—	—	—	—
SCP Resource Finance LP(82)	112,274	—	112,274	—	—	—	—	—
Werrus Energy Management Company, LLC(83)	72,823	10,000	72,823	10,000	—	—	—	—
Jacqueline Anne Walsh as trustee of the S&J Walsh Trust(84)	108,647	—	108,647	—	—	—	—	—
Timothy Paul Arundel Newton(85)	118,915	—	118,915	—	—	—	—	—
Brett David Muller(86)	217,403	—	217,403	—	—	—	—	—
Brett Simon Lawson(87)	55,035	—	55,035	—	—	—	—	—

____________

*        Less than one percent.

(1)      Assumes the sale of all Lifezone Metals Ordinary Shares and Private Placement Warrants offered in this prospectus.

(2)      Consists of 1,725,000 Sponsor Earnout Shares. The business address of GoGreen Sponsor 1 LP is 1021 Main St., Suite #1960, Houston, TX 77002. Securities are held by GoGreen Sponsor 1 LP, a Delaware limited partnership. GoGreen Holdings 1 LLC is the general partner of GoGreen Sponsor I LP of which John Dowd is the managing member. By virtue of such relationship, Mr. Dowd has voting and investment discretion with respect to the securities held of record by GoGreen Sponsor 1 LP. Mr. Dowd disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest he may have therein, directly or indirectly.

(3)      Consists of (a) (i) 5,172,747 Lifezone Metals Ordinary Shares and (ii) 2,069,099 Earnout Shares beneficially owned solely by Keith Liddell, (b) (i) 18,045,777 Lifezone Metals Ordinary Shares and (ii) 7,218,311 Earnout Shares beneficially owned jointly between Keith Liddell and Jane Liddell and (c) (i) 482,913 Lifezone Metals Ordinary Shares and (ii) 193,165 Earnout Shares beneficially owned solely by Jane Liddell. By virtue of their relationship, Keith Liddell and Jane Liddell may be deemed to have beneficial ownership of the shares owned solely by Jane Liddell or Keith Liddell, respectively. Each of Keith

Liddell and Jane Liddell disclaims any beneficial ownership of the shares owned solely by the other, other than to the extent of any pecuniary interest he or she may have therein, directly or indirectly. The business address of Keith Liddell and Jane Liddell is Commerce House, 1 Bowring Road, Ramsey, IM8 2LQ, Isle of Man.

(4)      Consists of (i) 13,820,941 Lifezone Metals Ordinary Shares and (ii) 5,524,377 Earnout Shares. The business address of Peter Smedvig is Commerce House, 1 Bowring Road, Ramsey, IM8 2LQ, Isle of Man.

(5)      Consists of (i) 5,770,889 Lifezone Metals Ordinary Shares and (ii) 2,308,356 Earnout Shares. The Company has been informed that (a) Varna Holdings Limited is wholly owned by Varna Trust, (b) the trustee of Varna Trust is Celtic Trust Company Limited, a company established in the British Virgin Islands, (c) the board of directors of Celtic Trust Company Limited makes voting and investment decisions on a joint decision making basis, and no single individual has sole decision making power, and (d) that the beneficiaries of The Kamberg Trust include members of the von Christierson family. The business address of Varna Holdings Limited is Palm Grove House, P.O. Box 438, Road Town, Tortola, British Virgin Islands.

(6)      Consists of (i) 4,062,180 Lifezone Metals Ordinary Shares and (ii) 1,624,872 Earnout Shares. The Company has been informed that (a) Kamberg Investments Limited is wholly owned by The Kamberg Trust, (b) the trustee of The Kamberg Trust is Celtic Trust Company Limited, a company established in the British Virgin Islands, (c) the board of directors of Celtic Trust Company Limited makes voting and investment decisions on a joint decision making basis, and no single individual has sole decision making power, and (d) that the beneficiaries of The Kamberg Trust include members of the von Christierson family. The business address of Kamberg Investments Limited is Palm Grove House, P.O. Box 438, Road Town, Tortola, British Virgin Islands.

(7)      Consists of (i) 242,960 Lifezone Metals Ordinary Shares and (ii) 97,184 Earnout Shares. The business address of Dr. Mike Adams is Commerce House, 1 Bowring Road, Ramsey, IM8 2LQ, Isle of Man.

(8)      Consists of (i) 1,730,045 Lifezone Metals Ordinary Shares and (ii) 692,018 Earnout Shares. The business address of Duncan Bullivant is Commerce House, 1 Bowring Road, Ramsey, IM8 2LQ, Isle of Man.

(9)      Consists of (i) 1,165,456 Lifezone Metals Ordinary Shares and (ii) 466,183 Earnout Shares. The business address of BHP Billiton (UK) DDS Limited is Nova South, 160 Victoria Street, London, United Kingdom, SW1E 5LB.

(10)    Consists of (i) 789,258 Lifezone Metals Ordinary Shares and (ii) 311,703 Earnout Shares. The business address of Chris von Christierson is Commerce House, 1 Bowring Road, Ramsey, IM8 2LQ, Isle of Man.

(11)    Consists of (i) 671,829 Lifezone Metals Ordinary Shares and (ii) 268,732 Earnout Shares. The business address of Poer-Poer Limited is Commerce House, 1 Bowring Road, Ramsey, IM8 2LQ, Isle of Man.

(12)    Consists of (i) 569,946 Lifezone Metals Ordinary Shares and (ii) 227,978 Earnout Shares. The business address of Simon Liddell is Commerce House, 1 Bowring Road, Ramsey, IM8 2LQ, Isle of Man.

(13)    Consists of (i) 431,125 Lifezone Metals Ordinary Shares and (ii) 172,450 Earnout Shares. The business address of Rupert Pennant-Rea is Commerce House, 1 Bowring Road, Ramsey, IM8 2LQ, Isle of Man.

(14)    Consists of (i) 506,128 Lifezone Metals Ordinary Shares and (ii) 202,451 Earnout Shares. The business address of Anthony von Christierson is Commerce House, 1 Bowring Road, Ramsey, IM8 2LQ, Isle of Man.

(15)    Consists of (i) 358,566 Lifezone Metals Ordinary Shares, and (ii) 143,426 Earnout Shares. The business address of Saccawa Investments Limited is Commerce House, 1 Bowring Road, Ramsey, IM8 2LQ, Isle of Man.

(16)    Consists of (i) 3,438,942 Lifezone Metals Ordinary Shares and (ii) 1,375,577 Earnout Shares. The business address of Chris Showalter is Commerce House, 1 Bowring Road, Ramsey, IM8 2LQ, Isle of Man.

(17)    Consists of (i) 287,980 Lifezone Metals Ordinary Shares and (ii) 115,192 Earnout Shares. The business address of The Zients Children’s Trust is Commerce House, 1 Bowring Road, Ramsey, IM8 2LQ, Isle of Man.

(18)    Consists of (i) 268,995 Lifezone Metals Ordinary Shares and (ii) 107,598 Earnout Shares. The business address of Nicholas von Christierson is Commerce House, 1 Bowring Road, Ramsey, IM8 2LQ, Isle of Man.

(19)    Consists of (i) 179,330 Lifezone Metals Ordinary Shares and (ii) 71,732 Earnout Shares. The business address of Nadia von Christierson is Commerce House, 1 Bowring Road, Ramsey, IM8 2LQ, Isle of Man.

(20)    Consists of (i) 276,608 Lifezone Metals Ordinary Shares and (ii) 110,643 Earnout Shares. The business address of Lisa Smith is Commerce House, 1 Bowring Road, Ramsey, IM8 2LQ, Isle of Man.

(21)    Consists of (i) 184,781 Lifezone Metals Ordinary Shares and (ii) 73,913 Earnout Shares. The business address of Chris Medway is Commerce House, 1 Bowring Road, Ramsey, IM8 2LQ, Isle of Man.

(22)    Consists of (i) 90,511 Lifezone Metals Ordinary Shares and (ii) 36,204 Earnout Shares. The business address of Charles Liddell is Commerce House, 1 Bowring Road, Ramsey, IM8 2LQ, Isle of Man.

(23)    Consists of (i) 186,003 Lifezone Metals Ordinary Shares and (ii) 74,401 Earnout Shares. The business address of Natasha Liddell is Commerce House, 1 Bowring Road, Ramsey, IM8 2LQ, Isle of Man.

(24)    Consists of (i) 25,753 Lifezone Metals Ordinary Shares and (ii) 10,301 Earnout Shares. The business address of Katsura Investments Limited is Commerce House, 1 Bowring Road, Ramsey, IM8 2LQ, Isle of Man.

(25)    Consists of (i) 18,986 Lifezone Metals Ordinary Shares and (ii) 7,594 Earnout Shares. The business address of Inkaba Holdings Limited is Commerce House, 1 Bowring Road, Ramsey, IM8 2LQ, Isle of Man.

(26)    Consists of (i) 12,688 Lifezone Metals Ordinary Shares and (ii) 5,075 Earnout Shares. The business address of Pochote Investments Limited is Commerce House, 1 Bowring Road, Ramsey, IM8 2LQ, Isle of Man.

(27)    Consists of 2,740,505 Lifezone Metals Ordinary Shares and 550,000 Warrants (including 550,000 Lifezone Metals Ordinary Shares issuable upon exercise of such Warrants). Richard Schimel, Co-CIO of Cinctive Capital Management L.P., is the investment manager of Cinctive Global Master Fund Ltd. The business address of Cinctive Global Master Fund Ltd. is 55 Hudson Yards, 42nd FL, New York, New York.

(28)    The registered holders of the shares are GMO Resources Fund, a series of GMO Trust, GMO Climate Change Fund, a series of GMO Trust, GMO Climate Change Investment Fund, a series of GMO Investments ICAV, GMO Climate Change Select Investment Fund, a series of GMO Investments ICAV, GMO Implementation Fund, a series of GMO Trust, GMO Resources UCITS Fund, a sub-fund of GMO Investments ICAV and GMO Global Real Return (UCITS) Fund, a sub-fund of GMO Funds plc. Grantham, Mayo, Van Otterloo & Co. LLC is the investment advisor of each such holder. The business address of Grantham, Mayo, Van Otterloo & Co. LLC is 53 State Street, Boston, MA 02109.

(29)    The registered holders of the referenced shares to be registered are the following funds and accounts under management by subsidiaries of BlackRock, Inc.: BlackRock World Mining Trust plc and Blackrock Energy and Resources Income Trust PLC. BlackRock, Inc. is the ultimate parent holding company of such subsidiaries. On behalf of such subsidiaries, the applicable portfolio managers, as managing directors (or in other capacities) of such entities, and/or the applicable investment committee members of such funds and accounts, have voting and investment power over the shares held by the funds and accounts which are the registered holders of the referenced shares. Such portfolio managers and/or investment committee members expressly disclaim beneficial ownership of all shares held by such funds and accounts. The address of such funds and accounts, such subsidiaries and such portfolio managers and/or investment committee members is 50 Hudson Yards, New York, NY 10001. Shares shown include only the securities being registered for resale and may not incorporate all shares deemed to be beneficially held by the registered holders or BlackRock, Inc.

(30)    Neil Brown and John Saunders are the Portfolio Managers of Prudential Jennison Natural Resources Fund, Inc. The business address of Prudential Jennison Natural Resources Fund, Inc. is 655 Broad Street, 17 Floor Newark, NJ 07102.

(31)    The managing members of Kimmeridge Heritage LLC are Benjamin Dell, Neil McMahon and Karim Henry Makansi. The business address of Kimmeridge Heritage LLC is 15 Little West 12th Street, 5th Floor, New York, NY 10014.

(32)    Consists of (a) 1,269,512 Lifezone Metals Ordinary Shares and 134,500 Warrants owned by John Dowd (including 134,500 Lifezone Metals Ordinary Shares issuable upon exercise of such Warrants) and (b) 1,725,000 Sponsor Earnout Shares owned by GoGreen Sponsor 1 LP, a Delaware limited partnership. GoGreen Holdings 1 LLC is the general partner of GoGreen Sponsor I LP of which John Dowd is the managing member. By virtue of such relationship, Mr. Dowd has voting and investment discretion with respect to the securities held of record by GoGreen Sponsor 1 LP. Mr. Dowd disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest he may have therein, directly or indirectly. The business address of John Dowd is Commerce House, 1 Bowring Road, Ramsey, IM8 2LQ, Isle of Man. Prior to the consummation of the Business Combination, John Dowd was the Chief Executive Officer and Chairman of GoGreen.

(33)    The trustee of MDL Small Self Administered Pension Scheme is Maurice Day Lawson. The business address of MDL Small Self Administered Pension Scheme is 296 Golders Green Road, London, United Kingdom.

(34)    Consists of 663,657 Lifezone Metals Ordinary Shares and 50,000 Warrants (including 50,000 Lifezone Metals Ordinary Shares issuable upon exercise of such Warrants). The business address of Govind Friedland is 36 Robin Hood Road, Pound Ridge NY 10576. Prior to the consummation of the Business Combination, Govind Friedland was the Chief Operating Officer of GoGreen.

(35)    The business address of Adam Horowitz and Evelyn Horowitz is 30 Belair Drive, Constantia, Capetown, South Africa.

(36)    The business address of Charles Hansard is Gerald Lodge, 2 Gerald Mews, London, United Kingdom.

(37)    The business address of Christian Ravina is 23 Onslow Court, Drayton Gardens, London, United Kingdom.

(38)    Mitzel Delos Reyes on behalf of Oracle Management Limited is the Investment manager of Oracle Global Fund, Inc. The business address of Oracle Global Fund, Inc. is 12 North Shore Road, Pembroke, HM 03, Bermuda.

(39)    The trustee of S. K. Hatfield Rev. Trust is Steven Kim Hatfield. The business address of S. K. Hatfield Rev. Trust is 833 NW 15th St, Oklahoma City, Oklahoma.

(40)    The business address of Robert van Doorn is 4896 Headland Drive, West Vancouver, California.

(41)    Consists of 338,835 Lifezone Metals Ordinary Shares and 20,000 Warrants (including 20,000 Lifezone Metals Ordinary Shares issuable upon exercise of such Warrants). The business address of Sergei Pokrovsky is 42 Woodland Park Place, The Woodlands, Texas. Prior to the consummation of the Business Combination, Sergei Pokrovsky was the Chief Decarbonization Officer of GoGreen.

(42)    The business address of H.R. Snyder is 4 Riverside Trail, Toronto, Canada.

(43)    The principal of Luna Pacific LLC is Andrew Fedak. The business address of Luna Pacific LLC is 1782 Stanford Avenue, Menlo Park, California.

(44)    The business address of Robyn Scott is 2 Vicarage Drive, London, United Kingdom.

(45)    The business address of Alain Cheneviere is 9 Avenue Jardin, Exotique, Monaco.

(46)    The business address of Charles Helmore is 58a Winchester Street, London, United Kingdom.

(47)    The business address of Philippe Le Roux is 29A Royal Crescent, London, United Kingdom.

(48)    The business address of Christopher Paus is 93 Abbotsbury Road, London, United Kingdom.

(49)    The trustee of Silver Birch Trust is Alasdair Pein, whose business address is Rose de France, 17 Boulevard de Suisse, Monaco. Mr. Pein disclaims any beneficial ownership of the reported shares.

(50)    The business address of Ole B. Hjertaker is Ekraveien 11, Oslo, Norway.

(51)    Consists of (i) 3,833,882 Lifezone Metals Ordinary Shares and (ii) 1,533,553 Earnout Shares. The Company has been informed that (a) Hermetica Limited is wholly owned by The Hermetica Trust, (b) the trustee of The Hermetica Trust is LJ Skye Trustees Limited, (c) the board of directors of LJ Skye Trustees Limited makes voting and investment decisions on a joint decision making basis, and no single individual has sole decision making power, and (d) that the beneficiaries of The Hermetica Trust include children of Dr. Mike Adams. The business address of Hermetica Limited is Craigmuir Chambers, PO Box 71, Road Town, Tortola, VG1110, British Virgin Islands.

(52)    Consists of 513,134 Lifezone Metals Ordinary Shares and 5,000 Warrants (including 5,000 Lifezone Metals Ordinary Shares issuable upon exercise of such Warrants). The business address of Michael P Sedoy is 308E Hopkins Ave, Unit 301, Aspen, CO 81611. Prior to the consummation of the Business Combination, Michael Sedoy was the Chief Financial Officer of GoGreen.

(53)    Consists of 31,412 Lifezone Metals Ordinary Shares and 5,000 Warrants (including 5,000 Lifezone Metals Ordinary Shares issuable upon exercise of such Warrants). The business address of Natalia Shvachko is 308E Hopkins Ave, Unit 301, Aspen, CO 81611.

(54)    The business address of Vikas Anand is 30 Chapel Lane, Riverside, CT 06878. Prior to the consummation of the Business Combination, Vikas Anand was the Chief Development Officer of GoGreen.

(55)    Consists of 140,629 Lifezone Metals Ordinary Shares and 500 Warrants (including 500 Lifezone Metals Ordinary Shares issuable upon exercise of such Warrants). The business address of Daniel J Foley is 244 Maison Court, Elmhurst, IL 60126. Prior to the consummation of the Business Combination, Daniel Foley was the Chief Technology Officer of GoGreen.

(56)    Consists of 768,848 Lifezone Metals Ordinary Shares and 120,000 Warrants (including 120,000 Lifezone Metals Ordinary Shares issuable upon exercise of such Warrants). Robert Hvide Macleod is the chairman of Hans Hvide Invest AS. The business address of Robert Hvide Macleod is Madserud Alle 28, 0274, Oslo, Norway. Prior to the consummation of the Business Combination, Robert Hvide Macleod was a director of GoGreen.

(57)    Consists of 102,088 Lifezone Metals Ordinary Shares and 16,250 Warrants (including 16,250 Lifezone Metals Ordinary Shares issuable upon exercise of such Warrants). The business address of Ivan V. Romanovsky is 1021 Main St, Suite 1960, Houston, TX 77002.

(58)    Consists of 628,232 Lifezone Metals Ordinary Shares and 100,000 Warrants (including 100,000 Lifezone Metals Ordinary Shares issuable upon exercise of such Warrants). James Sapanski is the manager and chief investment officer of IMUA CAPITAL INVESTMENTS, LLC. Mr. Sapanski disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest he may have therein, directly or indirectly. The business address of James Sapanski is 559 Oenoke Ridge, New Canaan, CT 06840.

(59)    Consists of 46,381 Lifezone Metals Ordinary Shares and 5,000 Warrants (including 5,000 Lifezone Metals Ordinary Shares issuable upon exercise of such Warrants). The business address of Livia Mahler is 3886 West 36th Avenue, Vancouver, British Columbia, Canada, V6N 2S6. Prior to the consummation of the Business Combination, Livia Mahler was a director of GoGreen.

(60)    The business address of Charles Weaver is 4 Truscott Place, Aspen, CO 81611.

(61)    Consists of 46,381 Lifezone Metals Ordinary Shares and 5,000 Warrants (including 5,000 Lifezone Metals Ordinary Shares issuable upon exercise of such Warrants). The business address of Peggy Wang is 33 Seymour, Apt 2A, Midlevels, Hong Kong, SAR.

(62)    Consists of 31,412 Lifezone Metals Ordinary Shares and 5,000 Warrants (including 5,000 Lifezone Metals Ordinary Shares issuable upon exercise of such Warrants). The business address of Ruslan Akhmadiev is 1215 Studer St, Houston TX 77007, USA.

(63)    Consists of 77,792 Lifezone Metals Ordinary Shares and 10,000 Warrants (including 10,000 Lifezone Metals Ordinary Shares issuable upon exercise of such Warrants). The business address of Nereida Flannery is 41 Lower Cheung Sha Beach, Hong Kong. Prior to the consummation of the Business Combination, Nereida Flannery was a director of GoGreen.

(64)    The business address of Dennis V. McGinn is 46415 Millstone Landing Road, Lexington Park, MD 20653. Prior to the consummation of the Business Combination, Dennis McGinn was a director of GoGreen.

(65)    The business address of Neha Patel Palmer is 3826 25th Street, San Francisco, CA 94114. Prior to the consummation of the Business Combination, Neha Palmer was a director of GoGreen.

(66)    The business address of Gregory Hill is P.O. Box, 1449, Wilson, WY 83014. Prior to the consummation of the Business Combination, Gregory Paul Hill was a director of GoGreen.

(67)    The business address of Andrew J. Poole is 4219 Alba Rd, Houston TX 77018. Prior to the consummation of the Business Combination, Andrew J. Poole was a an executive advisor of GoGreen.

(68)    The business address of Bryce Quin is 620 Dorado Drive, Mandeville, LA 70471.

(69)    The business address of Robert Friedland is 150 Beach Road, The Gateway West #25-03, Singapore 189720.

(70)    Consists of 31,412 Lifezone Metals Ordinary Shares and 5,000 Warrants (including 5,000 Lifezone Metals Ordinary Shares issuable upon exercise of such Warrants). Charles Weaver is a member of Singer Weaver, LLC. The business address of Charles Weaver is 4 Truscott Place, Aspen, CO 81611.

(71)    Consists of 15,706 Lifezone Metals Ordinary Shares and 2,500 Warrants (including 2,500 Lifezone Metals Ordinary Shares issuable upon exercise of such Warrants). The business address of Damian Lee Pearson is Flat A, 2/F Arezzo, 33 Seymour Road, Mid-Levels, Hong Kong.

(72)    Consists of 78,529 Lifezone Metals Ordinary Shares and 12,500 Warrants (including 12,500 Lifezone Metals Ordinary Shares issuable upon exercise of such Warrants). Edward W Easton is the member of Easton-Weaver, LLC. The business address of Edward W Easton is 10165 NW 19th Street, Doral, FL. US 33172.

(73)    Consists of 31,412 Lifezone Metals Ordinary Shares and 5,000 Warrants (including 5,000 Lifezone Metals Ordinary Shares issuable upon exercise of such Warrants). The trustees of Roger Morrison Trust #2 — Megan Grossman Share are Megan Grossman and Sidney A. Reitz, each of whom can act independently for the trust. The business address of Megan Grossman is P.O. Box 737, Salina, KS, 67402 and the business address of Sidney A. Reitz is 119 W. Iron Ave, P.O. Box 1247, Salina, KS, 67402.

(74)    The business address of Mark Newman is Parkview Tower 5, 1039, 88 Tai Tam Reservoir Road, Hong Kong.

(75)    Graham Copley is the member of The Chemical Market Analysis and Consulting Company. The business address of Graham Copley is 1160 Dairy Ashford Road, Suite 609, Houston, TX 77079.

(76)    Consists of 62,823 Lifezone Metals Ordinary Shares and 10,000 Warrants (including 10,000 Lifezone Metals Ordinary Shares issuable upon exercise of such Warrants). The business address of Eric Krafft is Le Roccabella, 24 avenue Princesse Grace, 98000 Monaco.

(77)    Consists of 157,058 Lifezone Metals Ordinary Shares and 25,000 Warrants (including 25,000 Lifezone Metals Ordinary Shares issuable upon exercise of such Warrants). Tang Chow Yang Eugene, Tan Kun Chiao George and Cattaliya Beevor are the managers of CAI OPTIMUM FUND VCC, and the business address of such managers is 160 Robinson Road, #24-08 SBF Center, Singapore 068914.

(78)    Consists of 78,529 Lifezone Metals Ordinary Shares and 12,500 Warrants (including 12,500 Lifezone Metals Ordinary Shares issuable upon exercise of such Warrants). Tarek Fawaz is the Sole Director of SYMONDS SECURITIES LTD. (BVI). The business address of Tarek Fawaz is Talet El Khayat Area, Takieddine Street, El Ola Building, 7th Floor, Beirut, Lebanon.

(79)    Consists of 31,412 Lifezone Metals Ordinary Shares and 5,000 Warrants (including 5,000 Lifezone Metals Ordinary Shares issuable upon exercise of such Warrants). The business address of Eric Jayaweera is 25 Windrose Way, Greenwich, CT 06830.

(80)    The business address of Simon Farrant is 9523 Teichman Road, Galveston, Texas, TX 77554. Prior to the consummation of the Business Combination, Simon Farrant was an Investor Relations Advisor of GoGreen.

(81)    The business address of Dan Major is Hawthorns Farm, Knatts Lane, Sevenoaks, Kent, UK TN15 6YA.

(82)    1000433639 Ontario Inc. has the power to vote and dispose of the securities held by SCP Resource Finance LP. 1000433639 Ontario Inc. disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest it may have therein, directly or indirectly. The business address of SCP Resource Finance LP is 70 York Street, Suite 1200, Toronto, M5J 1S9 Canada.

(83)    Consists of 62,823 Lifezone Metals Ordinary Shares and 10,000 Warrants (including 10,000 Lifezone Metals Ordinary Shares issuable upon exercise of such Warrants). Sergei Pokrovsky is the sole member of Werrus Energy Management Company, LLC. The business address of Sergei Pokrovsky is Main St., Suite #1960, Houston, TX 77002.

(84)    Jacqueline Anne Walsh is the trustee of the S&J Walsh Trust. The address of Jacqueline Anne Walsh as trustee of the S&J Walsh Trust is 22 Glanville Street, Mosman Park, WA 6012, Australia.

(85)    The address of Timothy Paul Arundel Newton is 10 Moir Street, Perth, WA 6000, Australia.

(86)    The address of Brett David Muller is 8 Hogg Avenue, Salter Point, WA 6152, Australia. Prior to the consummation of the Simulus Acquisition, Brett David Muller was a director of SGPL.

(87)    The address of Brett Simon Lawson is 108 Hensman Street, South Perth, WA 6151, Australia.

Material Relationships with Selling Securityholders

See the section entitled “Certain Relationships and Related Person Transactions.”

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

GoGreen’s Related Party Transactions

GoGreen Founder Shares

On April 7, 2021, the Sponsor purchased 7,187,500 GoGreen founder shares, up to 937,500 of which were subject to forfeiture, for an aggregate price of $25,000. On September 21, 2021, the Sponsor forfeited 1,437,500 GoGreen founder shares, resulting in the Sponsor holding 5,750,000 GoGreen founder shares, up to 750,000 of which were subject to forfeiture. On October 20, 2021, GoGreen effectuated a share capitalization of 1,150,000 GoGreen founder shares, resulting in an aggregate of 6,900,000 GoGreen founder shares outstanding and held by the Sponsor, up to 900,000 of which were subject to forfeiture. The Sponsor subsequently granted an interest in the Sponsor, representing an aggregate of 200,000 GoGreen founder shares, to the members of GoGreen’s board of directors and advisors for the same per-share consideration that it originally paid for such shares, resulting in the Sponsor holding 6,700,000 GoGreen founder shares after giving effect to the grant of interest. The Sponsor agreed to forfeit up to 900,000 GoGreen founder shares to the extent the over-allotment option in the IPO was not exercised in full by the underwriters. As a result of the underwriters’ over-allotment exercise in full, no shares were subject to forfeiture. GoGreen founder shares automatically converted into ordinary shares upon consummation of the Business Combination on a one-for-one basis, subject to certain adjustments.

The Sponsor has agreed, subject to limited exceptions, not to transfer, assign or sell any of its GoGreen founder shares until the earlier to occur of: (A) one year after the completion of a Business Combination and (B) subsequent to a Business Combination, (x) if the last sale price of the ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which GoGreen completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of GoGreen’s shareholders having the right to exchange their ordinary shares for cash, securities or other property.

Placement Warrants

Simultaneously with the closing of the IPO, GoGreen consummated a sale of 1,335,000 units, at a price of $10.00 per unit, to the Sponsor, generating gross proceeds of $13,350,000.

Each whole GoGreen placement warrant was exercisable for one whole GoGreen ordinary share at a price of $11.50 per share. A portion of the proceeds from the GoGreen placement warrants was added to the proceeds from the IPO held in the Trust Account. The GoGreen placement warrants were non-redeemable and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees.

Related Party Loans

On March 17, 2021, the Sponsor agreed to loan GoGreen an aggregate of up to $300,000 to cover expenses related to the IPO pursuant to a promissory note (the “Promissory Note”). In September 2021, GoGreen issued to the Sponsor an Amended and Restated Promissory Note, which increased the loan amount to $500,000 and extended the due date to March 31, 2022. On October 25, 2021, GoGreen repaid $375,000 of borrowings outstanding under the Promissory Note.

In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of GoGreen’s officers and directors were permitted, but not obligated, to loan GoGreen funds as may be required. On June 6, 2022, GoGreen issued a promissory note (the “Note”) in the principal amount of up to $300,000 to the Sponsor. The Note was issued in connection with advances the Sponsor had made to GoGreen for working capital expenses.

On January 18, 2023, the Sponsor requested that GoGreen extend the date by which GoGreen must consummate an initial business combination from January 25, 2023 to April 25, 2023. In connection with such extension, on January 19, 2023, GoGreen issued the First Extension Note in the principal amount of $2,760,000 to the Sponsor. Also on January 19, 2023, the Sponsor deposited the first Extension Payment of $2,760,000 (representing $0.10 per public share) into the Trust Account. This deposit enabled GoGreen to implement the First Extension. The First Extension was the first of two three-month extensions permitted under GoGreen’s governing documents. On April 10, 2023, the

Sponsor requested that GoGreen extend the date by which GoGreen must consummate an initial business combination from April 25, 2023 to July 25, 2023. In connection with the Second Extension, on April 11, 2023, GoGreen issued the Second Extension Note in the aggregate principal amount of $2,760,000 to the Sponsor and Lifezone Limited. Also on April 14, 2023, each of the Sponsor and Lifezone Limited deposited a payment of $1,380,000 (each such deposit representing 50% of the second Extension Payment) into the Trust account. These deposits enabled GoGreen to implement the Second Extension. The Second Extension was the second of two three-month extensions permitted under GoGreen’s governing documents.

On January 19, 2023, GoGreen issued a First Working Capital Note for borrowings of up to $300,000 from the Sponsor in connection with advances the Sponsor had made to GoGreen for working capital purposes. GoGreen had drawn down $300,000 under the Working Capital Note. On April 10, 2023, GoGreen issued the Second Working Capital Note for borrowings of up to $300,000 from the Sponsor in connection with advances the Sponsor had made to GoGreen for working capital purposes, which note was fully drawn. On June 12, 2023, GoGreen issued a note for borrowings of up to $100,000 from the Sponsor for working capital purposes, which note was fully drawn.

In connection with the Business Combination, all borrowings by GoGreen owed to the Sponsor (and, in the case of the Second Extension Note, Lifezone Limited) were repaid in full out of the proceeds of the Trust Account released to GoGreen.

Administrative Services Agreement

GoGreen had agreed, commencing on the date the securities of GoGreen are first listed on the New York Stock Exchange through the earlier of GoGreen’s consummation of a Business Combination and its liquidation, to pay an affiliate of the Sponsor a total of $10,000 per month for office space, administrative and support services. The administrative services agreement was terminated in connection with the consummation of the Business Combination.

Registration and Shareholder Rights Agreement

On October 20, 2021, GoGreen entered into the Registration and Shareholder Rights Agreement with respect to the Private Placement Warrants, GoGreen warrants issuable upon conversion of working capital loans (if any) and the GoGreen ordinary shares issuable upon exercise of the foregoing. The existing Registration and Shareholder Rights Agreement was terminated by the New Registration Rights Agreement that was entered into on the Share Acquisition Closing Date. See “— Lifezone Metals’ Related Party Transactions — New Registration Rights Agreement.”

Lifezone Metals’ Related Party Transactions

Subscription Agreements

See “Prospectus Summary — Overview — Subscription Agreements.”

New Registration Rights Agreement

See “Lifezone Metals Ordinary Shares Eligible for Future Sale — Registration Rights.”

LHL’s Related Party Transactions

Licensing Arrangements

Kelltech License Agreement

See “Lifezone Metals’ Business — Material Contracts — Licensing Arrangements — Kelltech License Agreement.”

Lifezone-KNL Development, Licensing and Services Agreement

See “Lifezone Metals’ Business — Material Contracts — Licensing Arrangements — Lifezone-KNL Development, Licensing and Services Agreement.”

Services Agreements

Lifezone-KTSA Technical Services Agreement

See “Lifezone Metals’ Business — Material Contracts — Services Agreements — Lifezone-KTSA Technical Services Agreement.”

Lifezone-Kellplant Technical Services Agreement

See “Lifezone Metals’ Business — Material Contracts — Services Agreements — Lifezone-Kellplant Technical Services Agreement.”

Shareholders’ Agreement

In connection with the Lifezone Holdings Transaction, on June 24, 2022, certain LHL shareholders and LHL entered into the LHL Shareholders Agreement, pursuant to which such shareholders agreed to exercise their rights in relation to LHL, including certain board appointment and corporate governance rights, in accordance with the terms and conditions thereof.

In particular, the LHL Shareholders Agreement includes an agreement among the LHL shareholders party thereto to exercise all voting rights attached to their ordinary shares of LHL in favor of each of the following: (a) the board of directors of LHL will consist of at least two directors and no more than seven directors, (b) Keith Liddell and Jane Shelagh Liddell, for so long as between them they hold at least 15% of the ordinary shares of LHL, are entitled to nominate for appointment one director, (c) Varna Holdings Limited and Peter T. Smedvig, for so long as between them they hold at least 15% of the ordinary shares of LHL, are entitled to nominate for appointment one director and (d) the remaining directors will be appointed by, and any director may be removed by, a resolution approved by the holders of at least 75% of the ordinary shares of LHL.

The LHL Shareholders’ Agreement terminated at the consummation of the Business Combination.

Related Party Loans

Loan agreements each in the principal amount of $75,000 (the “Shareholder Loan Agreements”) were entered into between Lifezone Limited (as lender) and Chris Showalter (as borrower) dated May 6, 2019 and June 2, 2019 and between Lifezone Limited (as lender) and each of Anthony von Christierson and Michael Adams (each, as a borrower) dated May 6, 2019, in each case to enable the borrower to fund an acquisition of shares of KNL pursuant to a fundraising. Each Shareholder Loan Agreement is secured by the shares of KNL owned by each borrower. The loans under the Shareholder Loan Agreements do not bear interest. On November 12, 2020, Lifezone Limited, KNL, Chris Showalter, Anthony von Christierson and Michael Adams entered into a Deed of Novation pursuant to which KNL assumed the rights and responsibilities of Lifezone Limited under each Shareholder Loan Agreement.

Prior to the consummation of the Business Combination, the full principal amount of each loan under the Shareholder Loan Agreements was repaid.

Transactions with Significant Shareholders and Their Extended Families

Please see Note 22 to Lifezone Metals’ consolidated financial statements for the year ended December 31, 2023.

DESCRIPTION OF LIFEZONE METALS’ SECURITIES

Lifezone Metals is an Isle of Man company limited by shares and its affairs are governed by its amended and restated memorandum and articles of association (“A&R Articles of Association”) and the IOM Companies Act (each as amended or modified from time to time).

As provided in the A&R Articles of Association, subject to the IOM Companies Act, Lifezone Metals has unlimited capacity to carry on or undertake any business or activity, do any act or enter into any transaction. The registered office of Lifezone Metals is Commerce House, 1 Bowring Road, Ramsey, IM8 2LQ, Isle of Man.

All Lifezone Metals Ordinary Shares are subject to, and have been or will be created under, the laws of the Isle of Man. The following summary of the of the material terms of the Lifezone Metals Ordinary Shares is qualified in its entirety by reference to the complete text of the A&R Articles of Association. You are urged to read the A&R Articles of Association in its entirety for a complete description of the rights and preferences of shareholders of Lifezone Metals.

Authorized Shares

The A&R Articles of Association authorize the issuance of an unlimited number of Lifezone Metals Ordinary Shares unless otherwise directed by the board. All of Lifezone Metals’ outstanding ordinary shares are fully paid and non-assessable.

Our Lifezone Metals Ordinary Shares are listed on the NYSE under the symbol “LZM.”

Initial settlement of the Lifezone Metals Ordinary Shares occurred on the Merger Closing Date through The Depository Trust Company, or DTC, in accordance with its customary settlement procedures for equity securities. Each person owning Lifezone Metals Ordinary Shares held through DTC must rely on the procedures thereof and on institutions that have accounts therewith to exercise any rights of a holder of the Lifezone Metals Ordinary Shares.

The following are summaries of material provisions of the A&R Articles of Association insofar as they relate to the material terms of the Lifezone Metals Ordinary Shares.

Lifezone Metals Ordinary Shares

Voting Rights

Except as otherwise specified in the A&R Articles of Association or as required by law or NYSE rules, holders of Lifezone Metals Ordinary Shares registered in the register of members of Lifezone Metals will vote as a single class. Holders of Lifezone Metals Ordinary Shares shall at all times vote together on all resolutions submitted to a vote of the members. Voting at any meeting of members is by show of hands unless a poll is demanded. A poll may be demanded by the chairperson of such meeting, at least five members present in person or by proxy, or by a member or members present in person or by proxy representing not less than one-tenth of the voting rights of all the members.

The holders of Lifezone Metals Ordinary Shares are entitled to one vote per share on all matters to be voted on by shareholders. The A&R Articles of Association do not provide for cumulative voting with respect to the election of directors. The Lifezone Metals Board is divided into three classes, each consisting initially of an equal number of directors (to the extent feasible).

Transfer

All Lifezone Metals Ordinary Shares are issued in registered form and may be freely transferred under the A&R Articles of Association, unless any such transfer is restricted or prohibited by another instrument, the NYSE rules or applicable securities laws.

Under the A&R Articles of Association, uncertificated ordinary shares that are listed on a recognized exchange may be transferred without the need for a written instrument of transfer if the transfer is carried out in accordance with the laws, rules, procedures and other requirements applicable to shares listed on the recognized exchange and subject to the A&R Articles of Association, the IOM Companies Act and the Isle of Man Uncertificated Securities Regulations 2006.

Among other things, the shareholders of LHL and certain key shareholders of GoGreen and limited partners of the Sponsor, have agreed, pursuant to the Lock-Up Agreements and the Sponsor Support Agreement, not to transfer their Lifezone Metals Ordinary Shares during the applicable lock-up period following the consummation of the Business Combination. Further, the shareholders of SGPL receiving Lifezone Metals Ordinary Shares as consideration pursuant to the Simulus Acquisition have agreed, pursuant to the Simulus SSA, not to transfer such Lifezone Metals Ordinary Shares during the applicable lock-up period following the consummation of the Simulus Acquisition. Additionally, any Lifezone Metals Ordinary Shares and Lifezone Metals warrants received in the Business Combination by persons who are or become affiliates of Lifezone Metals for purposes of Rule 144 under the Securities Act may be resold only in transactions permitted by Rule 144, or as otherwise permitted under the Securities Act. Persons who may be deemed affiliates of Lifezone Metals generally include individuals or entities that control, are controlled by or are under common control with, Lifezone Metals and may include the directors and executive officers of Lifezone Metals, as well as its significant shareholders.

Purchase of ordinary shares by Lifezone Metals

The IOM Companies Act and the A&R Articles of Association permit Lifezone Metals to purchase its own shares with the prior written consent of the relevant members, or pursuant to an offer to all members, on such terms and in such manner as may be determined by its board of directors and by a resolution of directors in accordance with the prescribed requirements of the IOM Companies Act.

Dividends and Distributions

Pursuant to the A&R Articles of Association and the IOM Companies Act the Lifezone Metals board may from time to time declare dividends and other distributions, and authorize payment thereof, if the Lifezone Metals Board is satisfied that, in accordance with the IOM Companies Act, immediately after the payment of any such dividend or distribution, (a) Lifezone Metals will be able to pay its debts as they become due in the normal course of its business and (b) the value of Lifezone Metals’ assets will exceed the value of its liabilities. Each Lifezone Metals ordinary share has equal rights with regard to dividends and to distributions of the surplus assets of Lifezone Metals, if any.

Other Rights

Under the A&R Articles of Association, the holders of Lifezone Metals Ordinary Shares are not entitled to any pre-emptive rights or anti-dilution rights. Lifezone Metals Ordinary Shares are not subject to any sinking fund provisions.

Issuance of Additional Shares

The A&R Articles of Association authorize the board of directors of Lifezone Metals to issue additional Lifezone Metals Ordinary Shares from time to time as the board of directors shall determine, subject to the IOM Companies Act and the provisions, if any, in the A&R Articles of Association and, where applicable, the rules and regulations of any applicable exchange, the SEC and/or any other competent regulatory authority and without prejudice to any rights attached to any existing shares.

However, under Isle of Man law, Lifezone Metals’ directors may only exercise the rights and powers granted to them under the A&R Articles of Association for a proper purpose and for what they believe in good faith to be in the best interests of Lifezone Metals.

Meetings of Shareholders

Under the A&R Articles of Association, Lifezone Metals is required to hold an annual general meeting each year. The Lifezone Metals board may call an annual general meeting on not less than 21 clear days’ notice or an extraordinary general meeting upon not less than 14 clear days’ notice unless such notice is waived in accordance with the A&R Articles of Association. A meeting notice must specify, among other things, the place, day and time of the meeting and the general nature of the business to be conducted at such meeting. At any meeting of Lifezone Metals shareholders, one or more shareholders entitled to attend and to vote on the business to be transacted and holding more than 50% of the Lifezone Metals Ordinary Shares shall be a quorum. Subject to the requirements of the IOM Companies Act and Isle of Man law, only those matters set forth in the notice of the general meeting or (solely in the case of a meeting convened upon a Members’ Requisition (as defined below)) properly requested in connection with a Members’ Requisition may be considered or acted upon at a meeting of Lifezone Metals shareholders.

Each general meeting, other than an annual general meeting, shall be an extraordinary general meeting. Under the IOM Companies Act shareholders have the right to require the directors to call an extraordinary general meetings of shareholders (a “Lifezone Metals Members’ Requisition”). To properly call an extraordinary general meeting pursuant to a Lifezone Metals Members Requisition, (a) the request of shareholders representing not less than 10% of the voting power represented by all issued and outstanding shares of Lifezone Metals in respect of the matter for which such meeting is requested must be deposited at the registered office of Lifezone Metals and (b) the requisitioning shareholders must comply with certain information requirements specified in the A&R Articles of Association.

In connection with any meeting of shareholders, the right of a shareholder to bring other business or to nominate a candidate for election to the Lifezone Metals board must be exercised in compliance with the requirements of the A&R Articles of Association. Among other things, notice of such other business or nomination must be received at the registered office of Lifezone Metals not later than the close of business on the date that is 120 days before, and not earlier than the close of business on the date that is 150 days before, the one-year anniversary of the preceding year’s annual general meeting, subject to certain exceptions.

Liquidation

On a liquidation or winding up of Lifezone Metals assets available for distribution among the holders of ordinary shares shall be distributed among the holders of the ordinary shares on a pro rata basis.

Inspection of Books and Records

Any director of Lifezone Metals is entitled, on giving reasonable notice to Lifezone Metals, to inspect the documents and records maintained by Lifezone Metals and to make copies of or take extracts from such documents and records.

A company is required to keep at the office of its registered agent: its memorandum and articles of association of the company; the register of members or a copy of the register of members; the register of directors or a copy of the register of directors; the register of charges (if any) or a copy of the register of charges; copies of all notices and other documents filed by the company in the previous six years; originals or copies of the accounting records required to be kept under the IOM Companies Act; and originals of any financial statements prepared.

Anti-Takeover Provisions

Some provisions of the A&R Articles of Association may discourage, delay or prevent a change of control of Lifezone Metals or management that members may consider favorable, including, among other things:

•        a classified board of directors with staggered, three-year terms;

•        the ability of the board of directors to issue preferred shares and to determine the price and other terms of those shares, including preferences and voting rights, potentially without shareholder approval;

•        the limitation of liability of, and the indemnification of and advancement of expenses to, members of the board of directors;

•        advance notice procedures with which members must comply to nominate candidates to the board of directors or to propose matters to be acted upon at an annual general meeting or extraordinary general meeting, which could preclude members from bringing matters before an annual general meeting or extraordinary general meeting and delay changes in the board of directors;

•        that members may not act by written consent in lieu of a meeting;

•        the right of the board of directors to fill vacancies created by the expansion of the board of directors or the resignation, death or removal of a director; and

•        that the A&R Articles of Association may be amended only by the affirmative vote of the holders of at least three-fourths of the votes cast at a general meeting.

However, under Isle of Man law, the directors of Lifezone Metals may only exercise the rights and powers granted to them under the IOM Companies Act for proper purposes and for what they believe in good faith to be in the best interests of Lifezone Metals.

Lifezone Metals Warrants

At the Merger Effective Time, each GoGreen warrant issued, outstanding and unexercised immediately prior to the Merger Effective Time was automatically assumed by Lifezone Metals and converted into one Lifezone Metals Warrant. Immediately after the Merger Effective Time, there were 14,467,500 Lifezone Metals Warrants outstanding.

Each Lifezone Metals Warrant represents the right to purchase one Lifezone Metals ordinary share at a price of $11.50 per share in cash. The Lifezone Metals Warrants will become exercisable 30 days after the date of the consummation of the Business Combination (subject to the effectiveness of a registration statement with respect to the Lifezone Metals Ordinary Shares to be issued upon exercise of the Warrants, provided that if no such registration statement is effective within 60 business days after the consummation of the Business Combination, the Warrants will become exercisable on a cashless basis until the effectiveness of such registration statement; the registration statement of which this prospectus forms a part registers such Lifezone Metals Ordinary Shares) and will expire upon the earlier of (a) the date that is five (5) years after the date of the consummation of the Business Combination and (b) a liquidation of Lifezone Metals.

The exercise price of the Lifezone Metals Warrants, and the number of Lifezone Metals Ordinary Shares issuable upon exercise thereof, will be subject to adjustment under certain circumstances, including if Lifezone Metals (a) pays any dividend in Lifezone Metals Ordinary Shares, (b) subdivides the outstanding Lifezone Metals Ordinary Shares, (c) pays an extraordinary dividend in cash or (d) issues additional Lifezone Metals Ordinary Shares at an issue price of less than $9.20 per share.

Once the Lifezone Metals Warrants become exercisable, Lifezone Metals will have the right to redeem not less than all of the Lifezone Metals Warrants at any time prior to their expiration, at a redemption price of $0.01 per warrant, if (i) the last reported sales price of Lifezone Metals Ordinary Shares has been at least $18.00 per share on each of twenty (20) trading days within the thirty (30) trading-day period ending on the third trading day prior to the date on which notice of the redemption is given and (ii) there is an effective registration statement covering the Lifezone Metals Ordinary Shares issuable upon exercise of the Lifezone Metals warrants, and a current prospectus relating thereto, available throughout the 30-day redemption period or Lifezone Metals has elected to require the exercise of the Warrants on a “cashless basis.”

No fractional shares will be issued upon exercise of the Lifezone Metals Warrants. If, upon exercise, a holder would be entitled to receive a fractional interest in Lifezone Metals Ordinary Shares, Lifezone Metals will round down to the nearest whole number of shares to be issued to the Warrant holder.

LIFEZONE METALS ORDINARY SHARES ELIGIBLE FOR FUTURE SALE

We had 80,000,354 Lifezone Metals Ordinary Shares issued and outstanding as of February 29, 2024, and 14,391,150 Lifezone Metals Ordinary Shares are issuable upon the exercise of the Warrants. The Lifezone Metals Ordinary Shares issued to the shareholders of GoGreen in connection with the Business Combination are freely transferable without further registration under the Securities Act unless held by the Sponsor, affiliates of GoGreen, LHL or Lifezone Metals, or by any person who was an affiliate of a party to the Business Combination at the time such transaction was submitted for vote or consent and who acquired such securities in connection with such transaction. Sales of substantial amounts of the Lifezone Metals Ordinary Shares in the public market could adversely affect prevailing market prices of the Lifezone Metals Ordinary Shares.

Lock-up Agreements

In connection with the Share Acquisition Closing, the Key LHL Shareholders entered into agreements (the “LHL Shareholder Lock-Up Agreements”) providing that the Key LHL Shareholders will not, subject to certain exceptions (including the payment of taxes arising from the Business Combination), transfer any Restricted Securities (as defined in the LHL Shareholder Lock-Up Agreements) during the period commencing from the Share Acquisition Closing Date until 180 days after the Share Acquisition Closing Date.

In connection with the Share Acquisition Closing, the Sponsor entered into an agreement (the “Sponsor Lock-Up Agreement”) providing that it will not, subject to certain exceptions, transfer (i) Phase I Lock-up Shares (as defined below) until the date that is 60 days after the Share Acquisition Closing Date and (ii) Phase II Lock-up Shares (as defined below) until the date that is 180 days after the Share Acquisition Closing Date. For purposes of the Sponsor Lock-Up Agreement, “Phase I Lock-up Shares” means the number of Lifezone Metals Ordinary Shares that are received by the Sponsor in exchange for the number of GoGreen Class A ordinary shares held by the Sponsor immediately prior to the Merger Effective Time, and “Phase II Lock-up Securities” means any Lifezone Metals Ordinary Shares and any warrants to purchase Lifezone Metals Ordinary Shares that are held by the Sponsor following the Merger Closing Date, other than Phase I Lock-up Shares or Lifezone Metals Ordinary Shares acquired in the PIPE Financing. Upon the distribution of the Lifezone Metals Ordinary Shares and Warrants received by the Sponsor in connection with the Business Combination to the Selling Securityholders who are limited partners of the Sponsor, each such Selling Securityholder entered into an agreement substantially similar to the Sponsor Lock-Up Agreement providing that such Selling Securityholder will not, subject to certain exceptions, transfer (i) Phase I Lock-up Shares until the date that is 60 days after the Share Acquisition Closing Date and (ii) Phase II Lock-up Shares until the date that is 180 days after the Share Acquisition Closing Date.

Further, the Simulus SSA provides that the shareholders of SGPL receiving Lifezone Metals Ordinary Shares as consideration pursuant to the Simulus Acquisition will not, subject to certain exceptions, dispose of, transfer or assign any such Lifezone Metals Ordinary Shares for a period of six months following the closing of the Simulus Acquisition.

Registration Rights

Pursuant to the Subscription Agreements, Lifezone Metals must file a registration statement registering up to 7,017,317 Lifezone Metals Ordinary Shares held by the PIPE Investors within 30 calendar days after the consummation of the Business Combination. We are registering the offer and sale of the securities issued to the PIPE Investors in connection with the PIPE Investment to satisfy these registration rights.

On the Merger Closing Date, GoGreen and Sponsor terminated the existing registration rights agreement and Lifezone Metals, certain LHL Shareholders and Sponsor (“Registration Rights Holders”) entered into a registration rights agreement (the “New Registration Rights Agreement”) with respect to certain securities held by the Registration Rights Holders, in each case effective as of the Share Acquisition Closing, pursuant to which Lifezone Metals agreed to register for resale certain Lifezone Metals Ordinary Shares and other equity securities of Lifezone Metals that are held by the parties thereto from time to time. In connection with the distribution of Lifezone Metals Ordinary Shares and Warrants by the Sponsor to its limited partners, such limited partners joined the New Registration Rights Agreement as Registration Rights Holders. Pursuant to the New Registration Rights Agreement, Lifezone Metals agreed to file a shelf registration statement registering the resale of all of the Registrable Securities (as defined in the New Registration Rights Agreement) no later than 30 days of the Share Acquisition Closing. Lifezone Metals also agreed to provide customary “piggyback” registration rights, subject to certain requirements and customary conditions. The New Registration Rights Agreement also provides that Lifezone Metals will pay certain expenses relating to such registrations and indemnify the shareholders against certain liabilities. We are registering the offer and sale of the securities issued to the LHL Shareholders and the Sponsor (which securities have been distributed by the Sponsor to Selling Securityholders who are limited partners of the Sponsor) in connection with the Business Combination to satisfy these registration rights as well.

Additionally, the Simulus SSA provides registration rights to the former shareholders of SGPL with respect to the Lifezone Metals Ordinary Shares issued to them pursuant to the Simulus Acquisition. We are registering the offer and sale of the securities issued to the former shareholders of SGPL in connection with the Simulus to satisfy these registration rights.

Rule 144

Pursuant to Rule 144 under the Securities Act (“Rule 144”) and subject to the restrictions set forth below under “Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies”, a person who has beneficially owned restricted Lifezone Metals Ordinary Shares or Warrants for at least six months would be entitled to sell their securities; provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) Lifezone Metals is subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as it was required to file reports) preceding the sale.

Persons who have beneficially owned restricted Lifezone Metals Ordinary Shares or Warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•        one percent (1%) of the total number of Lifezone Metals Ordinary Shares then issued and outstanding; and

•        the average weekly reported trading volume of the Lifezone Metals Ordinary Shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about Lifezone Metals.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•        the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•        the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•        the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials); and

•        at least one year has elapsed from the time that the issuer filed Form 20-F type information with the SEC, reflecting its status as an entity that is not a shell company, which we filed with the SEC on July 11, 2023.

While we were formed as a shell company, upon the completion of the Business Combination we are no longer be a shell company, and so, provided the conditions set forth in the exceptions listed above are satisfied, we expect that Rule 144 will become available for the resale of the above-noted restricted securities.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, to the extent we adhere to the requirements of Rule 701 in issuing such securities, each of our employees, consultants or advisors who purchases equity shares from us in connection with a compensatory stock plan or other written agreement executed prior to the consummation of the Business Combination is eligible to resell those equity shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Earnout Shares

Under the Business Combination Agreement, in exchange for their LHL ordinary shares and in addition to the Exchange Shares, Lifezone Metals will issue to the eligible LHL Shareholders, within five business days after the occurrence of the Triggering Events described below, with respect to such Triggering Event the following number of Earnout Shares, upon the terms and subject to the conditions set forth in the Business Combination Agreement:

•        upon the occurrence of Triggering Event I, a one-time issuance of 12,536,026 Earnout Shares; and

•        upon the occurrence of Triggering Event II, a one-time issuance of 12,536,026 Earnout Shares.

For the avoidance of doubt, the eligible LHL Shareholders with respect to a Triggering Event will be issued Earnout Shares upon the occurrence of each Triggering Event. However, each Triggering Event will only occur once, if at all, and the sum of the Earnout Shares will in no event exceed 25,072,052.

If there is a Change of Control during the Earnout Period (or a definitive contract providing for a Change of Control is entered into during the Earnout Period and such Change of Control is ultimately consummated, even if such consummation occurs after the Earnout Period) pursuant to which Lifezone Metals or its shareholders will receive consideration implying a value per Lifezone Metals ordinary share (as determined in good faith by the Lifezone Metals board) of:

•        less than $14.00, then no Earnout Shares will be issuable;

•        greater than or equal to $14.00 but less than $16.00, then, (a) immediately prior to such Change of Control, Lifezone Metals will issue 12,536,026 Lifezone Metals Ordinary Shares (less any Earnout Shares issued prior to such Change of Control) and (b) thereafter, no further Earnout Shares will be issuable; or

•        greater than or equal to $16.00, then, (a) immediately prior to such Change of Control, Lifezone Metals will issue 25,072,052 Lifezone Metals Ordinary Shares (less any Earnout Shares issued prior to such Change of Control to the eligible LHL Shareholders with respect to the Change of Control), and (b) thereafter, no further Earnout Shares will be issuable.

Sponsor Earnout Shares

In addition, the Sponsor agreed that 1,725,000 Lifezone Metals Ordinary Shares issued to the Sponsor at the Merger Closing shall be subject to vesting. Subject to the terms and conditions of the Business Combination Agreement and the Ancillary Documents, upon the occurrence of (a) Triggering Event I, 50% of such Sponsor Earnout Shares will vest (i.e., 862,500 Lifezone Metals Ordinary Shares) and (b) Triggering Event II, 50% of such Sponsor Earnout Shares will vest (i.e., 862,500 Lifezone Metals Ordinary Shares). For the avoidance of doubt, the Sponsor Earnout Shares will vest solely with respect to a Triggering Event that occurs. However, each Triggering Event will only occur once, if at all, and the sum of such Sponsor Earnout Shares will in no event exceed 1,725,000.

If there is a Change of Control during the Earnout Period (or a definitive Contract providing for a Change of Control is entered into during the Earnout Period and such Change of Control is ultimately consummated, even if such consummation occurs after the Earnout Period) pursuant to which Lifezone Metals or its shareholders will receive consideration implying a value per Lifezone Metals ordinary share (as determined in good faith by the Lifezone Metals board) of:

•        less than $14.00, then the Sponsor Earnout Shares will be forfeited;

•        greater than or equal to $14.00 but less than $16.00, then (a) immediately prior to such Change of Control, 50% of such Sponsor Earnout Shares will vest (i.e., 862,500 Lifezone Metals Ordinary Shares) (less any Sponsor Earnout Shares vested prior to such Change of Control) and (b) thereafter, the remaining Sponsor Earnout Shares shall be forfeited; or

•        greater than or equal to $16.00, then (a) immediately prior to such Change of Control, 100% of such Sponsor Earnout Shares will vest (i.e., 1,725,000 Lifezone Metals Ordinary Shares) (less any Sponsor Earnout Shares vested prior to such Change of Control with respect to the Change of Control), and (b) thereafter, no Lifezone Metals Ordinary Shares will constitute Sponsor Earnout Shares.

TAXATION

Isle of Man Tax Considerations

The Isle of Man has a regime for the taxation of income, but there are no taxes on capital gains, stamp taxes or inheritance taxes in the Isle of Man. The Isle of Man operates a zero rate of income tax for most corporate taxpayers, including Lifezone Metals. There will be no required withholding by Lifezone Metals on account of Isle of Man tax in respect of dividends paid by Lifezone Metals.

Material U.S. Federal Income Tax Considerations for U.S. Holders

The following is a discussion of the material U.S. federal income tax considerations for U.S. Holders (as defined below) of the ownership and disposition of Lifezone Metals Ordinary Shares and Warrants. For purposes of this discussion, a “Holder” is a beneficial owner of Lifezone Metals Ordinary Shares or Warrants. This discussion applies only to Lifezone Metals Ordinary Shares and Warrants, as the case may be, that are held as “capital assets” within the meaning of Section 1221 of the Code for U.S. federal income tax purposes (generally, property held for investment). This discussion is based on the provisions of the Code, U.S. Treasury regulations (“Treasury Regulations”), administrative rules, and judicial decisions, all as in effect on the date hereof, and all of which are subject to change or differing interpretations, possibly with retroactive effect. Any such change or differing interpretation could significantly alter the tax considerations described herein. The Company has not sought any rulings from the IRS with respect to the statements made and the positions or conclusions described in this summary. Such statements, positions and conclusions are not free from doubt, and there can be no assurance that your tax advisor, the IRS, or a court will agree with such statements, positions, and conclusions.

This summary does not address the Medicare tax on certain investment income, U.S. federal estate or gift tax laws, any U.S. state or local or non-U.S. tax laws, or any tax treaties. Furthermore, this discussion does not address all U.S. federal income tax considerations that may be relevant to particular holders in light of their personal circumstances or that may be relevant to certain categories of investors that may be subject to special rules under the U.S. federal income tax laws, such as:

•        banks, insurance companies, or other financial institutions;

•        tax-exempt or governmental organizations;

•        “qualified foreign pension funds” as defined in Section 897(l)(2) of the Code (or any entities all of the interests of which are held by a qualified foreign pension fund);

•        dealers in securities or foreign currencies;

•        persons whose functional currency is not the U.S. dollar;

•        traders in securities that use the mark-to-market method of accounting for U.S. federal income tax purposes;

•        “controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•        entities or arrangements treated as partnerships or other pass-through entities for U.S. federal income tax purposes or holders of interests therein;

•        persons deemed to sell Lifezone Metals Ordinary Shares or Warrants under the constructive sale provisions of the Code;

•        persons that acquired Lifezone Metals Ordinary Shares or Warrants through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan;

•        persons that hold Lifezone Metals Ordinary Shares or Warrants as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction, or other integrated investment or risk reduction transaction;

•        certain former citizens or long-term residents of the United States;

•        except as specifically provided below, persons that actually or constructively own 5% or more (by vote or value) of any class of shares of the Company;

•        holders of Private Placement Warrants;

•        the Company’s officers or directors; and

•        holders who are not U.S. Holders.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds Lifezone Metals Ordinary Shares or Warrants, the tax treatment of a partner in such partnership generally will depend upon the status of the partner, upon the activities of the partnership and upon certain determinations made at the partner level. Accordingly, partners in partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes) holding Lifezone Metals Ordinary Shares or Warrants are urged to consult with their own tax advisors regarding the U.S. federal income tax consequences to them relating to the matters discussed below.

ALL HOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS (INCLUDING ANY POTENTIAL FUTURE CHANGES THERETO) TO THEIR PARTICULAR SITUATIONS, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER ANY OTHER TAX LAWS, INCLUDING U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR ANY U.S. STATE OR LOCAL OR NON-U.S. TAX LAWS, OR UNDER ANY APPLICABLE INCOME TAX TREATY.

U.S. Holder Defined

For purposes of this discussion, a “U.S. Holder” is a Holder that, for U.S. federal income tax purposes, is:

•        an individual who is a citizen or resident of the United States;

•        a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•        an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•        a trust (i) the administration of which is subject to the primary supervision of a U.S. court and which has one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust or (ii) that has made a valid election under applicable Treasury Regulations to be treated as a United States person.

Passive Foreign Investment Company Rules

Adverse U.S. federal income tax rules apply to United States persons that hold shares in a foreign (i.e., non-U.S.) corporation classified as a PFIC for U.S. federal income tax purposes. In general, the Company will be treated as a PFIC with respect to a U.S. Holder in any taxable year in which, after applying certain look-through rules, either (a) at least 75% of its gross income for such taxable year consists of passive income (e.g., dividends, interest, rents (other than rents derived from the active conduct of a trade or business), and gains from the disposition of passive assets); or (b) the average percentage (ordinarily averaged quarterly over the year) by value of its assets during such taxable year that produce or are held for the production of passive income is at least 50%.

Because PFIC status is based on income, assets and activities for the entire taxable year and because revenue production of the Company is uncertain, it is not possible to determine PFIC status for any taxable year until after the close of the taxable year. There can be no assurance that the Company will not meet the PFIC income or asset test for the current taxable year or any future taxable year. If the Company is a PFIC for any taxable year in which a U.S. Holder held Lifezone Metals Ordinary Shares or Warrants, the Company will be treated as a PFIC for subsequent years even if the Company would not be classified as a PFIC in those years.

If the Company were treated as a PFIC for any taxable year during which a U.S. Holder held Lifezone Metals Ordinary Shares or Warrants, a U.S. Holder would be subject to significant adverse tax consequences, including interest charges and additional taxes, on certain excess distributions, sales, exchanges, or other dispositions of Lifezone Metals Ordinary Shares and certain transactions involving subsidiaries of the Company that are themselves PFICs.

A U.S. Holder may mitigate certain, but not all, of these adverse consequences by timely making certain elections with respect to its Lifezone Metals Ordinary Shares. If Lifezone Metals determines that it is a PFIC for any taxable year, upon written request, it will endeavor to provide to a U.S. Holder such information as the IRS may require, including a PFIC Annual Information Statement, in order to enable the U.S. Holder to make and maintain a “qualified electing fund” election, but there is no assurance that Lifezone Metals will timely provide such required information. There is also no assurance that Lifezone Metals will have timely knowledge of its status as a PFIC in the future or of the required information to be provided. In addition, certain information reporting requirements apply with respect to the ownership of Lifezone Metals Ordinary Shares. It is unclear how various aspects of the PFIC rules apply to the Warrants, and U.S. Holders are strongly urged to consult with their own tax advisors regarding the application of such rules to their Warrants in their particular circumstances.

The remainder of this discussion assumes Company has not and will not be classified as PFIC.

THE PFIC RULES ARE VERY COMPLEX, ARE AFFECTED BY VARIOUS FACTORS IN ADDITION TO THOSE DESCRIBED ABOVE, AND THEIR APPLICATION IS UNCERTAIN. U.S. HOLDERS ARE STRONGLY URGED TO CONSULT WITH THEIR OWN TAX ADVISORS TO DETERMINE THE APPLICATION OF THE PFIC RULES TO THEM IN THEIR PARTICULAR CIRCUMSTANCES AND ANY RESULTING TAX CONSEQUENCES.

Tax Characterization of Distributions with Respect to Lifezone Metals Ordinary Shares

If the Company pays distributions of cash or other property to U.S. Holders of Lifezone Metals Ordinary Shares, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from the Company’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles, and will be treated as described in the section entitled “Distributions Treated as Dividends” below. Because Lifezone Metals may not maintain calculations of earnings and profits under U.S. federal income tax principles, it is possible that the full amount of distributions paid by Lifezone Metals will need to be reported as dividends for U.S. federal income tax purposes.

Possible Constructive Distributions with Respect to Warrants

The terms of the Warrants provide for an adjustment to the number of Lifezone Metals Ordinary Shares for which Warrants may be exercised or to the exercise price of the Warrants in certain events. An adjustment which has the effect of preventing dilution generally is not taxable. U.S. Holders of the Warrants would, however, be treated as receiving a constructive distribution from the Company if, for example, the adjustment increases the warrantholders’ proportionate interest in the Company’s assets or earnings and profits (e.g., through an increase in the number of Lifezone Metals Ordinary Shares that would be obtained upon exercise or through a decrease in the exercise price of the Warrants) as a result of a distribution of cash or other property to the U.S. Holders of Lifezone Metals Ordinary Shares. Any such constructive distribution would be treated in the same manner as if U.S. Holders of Warrants received a cash distribution from the Company generally equal to the fair market value of the increased interest and would be taxed in a manner similar to distributions to U.S. Holders of Lifezone Metals Ordinary Shares described herein. Please see the section entitled “Tax Characterization of Distributions with Respect to Lifezone Metals Ordinary Shares” above. For certain information reporting purposes, the Company is required to determine the date and amount of any such constructive distributions. Proposed Treasury Regulations, which the Company may rely on prior to the issuance of final Treasury Regulations, specify how the date and amount of any such constructive distributions are determined.

Distributions Treated as Dividends

Dividends paid by the Company will be taxable to a corporate U.S. Holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. Dividends the Company pays to a non-corporate U.S. Holder generally will constitute “qualified dividends” that will be subject to U.S. federal income tax at the lower applicable long-term capital gains tax rate only if (i) Lifezone Metals Ordinary Shares are readily tradable on an established securities market in the United States, and (ii) a certain holding period and other requirements are met. If such requirements are not satisfied, a non-corporate U.S. Holder may be subject to tax on the dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.

Gain or Loss on Sale or Other Taxable Exchange or Disposition of Lifezone Metals Ordinary Shares and Warrants

Upon a sale or other taxable disposition of Lifezone Metals Ordinary Shares or Warrants (which, in general, would include a redemption of Lifezone Metals Ordinary Shares or Warrants that is treated as a sale of such securities), a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. Holder’s adjusted tax basis in the Lifezone Metals Ordinary Shares or Warrants. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the Lifezone Metals Ordinary Shares or Warrants, as applicable, so disposed of exceeds one year. Long-term capital gains recognized by non-corporate U.S. Holders may be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Cash Exercise of a Warrant

A U.S. Holder generally will not recognize gain or loss on the acquisition of Lifezone Metals Ordinary Shares upon the exercise of a Warrant for cash. The U.S. Holder’s tax basis in its Lifezone Metals Ordinary Shares received upon exercise of a Warrant generally will be an amount equal to the sum of the U.S. Holder’s tax basis in the Warrant and the exercise price of such Warrant. It is unclear whether a U.S. Holder’s holding period for the Lifezone Metals Ordinary Shares received upon exercise of the Warrant will commence on the date of exercise of the Warrant or the immediately following date. In either case, the holding period will not include the period during which the U.S. Holder held the Warrant.

Cashless Exercise of a Warrant

The tax characterization of a cashless exercise of a Warrant is not clear under current U.S. federal tax law. Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax characterizations and resultant tax consequences would be adopted by the IRS or upheld by a court of law. Accordingly, U.S. Holders should consult with their own tax advisors regarding the tax consequences of a cashless exercise.

A cashless exercise could potentially be characterized as any of the following for U.S. federal income tax purposes: (i) not a realization event and thus tax-deferred, (ii) a realization event that qualifies as a tax-deferred “recapitalization,” or (iii) a taxable realization event. The tax consequences of all three characterizations are generally described below. U.S. Holders should consult with their own tax advisors regarding the tax consequences of a cashless exercise.

If a cashless exercise were characterized as either not a realization event or as a realization event that qualifies as a recapitalization, a U.S. Holder would not recognize any gain or loss on the exchange of Warrants for Lifezone Metals Ordinary Shares. A U.S. Holder’s basis in the Lifezone Metals Ordinary Shares received would generally equal the U.S. Holder’s aggregate basis in the exchanged Warrants.

If the cashless exercise were not a realization event, it is unclear whether a U.S. Holder’s holding period in the Lifezone Metals Ordinary Shares would be treated as commencing on the date of exchange of the Warrants or on the immediately following date, but the holding period would not include the period during which the U.S. Holder held the Warrants. On the other hand, if the cashless exercise were characterized as a realization event that qualifies as a recapitalization, the holding period of the Lifezone Metals Ordinary Shares would include the holding period of the warrants exercised therefor.

If the cashless exercise were treated as a realization event that does not qualify as a recapitalization, the cashless exercise could be treated in whole or in part as a taxable exchange in which gain or loss would be recognized by the U.S. Holder. Under this characterization, a portion of the Warrants to be exercised on a cashless basis would be deemed to have been surrendered in payment of the exercise price of the remaining portion of such warrants, which would be deemed to be exercised. In such a case, a U.S. Holder would effectively be deemed to have sold a number of Warrants having an aggregate value equal to the exercise price of the remaining Warrants deemed exercised. The U.S. Holder would recognize capital gain or loss in an amount generally equal to the difference between the value of the portion of the warrants deemed sold and its adjusted tax basis in such warrants (generally in the manner described in the section entitled “Gain or Loss on Sale or Other Taxable Exchange or Disposition of Lifezone Metals Ordinary Shares and Warrants” above), and the U.S. Holder’s tax basis in its Lifezone Metals Ordinary Shares received would generally equal the sum of the U.S. Holder’s tax basis in the remaining Warrants deemed exercised and the exercise price of such warrants. It is unclear whether a U.S. Holder’s holding period for the Lifezone Metals Ordinary Shares would commence on the date of exercise of the Warrants or on the date following the date of exercise of the Warrants, but the holding period would not include the period during which the U.S. Holder held the Warrants.

Redemption or Repurchase of Warrants for Cash

If the Company redeems the Warrants for cash as permitted under the terms of the Warrant Agreement or if the Company repurchases Warrants in an open market transaction, such redemption or repurchase generally will be treated as a taxable disposition to the U.S. Holder, taxed as described in the section entitled “Gain or Loss on Sale or Other Taxable Exchange or Disposition of Lifezone Metals Ordinary Shares and Warrants” above.

Expiration of a Warrant

If a Warrant is allowed to expire unexercised, a U.S. Holder generally will recognize a capital loss equal to such U.S. Holder’s tax basis in the Warrant. The deductibility of capital losses is subject to certain limitations.

Information Reporting and Backup Withholding

Dividends paid to U.S. Holders with respect to Lifezone Metals Ordinary Shares and proceeds from the sale, exchange, or redemption of Lifezone Metals Ordinary Shares or Warrants may be subject, under certain circumstances, to information reporting and backup withholding. Backup withholding will not apply, however, to a U.S. Holder that (i) is a corporation or entity that is otherwise exempt from backup withholding (which, when required, certifies as to its exempt status) or (ii) furnishes a correct taxpayer identification number and makes any other required certification on IRS Form W-9 (Request for Taxpayer Identification Number and Certification). Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability (if any) of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund generally may be obtained, provided that the required information is timely furnished to the IRS.

Certain U.S. Holders may be required to file an IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of property (including stock, securities, or cash) to us. Substantial penalties may be imposed on a U.S. Holder that fails to comply with this reporting requirement, and the period of limitations on assessment and collection of U.S. federal income taxes will be extended in the event of a failure to comply. Furthermore, certain U.S. Holders who are individuals and certain entities will be required to report information with respect to such U.S. Holder’s investment in “specified foreign financial assets” on IRS Form 8938 (Statement of Specified Foreign Financial Assets), subject to certain exceptions. An interest in the Company constitutes a specified foreign financial asset for these purposes. Persons who are required to report specified foreign financial assets and fail to do so may be subject to substantial penalties, and the period of limitations on assessment and collection of U.S. federal income taxes will be extended in the event of a failure to comply. U.S. Holders are urged to consult with their own tax advisors regarding the foreign financial asset and other reporting obligations and their application to their ownership of Lifezone Metals Ordinary Shares and Warrants.

THE FOREGOING DISCUSSION IS NOT A COMPREHENSIVE DISCUSSION OF ALL OF THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS OF LIFEZONE METALS ORDINARY SHARES AND WARRANTS. SUCH HOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS TO DETERMINE THE SPECIFIC TAX CONSEQUENCES TO THEM OF OWNING LIFEZONE METALS ORDINARY SHARES AND WARRANTS, INCLUDING THE APPLICABILITY AND EFFECT (AND ANY POTENTIAL FUTURE CHANGES THERETO) OF ANY U.S. FEDERAL, STATE OR LOCAL OR NON-U.S. TAX LAWS AND ANY INCOME TAX TREATIES.

PLAN OF DISTRIBUTION

We are registering the resale by the Selling Securityholders named in this prospectus, or their pledgees, transferees or their successors that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part, of: (i) 103,675,724 Lifezone Metals Ordinary Shares, including up to 26,767,088 Earnout Shares and Sponsor Earnout Shares; and (ii) 667,500 Private Placement Warrants. In addition, we are also issuing up to (a) 13,723,650 Lifezone Metals Ordinary Shares issuable upon exercise of the Public Warrants, which warrants were previously registered and were assumed by Lifezone Metals pursuant to the Warrant Assumption Agreement, and (b) 667,500 Lifezone Metals Ordinary Shares issuable upon exercise of the Private Placement Warrants.

We will not receive any proceeds from any sale by the Selling Securityholders of the Lifezone Metals Ordinary Shares or the Private Placement Warrants being registered hereunder. We will bear all costs, expenses and fees in connection with the registration of the securities offered by this prospectus, whereas the Selling Securityholders will bear all incremental selling expenses, including commissions, brokerage fees and other similar selling expenses. We will receive proceeds from the exercise of the Warrants in the event that such Warrants are exercised for cash.

The Selling Securityholders may offer and sell, from time to time, some or all of the securities covered by this prospectus. As used herein, “Selling Securityholders” means the persons listed in the tables in the section “Selling Securityholders”, and the pledgees, transferees or other successors-in-interest (as a gift, pledge, partnership distribution or other non-sale related transfer) selling securities received after the date of this prospectus from the Selling Securityholders that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part. We have registered the securities covered by this prospectus for offer and sale so that those securities may be freely sold to the public by the Selling Securityholders. Registration of the securities covered by this prospectus does not mean, however, that those securities necessarily will be offered or resold by the Selling Securityholders.

Sales of the securities offered hereby may be effected by the Selling Securityholders from time to time in one or more types of transactions (which may include block transactions) on the NYSE at prevailing market prices, in negotiated transactions, through put or call options transactions relating to the securities offered hereby, through short sales of the securities offered hereby, or a combination of such methods of sale. Such transactions may or may not involve brokers or dealers. In effecting sales, brokers or dealers engaged by the Selling Securityholder may arrange for other brokers or dealers to participate. Broker-dealer transactions may include purchases of the securities by a broker-dealer as principal and resales of the securities by the broker-dealer for its account pursuant to this prospectus, ordinary brokerage transactions or transactions in which the broker-dealer solicits purchasers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders and/or the purchasers of the securities offered hereby for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). Any broker-dealers participating in the distribution of the securities covered by this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions received by any of those broker-dealers may be deemed to be underwriting commissions under the Securities Act. The Selling Securityholders have advised us that they have not entered into any agreements, understandings or arrangements with any broker-dealers regarding the sale of the securities covered by this prospectus.

Pursuant to Rule 145 of the Securities Act, public sales of the securities offered hereby by any party to the transactions contemplated by the Business Combination Agreement, other than the Company, or by any person who is an affiliate of a party to such transactions at the time such transactions were submitted for vote or consent, and who acquired such securities in connection with such transactions, will be deemed to have been made pursuant to a distribution and therefore made by an “underwriter” within the meaning of the Securities Act.

There can be no assurance that the Selling Securityholders will sell all or any of the securities offered by this prospectus. In addition, the Selling Securityholders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. Rule 144 is not available for the resale of securities initially issued by shell companies or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met: (i) the issuer of the securities that was formerly a shell company has ceased to be a shell company; (ii) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (iii) the issuer of the securities has filed all Exchange Act reports and materials required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than current reports; and (iv) at least one year has elapsed from the time that the issuer filed current Form 20-F type information with the SEC reflecting its status as an entity that is not a shell company (which we filed with the SEC on July 11, 2023).

The Selling Securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.

A Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution.

The Selling Securityholders also may transfer the securities in other circumstances, in which case the pledgees, transferees or successors that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part, will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Selling Securityholder that such a pledgee, transferee or successor intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus or a post-effective amendment to the registration statement of which this prospectus is a part to name specifically such person as a Selling Securityholder.

Upon our being notified by any Selling Securityholder that any material arrangement has been entered into with a broker-dealer for the sale of securities offered hereby through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing:

•        the name of the participating broker-dealer(s);

•        the specific securities involved;

•        the initial price at which such securities are to be sold;

•        the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable; and

•        other facts material to the transaction.

The Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities offered hereby or of securities convertible into or exchangeable for such securities in the course of hedging positions they assume with the Selling Securityholders. The Selling Securityholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealers or other financial institutions of the securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as amended or supplemented to reflect such transaction).

To the extent required, we will use our best efforts to file one or more supplements to this prospectus to describe any material information with respect to the plan of distribution not previously disclosed in this prospectus or any material change to such information.

In compliance with the guidelines of the Financial Industry Regulatory Authority, the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any Financial Industry Regulatory Authority member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.

We have agreed to indemnify the Selling Securityholders against certain liabilities, including liabilities under the Securities Act. The Selling Securityholders have agreed to indemnify us in certain circumstances against certain liabilities, including certain liabilities under the Securities Act. The Selling Securityholders may indemnify any broker or underwriter that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

In connection with the Share Acquisition Closing, the Key LHL Shareholders entered into agreements (the “LHL Shareholder Lock-Up Agreements”) providing that the Key LHL Shareholders will not, subject to certain exceptions (including the payment of taxes arising from the Business Combination), transfer any Restricted Securities (as defined in the LHL Shareholder Lock-Up Agreements) during the period commencing from the Share Acquisition Closing Date until 180 days after the Share Acquisition Closing Date. In connection with the Share Acquisition Closing, the Sponsor entered into an agreement (the “Sponsor Lock-Up Agreement”) providing that it will not, subject to certain exceptions, transfer (i) Phase I Lock-up Shares (as defined below) until the date that is 60 days after the Share Acquisition Closing Date and (ii) Phase II Lock-up Shares (as defined below) until the date that is 180 days after the Share Acquisition Closing Date. For purposes of the Sponsor Lock-Up Agreement, “Phase I Lock-up Shares” means the number of Lifezone Metals Ordinary Shares that are received by the Sponsor in exchange for the number of GoGreen Class A ordinary shares held by the Sponsor immediately prior to the Merger Effective Time, and “Phase II Lock-up Securities” means any Lifezone Metals Ordinary Shares and any warrants to purchase Lifezone Metals Ordinary Shares that are held by the Sponsor following the Merger Closing Date, other than Phase I Lock-up Shares or Lifezone Metals Ordinary Shares acquired in the PIPE Financing. Upon the distribution of the Lifezone Metals Ordinary Shares and Warrants received by the Sponsor in connection with the Business Combination to the Selling Securityholders who are limited partners of the Sponsor, each such Selling Securityholder entered into an agreement substantially similar to the Sponsor Lock-Up Agreement providing that such Selling Securityholder will not, subject to certain exceptions, transfer (i) Phase I Lock-up Shares until the date that is 60 days after the Share Acquisition Closing Date and (ii) Phase II Lock-up Shares until the date that is 180 days after the Share Acquisition Closing Date. Further, the Simulus SSA provides that the shareholders of SGPL receiving Lifezone Metals Ordinary Shares as consideration pursuant to the Simulus Acquisition will not, subject to certain exceptions, dispose of, transfer or assign any such Lifezone Metals Ordinary Shares for a period of six months following the closing of the Simulus Acquisition.

A holder of Warrants may exercise its Warrants in accordance with the Warrant Agreement on or before the expiration date set forth therein by surrendering, at the office of the Warrant Agent, Continental Stock Transfer & Trust Company, the certificate evidencing such Warrant, with the form of election to purchase set forth thereon, properly completed and duly executed, accompanied by full payment of the exercise price and any and all applicable taxes due in connection with the exercise of the Warrant, subject to any applicable provisions relating to cashless exercises in accordance with the Warrant Agreement.

EXPENSES RELATED TO THE OFFERING

We estimate the following expenses in connection with the offer and sale of our Lifezone Metals Ordinary Shares and Warrants by the Selling Securityholders. With the exception of the SEC Registration Fee, all amounts are estimates.

SEC registration fee	$165,615.02
Legal fees and expenses	125,000	†
Accountants’ fees and expenses	10,000	†
Printing expenses	10,000	†
Transfer agent fees and expenses	*
Miscellaneous costs	*
Total	$310,615.02

____________

*        These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

†        Estimated solely for purposes of this section. Actual expenses may vary.

We will bear all costs, expenses and fees in connection with the registration of the securities offered by this prospectus, whereas the Selling Securityholders will bear all incremental selling expenses, including commissions, brokerage fees and other similar selling expenses.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2023 and 2022, and for each of the three years in the period ended December 31, 2023, included in this prospectus and elsewhere in the registration statement have been so included in reliance upon the reports of Grant Thornton Ireland, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

Sharron Sylvester, BSc (Geol), RPGeo AIG (10125), Technical Director — Geology at OreWin Pty Ltd and Bernard Peters, BEng (Mining), FAusIMM (201743), Technical Director — Mining at OreWin Pty Ltd. both prepared the Technical Report Summary. Both individuals are Qualified Persons as defined in subpart 1300 of Regulation S-K and are considered independent of Lifezone Metals.

As at the date hereof, none of the above-named experts has received, or is to receive, in connection with the offering, an interest, direct or indirect, in Lifezone Metals or its subsidiaries.

SERVICE OF PROCESS AND ENFORCEABILITY OF CIVIL LIABILITIES UNDER U.S. SECURITIES LAWS

Lifezone Metals is an Isle of Man company and substantially all of its assets and operations are located outside of the U.S. In addition, certain of Lifezone Metals’ directors and officers reside outside the U.S. As a result, it may be difficult for you to effect service of process within the U.S. or elsewhere upon these persons. It may also be difficult for you to enforce in the jurisdictions in which Lifezone Metals operates or Isle of Man courts judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against Lifezone Metals and its officers and directors, certain of whom are not residents in the U.S. and the substantial majority of whose assets are located outside of the U.S. It may be difficult or impossible for you to bring an action against Lifezone Metals in the Isle of Man if you believe your rights under the U.S. securities laws have been infringed. In addition, there is uncertainty as to whether the courts of the Isle of Man or jurisdictions in which Lifezone Metals operates would recognize or enforce judgments of U.S. courts against Lifezone Metals or such persons predicated upon the civil liability provisions of the securities laws of the U.S. or any state and it is uncertain whether such Isle of Man or courts in jurisdictions in which Lifezone Metals operates would hear original actions brought in the Isle of Man or jurisdictions in which Lifezone Metals operates against Lifezone Metals or such persons predicated upon the securities laws of the U.S. or any state.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to certain of the informational filing requirements of the Exchange Act. As a foreign private issuer, we are not subject to all of the disclosure requirements applicable to public companies organized within the United States. For example, we are exempt from certain rules under the Exchange Act that regulate disclosure obligations and procedural requirements related to the solicitation of proxies, consents or authorizations applicable to a security registered under the Exchange Act, including the U.S. proxy rules under Section 14 of the Exchange Act. In addition, our officers and directors are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and related rules with respect to their purchases and sales of our securities. Moreover, while we expect to submit quarterly interim consolidated financial data to the SEC under cover of the SEC’s Form 6-K, we are not be required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. public companies and are not be required to file quarterly reports on Form 10-Q or current reports on Form 8-K under the Exchange Act.

The SEC maintains a website at http://www.sec.gov that contains reports and other information that we file with or furnish electronically with the SEC.

LIFEZONE METALS LIMITED
AUDITED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2023

Report of Independent Registered Public Accounting Firm

Board of Directors and Shareholders

Lifezone Metals Limited

Opinion on the financial statements

We have audited the accompanying consolidated statements of financial position of Lifezone Metals Limited and its subsidiaries (“Lifezone”) as of December 31, 2023, and 2022, the related consolidated statements of comprehensive income, changes in equity, and cash flows for each of the three years in the period ended December 31, 2023, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of Lifezone as of December 31, 2023, and 2022, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2023, in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Basis for opinion

These consolidated financial statements are the responsibility of Lifezone’s management. Our responsibility is to express an opinion on Lifezone’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to Lifezone in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. Lifezone is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of Lifezone’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ GRANT THORNTON

We have served as the Lifezone’s auditor since 2021.
Dublin, Ireland
March 29, 2024

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
for the years ended December 31, 2023, December 31, 2022 and December 31, 2021

		For the years ended, December 31
	Note	2023	2022	2021
		$	$	$
Revenue	5	1,477,826	2,927,460	2,092,575
(Including related party revenues of $814,087, $2,854,869 and $2,092,575 in 2023, 2022 and 2021, respectively)
Cost of sales		(753,914)	—	—
Gross profit		723,912	2,927,460	2,092,575
Loss (gain) on foreign exchange	9	179,640	(55,701)	(66,295)
General and administrative expenses	9	(366,078,202)	(28,559,519)	(20,055,303)
Operating loss		(365,174,650)	(25,687,760)	(18,029,023)
Interest income	6	567,190	224,389	10,979
(Including interest income on shareholder loans of $6,841, $10,137 and $7,357 in 2023, 2022 and 2021, respectively)
Gain on remeasurement of contingent consideration	23	156,047	235,505	—
Interest expense	7	(211,979)	(266,354)	(160,840)
Loss before tax		(364,663,392)	(25,494,220)	(18,178,884)
Income tax		—	—
Loss for the year		(364,663,392)	(25,494,220)	(18,178,884)

Other comprehensive income (loss)
Other comprehensive income (loss) that may be reclassified to profit or loss in subsequent years (net of tax):
Exchange (loss) gain on translation of foreign operations		(37,931)	115,864	—
Total other comprehensive (loss) income for the year		(37,931)	115,864	—

Total other comprehensive loss for the year		(364,701,323)	(25,378,356)	(18,178,884)

Net loss for the year:
Attributable to ordinary shareholders of the company		(363,874,560)	(23,583,342)	(18,002,646)
Attributable to non-controlling interests		(788,832)	(1,910,878)	(176,238)
		(364,663,392)	(25,494,220)	(18,178,884)
Total comprehensive loss for the year:
Attributable to ordinary shareholders of the company		(363,912,491)	(23,467,478)	(18,002,646)
Attributable to non-controlling interests		(788,832)	(1,910,878)	(176,238)
		(364,701,323)	(25,378,356)	(18,178,884)
Net loss ordinary per share:
Basic and diluted net loss per ordinary share	26	(5.34)	(0.40)	(0.32)
/s/ Ingo Hofmaier
Ingo Hofmaier
Chief Financial Officer

Date: March 29, 2024

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
as of December 31, 2023, and December 31, 2022

	Note	2023	2022
		$	$
Assets
Non-current assets
Goodwill	14	9,020,813	—
Exploration and evaluation assets and mining data	16	69,810,603	18,455,306
Patents	15	615,103	602,867
Other intangible assets	15	299,101	92,096
Property and equipment	13	6,000,357	884,322
Right-of-use assets	13	1,693,512	352,307
		87,439,489	20,386,898
Current assets
Inventories	12	100,780	49,736
Trade and other receivables	11	5,330,457	6,005,207
Subscription receivable	17	—	50,000,000
Cash and cash equivalents	10	49,391,627	20,535,210
		54,822,864	76,590,153
Total assets		142,262,353	96,977,051

Equity and Liabilities
Equity
Share capital	25	7,828	3,101
Share premium	25	178,686,328	25,436,656
Shared based payment reserve	25	265,558,785	25,483,348
Warrant reserves	25	15,017,257	—
Other reserves	25	(6,814,302)	(15,495,254)
Foreign currency translation reserve	25	77,933	115,864
Redemption reserve	25	280,808	280,808
Accumulated deficit	25	(408,165,162)	(44,290,602)
Total Shareholders’ equity (deficit)		44,649,475	(8,466,079)
Non-controlling interests		83,664,052	84,452,884
Total equity		128,313,527	75,986,805

Non-current liabilities
Lease liabilities	21	1,185,145	290,576
Long term asset retirement obligation provision	24	—	303,000
Contingent consideration	23	—	3,689,755
		1,185,145	4,283,331
Current liabilities
Lease liabilities	21	602,557	105,304
Trade and other payables	20	8,335,464	16,601,611
Related party payables	22	132,048	—
Contingent consideration	23	3,693,612	—
		12,763,681	16,706,915

Total liabilities		13,948,826	20,990,246

Total equity and liabilities		142,262,353	96,977,051
/s/ Ingo Hofmaier
Ingo Hofmaier
Chief Financial Officer
Date: March 29, 2024

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY
for the years ended December 31, 2023, December 31, 2022 and December 31, 2021

	Note	Share Capital	Share Premium	Shared Based Payment Reserve	Warrant Reserves	Other Reserves	Foreign currency translation reserve	Redemption Reserve	Accumulated Deficit	Total Shareholders’ equity	Convertible loans issued	Non- controlling Interest	Total equity
		$	$	$	$	$	$	$	$	$	$	$	$
At January 1, 2021		1,779	14,677,090	—	—	—	—	280,808	(2,704,614)	12,255,063	—	—	12,255,063

Transactions with shareholders:
Issuance of ordinary shares		64	10,999,566	—	—	—	—	—	—	10,999,630	—	—	10,999,630
Share issuance fees		—	(240,000)	—	—	—	—	—	—	(240,000)	—	—	(240,000)
Convertible loans issued		—	—	—	—	—	—	—	—	—	40,000,000	—	40,000,000
Issuance fees on convertible loans		—	—	—	—	—	—	—	—	—	(960,000)	—	(960,000)
Share issuance fees		—	—	9,988,094	—	—	—	—	—	9,988,094	—	—	9,988,094
Total transactions with shareholders		64	10,759,566	9,988,094	—	—	—	—	—	20,747,724	39,040,000	—	59,787,724
Total loss for the year		—	—	—	—	—	—	—	(18,002,646)	(18,002,646)	—	(176,238)	(18,178,884)
At December 31, 2021		1,843	25,436,656	9,988,094	—	—	—	280,808	(20,707,260)	15,000,141	39,040,000	(176,238)	53,863,903
Transactions with shareholders:
Movements in convertible loans		—	—	—	—	—	—	—	—	—	(40,000,000)	40,000,000	—
Conversion of convertible loans		—	—	—	—	—	—	—	—	—	960,000	(960,000)	—
Recognition of subscription shares		—	—	—	—	—	—	—	—	—	—	50,000,000	50,000,000
Transaction costs on issuance of subscription shares		—	—	—	—	—	—	—	—	—	—	(2,500,000)	(2,500,000)
Movements in shared based payment reserve		—	—	15,495,254	—	(15,495,254)	—	—	—	—	—	—	—
Issuance of ordinary shares		1,258	—	—	—	—	—	—	—	1,258	—	—	1,258
Total transactions with shareholders		1,258	—	15,495,254	—	(15,495,254)	—	—	—	1,258	(39,040,000)	86,540,000	47,501,258
Total loss for the year		—	—	—	—	—	—	—	(23,583,342)	(23,583,342)	—	(1,910,878)	(25,494,220)
Total other comprehensive income for the year		—	—	—	—	—	115,864	—	—	115,864	—	—	115,864
At December 31, 2022		3,101	25,436,656	25,483,348	—	(15,495,254)	115,864	280,808	(44,290,602)	(8,466,079)	—	84,452,884	75,986,805
Reorganization
Exercise of share options		83	573,515	(11,103,650)	—	10,640,556	—	—	—	110,504	—	—	110,504
Exercise of RSUs		150	9,524,850	(14,379,698)	—	4,854,698	—	—	—	—	—	—	—
Share for share exchange		2,934	(2,934)	—	—	—	—	—	—	—	—	—	—
Issuance of shares:
Warrants:
Public warrants		8	(6,944,463)	—	14,409,832	(6,587,352)	—	—	—	878,025	—	—	878,025
Private placement warrants		—	(380,475)	—	607,425	(226,950)	—	—	—	—	—	—	—
Earnouts:
Earnouts to shareholders		—	—	248,464,035	—	—	—	—	—	248,464,035	—	—	248,464,035
Earnouts to sponsors		—	—	17,094,750	—	—	—	—	—	17,094,750	—	—	17,094,750
Issuances to SPAC shareholders and sponsors		800	79,960,740	—	—	—	—	—	—	79,961,540	—	—	79,961,540
Issuance to PIPE Investors		702	70,172,468	—	—	—	—	—	—	70,173,170	—	—	70,173,170
Issuance to Simulus shareholders		50	6,029,950	—	—	—	—	—	—	6,030,000	—	—	6,030,000
Equity issuance costs		—	(5,683,979)	—	—	—	—	—	—	(5,683,979)		—	(5,683,979)
Total transactions with shareholders		4,727	153,249,672	240,075,437	15,017,257	8,680,952	—	—	—	417,028,045	—	—	417,028,045
Total loss for the year		—	—	—	—	—	—	—	(363,874,560)	(363,874,560)	—	(788,832)	(364,663,392)
Total other comprehensive loss for the year		—	—	—	—	—	(37,931)	—	—	(37,931)	—	—	(37,931)
At December 31, 2023	25	7,828	178,686,328	265,558,785	15,017,257	(6,814,302)	77,933	280,808	(408,165,162)	44,649,475	—	83,664,052	128,313,527

CONSOLIDATED CASH FLOW STATEMENTS
for the years ended December 31, 2023, December 31, 2022 and December 31, 2021

	Note	2023	2022	2021
		$	$	$
Cash flows from operating activities
Total loss for year		(364,701,323)	(25,378,356)	(18,178,884)
Adjustments for:
SPAC transaction expenses	9	76,857,484	—	—
Share based compensation expense	25	265,558,785	—	—
Interest income	6	(567,190)	(224,389)	(10,979)
Amortization of intangibles	15	163,147	71,095	62,646
Foreign exchange loss (gain)	9	(179,640)	55,701	66,295
Movements in fair value adjustments in RSUs and options reserves	25	—	—	9,988,094
Loss of disposal on property and equipment	13	—	271,791	—
Impairment for VAT receivable	11	4,617,911	—	—
Interest expense	7	211,979	266,354	—
Gain on remeasurement of contingent consideration	23	(156,047)	(235,505)	—
Depreciation of property and equipment and right-of-use assets	13	878,810	247,034	25,527
Operating loss before working capital changes		(17,316,084)	(24,926,275)	(8,047,301)
Changes in trade and other receivables		(2,086,880)	(2,596,111)	(9,709)
Changes in related party receivables		114,216	(959,935)	(52,225)
Changes in inventories		(51,044)	(49,736)	—
Changes in other current assets		(1,207,977)	(543,280)	—
Changes in prepaid mining license		353	4,783	(848,125)
Changes in customer credit to related party		—	(208,550)	208,550
Changes in related party payable	22	132,048	—	—
Changes in trade and other payables	20	(6,564,427)	12,243,789	1,660,002
Net cash used in operating activities		(26,979,795)	(17,035,315)	(7,088,808)
Cash flows from investing activities
Interest received from bank	6	560,349	214,252	3,279
Restricted deposit released from escrow		—	—	8,004,370
Patent costs incurred		(90,978)	(92,545)	(110,239)
Expenditure on property and equipment	13	(697,431)	(277,364)	(93,750)
Expenditure on other intangible assets	15	(291,410)	(92,096)	—
Investment in exploration and evaluation assets	16	(51,355,297)	(5,709,171)	—
Acquisition of subsidiaries, net of cash acquired	27	(8,073,000)	(7,591)	(7,997,155)
Payment of contingent consideration relating to acquisition of subsidiaries	25	—	(2,000,000)	—
Interest from restricted deposit				594
Net cash used in investing activities		(59,947,767)	(7,964,515)	(192,901)

CONSOLIDATED CASH FLOW STATEMENTS
for the years ended December 31, 2023, December 31, 2022 and December 31, 2021 — Continued

	Note	2023	2022	2021
		$	$	$
Cash flows from financing activities
Proceeds from exercise of stock options		110,504	—	—
Proceeds from exercise of warrants	25	878,025	—	10,759,630
Restricted deposit released from escrow		—	—	39,040,000
Net proceeds from PIPE transaction	1	70,173,170	—	—
Proceeds from SPAC acquisition	1	3,104,056	—	—
Share issuance costs	25	(5,683,979)	—	—
Payment of lease liabilities	21	(338,171)	(80,933)	—
Proceeds from receipt of subscription receivable, net of transaction costs	1	47,500,000	—	—
Net cash provided by (used in) financing activities		115,743,605	(80,933)	49,799,630
Net increase (decrease) in cash and cash equivalents		28,816,044	(25,080,763)	42,517,921
Cash and cash equivalents
Effect of exchange rate changes in cash		40,373	(8,137)	—
Beginning of the year		20,535,210	45,624,110	3,106,189
End of the year		49,391,627	20,535,210	45,624,110

Please refer to Note 19 for significant non-cash transactions.

Lifezone Metals Limited.
Notes to the Consolidated Financial Statements

1.      General information

Lifezone Metals Limited (the Company, individually and together with its controlled subsidiaries (“Lifezone”) is a limited company incorporated and domiciled in Isle of Man, whose shares are publicly traded on the NYSE since July 6, 2023, under the trading symbol LZM. Lifezone warrants trade under the symbol LZWM.

Lifezone’s registered office is located at Commerce House, 1 Bowring Road, Ramsey, IM8 2LQ, Isle of Man. The audited consolidated financial statements of Lifezone for the year ended December 31, 2023, were authorized for release in accordance with a resolution of the Directors of Lifezone on March 22, 2024.

Lifezone is a modern metals company engaged in the development, patenting, and licensing of its hydrometallurgical processing technology (“Hydromet Technology”) for use in the extractive metallurgy, minerals, and recycling industries. Lifezone’s primary metals extraction asset is the Kabanga Nickel Project in Tanzania, believed to be one of the world’s largest and highest-grade undeveloped nickel sulfide deposits. Information on the group structure of Lifezone is provided in Note 2.2.

Information on other related party relationships of Lifezone is provided in Note 22.

Background and basis for preparation

History and organization

Lifezone Holdings Limited (“Lifezone Holdings”) was formed as a holding company for Lifezone Limited and acquired 100% of the equity interest (including outstanding options and restricted stock units) in Lifezone Limited on June 24, 2022, in consideration for issuing shares of Lifezone Holdings on a 1:1 basis to Lifezone Limited shareholders at the time (following a 1:200 split of shares of Lifezone Limited) (the “Lifezone Holdings Transaction”). Also, on June 24, 2022 (just prior to the Lifezone Holdings Transaction), the shareholders of KNL, other than Lifezone Limited and BHP, exchanged their shares of KNL for shares of Lifezone Holdings on a 1:1 basis (the “Flip-Up”). The KNL options were also exchanged for options in Lifezone Holdings on a 1:1 basis as part of the Flip-Up.

As result of the Flip-Up, which was accounted for as a business combination under common control, LZL and KNL (together with its subsidiaries) are together viewed as the predecessors to Lifezone Holdings and its consolidated subsidiaries. As a result, the audited consolidated financial statements of Lifezone Holdings recognize the assets and liabilities received in the Lifezone Holdings Transaction and the Flip-Up at their historical carrying amounts, as reflected in the historical financial statements of Lifezone Limited and KNL (together with its subsidiaries).

Lifezone Metals Limited was incorporated on December 8, 2022, for the purpose of effectuating the SPAC Transaction discussed as below. Prior to the consummation of the SPAC Transaction below, Lifezone Metals Limited had no material assets and did not operate any businesses.

BHP investments

Lifezone’s primary metals asset is the Kabanga Nickel Project in Tanzania, believed to be one of the world’s largest and highest grade undeveloped nickel sulfide deposits. The Kabanga Nickel Project could become a true mine-to-metal operation in Tanzania bringing together future mining operations and a hydromet refinery. Refer to Item 5 — Operating and Financial Review and Prospects for a detailed overview of the Kabanga Nickel Project.

On December 24, 2021, BHP invested $10 million in Lifezone Limited and on December 24, 2021, KNL entered into a $40 million convertible loan agreement with BHP and Lifezone Limited established a joint venture with BHP under the Lifezone Subscription Agreement in relation to the Kabanga Nickel Project. Following the conversion of the convertible loan on July 1, 2022, BHP held an 8.9% interest in KNL, reflected within non-controlling interest.

Lifezone Metals Limited.
Notes to the Consolidated Financial Statements

1.      General information (cont.)

On October 14, 2022, BHP agreed to invest a further $50 million in KNL in the form of equity under the Tranche 2 Subscription Agreement, the completion of which was subject to certain conditions. Lifezone Limited satisfied substantially all the closing conditions and received the $50 million on February 15, 2023, and issued a stock certificate on the same day, bringing BHP’s interest in KNL from 8.9% as of December 31, 2022, to 17.0%, effective February 15, 2023. Associated with this transaction, KNL paid $2.5 million equity issuance cost, with the liability to an investment bank accounted for as a payable in 2022.

SPAC Transaction

On December 13, 2022, Lifezone and GoGreen, an exempted under Section 4(a)(2) of the Securities Act and/or Regulation D, SPAC incorporated under the laws of the Cayman Islands and formerly listed on the NYSE, entered into a BCA with GoGreen Sponsor 1 LP, a Delaware limited partnership (the “Sponsor”), Aqua Merger Sub, a Cayman Islands exempted company (the “Merger Sub”) and Lifezone Holdings.

Lifezone, Lifezone Holdings and GoGreen consummated the SPAC Transaction pursuant to the BCA (the “SPAC Transaction”) on July 6, 2023 (the “Closing” and the “Closing Date”). The transaction was unanimously approved by GoGreen’s Board of Directors and was approved at the EGM of GoGreen’s shareholders held on June 29, 2023. GoGreen’s shareholders also voted to approve all the other proposals presented at the EGM. As a result of the SPAC Transaction, the Merger Sub, as the surviving entity after the SPAC Transaction, and Lifezone Holdings each became wholly owned subsidiaries of Lifezone Metals Limited. As Lifezone shareholders hold the majority of shares in the combined entity post the acquisition, Lifezone’s key management personnel continues to direct the combined business and Lifezone’s former shareholder control the board composition, Lifezone is considered the accounting acquirer.

The SPAC Transaction was accounted for as a capital reorganization (“Reorganization”). Under this method of accounting, GoGreen was treated as the “acquired” company for financial reporting purposes, with Lifezone being the accounting acquirer and accounting predecessor. Accordingly, the Reorganization was treated as the equivalent of Lifezone Metals issuing shares at Closing of the Reorganization for the net assets of GoGreen. This was accompanied by a recapitalization via a PIPE transaction.

The Reorganization, which is not within the scope of IFRS 3 — Business Combinations since GoGreen did not meet the definition of a business in accordance with IFRS 3, was accounted for as a share-based payment transaction within the scope of IFRS 2 — Share-based Payment. Accordingly, with IFRS 2, Lifezone recorded a one-time non-cash expense of $76.9 million recognized as a SPAC Transaction expense, based on the excess of the fair value of Lifezone shares issued at a value of $10 per share over the fair value of GoGreen’s identifiable net assets acquired.

GoGreen’s net assets as of July 6, 2023, prior to the Closing of the SPAC Transaction predominantly comprised of cash and cash equivalents, less current liabilities, are together considered the fair value of GoGreen’s identifiable net assets. In accordance with IFRS 2 paragraph 10, the net assets of GoGreen will be stated at fair value, with no goodwill or other intangible assets recorded and any excess of fair value of Lifezone shares issued over the fair value of GoGreen’s identifiable net assets acquired represents a compensation for the service of a stock exchange listing for its shares, shown as SPAC Transaction expenses below.

	Shares issued at Closing	Fair value per Share	Fair value of shares at closing date
			$
Previous GoGreen Sponsor shareholders	6,468,600	10.00	64,686,000
Previous GoGreen public shareholders	1,527,554	10.00	15,275,540
	7,996,154		79,961,540
Fair value of GoGreen net assets			(3,104,056)
SPAC Transaction expense			76,857,484

Lifezone Metals Limited.
Notes to the Consolidated Financial Statements

1.      General information (cont.)

The BCA was signed concurrent to the closing of the PIPE transaction, which raised $70.2 million of gross proceeds.

Prior to the Closing, the SPAC incurred 94.47% of redemptions from public shareholders following a redemption vote deadline of June 27, 2023, leaving 1,527,554 residual shares in trust. At the Closing, Lifezone acquired GoGreen and former GoGreen shareholders received the number of Lifezone shares and warrants equal to their former holdings of GoGreen shares and warrants. The outstanding warrants formerly associated with GoGreen will therefore be recognized in Lifezone’s future reported financial position.

Immediately prior to the Closing, holders of all outstanding Lifezone Holdings options (18,054 in total) and restricted stock units (30,000 in total) elected to exercise or settle, respectively, their options and restricted stock units for Lifezone Holdings shares. All outstanding Lifezone Holdings shares were subsequently exchanged for Lifezone shares at the Closing Date, which was on July 6, 2023, at a ratio of c. 94:1.

The SPAC Transaction is expected to have a significant impact on Lifezone’s future capital structure and operating results. The most significant change in Lifezone’s reported financial positions is an approximate increase in cash and cash equivalents of $73.3 million from proceeds from the PIPE transaction consummated substantially simultaneously with the SPAC Transaction and $16.5 million GoGreen cash (post redemptions, but before paying all existing GoGreen liabilities), resulting in $86.6 million gross proceeds for Lifezone before listing and equity issuance costs.

As a result of the SPAC Transaction, Lifezone as the new parent company, became a SEC-registered FPI listed on the NYSE, which requires implementing procedures and processes to address public company regulatory requirements and customary practices. Management expects to incur additional annual expenses as a public company.

Following the Closing, but prior to the completion acquisition of Simulus on July 18, 2023, as described in detail below, Lifezone shareholders comprised all prior shareholders of Lifezone Holdings, prior shareholders of GoGreen (including its public shareholders post-redemptions and Sponsor shareholders) and all PIPE investors resulting in Lifezone having a total of 77,693,602 shares issued and outstanding.

Pursuant to earnout arrangements under the BCA, former Lifezone Holdings and Sponsor shareholder will receive additional Lifezone shares if the daily volume-weighted average price of Lifezone shares equals or exceeds (i) $14.00 per share for any 20 trading days within a 30-trading day period (“Trigger Event 1”) and (ii) $16.00 for any 20 trading days within a 30-trading day period (“Trigger Event 2”). Of the total shares issued and outstanding, 1,725,000 shares are issued but in escrow and relate to the Sponsor earnouts, which are subject to the occurrence of the two trigger events. Further information on the accounting earnouts is provided in Note 25.

Lifezone’s Form F-1 registration statement became effective on September 29, 2023, registering the resale of certain Lifezone Metals shares and (private) warrants owned by certain previous Lifezone Holdings shareholders, the Sponsor shareholders (including its limited partners), PIPE investors and the sellers of the Simulus business. Pursuant to the BCA, a 180-day lock-up period following the Closing Date applies to (i) 5,133,600 Lifezone shares, and 667,500 warrants received by the Sponsor shareholders and (ii) the Lifezone shares received by the previous Lifezone Holdings shareholders who owned 1.5% or more of the outstanding Lifezone Holdings shares prior to the Closing Date, in each case, subject to certain exceptions. 1,335,000 Lifezone shares received by the Sponsor shareholders were subject to a 60-day lock-up from the Closing Date.

Lifezone Metals Limited.
Notes to the Consolidated Financial Statements

1.      General information (cont.)

Lifezone’s shareholdings at the time of the Closing are summarized below. The table below excludes shares issued at the completion of the acquisition of Simulus which was completed on July 18, 2023, as discussed in Note 27.

Shareholders	Shares At Closing	% At Closing	Shares (Fully Diluted)	Fully Diluted %
Previous Lifezone Holdings shareholders	62,680,131	80.7%	62,680,131	52.5%
Previous GoGreen Sponsor shareholders	6,468,600	8.3%	6,468,600	5.4%
Previous GoGreen public shareholders	1,527,554	2.0%	1,527,554	1.3%
PIPE Investors	7,017,317	9.0%	7,017,317	5.9%
Total	77,693,602	100.0%	77,693,602	65.0%

Warrants ($11.50 Exercise Share Price)
Previous GoGreen public warrants			13,800,000	11.6%
Previous GoGreen Sponsor warrants			667,500	0.6%
Total			14,467,500	12.1%

Earnout Trigger Event 1 ($14.00 per Share)
Previous Lifezone Holdings shareholders			12,536,026	10.5%
Previous GoGreen Sponsor shareholders			862,500	0.7%
Total			13,398,526	11.2%

Earnout Trigger Event 2 ($16.00 per Share)
Previous Lifezone Holdings shareholders			12,536,026	10.5%
Previous GoGreen Sponsor shareholders			862,500	0.7%
Total			13,398,526	11.2%
Fully Diluted Total			119,458,154	100.0%

Simulus acquisition

On March 3, 2023, Metprotech, a wholly owned subsidiary of Lifezone, signed a share sale agreement with the shareholders of Simulus, a leading hydrometallurgical laboratory and engineering company located in Perth, Australia.

The transaction formally closed on July 18, 2023, for a total consideration of $14.53 million comprising a $1.0 million deposit paid on March 27, 2023, a cash consideration of $7.5 million paid on closing and 500,000 shares in Lifezone. The vendors were restricted from disposing of, transferring, or assigning their consideration shares for a period of six months from the completion of the Simulus acquisition.

Further information on the accounting of the Simulus acquisition is provided in Note 27.

2.      Significant accounting policies

2.1    Basis of preparation

Lifezone’s audited consolidated financial statements for the year ended December 31, 2023, have been prepared in accordance with International Financial Reporting Standards (“the”), as issued by the IASB and are reported in U.S. dollars (“USD” or “$”).

The audited consolidated financial statements have been prepared on a historical cost basis unless otherwise stated.

The principal accounting policies applied in the preparation of the audited consolidated financial statements have been consistently applied in all years presented.

Lifezone Metals Limited.
Notes to the Consolidated Financial Statements

2.      Significant accounting policies (cont.)

Management anticipates that all relevant pronouncements will be adopted for the first period beginning on or after the effective date of the pronouncement.

The audited consolidated financial statements incorporate the results of the Flip-Up as discussed in Note 1, as of June 24, 2022. Lifezone Holdings acquired 100% of the equity interest in Lifezone Limited, a transaction accounted for using the predecessor value method. Business combinations under common control are outside the scope of IFRS 3 — Business Combinations, therefore, Lifezone management used its judgment to develop an accounting policy that is relevant and reliable, in accordance with IAS 8 Accounting Policies, Changes in Accounting Estimates and Errors. Management considered the application of the predecessor value method as the most appropriate (also known as merger accounting), which involves accounting for the assets and liabilities of the acquired business using existing carrying values of the acquired business.
Name of subsidiary	Principal activities	Country of incorporation	Principal place of Business	Percentage (%)
				Ownership 2023	NCI 2023	Ownership 2022	NCI 2022
Aqua Merger Sub	Holding company	Cayman Islands	Cayman Islands	100.0%	0.0%	0.0%	100.0%
Lifezone Holdings Limited	Holding company	Isle of Man	United Kingdom	100.0%	0.0%	100.0%	0.0%
Lifezone Limited	Holding company	Isle of Man	United Kingdom	100.0%	0.0%	100.0%	0.0%
Lifezone US Holdings Limited	Holding company	United Kingdom	United Kingdom	100.0%	0.0%	0.0%	100.0%
Lifezone Holdings US, LLC	Holding company	United State of America	United State of America	100.0%	0.0%	0.0%	100.0%
Lifezone Services US, LLC	Service company	United State of America	United State of America	100.0%	0.0%	0.0%	100.0%
Lifezone Recycling US, LLC	Recycling	United State of America	United State of America	100.0%	0.0%	0.0%	100.0%
LZ Services Limited	Service company	United Kingdom	United Kingdom	100.0%	0.0%	100.0%	0.0%
Kabanga Holdings Limited	Holding company	Cayman Islands	Cayman Islands	83.0%	17.0%	91.1%	8.9%
Kabanga Nickel Company Limited	Holding company	Tanzania	Tanzania	83.0%	17.0%	91.1%	8.9%
Kabanga Nickel Limited	Holding company	United Kingdom	United Kingdom	83.0%	17.0%	91.1%	8.9%
Kagera Mining Company Limited	Mining	Tanzania	Tanzania	83.0%	17.0%	91.1%	8.9%
Lifezone Asia-Pacific Pty Ltd (formerly Metprotech Pacific Proprietary Limited)	Service company	Australia	Australia	100.0%	0.0%	100.0%	0.0%
The Simulus Group Pty Limited	Holding company	Australia	Australia	100.0%	0.0%	0.0%	100.0%
Simulus Pty Limited	Laboratory and engineering	Australia	Australia	100.0%	0.0%	0.0%	100.0%
Romanex International Limited	Holding company	Canada	Canada	83.0%	17.0%	91.1%	8.9%
Tembo Nickel Corporation Limited	Mining	Tanzania	Tanzania	69.7%	30.3%	76.5%	23.5%
Tembo Nickel Mining Corporation Limited	Mining	Tanzania	Tanzania	69.7%	30.3%	76.5%	23.5%
Tembo Nickel Refining Corporation Limited	Refining	Tanzania	Tanzania	69.7%	30.3%	76.5%	23.5%

Lifezone Metals Limited.
Notes to the Consolidated Financial Statements

2.      Significant accounting policies (cont.)

The movement in NCI represents the increase of non-controlling interest in Kabanga Nickel Limited (“KNL”) which affected non-controlling interest percentage in other Kabanga Nickel Limited’s subsidiaries. As noted in Note 17, as of December 31, 2022, KNL has satisfied substantially all of the closing conditions. However, the share certificates were issued on February 15, 2023.

On October 17, 2023, formerly Metprotech Pacific Proprietary Ltd changed its name to Lifezone Asia-Pacific Pty Ltd.

2.2    Basis of consolidation

The audited consolidated financial statements comprise the financial statements of Lifezone and its subsidiaries as of December 31, 2023. Control is achieved when Lifezone is exposed, or has rights, to variable returns from its involvement with the investee and has the ability to affect those returns through its power over the investee. Specifically, Lifezone controls an investee if, and only if, Lifezone has:

•        power over the investee (i.e., existing rights that give it the current ability to direct the relevant activities of the investee);

•        exposure, or rights, to variable returns from its involvement with the investee; or

•        the ability to use its power over the investee to affect its returns.

Generally, there is a presumption that a majority of voting rights results in control. To support this presumption and when Lifezone has less than a majority of the voting or similar rights of an investee, Lifezone considers all relevant facts and circumstances in assessing whether it has power over an investee, including:

•        the contractual arrangement(s) with the other vote holders of the investee;

•        rights arising from other contractual arrangements; and

•        Lifezone’s voting rights and potential voting rights.

Lifezone re-assesses whether or not it controls an investee if facts and circumstances indicate that there are changes to one or more of the three elements of control. Consolidation of a subsidiary begins when Lifezone obtains control over the subsidiary and ceases when Lifezone loses control of the subsidiary. Assets, liabilities, income and expenses of a subsidiary acquired or disposed of during the year are included in the consolidated financial statements from the date Lifezone gains control until the date Lifezone ceases to control the subsidiary.

Profit or loss and each component of OCI are attributed to the equity holders of the parent (Lifezone) and to the non-controlling interests, even if this results in the non-controlling interests having a deficit balance. When necessary, adjustments are made to the financial statements of subsidiaries to bring their accounting policies in line with Lifezone’s accounting policies. All intra-group assets and liabilities, equity, income, expenses and cash flows relating to transactions between members of Lifezone are eliminated on full consolidation.

A change in the ownership interest of a subsidiary, without a loss of control, is accounted for as an equity transaction.

If Lifezone loses control over a subsidiary, it derecognizes the related assets (including goodwill), liabilities, non-controlling interest and other components of equity, while any resultant gain or loss is recognized in profit or loss. Any investment retained is recognized at fair value.

The consolidated financial statements comprise the financial statements as of December 31, 2023, comprise the financial statements of subsidiaries below.

Lifezone Metals Limited.
Notes to the Consolidated Financial Statements

2.      Significant accounting policies (cont.)

On October 17, 2023, formerly Metprotech Pacific Proprietary Ltd changed its name to Lifezone Asia-Pacific Pty Ltd.

Lifezone Holdings US, LLC, Lifezone Services US, LLC, Lifezone US Holdings LLC and Lifezone Recycling US, LLC were incorporated on September 15, 2023, in the state of Delaware, USA.

Lifezone US Holdings Limited was incorporated on September 12, 2023, in England.

On October 14, 2022, BHP also agreed to invest a further $50 million in KNL in the form of equity under the Tranche 2 Subscription Agreement, the completion of which is subject to certain conditions. Lifezone satisfied substantially all the closing conditions and received the $50 million on February 15, 2023, and issued a stock certificate on the same day, bringing BHP’s interest in KNL from 8.9% as of December 31, 2022, to 17.0%, effective February 15, 2023.

Lifezone attributes total comprehensive income or loss of subsidiaries between the owners of the parent and the non-controlling interests based on their respective ownership interests.

2.3    Fair value measurement

Lifezone measures its share options and reserve stock units at fair value at initial recognition.

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value measurement is based on the presumption that the transaction to sell the asset or transfer the liability takes place either:

•        In the principal market for the asset or liability or

•        In the absence of a principal market, in the most advantageous market for the asset or liability. The principal or the most advantageous market must be accessible by Lifezone.

The fair value is measured using the assumptions that market participants would use when pricing the asset or liability, assuming that market participants act in their economic best interest.

A fair value measurement of a non-financial asset takes into account a market participant’s ability to generate economic benefits by using the asset in its highest and best use or by selling it to another market participant that would use the asset in its highest and best use.

Lifezone uses valuation techniques that are appropriate in the circumstances and for which sufficient data are available to measure fair value, maximizing the use of relevant observable inputs and minimizing the use of unobservable inputs.

Equity Instruments for which fair value is measured or disclosed in the financial statements are categorized within the fair value hierarchy, described as follows, based on the lowest level input that is significant to the fair value measurement as a whole:

•        Level 1 — Quoted (unadjusted) market prices in active markets for identical assets or liabilities

•        Level 2 — Valuation techniques for which the lowest level input that is significant to the fair value measurement is directly or indirectly observable

•        Level 3 — Valuation techniques for which the lowest level input that is significant to the fair value measurement is unobservable

Lifezone Metals Limited.
Notes to the Consolidated Financial Statements

2.      Significant accounting policies (cont.)

For instruments that are recognized in the financial statements at fair value, Lifezone determines whether transfers have occurred between levels in the hierarchy by re-assessing categorization (based on the lowest level input that is significant to the fair value measurement as a whole) at the end of each reporting period.

The management determines the policies and procedures for non-recurring measurement, such as share options and restricted stock units. There are no recurring fair value measurements, and the movement in the fair value of the share options and restricted stock units is due to a modification during the year.

External valuers are involved for valuation of the equity instruments. Involvement of external valuers is determined management. Selection criteria include market knowledge, reputation, independence and whether professional standards are maintained. Share options, earnout, warrants and restricted stock units are currently measured under Level 3.

2.4    Business combinations under common control

Business combinations involving entities under common control are outside the scope of IFRS 3 — Business Combinations and there is no other specific IFRS guidance. Accordingly, management used its judgement to develop an accounting policy that is relevant and reliable, in accordance with IAS 8 Accounting Policies, Changes in Accounting Estimates and Errors.

Business combinations under common control are accounted for using predecessor value method. The predecessor value method involves accounting for the assets and liabilities of the acquired business at the existing carrying values, and no goodwill is recorded. Any difference between the acquirer’s cost of investment and acquirees’ equity is presented separately as other reserve within equity on consolidation. The increase in the fair value of share-based payment reserves, assumed by LHL as part of the business combination under common control, are accounted for directly in equity under Other Reserves, as disclosed in Note 2.2.

Lifezone has applied the predecessor value method with comparative periods restated as if the combination had taken place at the beginning of the earliest comparative period presented.

If Lifezone loses control of a subsidiary, it:

(a)     derecognizes the assets (including goodwill) and liabilities of the subsidiary;

(b)    recognizes the fair value of the consideration received;

(c)     recognizes the fair value of any investments retained;

(d)    recognizes any surplus or deficit in profit or loss; and

(e)     reclassifies the parent’s share of components previously recognized in other comprehensive income to profit or loss, if any.

(f)     non-controlling interest will be subsequently measured through profit/loss and will be attributed based on ownership interest and distributions/dividends to the non-controlling interest.

2.4.1.     Asset Acquisitions

When an acquired business or set of assets and activities do not constitute a business under IFRS 3 — Business Combinations, it is accounted for as an asset acquisition. A business is defined as a set of activities and assets that include an input and a substantive process that together significantly contribute to the ability to create outputs.

Lifezone Metals Limited.
Notes to the Consolidated Financial Statements

2.      Significant accounting policies (cont.)

An acquired process is considered substantive if it is critical to the ability to continue producing outputs, and the inputs acquired include an organized workforce with the necessary skills, knowledge, or experience to perform that process or it significantly contributes to the ability to continue producing outputs and is considered unique or scarce or cannot be replaced without significant cost, effort or delay in the ability to continue producing outputs.

Assets and liabilities are initially measured at cost allocated based on the relative fair value of the assets and liabilities acquired. As such no goodwill or bargain purchase gain is recognized upon acquisition. Any transaction costs are capitalized, and Lifezone does not recognize any deferred tax assets or liabilities which arise.

Initial measurement of any contingent consideration which is included in the acquisition is recognized as a liability for the expected variable payments at the time control of the underlying assets and liabilities is obtained. Subsequent measurement of any change in the fair value of the contingent consideration is recognized in profit or loss in the year of change.

2.5    Going concern

The management of Lifezone has assessed the going concern assumptions of Lifezone during the preparation of these consolidated financial statements. Lifezone had net comprehensive loss of $363,874,560 for the year ended December 31, 2023 (2022: $25,583,342), accumulated losses of $408,165,162 at December 31, 2023 (2022: $44,290,602), and positive cash flow of $28,816,044 for the year ended December 31, 2023, as a result of successful fundraising efforts, compared to negative cash flow $25,080,763 for the year ended December 31, 2022.

As of December 31, 2023, Lifezone had consolidated cash and cash equivalents of $49.4 million. The cash flows for the year ended December 31, 2023, was $28.9 million (December 31, 2022: net outflows $25.0 million), consisting of $115.7 million of net inflows (December 31, 2022: net outflows $0.1 million) from financing activities arising from the completion of the SPAC Transaction, the PIPE transaction, and an investment by BHP in KNL. Net outflows from operating activities of $26.9 million (December 31, 2022: net outflows $17.0 million) and net outflows from investing activities of $60.1 million (December 31, 2022: net outflows $8.0 million), relate mainly to exploration and evaluation costs capitalized in relation to the Kabanga Nickel Project and the Simulus acquisition.

On March 21, 2024 Lifezone announced the signing of a binding subscription agreement in relation to a $50 million convertible note, followed on March 27, 2024 with the announcement of the closing of the convertible note transaction, raising $50 million of gross proceeds. Details of the $50 million convertible fundraising can be found in Note 31. Subsequent events.

The audited consolidated financial statements have been prepared on a going concern basis which contemplates the continuity of normal business activities and the realization of assets and discharge of liabilities in the ordinary course of business. Lifezone has not generated significant revenues from operations and, as is common with many exploration-stage mining companies, Lifezone raises financing for its exploration, study and research and development activities in discrete tranches. Based on Lifezone’s current and anticipated liquidity and funding requirements, Lifezone will need additional capital in the future to fund its operations and project developments. In the event Lifezone issues additional equity in the future, shareholders could face significant dilution in their holdings.

Lifezone’s future operating losses and capital requirements may vary materially from those currently planned and will depend on many factors including Lifezone’s growth rate, the execution of various growth projects, and the demand for the Hydromet Technology, exploration and evaluation cost and capital costs in relation to the Kabanga Nickel Project, and the demand and prices for the minerals we envision extracting in our metals extraction business and as well as for Lifezone’s working capital requirements.

Lifezone Metals Limited.
Notes to the Consolidated Financial Statements

2.      Significant accounting policies (cont.)

To enhance our liquidity position and increase our cash reserve for existing operations and future investments, we continue to explore arrangements with potential customers for the offtake of the metals that we expect to produce in the future from the Kabanga Nickel Project, and we may in the future seek equity, mezzanine, alternative or debt financing. Additionally, we may receive the proceeds from any exercise of any warrants in cash. Each Lifezone warrant represents the right to purchase one ordinary Lifezone share at a price of $11.50 per share in cash.

Lifezone’s Form F-1 registration statement became effective on September 29, 2023, registering the resale of certain Lifezone Metals shares and (private) warrants owned by certain previous Lifezone Holdings shareholders, the Sponsor shareholders (including its limited partners), PIPE investors and the sellers of the Simulus business. Pursuant to the BCA, a 180-day lock-up period following the Closing applies to (i) 5,133,600 Lifezone shares, and 667,500 warrants received by the Sponsor shareholders and (ii) the Lifezone shares received by the previous Lifezone Holding’s shareholders who owned 1.5% or more of the outstanding Lifezone Holdings shares prior to the Closing, in each case, subject to certain exceptions. 1,335,000 Lifezone shares received by the Sponsor shareholders were subject to a 60-day lock-up from the Closing Date.

We believe the likelihood that warrant holders will exercise their warrants, and therefore the amount of cash proceeds that we would receive is dependent upon the market price of our Lifezone ordinary shares. On March 28, 2024, the market price for our Lifezone ordinary shares was $7.67. When the market price for our Lifezone ordinary shares is less than $11.50 per share (i.e., the warrants are “out of the money”), we believe warrant holders will be unlikely to exercise their warrants. If all the warrants are exercised, an additional 14,391,141 Lifezone ordinary shares would be outstanding.

In the event that Lifezone is unable to secure sufficient funding, it may not be able to fully develop its projects, and this may have a consequential impact on the carrying value of the related exploration and evaluation assets and the investment in its subsidiaries as well as the going concern status of Lifezone. Given the nature of Lifezone’s current activities, it will remain dependent on equity, mezzanine, alternative or debt funding or monetizing the offtake from the Kabanga Nickel Project until such time as the Lifezone becomes self-financing from the commercial production of its mineral resources and royalties received from intellectual property rights linked to its Hydromet Technology. To the extent that Lifezone foresees increasing financing risks, jeopardizing the existence of Lifezone, Lifezone can accelerate the reduction of costs and aim for smaller, more targeted capital raises.

2.6    Functional and presentation currency

These audited consolidated financial statements are presented in USD, which is Lifezone’s functional currency, and all values are rounded to the nearest USD, except where otherwise indicated. The functional currency is the currency of the primary economic environment in which the entity operates. Accordingly, Lifezone measures its financial results and financial position in USD, expressed as $ in this document.

Lifezone incurs transactions mainly in USD. Other currencies include GBP, AUD and TZS.

The subsidiaries LZSL a company incorporated in England and Wales; and Lifezone LZAP a company incorporated in Australia, are both wholly-owned subsidiaries of Lifezone Limited, and have functional currencies as GBP and AUD respectively. Simulus and its subsidiary Simulus Pty Limited both companies incorporated in Australia, are wholly owned subsidiaries of LZAP and have functional currencies of AUD. The balances of the subsidiaries reporting under other currencies are translated to USD.

The balances of the subsidiaries reporting under other currencies are translated to USD as discussed in Note 2.7.

2.7    Foreign currency transactions and balances

Transactions in foreign currencies are initially recorded using the rate of exchange ruling at the date of the transaction. Foreign exchange gains and losses resulting from the settlement of such transactions, as well as from the translation at year-end exchange rates of monetary assets and liabilities denominated in foreign currencies, are recognized in the statement of comprehensive loss.

Lifezone Metals Limited.
Notes to the Consolidated Financial Statements

2.      Significant accounting policies (cont.)

Assets and liabilities are translated into Lifezone’s reporting currency using the exchange rates in effect at balance sheet dates. Equity accounts are translated at historical rates, except for the change in retained earnings during the year, which is the result of the income statement translation process. Revenue and expense accounts are translated using the weighted average exchange rate during the period. The cumulative translation adjustments associated with the net assets of foreign subsidiaries are recorded in accumulated other comprehensive income/loss in the consolidated statements of shareholder’s equity.

Non-monetary items that are measured in terms of historical cost in a foreign currency are translated using the exchange rates at the dates of the initial transactions.

2.8    Current and non-current distinction

Lifezone presents assets and liabilities in the consolidated statement of financial position based on current/non-current classification.

An asset is classified as current when:

(a)     Lifezone expects to realize the asset, or intends to sell or consume it, in its normal operating cycle;

(b)    Lifezone expects to realize the asset within twelve months after the reporting period;

(c)     Lifezone holds the asset primarily for the purpose of trading; or

(d)    cash or cash equivalent unless restricted from being exchanged or used to settle a liability for at least twelve months after the reporting period.

All other assets are classified as non-current.

A liability is classified as current when:

(a)     Lifezone expects to settle the liability in its normal operating cycle;

(b)    the liability is due to be settled within twelve months after the reporting period;

(c)     Lifezone does not have an unconditional right to defer settlement of the liability for at least twelve months after the reporting period; or

(d)    Lifezone holds the liability primarily for the purpose of trading.

Lifezone classifies all other liabilities as non-current.

Deferred tax assets and liabilities are classified as non-current assets and liabilities.

2.9    Financial instruments

Recognition

Financial assets and financial liabilities are recognized when Lifezone becomes a party to the contractual provisions of the financial instrument.

Classification and initial measurement of financial assets

Except for those receivables that do not contain a significant financing component and are measured at the transaction price in accordance with IFRS 15 — Revenue from Contracts with Customers, all financial assets are initially measured at fair value adjusted for transaction costs, if any.

Lifezone Metals Limited.
Notes to the Consolidated Financial Statements

2.      Significant accounting policies (cont.)

Financial assets, other than those designated and effective as hedging instruments, are classified into the following categories:

•        Amortized cost

•        FVTPL

•        FVOCI

Lifezone does not have any financial assets categorized as FVTPL and FVOCI as at December 31, 2023, and 2022.

The classification is determined by both:

•        The Lifezone’s business model for managing financial assets.

•        The contractual cash flow characteristic of the financial asset.

Subsequent measurement of financial assets

Financial assets are measured at amortized cost if the assets meet the following conditions (and are not designated as FVTPL):

•        they are held within a business model whose objective is to hold the financial assets and collect its contractual cash flows.

•        the contractual terms of the financial assets give rise to cash flows that are solely payments of principal and interest on the principal amount outstanding.

After initial recognition, these are measured at amortized cost using the effective interest method and are subject to impairment. Discounting is omitted where the effect of discounting is immaterial. Lifezone’s cash and cash equivalents, other receivables, related party receivables and receivables from affiliated entities fall into this category of financial instruments.

Derecognition

A financial asset (or, where applicable, a part of a financial asset or part of a group of similar financial assets) is primarily derecognized (i.e., removed from Lifezone’s consolidated statement of financial position) when:

•        The rights to receive cash flows from the asset have expired, or

•        Lifezone has transferred its rights to receive cash flows from the asset or has assumed an obligation to pay the received cash flows in full without material delay to a third party under a pass-through.’ arrangement; and either (a) Lifezone has transferred substantially all the risks and rewards of the asset, or (b) Lifezone has neither transferred nor retained substantially all the risks and rewards of the asset, but has transferred control of the asset.

When Lifezone has transferred its rights to receive cash flows from an asset or has entered into a pass-through arrangement, it evaluates if, and to what extent, it has retained the risks and rewards of ownership. When it has neither transferred nor retained substantially all of the risks and rewards of the asset, nor transferred control of the asset, Lifezone continues to recognize the transferred asset to the extent of its continuing involvement. In that case, Lifezone also recognizes an associated liability. The transferred assets and the associated liability are measured on a basis that reflects the rights and obligations that Lifezone has retained.

Lifezone Metals Limited.
Notes to the Consolidated Financial Statements

2.      Significant accounting policies (cont.)

Continuing involvement that takes the form of a guarantee over the transferred asset is measured at the lower of the original carrying amount of the asset and the maximum amount of consideration that Lifezone could be required to repay.

Impairment of financial assets

Financial assets are assessed for indicators of impairment at each balance sheet date. Financial assets are impaired when there is objective evidence that, as a result of one or more events that occurred after the initial recognition of the financial asset, the estimated future cash flows of the investment have been negatively impacted.

For certain categories of financial assets, such as trade receivables, assets that are assessed not to be impaired individually are subsequently assessed for impairment on a collective basis.

For financial assets carried at amortized cost, the amount of the impairment is the difference between the asset’s carrying amount and the present value of estimated future cash flows, discounted at the financial asset’s original effective interest rate.

The carrying amount of the financial asset is reduced by the impairment loss directly for all financial assets with the exception of trade receivables, where the carrying amount is reduced through the use of an allowance account. When a trade receivable is considered uncollectable, it is written off against the allowance. Subsequent recoveries of amounts previously written off are credited against the allowance account. Changes in the carrying amount of the allowance account are recognized in profit or loss.

If in a subsequent period the amount of the impairment loss decreases, and the decrease can be related objectively to an event occurring after the impairment was recognized, the previously recognized impairment loss is reversed through profit or loss to the extent that the carrying amount of the investment at the date the impairment is reversed does not exceed what the amortized cost would have been had the impairment not been recognized.

Interest income

For all financial instruments measured at amortized cost, interest income is recognized using the effective interest rate method. The effective interest rate is the rate that exactly discounts the estimated future cash receipts over the expected life of the financial instrument or a shorter period, where appropriate, to the net carrying amount of the financial asset. Interest income is recognized in the statement of comprehensive income.

Classification and initial measurement of financial liabilities

Financial liabilities are classified, at initial recognition, as financial liabilities at FVTPL and payables, as appropriate.

All financial liabilities are recognized initially at fair value. Lifezone’s financial liabilities include trade and other payables, contingent consideration, and long-term rehabilitation provision.

Financial liabilities are measured subsequently at amortized cost using the effective interest method which are carried subsequently at fair value with gains or losses recognized in profit or loss.

All interest-related charges and, if applicable, changes in an instrument’s fair value that are reported in profit or loss are included within interest expense or interest income.

Lifezone Metals Limited.
Notes to the Consolidated Financial Statements

2.      Significant accounting policies (cont.)

Payables

This category pertains to financial liabilities that are not held for trading or not designated as at FVTPL upon the inception of the liability. These include liabilities arising from operations (e.g., accounts payable, accrued liabilities). Payables are recognized initially at fair value and are subsequently carried at amortized cost. Amortized cost is calculated by taking into account any discount or premium on acquisition and fees or costs that are an integral part of the effective interest rate.

This accounting policy applies to the Lifezone’s trade and other payables.

Offsetting financial instruments

Financial assets and financial liabilities are offset, and the net amount is reported in the statement of financial position if there is a currently enforceable legal right to offset the recognized amounts and there is an intention to settle on a net basis, or to realize the asset and settle the liability simultaneously.

Derecognition

Financial liabilities are derecognized when the associated obligation is discharged or cancelled or expires. When an existing financial liability is replaced by another from the same lender on substantially different terms, or the terms of an existing liability are substantially modified, such an exchange or modification is treated as the derecognition of the original liability and the recognition of a new liability. The difference in the respective carrying amounts is recognized in profit or loss and other comprehensive income.

2.10  Cash and cash equivalents

Cash and cash equivalents comprise cash on hand and demand deposits, together with other short-term, highly liquid investments that are readily convertible to known amounts of cash and which are subject to an insignificant risk of negatives changes in value. At various times during the year ended December 31, 2023, Lifezone maintained cash balances in banks in excess of insurable limits.

Lifezone has not experienced any losses on such amounts.

2.11  Provisions

Provisions are recognized when Lifezone has a present obligation as a result of a past event, and it is probable that Lifezone will be required to settle the obligation. Provisions are measured at the best estimate of the expenditure required to settle the obligation at the balance sheet date and are discounted to present value where the effect is material.

Asset retirement obligation

Asset retirement obligations will be incurred by Lifezone either while operating, or at the end of the operating life of, Lifezone’s facilities and mine properties. Lifezone assesses its asset retirement obligation at each reporting date. Lifezone recognizes an asset retirement obligation where it has a legal and constructive obligation as a result of past events, and it is probable that an outflow of resources will be required to settle the obligation, and a reliable estimate of the amount of obligation can be made.

Over time, the discounted liability is increased for the change in present value based on the discount rates that reflect current market assessments and the risks specific to the liability. The periodic unwinding of the discount is recognized in the Statement of Comprehensive loss as part of interest expense.

Lifezone Metals Limited.
Notes to the Consolidated Financial Statements

2.      Significant accounting policies (cont.)

2.12  Accruals

Accruals expenditure activities are accounted for in the year, not simply when cash payments are made. In particular:

•        supplies are recorded as expenditure when they are consumed — where there is a gap between the date supplies are received and their consumption, they are carried as inventories on the statement of financial position;

•        expenses in relation to services received (including services provided by employees) are recorded as expenditure when the services are received rather than when payments are made; and

•        Where revenue and expenditure have been recognized, but cash has not been paid, a liability is recorded on the Statement of Financial Position.

2.13  Contingencies

Loss contingencies are recorded as liabilities when it is probable that a loss has been incurred and the amount of the loss can be reasonably estimated. Contingent assets are not recognized in accordance with IAS 37 Provisions, Contingent Liabilities and Contingent Assets.

Initial measurement of any contingent consideration which arises from asset acquisition is recognized as a liability for the expected variable payments at the time of the transaction. Any change in the carrying value resulting from accretion of interest of the contingent consideration or remeasurement due to significant changes assumptions is recognized in the Statement of Comprehensive loss.

2.14  Investments in joint ventures

Under the equity method, the investment in joint ventures is carried in the statement of financial position at cost and adjusted thereafter for the post-acquisition change in the Lifezone’s share of the profit and loss and other comprehensive income of the joint ventures. After the interest in the joint ventures is reduced to zero, additional losses are provided for, and a liability is recognized, only to the extent that Lifezone has incurred legal or constructive obligations or made payments on behalf of the joint ventures.

The financial statements of the joint venture are prepared for the same reporting period as Lifezone. When necessary, adjustments are made to bring the accounting policies in line with those of Lifezone.

Lifezone determines at each reporting date whether there is any objective evidence that the investment in joint ventures is impaired in accordance with IFRS 9 — Financial Instruments.

Subsequent measurement

In determining the value in use of the investments in joint ventures Lifezone estimates:

(a)     Its share of present value of the estimated future cash flows expected to be generated by the joint venture, including the cash flows from operations of the joint venture and the proceeds on the ultimate disposal of the investment; or

(b)    The present value of the estimated future cash flows expected to arise from dividends to be received from the investment and from its ultimate disposal.

Upon loss of significant influence over a joint venture, Lifezone measures and recognizes any retaining investment at its fair value. Any difference between the carrying amount of a upon loss of significant influence and the fair value of the retaining investment and proceeds from disposal is recognized in profit or loss.

Lifezone Metals Limited.
Notes to the Consolidated Financial Statements

2.      Significant accounting policies (cont.)

2.15  Property and equipment

Property and equipment are initially recognized at acquisition cost and carried at historical cost less accumulated depreciation and impairment losses, if any. Subsequent acquisitions are included in the asset’s carrying amount or recognized as a separate asset as appropriate only when it is certain the item can be measured reliably. Depreciation is calculated using the straight-line method to allocate the property and equipment’s value over the lower of their legal or estimated useful lives. Property and equipment with indefinite lives are not depreciated and are assessed for impairment on an annual basis.

When significant parts of property and equipment are required to be replaced in intervals, Lifezone recognizes such parts as individual assets with specific useful lives and depreciation, respectively. The carrying amount of those parts that are replaced is derecognized in accordance with the derecognition provisions of IAS 16 Property, plant and equipment.

When a major inspection is performed, its cost is recognized in the carrying amount of the property and equipment as a replacement if the recognition criteria are satisfied. All other repair and maintenance costs are recognized in profit or loss as incurred.

Depreciation is calculated on a straight-line basis over the estimated economic lives of the following assets:
Office and computer equipment	5 years
Laboratory and testing equipment	2 Years
Furniture	5 years
Buildings	39 years
Vehicles/Transportation equipment	5 years

An item of property and equipment and any significant part initially recognized is de-recognized upon disposal or when no future economic benefits are expected from its use or disposal. Any gain or loss arising from de-recognition of the asset is recognized in profit or loss.

The assets’ residual values, useful lives and methods of depreciation are reviewed at each financial year-end and adjusted prospectively, if appropriate.

2.16  Exploration and evaluation expenditure

Lifezone’s activity involves the search for mineral resources, the determination of technical feasibility and the assessment of commercial viability of an identified mineral resource, and reports exploration and evaluation expenditure under IFRS 6 — Leases as the basis of accounting.

Core exploration and evaluation activities include:

•        researching and analyzing historical exploration data;

•        gathering exploration data through geophysical studies;

•        exploratory drilling, sampling and assaying;

•        determining and examining the volume and grade of the resource;

•        hydrogeological and metallurgical studies;

•        environmental and social studies;

•        engineering design and studies;

Lifezone Metals Limited.
Notes to the Consolidated Financial Statements

2.      Significant accounting policies (cont.)

•        external affairs and community work;

•        surveying transportation and infrastructure requirements; and

•        conducting market, commercial and finance studies, and financial modelling.

Lifezone applies the area of interest method when accounting for exploration and evaluation costs. All direct costs related to the acquisition of exploration rights are capitalized on a property-by-property basis. Once the legal right to explore has been acquired, costs are charged to profit or loss as incurred, unless Lifezone concludes that future economic benefits are more likely than not to be realized. Capitalized exploration and evaluation expenditure includes a wide range of exploration, evaluation and study related costs, including related overhead costs and financing costs. Costs expensed during this phase are included in “General and administrative expenses’ in the statement of profit or loss and other comprehensive income. All direct costs related to the acquisition of exploration rights are capitalized on a property-by-property basis.

Costs expensed during this phase are included in “General and administrative expenses’ in the statement of profit or loss and other comprehensive income.

Exploration and evaluation assets consist of certain mining data acquired in conjunction with the acquisition in 2021. The mining data has an indefinite life and is not being amortized. Following the completion of the ongoing definitive feasibility study which involves capital expenditure to identify and delineate mineral reserves through geological and geotechnical surveying and drilling, at that point, the useful life of the exploration and evaluation assets will be determined and amortized.

Exploration and evaluation assets assessed for impairment when facts and circumstances suggest that their carrying amount may not be recoverable. Where the carrying value of an asset exceeds its recoverable amount, which is the higher of value in use and fair value less costs to sell, the asset is written down. An impairment loss is charged to profit or loss in the statement of comprehensive income.

An exploration and evaluation asset shall no longer be classified as such when the technical feasibility and commercial viability of extracting a mineral resource are demonstrable. Exploration and evaluation assets shall be assessed for impairment indicators, and any impairment loss recognized, before reclassification.

For the purposes of assessing impairment indicators, assets are grouped at the lowest levels for which there are largely independent cash flows (cash-general units). As a result, some assets may be tested individually for impairment, and some may be tested at a cash-generating unit level. As of December 31, 2023, Lifezone had defined the Kabanga Nickel Project as its only exploration and evaluation asset, comprising a special mining license and several prosecting licenses in close proximity, all being explored for the same minerals, managed by the same personnel and owned by TNCL.

An impairment review is undertaken when indicators of impairment arise, but typically when one of the following circumstances apply:

•        Rights to explore in an area have expired or will expire in the near future without renewal;

•        No further exploration or evaluation is planned or budgeted;

•        A decision to discontinue exploration and evaluation in an area because of absence of commercial reserves, and;

•        Sufficient data exists to indicate that the book value will not be fully recovered from future development and production.

Lifezone Metals Limited.
Notes to the Consolidated Financial Statements

2.      Significant accounting policies (cont.)

2.17  Inventories

Inventories are stated at the lower of cost (calculated on a weighted average basis) and net realizable value. Net realizable value refers to the net amount that an entity expects to realize from the sale of inventory in the ordinary course of business. Inventories currently largely consist of fuel used by vehicles, machinery and for power generation in relation to the Kabanga Nickel Project. Cost comprises direct purchase costs.

2.18  Other Intangible assets with finite lives

Recognition

Lifezone’s other intangible assets consist of computer software and patents. Other intangible assets are initially recognized at acquisition cost or acquired as part of a business combination and carried at historical cost less accumulated amortization and impairment losses, if any. Subsequent acquisitions are included in the asset’s carrying amount or recognized as a separate asset as appropriate only when it is probable that future economic benefits associated with the item will flow to Lifezone and the cost of the item can be measured reliably.

The useful lives of other intangible assets are assessed as either finite or indefinite.

Other Intangible assets are amortized on a straight-line basis over their estimated useful lives, which are as follows:
Computer software	3 years
Patents	12 years

Other Intangible assets with finite lives are amortized over their useful economic lives and assessed for impairment whenever there is an indication that the intangible asset may be impaired. Amortization is calculated using the straight-line method to allocate the intangible asset’s value over the lower of their legal or estimated useful lives. Other Intangible assets with indefinite lives are not amortized and are assessed for impairment on an annual basis.

Subsequent measurement

Changes in the expected useful life or the expected pattern of consumption of future economic benefits embodied in the asset are considered to modify the amortization period or method, as appropriate, and are treated as changes in accounting estimates. The amortization expense on intangible assets with finite lives is recognized in the statement of profit or loss and other comprehensive income in the expense category that is consistent with the function of the intangible assets.

Derecognition

Gains or losses arising from derecognition of an intangible asset are measured as the difference between the net disposal proceeds and the carrying amount of the asset and are recognized in the statement of profit or loss and other comprehensive income when the asset is derecognized.

2.19  Impairment of non-financial assets

2.19.1.   Impairment of non-financial assets (excluding goodwill)

Lifezone assesses at each reporting date, whether there is an indication that an asset (or CGU) may be impaired. If any indication exists, or when annual impairment testing for an asset is required, Lifezone estimates the asset’s or CGU’s recoverable amount. An asset’s recoverable amount is the higher of an asset’s or CGU’s fair value less costs of disposals and its value in use.

Lifezone Metals Limited.
Notes to the Consolidated Financial Statements

2.      Significant accounting policies (cont.)

When the carrying amount of an asset (or a cash-generating unit) exceeds its recoverable amount, the asset is considered impaired and is written down to its recoverable amount. For assets where an impairment loss subsequently reverses, the carrying amount of the asset is increased to the revised estimate of its recoverable amount, but so that the increased carrying amount does not exceed the carrying amount that would have been determined has no impairment loss been recognized for the asset in prior years. A reversal of an impairment loss is recognized immediately in the statement of comprehensive income.

An intangible asset with an indefinite useful life is not amortized but is tested annually for impairment.

2.19.2.   Goodwill

Goodwill is tested for impairment at least annually and when circumstances indicate that the carrying value may be impaired. Impairment is determined for goodwill by assessing the recoverable amount of each CGU (or group of CGUs) to which the goodwill relates. Where the recoverable amount of the CGU is less than its carrying amount including goodwill, an impairment loss is recognized. Impairment losses relating to goodwill cannot be reversed in future periods.

2.20  Share capital

Share capital represents the nominal par value of shares that have been issued.

Share capital may be issued in consideration for services provided to Lifezone. The amount of share capital issued is based on the fair market value of the services provided.

2.21  Share premium

Share premium includes any consideration received in excess of the par value upon the issue of share capital. Any transaction costs associated with the issuing of shares are deducted from share premium, net of any related taxes.

2.22  Interest expense and income

Interest income is recognized using the effective interest rate method. Interest income is derived from interest on funds shareholder loans and cash in bank.

All interest-related charges and, if applicable, changes in an instrument’s fair value that are reported in profit or loss are included within interest costs.

2.23  Expenses

Expenses are recognized in profit or loss upon utilization of the service or as incurred.

2.24  Revenue recognition

Revenue is attributable to the Lifezone‘s principal activity from its consulting and management services with regards to Lifezone’s licenses of patents for use in mineral beneficiation operations to affiliated companies primarily in Africa and consulting and management services to non-affiliated companies.

Lifezone has not engaged in metal extraction revenue as exploration work is in progress.

To determine whether to recognize revenue, Lifezone follows a 5-step process:

1.      Identifying the contract with a customer;

2.      Identifying the performance obligations;

Lifezone Metals Limited.
Notes to the Consolidated Financial Statements

2.      Significant accounting policies (cont.)

3.      Determining the transaction price;

4.      Allocating the transaction price to the performance obligations; and

5.      Recognizing revenue when/as performance obligation(s) are satisfied.

Contracts are identified with customers based on implicit or explicit terms as expressed verbally or within written agreements. The consulting and management services provided are not individually distinct and accordingly contracts entered into do not have multiple performance obligations.

Transaction prices are stated within the agreement or are verbally agreed to with no variable elements and are allocated to one performance obligation. Accordingly, revenues from the sale of consulting and management services are recognized at the transaction price during the period the services were provided.

If Lifezone satisfies a performance obligation before it receives the consideration, Lifezone recognizes either a contract asset or a receivable in its Statement of Financial Position, depending on whether something other than the passage of time is required before the consideration is due.

2.25  Right-of-use assets and Lease Liabilities

Lifezone has leases contracts used in its operations with a lease term of 3 – 5 years. The Lifezone’s obligations under its leases are secured by the lessor’s title to the leased assets.

Lifezone recognizes right-of-use assets at the commencement date of the lease (i.e., the date when the underlying asset is available for use). Right-of-use assets are measured at cost, less any accumulated depreciation and impairment losses and adjusted for any remeasurement of lease liabilities. The cost of right-of-use assets include the amount of lease liabilities recognized, initial direct costs incurred, and lease payments made at or before the commencement date less any lease incentives received. Right-of-use assets are depreciated on a straight-line basis over the shorter of the lease term and the estimated useful lives of the assets. Right-of-use assets are also tested for impairment as covered by Note 2.19.

Liabilities arising from a lease are initially measured at the present value of the remaining lease payments discounted using the interest rate implicit in the lease or the incremental borrowing rate in case the interest rate implicit in the lease is not readily determinable.

The main components of the lease payments included in the measurement of the lease liability comprise the following:

•        fixed lease payments; variable lease payments that are linked to an index (consumer price index); and

•        lease payments in an optional renewal period if the Group is reasonably certain to exercise an extension option.

Lease payments contain two elements, principal and interest. Interest expense is presented as part of finance costs in the consolidated statements of operations and other comprehensive income and measured using the effective interest method. Principal and interest portions of lease payments have been presented within financing activities in the consolidated statement of cash flows. The carrying amount of lease liabilities is remeasured if there is change in the future lease payments due to change in index or rate.

If ownership of the leased asset transfers to Lifezone at the end of the lease term or the cost reflects the exercise of a purchase option, depreciation is calculated using the estimated useful life of the asset and depreciated on a straight-line basis.

Lifezone Metals Limited.
Notes to the Consolidated Financial Statements

2.      Significant accounting policies (cont.)

2.26  Business combinations and goodwill

Business combinations are accounted for using the acquisition method. The cost of an acquisition is measured as the aggregate of the consideration transferred, which is measured at acquisition date fair value, and the amount of any NCI in the acquiree. For each business combination, Lifezone elects whether to measure the NCI in the acquiree at fair value or at the proportionate share of the acquiree’s identifiable net assets.

Acquisition-related costs are expensed as incurred and included in administrative expenses.

Lifezone determines that it has acquired a business when the acquired set of activities and assets include an input and a substantive process that together significantly contribute to the ability to create outputs. The acquired process is considered substantive if it is critical to the ability to continue producing outputs, and the inputs acquired include an organized workforce with the necessary skills, knowledge, or experience to perform that process or it significantly contributes to the ability to continue producing outputs and is considered unique or scarce or cannot be replaced without significant cost, effort, or delay in the ability to continue producing outputs.

When Lifezone acquires a business, it assesses the assets and liabilities assumed for appropriate classification and designation in accordance with the contractual terms, economic circumstances and pertinent conditions as at the acquisition date. This includes the separation of embedded derivatives in host contracts by the acquiree.

Mineral reserves, resources and exploration potential that can be reliably measured are recognized separately in the assessment of fair values on acquisition. Other potential reserves, resources and rights, for which fair values cannot be reliably measured, are not recognized separately, but instead are subsumed in goodwill.

Any contingent consideration to be transferred by the acquirer will be recognized at fair value at the acquisition date. Contingent consideration classified as equity is not remeasured and its subsequent settlement is accounted for within equity. Contingent consideration classified as an asset or liability that is a financial instrument and within the scope of IFRS 9 — Financial Instruments is measured at fair value, with changes in fair value recognized in profit or loss in the statement of profit or loss and other comprehensive income in accordance with IFRS 9.

Other contingent consideration that is not within the scope of IFRS 9 is measured at fair value at each reporting date with changes in fair value recognized in profit or loss.

Goodwill is initially measured at cost (being the excess of the aggregate of the consideration transferred and the amount recognized for NCI over the fair value of the identifiable net assets acquired and liabilities assumed).

If the fair value of the identifiable net assets acquired is in excess of the aggregate consideration transferred, Lifezone reassesses whether it has correctly identified all of the assets acquired and all of the liabilities assumed and reviews the procedures used to measure the amounts to be recognized at the acquisition date. If the reassessment still results in an excess of the fair value of net assets acquired over the aggregate consideration transferred, then the gain is recognized in statement of profit or loss and other comprehensive income.

After initial recognition, goodwill is measured at cost less any accumulated impairment losses, if any. For the purpose of impairment testing, goodwill acquired in a business combination is, from the acquisition date, allocated to each of the Lifezone’s cash-generating units that are expected to benefit from the combination, irrespective of whether other assets or liabilities of the acquiree are assigned to those units. Where goodwill forms part of a cash-generating units and part of the operation in that unit is disposed of, the goodwill associated with the disposed operation is included in the carrying amount of the operation when determining the gain or loss on disposal.

Goodwill disposed of in these circumstances is measured based on the relative value of the disposed operation of and the portion of the cash-generating units retained.

Lifezone Metals Limited.
Notes to the Consolidated Financial Statements

2.      Significant accounting policies (cont.)

2.27  Share-based payments

Where equity-settled share options are awarded, the fair value of the options at the date of grant is recognized over the vesting period. Performance vesting conditions are taken into account by adjusting the number of equity instruments expected to vest at each reporting date so that, ultimately, the cumulative amount recognized over the vesting period is based on the number of options that eventually vest. Non-vesting conditions and market vesting conditions are factored into the fair value of the options granted. As long as all other vesting conditions are satisfied, a charge is made irrespective of whether these non-vesting and market vesting conditions are satisfied. The cumulative expense is not adjusted for failure to achieve a market vesting condition or where a non-vesting condition is not satisfied.

Where the terms and conditions of options are modified, the increase in the fair value of the options, measured immediately before and after the modification, is also recognized over the remaining vesting period.

Where equity instruments are granted to non-employees, they are recorded at the fair value of the goods or services received. Amounts related to the issuance of shares are recorded as a reduction of share capital.

When the value of goods and services received in exchange for the share-based payment cannot be reliably estimated, the fair value is measured by use of a Monte Carlo model. The expected life used in the model is adjusted, based on management’s best estimate, for the effects of non-transferability, exercise restrictions, and behavioural considerations.

All equity-settled share-based payments are reflected in share-based payments reserve, until exercised. Upon exercise shares are issued from the treasury and the amount reflected in share-based payments reserve is credited to share capital along with any consideration paid.

2.28  Contingent Consideration

Contingent consideration arising from an asset acquisition transaction outside IFRS 13 are assessed as provisions under IAS 37. Under IAS 37, provisions are at present value discounted using a pre-tax discount rate that reflects the current market assessments of the time value of money and the risks specific to the liability. Therefore, it is remeasured using an appropriate discount rate at each period end, also reflecting the best estimate of the cash flows and the timing of cash flows, unless the impact of such remeasurement is immaterial. Refer to Note 23.

2.29  Warrants

Warrants are classified as either a liability or equity on inception, depending on the terms of the agreement. Warrants are only classified as equity when they are settled by the entity delivering a fixed number of its own equity instruments and receiving a fixed amount of cash or another financial asset. Lifezone assesses the appropriate classification of warrants at the time of inception.

Lifezone determined both the public warrants and private placement warrants should be classified as equity in after assessment of IAS 32 — Financial Instruments: Presentation. Refer to Note 25 for detail.

The fair value of both the public warrants and private warrants are valued using a Black-Scholes option pricing model.

2.30  Earnouts

Earnouts represent payment arrangements whereby the additional purchase consideration on acquisition is contingent on the future financial performance of the company. Earnouts are classified as either a liability or equity on inception, depending on the terms of the agreement.

Lifezone Metals Limited.
Notes to the Consolidated Financial Statements

2.      Significant accounting policies (cont.)

Lifezone determined both Lifezone Holdings and Sponsor shareholder earnout should be classified as equity after assessment and IFRS 2 — Share-based Payment. Refer to Note 25 for detail.

The fair value of earnouts are valued based on a Monte Carlo simulation model.

2.31  Taxation

Tax expense is recognized in profit or loss and comprises the sum of current and deferred tax not recognized in other comprehensive income or directly in equity.

Deferred tax is recognized in respect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. Deferred tax is not recognized for:

•        temporary differences on the initial recognition of assets and liabilities in a transaction that is not a business combination and that affects neither accounting nor taxable profit; and

•        temporary differences to the extent that it is probable that they will not reverse in the foreseeable future.

Tax expense is recognized in profit or loss and comprises the sum of current and deferred tax not recognized in other comprehensive income or directly in equity.

Deferred tax is recognized in respect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. Deferred tax is not recognized for:

•        temporary differences on the initial recognition of assets and liabilities in a transaction that is not a business combination and that affects neither accounting nor taxable profit; and

•        temporary differences to the extent that it is probable that they will not reverse in the foreseeable future.

Deferred tax is measured at the tax rates at which the temporary differences are expected to reverse, using tax rates enacted or substantively enacted at the reporting date. Deferred tax assets and liabilities are offset where the entity has a legally enforceable right to set off current tax assets against current tax liabilities and the deferred tax assets and liabilities relate to the same taxation authority. Deferred tax assets are recognized to the extent that it is probable that there will be taxable profits in the foreseeable future against which they can be utilized.

Lifezone did not recognize any deferred tax assets for the years ended December 31, 2023, and 2022.

2.32  Adoption of new and revised standards

New standards issued and effective

At the date of authorization of these financial statements, several new, but not yet effective, IFRS and amendments to existing IFRS and Interpretations have been published by the IASB. None of these IFRS or amendments to existing IFRS have been adopted early by Lifezone.

Management anticipates that all relevant pronouncements will be adopted for the first period beginning on or after the effective date of the pronouncement. New IFRS, amendments and Interpretations adopted in the current year do not have a significant impact on the Group’s financial results or position.

•        IFRS 17 ‘Insurance Contracts’

•        Disclosure of Accounting Policies (Amendments to IAS 1 and IFRS Practice Statement 2)

Lifezone Metals Limited.
Notes to the Consolidated Financial Statements

2.      Significant accounting policies (cont.)

•        Definition of Accounting Estimates (Amendments to IAS 8)

•        Deferred Tax Related to Assets and Liabilities Arising from a Single Transaction (Amendments to IAS 12)

•        Amendments to IFRS 17 ‘Insurance Contracts’ (Amendments to IFRS 17 and IFRS 4)

New and amended standards not yet effective

The standards and interpretations that are issued, but not yet effective, up to the date of issuance of the Lifezone’s financial statements that Lifezone reasonably expects will have an impact on its disclosures, financial position or performance when applied at a future date, are disclosed below. Lifezone intends to adopt these standards, if applicable, when they become effective.

•        Classification of Liabilities as Current or Non-current (Amendments to IAS 1)

•        Lack of Exchangeability (Amendments to IAS 21)

•        Lease Liability in a Sale and Leaseback (Amendments to IFRS 16)

•        Supplier Finance Arrangements (Amendments to IAS 7 and IFRS 7)

•        Non-current Liabilities with Covenants (Amendments to IAS 1)

Lifezone is currently assessing the impact of the amendments to determine the impact they will have on the Lifezone’s accounting policy disclosures.

3.      Key sources of estimation and uncertainty

Significant accounting judgements and estimates

The preparation of the Lifezone’s audited consolidated financial statements requires management to make judgements, estimates and assumptions that affect the reported amounts of revenues, expenses, assets and liabilities, and the accompanying disclosures, and the disclosure of contingent liabilities. Uncertainty about these assumptions and estimates could result in outcomes that require a material adjustment to the carrying amount of assets or liabilities affected in the future period.

The judgements, estimates and assumptions applied in the audited consolidated financial statements, including the key sources of estimation uncertainty, were the same as those applied in Lifezone’s (and its predecessor holding companies) last annual financial statements for the year ended December 31, 2022.

3.1    Significant accounting judgements

3.1.1.     Business Combination due to Ownership Change (Flip-Up of Ownership)

The ownership of both LZL and KNL was significantly changed on June 24, 2022. This reorganization was completed to simplify the ownership structure and management deemed the business combination to be a business combination under common control as there is no change in the ultimate owners and therefore outside the scope of IFRS 3 — Business Combinations. In summary, the shareholders of LZL and KNL received shares for the newly formed entity, Limited Holdings. Effectively, keeping the ultimate ownership the same prior to the Flip-Up.

Lifezone Metals Limited.
Notes to the Consolidated Financial Statements

3.      Key sources of estimation and uncertainty (cont.)

Management could either use the acquisition or predecessor value method to account for the business combination. In order to determine which method suits the business combination best, we considered the following facts in making the determination:

•        ownership remains unchanged throughout the flip-up;

•        no cash exchanged hands in this transaction as shareholders of the pre-existing entities received a 1:1 share exchange for KNL shareholders and 1:200 for LZL shareholders in the newly formed entity, LHL;

•        the management of the combining entities is typically performed with respect to each other. This occurred both before and after the flip up; and

•        the purpose of this flip up of ownership is to simplify the organizational structure. This is evidenced by the fact that the ultimate owners of Lifezone remain the same before and after the flip-up.

Based on the four points above, predecessor accounting was deemed the appropriate method of accounting for the business combination.

3.1.2.     Use of Going Concern Assumption

The use of going concern assumption requires management to make judgments at a particular point in time about the future outcome of events and conditions that are inherently uncertain. The underlying assumption in the preparation of financial statements is that the Company has neither the intention nor the need to liquidate the business. Management takes into account as a whole range of factors related to expected probability and sources of financing.

As of December 31, 2023, Lifezone had consolidated cash and cash equivalents of $49.4 million. The cash flows for the year ended December 31, 2023, was $28.9 million (December 31, 2022: net outflows $25.0 million), consisting of $115.7 million of net inflows (December 31, 2022: net outflows $0.1 million) from financing activities arising from the completion of the SPAC Transaction, the PIPE transaction, and an investment by BHP in KNL. Net outflows from operating activities of $26.9 million (December 31, 2022: net outflows $17.0 million) and net outflows from investing activities of $60.1 million (December 31, 2022: net outflows $8.0 million), relate mainly to exploration and evaluation costs capitalized in relation to the Kabanga Nickel Project and the Simulus acquisition.

On March 21, 2024 Lifezone announced the signing of a binding subscription agreement in relation to a $50 million convertible note, followed on March 27, 2024 with the announcement of the closing of the convertible note transaction, raising $50 million of gross proceeds. Details of the $50 million convertible fundraising can be found in Note 31. Subsequent events.

3.1.3 Exploration and evaluation assets capitalization

The application of Lifezone’s accounting policy for exploration and evaluation expenditure requires judgement, the use of estimates and assumptions to determine whether future economic benefits are likely from either future exploitation or sale. Under IFRS 6, entities recognizing exploration and evaluation assets are required to perform an impairment test on those assets when specific facts and circumstances outlined in the standard indicate an impairment test is required. The assets are tested if impairment indicators exist or whether the technical feasibility and commercial viability of extracting a mineral resource is demonstrable.

3.1.4 Existence of impairment indicators for exploration and evaluation assets

Lifezone capitalizes certain exploration and evaluation expenses in accordance with its accounting policy. There is no certainty that costs incurred during exploration and evaluation will result in discoveries of commercial quantities of minerals. Lifezone applies judgment to determine whether indicators of impairment exist for these capitalized costs.

Lifezone Metals Limited.
Notes to the Consolidated Financial Statements

3.      Key sources of estimation and uncertainty (cont.)

At December 31, 2023, Lifezone concluded that no impairment indicators exist for any of its exploration and evaluation assets and that the capitalized costs are supported by external (market capitalization) and internal valuations.

3.1.5 Assessment of classification of earnouts

Earnouts represent payment arrangements whereby the additional purchase consideration on acquisition is contingent on the future financial performance of the company. Earnouts are classified as either a liability or equity on inception, depending on the terms of the agreement. Lifezone determined both Lifezone Holdings and Sponsor shareholder earnout should be classified as equity after assessment under IFRS 2 - Share-based Payment. Refer to Note 25 for detail.

3.1.6 Assessment of warrants

Lifezone assumed the outstanding warrants of the SPAC following the SPAC transaction. Under the agreement, all existing warrants of the SPAC will be assumed and replaced for Lifezone warrants and will entitle holders of Lifezone ordinary shares upon exercise.

Management applied IAS 32 to determine whether the assumed warrants are financial liabilities or equity instruments. As the warrants may only be exercised for a fixed number of shares for a fixed price, Lifezone concluded that the warrants should be accounted for as an equity instrument.

3.2.   Significant accounting estimates

The key assumptions concerning the future and other key sources of estimation uncertainty at the reporting date, that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year, are described below. Lifezone based its assumptions and estimates on parameters available when the audited consolidated financial statements were prepared. Existing circumstances and assumptions about future developments, however, may change due to market changes or circumstances arising that are beyond the control of Lifezone. Such changes are reflected in the assumptions when they occur.

3.2.1 Impairment of non-financial assets goodwill

Goodwill is tested at least annually for impairment as part of a cash generating unit, and the recoverable amount is based on the value in use. The estimation of recoverable amount requires management to make significant assumptions, including projected cash flows, discount rates and growth rates. The assumptions used in the calculation of Goodwill’s recoverable amount are presented in Note 14.

3.2.2 Share-based payments — Fair value of options and restricted stock units (RSUs)

Lifezone had equity-settled awards as an incentive to certain senior management, employees, and consultants. These equity-settled awards include restricted share units, share options and earnouts. The fair value of equity-settled awards granted that are assessed as non-vesting is recognized as an expense with a corresponding credit to the share-based payment reserve. The fair value is estimated at the date of grant using the Black-Scholes pricing model, taking into account the terms and conditions attached to the grant. Share-based payments issued without a service condition are expensed in full at the grant date. Key inputs used in making the estimate include volatility, risk free interest rate, Discount for lack of marketability and probability of vesting. The options have all been exercised and the RSUs have been issued, with no more outstanding instruments as of December 31, 2023.

Lifezone Metals Limited.
Notes to the Consolidated Financial Statements

3.      Key sources of estimation and uncertainty (cont.)

3.2.3 Share-based payments — Fair value of earnouts

Earnouts represent payment arrangements whereby the additional purchase consideration on acquisition is contingent on the future financial performance of the company. Earnouts are classified as either a liability or equity on inception, depending on the terms of the agreement. Earnouts assessed to be share-based payments under IFRS 2 are measured at fair value at grant date. The fair value is an estimate made using the Monte Carlo simulation model. This valuation model requires management to make key inputs and assumptions, including equity volatility, risk-free rate, and probability of change of control. Refer to Note 25 for key inputs used in the valuation.

3.2.4 Fair value of warrants

Warrants classified as equity ae measured at fair value art recognition, which is the assumption date for Lifezone. The fair value assumption date, which in Lifezone inception, depending on the terms of the agreement. The fair value of both the public warrants and private warrants are valued using a Black-Scholes pricing model, taking into account the terms and conditions attached to the grant. Key inputs used in making the estimate are disclosed in Note 25.

4.      Segment information

For management purposes, Lifezone is organized into business units based on the main types of activities and has two reportable operating segments, as follows:

•        Metals extraction and refining business; and

•        Intellectual property (“IP”) licensing business.

The Metals extraction and refining segment of the business consists of Lifezone’s interest in KNL, comprising the Kabanga Nickel Project in Tanzania. The IP segment comprises patents residing with and managed by Lifezone’s subsidiary Lifezone Limited, a team of highly trained engineers and scientists based in Lifezone’s newly acquired Simulus hydromet laboratory based in Perth, a strategic partnership with Sedibelo and IDC regarding the development of the potential Kell-Sedibelo-Lifezone Refinery and a newly announced an agreement between Lifezone Metals and Glencore plc to recycle platinum, palladium and rhodium in the United States.

Further information on the accounting of the Simulus acquisition is provided in Notes 1 and 27.

The Chief Executive Officer ensures that the corporate strategy is being implemented. He manages Lifezone on a day-to-day basis, monitors the operating results of its two business units separately for the purpose of making decisions about resource allocation and performance assessment and is Lifezone’s Chief Operating Decision Maker. Segment performance is evaluated based on cash flows, operating profit or loss before taxes and is measured with operating profit or loss in the audited consolidated financial statements.

Each of these operating segments is managed separately as each requires different technological expertise, marketing approaches and other resources. All inter-segment transfers are carried out at arm’s length terms comparable to transactions with third parties.

Operating profit or loss is the segment measure of profit or loss, presented in both gross profit and income before taxes.

Inter-segment eliminations and transactions are identified separately, and the combined segments’ information is reconciled to the Statement of Financial Position and Statement of Comprehensive Income. Inter-segment revenues are eliminated upon consolidation and reflected in the ‘Inter-segment eliminations’ column.

Lifezone Metals Limited.
Notes to the Consolidated Financial Statements

4.      Segment information (cont.)

	Intellectual Property	Metals Extraction	Inter-Segment eliminations	Total
	$	$	$	$
For the year ended December 31, 2023
Revenue from external customers	12,308,791	2,337,403	(13,168,368)	1,477,826
Interest income	259,089	308,101	—	567,190
Gain (loss) on foreign exchange	(23,960)	203,600	—	179,640
General and administrative expenses	(9,202,225)	(370,044,345)	13,168,368	(366,078,202)
Gain on remeasurement of contingent consideration	—	156,047	—	156,047
Interest expense	(13,342)	(198,637)	—	(211,979)
Operating gain/(loss)	2,574,439	(367,237,831)	—	(364,663,392)

For the year ended December 31, 2023
Segment assets	3,451,925	138,810,428	—	142,262,353
Segment liabilities	(2,514,159)	(11,434,667)	—	(13,948,826)
	Intellectual Property	Metals Extraction	Inter-Segment eliminations	Total
	$	$	$	$
For the year ended December 31, 2022
Revenue from external customers	12,472,124	—	(9,544,664)	2,927,460
Interest income	95,064	129,325	—	224,389
Loss on foreign exchange	(6,068)	(49,633)	—	(55,701)
General and administrative expenses	(5,136,544)	(32,967,639)	9,544,664	(28,559,519)
Gain on remeasurement of contingent consideration	—	235,505	—	235,505
Interest expense	—	(266,354)	—	(266,354)
Operating gain/(loss)	7,424,576	(32,918,796)	—	(25,494,220)

For the year ended December 31, 2022
Segment assets liabilities	13,072,760	83,904,291	—	96,977,051
Segment liabilities	(8,693,200)	(12,297,046)	—	(20,990,246)
	Intellectual Property	Metals Extraction	Inter-Segment eliminations	Total
	$	$	$	$
For the year ended December 31, 2021
Revenue from external customers	2,092,575	—	—	2,092,575
Interest income	10,385	594	—	10,979
Gain (loss) on foreign exchange	7,592	(73,887)	—	(66,295)
General and administrative expenses	(11,260,080)	(8,795,223)	—	(20,055,303)
Interest expense	—	(160,840)	—	(160,840)
Loss before tax	(9,149,528)	(9,029,356)	—	(18,178,884)

For the year ended December 31, 2021
Segment assets	12,499,446	50,341,931	(949,628)	61,891,749
Segment liabilities	(839,647)	(7,363,199)	175,000	(8,027,846)

Lifezone Metals Limited.
Notes to the Consolidated Financial Statements

5.      Revenue

	For the years ended,
	December 31, 2023	December 31, 2022	December 31, 2021
	$	$	$
Kellplant Proprietary Ltd	129,680	1,510,830	1,466,825
Kelltechnology SA Proprietary Ltd	684,407	1,344,039	625,750
Consulting and management fee with affiliated companies	814,087	2,854,869	2,092,575
Non-affiliated company revenue	663,739	72,591	—
	1,477,826	2,927,460	2,092,575

Revenue is attributable to hydromet consulting related to mineral beneficiation operations of affiliated companies and technical and laboratory services provided by Simulus to an array of customers. The affiliated entities are joint venture entities of Lifezone. Lifezone Limited has a 50% interest in Kelltech Limited, a joint venture with Sedibelo Resources Limited. Lifezone Limited has an indirect 33.33% interest in KTSA, a subsidiary of Kelltech Limited, and Kellplant Proprietary Ltd (“Kellplant”), a wholly owned subsidiary of KTSA as disclosed in detail in Note 28.

Non-affiliated company revenue of $663k during the year ended December 31, 2023, relates to third party customers following the Simulus acquisition as disclosed in Note 1 and 27.

6.      Interest income

	For the years ended,
	December 31, 2023	December 31, 2022	December 31, 2021
	$	$	$
Interest on related party loan	6,841	6,821	7,357
Other interest revenue	560,349	217,568	3,622
Consulting and management fee with affiliated companies	567,190	224,389	10,979

Other interest revenue arises from cash in bank deposits with bank interest averaging 0.10 – 5.19% over the period.

7.      Interest expense

		For the years ended,
		December 31, 2023	December 31, 2022	December 31, 2021
		$	$	$
Interest accretion on contingent consideration	23	159,904	243,657	160,840
Interest accretion on lease liability	21	52,075	20,745	—
Other interest expenses		—	1,952	—
		211,979	266,354	160,840

8.      Summary statement of employee benefits

Salaries and employee benefits amounted to $5,698,761, $4,403,080 and $543,006 for years ended December 31, 2023, December 31, 2022 and December 31, 2021 respectively. Key management remuneration and benefits, excluding share-based payments, amounted to $4,289,187, $5,054,035 and $4,395,096 for years ended December 31, 2023, December 31, 2022 and December 31, 2021 respectively consisting of $4,163,596, $4,692,080 and $4,395,096 short-term employee benefits and $125,591, $361,955 and $Nil in post-employment and medical benefits. Please refer to note 22 for more details regarding key management remuneration.

Lifezone Metals Limited.
Notes to the Consolidated Financial Statements

9.      General and administrative expenses

The following summary key expenses are included in administrative expenses for the year ended:

		For the years ended,
	Note	December 31, 2023	December 31, 2022	December 31, 2021
		$	$	$
Wages & employee benefits		5,698,761	4,403,080	543,006
Professional fees		3,099,798	6,525,039	6,722,078
Drilling and site costs		—	150,173	225,838
Directors’ fees		591,631	192,298	30,353
Legal expenses		5,121,915	10,278,807	1,234,066
Exploration expenses		59	1,314,483	216,990
Depreciation of property and equipment	13	524,959	129,596	25,527
Depreciation of right of use asset	13	353,851	117,436	—
Loss on disposal of property and equipment	13	—	271,789	—
Amortization of intangible assets	15	163,147	71,095	62,646
Provision for VAT receivable	11	4,617,911	—	—
Share-based expense – Lifezone Holdings shareholder earnout	25	248,464,035	—	—
Share-based expense – Sponsor earnout	25	17,094,750	—	—
SPAC transaction expenses	1	76,857,484	—	—
Share-based payment expense – share options	25	—	—	463,094
Share-based payment expense – restricted stock units	24	—	—	9,525,000
Gain (loss) on foreign exchange		(179,640)	55,701	66,295

Lifezone incurred costs of $23.2 million associated with the SPAC and PIPE transactions over 2023 and 2022, of which $9.6 million were accrued in 2022, while $13.5 million were incurred in 2023. Lifezone has apportioned $5.7 million as directly attributable to equity issuance fees recognized within shareholder’s equity resulting in a net balance of $7.9 million expensed which is included in Professional and Legal fees above for the year ended December 31, 2023 (2022: $9.6 million).

Other increase in the general and administrative expenses was primarily due to an increase of $1,695,906 in wages and employee benefits on account of an increase in the number to 189 employees as of December 31, 2023 (93: December 31, 2022).

Please see Note 11 for details on the “Provision for VAT receivable”.

Share-based payment expenses of $265,558,785 under the SPAC Transaction have been recognized in accordance with IFRS 2 — Share-based Payment, related to the earnouts with market performance vesting conditions as described in Note 1.

These earnouts relate to shares granted to previous Lifezone Holdings shareholders and Sponsor shareholders. In addition, related to the SPAC Transaction, Lifezone has recognized $76,857,484 as SPAC transaction expenses to account for the excess of fair value of equity in Lifezone issued to participating (non-redeeming) GoGreen shareholders over the fair value of GoGreen’s identifiable net assets acquired classified as a service of a stock exchange listing in accordance with IFRS 2, paragraph 10.7.

Lifezone capitalized drilling, site costs, exploration, study costs and resettlement compensation expenses during year ended December 31, 2023, and 2022 to exploration and evaluation assets following advancement in its exploration and study program as disclosed in detail in Note 16.

Lifezone Metals Limited.
Notes to the Consolidated Financial Statements

10.    Cash and cash equivalents

	December 31, 2023	December 31, 2022
	$	$
USD – United States dollar	46,129,886	18,867,216
GBP – Sterling	792,017	432,044
EUR – EURO	148,519	—
AUD – Australian dollar	1,769,872	978,513
ZAR – South African Rand	50,587	—
TZS – Tanzania Shilling	500,787	257,437
Cash and cash equivalents	49,391,627	20,535,210

Made up of;
Cash at banks and on hand	44,391,627	20,535,210
Short-term deposits	5,000,000	—
Cash and cash equivalents	49,391,627	20,535,210

For details on interest earned see Note 6.

11.    Trade and other receivables

Other receivables consist of the following:

	Note	December 31, 2023	December 31, 2022
		$	$
VAT/GST receivables		513,334	2,827,070
Other receivables		696,968	158,231
Receivables from affiliated entities	22	1,433,243	959,935
Prepayments		1,768,923	560,946
Related party receivables	22	75,000	655,683
Prepaid mining license		842,989	843,342
		5,330,457	6,005,207

Receivables from affiliated entities

Relate to short term services and payments on behalf of affiliated entities disclosed in Note 22. Trade receivables arising from revenue activities are included as part of receivables from affiliated entities. Credit terms are 30 days from the start of the period being charged.

VAT/GST receivables

Short term and receivable within twelve months following applicable VAT refund application in the local tax jurisdiction.

Lifezone has VAT receivables with Tanzanian, United Kingdom, and Australian tax authorities amounting to $5,131,245 of which $4,617,911 relates to TNCL as of December 31, 2023.

VAT refunds were submitted and acknowledged by the Tanzania Revenue Authority (TRA) as of December 31, 2023, totaling $2,543,783 (TZS 6,375,406,063). On November 30, 2023, the TRA informed Lifezone’s Tanzanian subsidiary TNCL of its decision to reject the application for VAT refunds for the period covering August 1, 2021 — July 31, 2023, amounting to $1,939,879 (TZS 4,861,636,353). In accordance with prudent financial management practices, the

Lifezone Metals Limited.
Notes to the Consolidated Financial Statements

11.    Trade and other receivables (cont.)

company has made a provision for the whole Tanzanian VAT receivable amounting to $4,617,911 as at December 31, 2023. The argument of the TRA is that TNCL accumulated VAT credits because Lifezone did not produce any taxable supplies during the period. TNCL has defended its submission and outlined that economic activities exist even when a company invests to lay the foundation for later supply goods or services. In our opinion, the lack of profit in a period does not mean that there is absence of an economic activity as defined in local tax laws. The provision in relation to the VAT refund reflects a situation where the company is forced to write off its VAT receivable if the dispute is resolved unfavorably. Lifezone will continue to monitor the situation closely, is lobbying the government of Tanzania as the rejection to claim VAT refund would make the investment in the Kabanga Nickel Project significantly more expensive and will adjust the provision to reflect the most accurate estimate of the potential outcome going forward.

Prepayments

Includes D&O annual insurance premium, in addition to a 6-year run out cover taken out as part of the BCA transaction. D&O insurance taken out in 2023 amounted to $1,670,234 (2022: $24,435) which was required to cover the risk of potential compensation claims against business’ directors for alleged wrongful acts such as breach of trust, breach of duty, neglect, etc. As of December 31, 2023, prepaid D&O insurance amounted to $835,117.

Prepayments include a $400,000 non-refundable deposit paid on September 12, 2022, in relation to a non-binding term sheet between Lifezone Limited and Harmony Minerals Limited and Dutwa Minerals Limited for the acquisition of all the tangible assets and all registered and unregistered IP relating to the Dutwa Nickel Project (excluding the Ngasamo deposit in the Dutwa Nickel Project area). The Dutwa Nickel Project hosts a laterite nickel deposit located in northern Tanzania. It is envisioned that excess sulfuric acid generated by future processing of Kabanga mineralization could be used in processing the laterite mineralization at Dutwa, providing potential synergies between both operations. On April 27, 2023, the term sheet was amended, and exclusivity expired on July 27, 2023.

There can be no assurance that the Dutwa acquisition will be completed, as negotiations are ongoing, closing being subject to the parties entering into definitive documentation and the fulfilment of various conditions. Under negotiation is among other things the consideration to be paid in cash for the Dutwa Nickel Project, which Lifezone aims to adjust considering, amongst other matters, changes in the Nickel market environment. As at the date of these audited consolidated financial statements discussions between the Government of Tanzania and the sellers of the Dutwa Project were believed to be ongoing.

TNCL is required to pay an annual fee to maintain its mining license with the Tanzanian Mining Commission. The prepaid portion of the fee was $842,989 as of December 31, 2023 (2022: $843,342).

The remaining $534,704 prepayment balance relates to general prepayments across the business.

All other receivables are short term in nature.

12.    Inventories

	December 31, 2023	December 31, 2022
	$	$
Fuel	100,780	49,736

Fuel is used by vehicles, machinery and for power generation in relation to the Kabanga Nickel Project and stored at the Kabanga camp site. These are attributable to exploration and evaluation activity and capitalized to Exploration and evaluation assets as consumed.

Lifezone Metals Limited.
Notes to the Consolidated Financial Statements

13.    Property and equipment and right-of-use assets

Lifezone’s property and equipment and right-of-use assets include building, transportation equipment, and office and computer equipment. The carrying amounts for the reporting periods can be analyzed as follows:

	Buildings	Transportation equipment	Office and computer equipment	Laboratory and testing equipment	Total Property and equipment	Right-of- use assets	Total
	$	$	$	$	$	$	$
Cost
As at January 1, 2022	932,623	41,457	52,292	—	1,026,372	—	1,026,372
Additions	—	82,495	202,369	—	284,864	469,743	754,607
Disposals for the period	(255,346)	—	(16,445)	—	(271,791)	—	(271,791)
As at December 31, 2022	677,277	123,952	238,216	—	1,039,445	469,743	1,509,188
Accumulated depreciation
As at January 1, 2022	(14,713)	(7,773)	(3,041)	—	(25,527)	—	(25,527)
Charge	(22,068)	(36,639)	(70,889)	—	(129,596)	(117,436)	(247,032)
As at December 31, 2022	(36,781)	(44,412)	(73,930)	—	(155,123)	(117,436)	(272,559)

Cost
As at January 1, 2023	677,277	123,952	238,216	—	1,039,445	469,743	1,509,188
Additions from acquisitions	—	—	220,698	4,704,783	4,925,481	464,264	5,389,745
Foreign exchange impact	—	—	1,419	16,664	18,082	—	18,082
Additions	—	75,551	621,732	148	697,431	1,230,792	1,928,222
As at December 31, 2023	677,277	199,503	1,082,064	4,721,595	6,680,439	2,164,799	8,845,238
Accumulated depreciation
As at January 1, 2023	(36,781)	(44,412)	(73,930)	—	(155,123)	(117,436)	(272,559)
Foreign exchange impact	—	—	(300)	—	(300)	—	(300)
Charge	(22,068)	(66,839)	(42,298)	(393,454)	(524,659)	(353,851)	(878,510)
As at December 31, 2023	(58,849)	(111,251)	(116,528)	(393,454)	(680,082)	(471,287)	(1,151,369)
Net book value:
As at December 31, 2022	640,496	79,540	164,286	—	884,322	352,307	1,236,629
As at December 31, 2023	618,428	88,252	965,536	4,328,141	6,000,357	1,693,512	7,693,869

In 2022 Lifezone disposed of certain buildings and office and computer equipment with a carrying value of $271,791. These assets relate to the Tanzanian operations deemed no longer in use. Lifezone recognized a loss on disposal of property and equipment amounting to $271,791 in the Statement of Comprehensive Income. There were no disposals during the year ended December 31, 2023.

Non-cash additions of $1,695,056 relating to new leased office space across the business were recognized in the year ended December 31, 2023, as disclosed in Note 21.

Lifezone Metals Limited.
Notes to the Consolidated Financial Statements

14.    Goodwill

$
Cost
As at January 1, 2023	—
Acquired through business combination	9,020,813
As at December 31, 2023	9,020,813

Accumulated impairment
As at January 1, 2023	—
As at December 31, 2023	—
As at December 31, 2023	9,020,813

Goodwill recognized in the period relates to the acquisition of Simulus, a leading hydrometallurgical laboratory and engineering company located in Perth, Australia by Lifezone Asia-Pacific Pty Ltd (formerly Metprotech Pacific Pty Ltd) on July 18, 2023, as disclosed in detail in Note 27.

Management, with the assistance of an independent valuation specialist have concluded that no identifiable intangible assets existed from the acquisition of Simulus. Management have concluded that the fair value of the intangible assets acquired as a result of the Simulus acquisition was de minimis (i.e., no independent value existed). Based on this conclusion any intangible assets that may exist are not required to be recorded and classified outside of goodwill. Management also determined that recording and classifying a de minimis amount of intangible assets within goodwill would not cause the financial statements to be misleading and/or cause a reasonable user of the financial statements to arrive at a different conclusion.

For the purpose of annual impairment testing, goodwill is allocated to the operating segments expected to benefit from the synergies of the business combinations in which the goodwill arises as set out below, and is compared to its recoverable value:

$
Goodwill allocated to cash generating unit
Intellectual Property	9,020,813
As at December 31, 2023	9,020,813

Lifezone has reviewed the revenue-generating ability of the Simulus business and concluded that the goodwill related to Simulus does not require impairment as of the end of the financial year December 31, 2023.

The recoverable amount of the Simulus business was determined based on value-in-use calculations, covering a 10-year cash flow forecast, followed by an extrapolation of expected cash flows for the remaining useful lives using a constant growth rate (terminal value), determined by management. The present value of the expected cash flows of each segment is determined by applying a suitable discount rate reflecting current market assessments of the time value of money and risks specific to the cash generating unit.

$
Recoverable amount of each cash generating unit
Intellectual Property	9,020,813
As at December 31, 2023	9,020,813

Lifezone Metals Limited.
Notes to the Consolidated Financial Statements

14.    Goodwill (cont.)

The following paragraphs describe the key assumptions on which management has based its cash flow projections for the period covered by the most recent budgets/forecasts and a description of management’s approach to determining the value(s) assigned to each key assumption:

Key Assumptions

Management’s key assumptions include:

•        Management believes that the business can grow its revenue by 4% per annum, based on new business generation and available market opportunities, and the ability to pass on inflation. Stable revenue, consistent with 2022, together with robust profit margins.

•        The Group’s management believes that this is the best available input for forecasting this mature market. Cash flow projections reflect stable profit margins historically. No expected efficiency improvements have been taken into account and prices and wages reflect publicly available forecasts of inflation for the industry.

•        Management believes that the business can grow its revenue by 4% per annum, based on new business generation and available market opportunities, and the ability to pass on inflation.

Cash flow projections

Cash flow projections are based on management’s approved budget for 2024 and expected workflow, among other assumptions. This was then extrapolated throughout the forecast period after which, the expected cash flows for the remaining useful life were calculated using a growth rate determined by management as outlined below:

Growth rates

The growth rate of 1.5% reflects the long-term growth rate expectation for Australian GDP. Management deems this appropriate as the company is expected to grow in line with the economy of the country in which it operates.

Discount rates

The present value of the expected cash flow of each segment is determined by applying a suitable discount rate. The discount rate of 9.40% was derived based on WACC for comparable entities in the laboratory services industry, based on market data. The discount rates reflect appropriate adjustments relating to market risk, specific risk factors of each cash generating unit (incorporating adjustments for geographic location) and company specific risks. Management considered cash flows for the Laboratory Services and consulting to be closely linked to the resources sector, which is cyclical in nature but given the jurisdiction in which the business operates is underpinned by resource extraction, management considered these cashflows to be stable and predictable. The stability of these of the cashflows were considered when determining the applicability of any adjustments to this rate.

Lifezone Metals Limited.
Notes to the Consolidated Financial Statements

14.    Goodwill (cont.)

Sensitivity analysis

Sensitivity analysis were performed over key inputs assuming that these will be affected by volatilities within the ranges of +/-1% and 2%. Volatilities in key inputs are unlikely to impair the goodwill.

Discount rate @ 9.40%

Discount rate	7.40%	8.40%	9.40%	10.40%	11.40%
Recoverable amount (in millions)	$21.59	$18.91	$16.77	$15.03	$13.56

Growth rate @ 1.50%

Growth rate	-0.50%	0.50%	1.50%	2.50%	3.50%
Recoverable amount (in millions)	$15.73	$16.19	$16.77	$17.52	$18.53

15.    Patents and Other Intangibles

	Patents	Software	Total Other Intangibles
	$	$	$
Cost
As at January 1, 2022	806,868	—	806,868
Additions	92,545	92,096	184,641
As at December 31, 2022	899,413	92,096	991,509
Accumulated amortization
As at January 1, 2022	(225,451)	—	(225,451)
Charge	(71,095)	—	(71,095)
As at December 31, 2022	(296,546)	—	(296,546)
As at December 31, 2022	602,867	92,096	694,963

Cost
As at January 1, 2023	899,413	92,096	991,509
Additions during the period	90,978	291,410	382,388
As at December 31, 2023	990,391	383,506	1,373,897
Accumulated amortization
As at January 1, 2023	(296,546)	—	(296,546)
Charge	(78,742)	(84,405)	(163,147)
As at December 31, 2023	(375,288)	(84,405)	(459,693)
As at December 31, 2023	615,103	299,101	914,204

Lifezone’s intellectual property includes six active patent families, covering various enhancements to the Hydromet technology process for metal production from ores, concentrates and other feedstocks, including platinum group metals, gold, silver, base metals and rare earth metals. These enhancements span the handling of gangue elements, purification steps, diverse feed materials, and carbon emissions minimization.

Lifezone Metals Limited.
Notes to the Consolidated Financial Statements

16.    Exploration and evaluation assets and mining data

	Mining Data	Exploration and evaluation assets	Total
	$	$	$
Cost
As at January 1, 2022	12,746,135	—	12,746,135
Additions	—	5,709,171	5,709,171
As at December 31, 2022	12,746,135	5,709,171	18,455,306

Cost
As at January 1, 2023	12,746,135	5,709,171	18,455,306
Additions	—	51,355,297	51,355,297
As at December 31, 2023	12,746,135	57,064,468	69,810,603

The capitalization of exploration and evaluation costs assumes that there is a reasonable prospect that the project can be developed into a profitable mining operation and that the exploration and evaluation expenditure and study work relating to a mineral resource within a valid license area could result in cash in-flows over time. Exploration and evaluation expenditures are recognized and measured at cost and the exploration and evaluation assets are classified as intangible assets.

Lifezone assesses on a project-by-project basis if the exploration and evaluation phase has been concluded. At the earliest, an exploration asset gets reclassified as a development asset when a current and positive Feasibility Study describing the development path for the mineral resource was released and is available publicly. That is usually also the time when a mineral reserve gets declared. A reclassification will happen at the latest when an exploration asset gets approved for development.

Where Lifezone is unsuccessful in acquiring or being granted a tenement area, any such costs are immediately expensed.

All costs incurred prior to securing the legal right to undertake exploration activities on a project are written-off as incurred. Exploration and evaluation expenditures do not include expenditures incurred after the technical feasibility and commercial viability of extracting a mineral resource are demonstrable.

Additions during the period are capitalized costs incurred in the exploration and evaluation of the Kabanga Nickel Project in Tanzania. Finance costs, to the extent they are directly attributable to financing these activities, and appropriate technical and administrative overheads incurred in connection to exploration and evaluation activities are capitalized if Lifezone believes that a high probability exists that the project can be developed into a successful mine. During 2023 TNCL has made resettlement compensation payments to landowners of $2,189,928 (2022 $Nil) to acquire land from economically and physically displaced project affected households.

17.    Subscription receivable

	December 31, 2023	December 31, 2022
	$	$
Subscription receivable	—	50,000,000

On October 14, 2022, BHP agreed to invest a further $50 million in KNL in the form of equity under the Tranche 2 subscription agreement, the completion of which was subject to certain conditions, including Tanzanian Fair Competition Commission merger filing approval, Section 56 Comfort Letter from the Government of Tanzania’s special negotiation team. As at December 31, 2022, KNL satisfied substantially all the closing conditions, and received the $50 million on February 15, 2023. Lifezone issued a stock certificate on the same day, bringing BHP’s interest in KNL from 8.9% as of December 31, 2022, to 17.0%, effective February 15, 2023.

Lifezone Metals Limited.
Notes to the Consolidated Financial Statements

18.    Taxation

	December 31, 2023	December 31, 2022
	$	$
Reconciliation of the tax expense
Loss for the year before tax	(364,663,392)	(25,494,220)

Tax using the Isle of Man corporation tax rate of 0%	—	—
Differences in overseas taxation rates	2,360,211	4,753,021
Movement in unrecognized deferred tax assets	(2,360,211)	(4,753,021)
	—	—

The group operates in various jurisdictions with different tax rates, including Isle of Man (0%), United Kingdom (25%), Tanzania (30%) and Australia (30%). Please refer to Note 2 for a list of subsidiaries and their respective countries of incorporation. The subsidiaries follow the domestic tax rates of their countries of incorporation. The effective tax rate is 0% as there were not tax expense recognized for current and prior year.

From April 1, 2023, the main rate of corporation tax in the United Kingdom increased from 19% to 25%, and a new 19% small profits rate of corporation tax was introduced for companies whose profits do not exceed GBP 50,000. This has no impact on the Company as the subsidiaries in the United Kingdom have no taxable profits.

Deferred tax assets are recognized only the extent that it is probable that taxable profit will be available against which the deductible temporary differences can be utilized. Deferred tax assets as of December 31, 2023, and 2022 are not recognized in the statement of financial position.

There are potential deferred tax assets mainly arising on account of estimated accumulated tax losses in the Tanzania operation. Deferred income tax assets have not been recognized due to Lifezone’s mining operation is still in the exploration and evaluation phase and consequently the management do not expect the mine operation to generate sufficient taxable profits in the foreseeable future against which the deferred income tax asset can be recovered fully.

Deferred tax liability has not been recognized in relation to the Goodwill arising from a business combination in accordance with IAS 12 par 14.55 which does not permit recognition of this deferred tax liability.

19.    Supplementary cashflow information

Below are the significant noncash investing and financing activities during the year

On July 18, 2023, Lifezone completed the acquisition of Simulus group for a total consideration of $14.53 million comprising of cash amounting to $8.50 million and $6.03 million non-cash consideration in the form of the Lifezone Metals shares. Please refer to Note 27 for the details of the net identifiable assets acquired and the resulting Goodwill.

Lease commitments were entered into during the year, resulting to additions of right-of-use assets amounting to $1.695 million. Please refer to Note 13 for the movement in the balances of right-of-use assets.

On July 5, 2023, Lifezone, as part of the SPAC transaction and pursuant to the execution of the BCA, assumed warrants which were measured at fair value amounting to $15.1 million. Please refer to Note 25 for further details of the Warrant assumption.

On July 5, 2023, Lifezone, as part of the SPAC transaction and pursuant to the execution of the BCA, performed a Share for share exchange reorganization amounting to $2,934. Please refer to Note 25 for further details of the Share for share exchange.

Lifezone Metals Limited.
Notes to the Consolidated Financial Statements

20.    Trade and other payables

	December 31, 2023	December 31, 2022
	$	$
Trade payables	2,529,751	645,677
Tax payable	852,479	595,412
Accrued expenses	4,953,234	15,360,522
	8,335,464	16,601,611

Included in accrued expenses and trade payables as of December 31, 2023, are $Nil (December 31, 2022: $9,649,642) of accrued non-recurring listing costs and equity issuance costs in relation to the SPAC and PIPE transactions. A further $Nil (2022: $2,500,000) is included in accrued expenses in relation to transaction costs associated with the Subscription receivable as per Note 17.

All amounts are short-term. The carrying value of trade payables and accrued expenses are considered to be a reasonable approximation of their fair value.

21.    Lease liabilities

TNCL entered into a contract with Cordula Limited, Tanzania for lease of office space in Dar Es Salaam used for operations in 2021 for term five (5) years and an additional contract in 2023 for four (4) years. The lease contract does not include variable lease payments. As at December 31, 2023, the average remaining lease term was three (3) years and eight (8) months.

Lifezone’s Tanzanian subsidiary, Tembo Nickel entered into a contract with AKO Group Limited, Tanzania for lease of accommodation units at the Kabanga Nickel mining camp to be used by personnel and contracts of TNCL and Lifezone. The lease has a term three (3) years. The lease contract does not include variable lease payments. As at December 31, 2023, the remaining lease term was two (2) years and eight (8) months.

Lifezone’s Australian subsidiary, Asia-Pacific Pty Ltd leases office space in Perth used for operations from Trustees of the Christian Brothers, Australia. The lease contract does not include variable lease payments. As at December 31, 2023, the remaining lease term was one (1) year and seven (7) months.

As part of the Simulus acquisition (please refer to Note 27), Lifezone assumed the existing lease obligations of Simulus. Simulus entered into a contract with the Seattle Investments Pty Ltd, Australia for lease of office and warehouse space in Perth used for operations in 2020. The terms of the lease were five (5) years. The lease contract does not include variable lease payments. As at December 31, 2023, the remaining lease term was one (1) year and one (1) months.

On August 3, 2023, Simulus entered into a contract with Nowa Pty Ltd Australia for lease of office and warehouse space in Perth used for operations in 2022. The terms of the lease were five (5) years. The lease contract does not include variable lease payments. As at December 31, 2023, the remaining lease term was four (4) years and seven (7) months.

Lifezone’s obligations under its leases are secured by lessor’s title to the leased assets.

Lifezone Metals Limited.
Notes to the Consolidated Financial Statements

21.    Lease liabilities (cont.)

The roll forward analysis of lease liability is presented below:

	December 31, 2023	December 31, 2022
	$	$
At January 1	395,880	—
Additions	1,677,918	456,068
Interest accretion on lease liability	52,075	20,745
Payments	(338,171)	(80,933)
At December 31	1,787,702	395,880

Current	602,557	105,304
Non-current	1,185,145	290,576
	1,787,702	395,880

Shown below is the maturity analysis of the undiscounted minimum lease payments:

Undiscounted future lease payments

	December 31, 2023	December 31, 2022

	$	$
Less than 1 year	678,051	122,513
More than 1 year but less than 5 years	1,236,050	311,850
	1,914,101	434,363

22.    Significant related party transactions

Related Party relationships with shareholders with significant influence

The three founding shareholders of Lifezone and members of their immediate family are related parties, some with significant influence over the affairs of Lifezone. Keith Liddell and family, Chris von Christierson and family, and Peter Smedvig, personally and via various investment companies and trusts collectively held approximately 63.0% of the outstanding Lifezone shares as of December 31, 2023. The three founding shareholders (including the members of their immediate families) are long-term financial supporters of the business and are not considered to be related to each other and are not considered to control or jointly control the financial and operating policy decisions of Lifezone. Lifezone has no commercial relationships with Peter Smedvig’s beyond his shareholding in Lifezone and no compensation or transfer of resources took place during the reporting period with Peter Smedvig and known family members.

The Liddell family holdings are in aggregate approximately 30.7% of all outstanding Lifezone shares as of December 31, 2023, making him and members of his immediate family related parties with significant influence over the affairs of Lifezone. Keith Liddell was the Chairman of Lifezone Holdings until the listing at the NYSE, when he became the Chairman of Lifezone.

Keith Liddell is also retained as a consultant to provide metallurgical engineering services to Lifezone in matters related to metals recovery and the design, engineering, commissioning, and operation of Lifezone’s metals and minerals projects. This commercial agreement between Lifezone and Keith Liddell replaced an earlier agreement with Keshel Consult Limited, which was terminated on June 30, 2023, and replaced with a commercial agreement between Lifezone and Keith Liddell directly with effect from July 1, 2023.

Lifezone Metals Limited.
Notes to the Consolidated Financial Statements

22.    Significant related party transactions (cont.)

His children, Simon Liddell and Natasha Liddell are employees of Lifezone Asia-Pacific Pty Ltd. Simon Liddell is a director of the company Lifezone Asia-Pacific, and Natasha Liddell is a member of the Executive Committee. Keith’s stepson, Charles Liddell, has an IT consultancy agreement with KNL. Keith Liddell’s wife Shelagh Jane Liddell also holds shares and has not received compensation during the reporting period and has no commercial agreement with Lifezone. Natasha Liddell informed Lifezone that she will be departing from her role, effective February 16, 2024.

Chris von Christierson was a director at various group companies but resigned as a non-executive director from the boards of Lifezone Holdings, Lifezone Limited and KNL with effect from August 31, 2023. He no longer holds any directorships with any group company.

The holdings in trusts where family members of Chris von Christierson are beneficiaries are classified as true trust holdings managed by professional trustees, making Chris von Christierson and close family members not related parties with significant influence. His son, Anthony von Christierson, is employed by Lifezone Metals.

Refer to Related party expenses table for payments made under the above agreements.

Directorships as at December 31, 2023

Name of entity	Type	Keith Liddell	Simon Liddell
Lifezone Asia-Pacific Pty Ltd	Subsidiary	•	•
Simulus Pty Ltd	Subsidiary	•
The Simulus Group Pty Ltd	Subsidiary	•
Kabanga Holdings Limited	Subsidiary	•
Romanex International Limited	Subsidiary	•
Tembo Nickel Mining Company Limited	Subsidiary	•
Tembo Nickel Refining Company Limited	Subsidiary	•
Tembo Nickel Corp. Limited	Subsidiary	•

Resignations and appointments for the year ended December 31, 2023.

Chris von Christierson resigned on August 31, 2023, from:

•        Lifezone Holdings Limited,

•        Lifezone Limited,

•        Kabanga Nickel Limited,

•        KellTech Limited.

•        Tembo Nickel Mining Company Limited,

•        Tembo Nickel Refining Company Limited; and

•        Tembo Nickel Corp. Limited.

Natasha Liddell resigned on September 11, 2023, from:

•        Lifezone Holdings Limited; and

•        Lifezone Limited.

Keith Liddell resigned on September 11, 2023, from:

•        Lifezone Holdings Limited,

•        Lifezone Limited,

Lifezone Metals Limited.
Notes to the Consolidated Financial Statements

22.    Significant related party transactions (cont.)

•        LZ Services Limited,

•        Kabanga Nickel Limited,

•        Kelltech Limited; and

•        Kelltechnology South Africa (RF) (Pty) Ltd.

Keith Liddell was appointed on July 6, 2023, as a director of Lifezone Metals Limited. Keith Liddell was appointed on July 18, 2023, as a director of:

•        Simulus Pty Ltd; and

•        The Simulus Group Pty Ltd.

Directors’ fees

Lifezone Metals Limited had a Directorship agreement with Keith Liddell as a Director of Lifezone Metals Limited. For the six (6) months ending December 31, 2023, Keith Liddell, was paid $55,000 (December 31, 2022: $Nil). This agreement with Keith Liddell was terminated on August 31, 2023.

Lifezone Limited had a Directorship agreement with Keith Liddell as a Director of Lifezone Limited, a wholly owned subsidiary of Lifezone, For the year ended December 31, 2023, Keith Liddell, was paid $19,583 (December 31, 2022: $29,375). This agreement with Keith Liddell was terminated on August 31, 2023.

Kabanga Nickel Limited had a Directorship agreement with Keith Liddell as a Director of Kabanga Nickel Limited, a wholly owned subsidiary of Lifezone, For the year ended December 31, 2023, Keith Liddell, was paid $19,583 (December 31, 2022: $29,375). This agreement with Keith Liddell was terminated on August 31, 2023.

Natasha Liddell was a non-paid Director of Lifezone Holdings and Lifezone Limited before resigning on September 11, 2023.

Transactions with significant shareholders and their extended families

Lifezone had a commercial agreement with Keshel Consult Limited for the engagement of Keith Liddell as a technical consultant of LZL. This commercial agreement between Lifezone and Keshel Consult Limited was terminated on June 30, 2023, and replaced with a commercial agreement between Lifezone and Keith Liddell directly with effect from July 1, 2023.

Mr. Charles Liddell (stepson of Mr. Keith Liddell) is the owner/partner in the Australian firm Integrated Finance Limited for the provision of information technology services to KNL. The agreement was modified as of December 31, 2023, and the amounts that will be paid will be reduced in 2024.

Ms. Natasha Liddell (the daughter of Mr. Keith Liddell) was a paid employee of Lifezone Asia-Pacific. Natasha Liddell resigned as an effective on February 16, 2024.

Mr. Simon Liddell (the son of Mr. Keith Liddell) is a paid employee of Lifezone Asia-Pacific Pty Ltd. He is Vice President Mining and has extensive underground mining experience, having joined from Gold Fields in Australia in 2022.

Lifezone Limited had a commercial agreement with Southern Prospecting (UK) Limited for the engagement of Chris von Christierson as a consultant of LZL, in respect of mining projects and management. This commercial agreement with Southern Prospecting (UK) Limited was terminated on August 31, 2023.

Lifezone Metals Limited.
Notes to the Consolidated Financial Statements

22.    Significant related party transactions (cont.)

Lifezone Limited had a commercial agreement with Transition Resources Limited for the engagement of Anthony von Christierson as a consultant of LZL. This commercial agreement with Transition Resources Limited was terminated on July 31, 2023. As of August 1, 2023, Anthony von Christierson is an employee of LZSL, as Senior Vice President: Commercial and Business Development.

Lifezone had a commercial agreement with Fugue Pte Limited for the engagement of Mike Adams as a technical consultant of Lifezone Limited. This commercial agreement between Lifezone and Fugue Pte Limited was terminated on June 30, 2023. Lifezone had a commercial agreement with Airvolution Co., an entity controlled by Mike Adams with effect from November 16, 2022.

Refer to related party expenses table for payments made under the above agreements.

Related party loans

From the time of the NYSE listing Lifezone has a policy not to provide personal loans to directors or members of the Executive Committee.

Lisa Smith, an employee and shareholder, who is not a director or officer and is not considered holding significant influence over Lifezone, has a loan of $75,000 with KNL. As at December 31, 2023, this was outstanding and is expected to be repaid before December 31, 2024.

Remuneration of key management personnel

	2023	2022	2021
	$	$	$
Short-term employee benefits	3,651,073	2,554,359	644,550
Short-term employee bonuses	512,524	2,137,721	3,750,546
Post-employment pension and medical benefits	125,591	361,955	—
Total compensation paid	4,289,187	5,054,035	4,395,096

Share-based payments to key management personnel

	2023	2022	2021
	$	$	$
Share-based expense – Lifezone Holdings shareholder earnout	110,611,407	—	—
Share-based payment expense – share options	—	—	328,326
Share-based payment expense – restricted stock units	—	—	9,525,000

The amounts disclosed in the above relate to employee expenses incurred during the reporting period in connection to the employment of and existing consulting agreements entered into with key management personnel as listed following:

Keith Liddell	Chairman
Chris Showalter	Chief Executive Officer
Ingo Hofmaier	Chief Financial Officer (joined June 29, 2023)
Dr Michael Adams	Chief Technology Officer
Gerick Mouton	Chief Operating Officer
Benedict Busunzu	Tembo Nickel Chief Executive Officer
Spencer Davis	Group General Counsel (joined March 1, 2023)
Natasha Liddell	Chief Sustainability Officer (resigned February 16, 2024)
Anthony von Christierson	Senior Vice President: Commercial and Business Development
Evan Young	Senior Vice President: Investor Relations and Capital Markets (joined October 10, 2023)

Lifezone Metals Limited.
Notes to the Consolidated Financial Statements

22.    Significant related party transactions (cont.)

Related party revenue

Lifezone had sales to related parties as follows for the period ended:

	December 31, 2023	December 31, 2022	December 31, 2021
	$	$	$
Transactions with affiliated companies
Kellplant Proprietary Ltd	129,680	1,510,830	1,466,825
Kelltechnology SA Proprietary Ltd	684,407	1,344,039	625,750
Consulting and management fee revenue	814,087	2,854,869	2,092,575

Revenue is attributable to hydromet consulting related to mineral beneficiation operations of affiliated companies and technical and laboratory services provided by Simulus to an array of customers. The affiliated entities are joint venture entities of Lifezone. Lifezone Limited has a 50% interest in Kelltech Limited, a joint venture with Sedibelo Resources Limited. Lifezone Limited has an indirect 33.33% interest in KTSA , a subsidiary of Kelltech Limited, and Kellplant Proprietary Ltd (“Kellplant”), a wholly owned subsidiary of KTSA as disclosed in detail in Note 28.

Lifezone incurred consultancy fees and paid bonuses related to consulting agreements entered into with related parties as follows:

Consultancy fees and Bonuses

Engagement Party	Related Person	Engagement with	2023	2022	commenced	ended
Transition Resources Limited*	Anthony von Christierson	Lifezone Limited	163,193	479,702	March 21, 2022	July 31, 2023
Fugue Pte Limited	Mike Adams	Lifezone Limited	—	279,608	April 15, 2022	June 30, 2022
Airvolution Co. Limited	Mike Adams	Lifezone Limited	625,935	810,810	November 16, 2022	—
LZ Advisory LLC	Christopher Showalter	Lifezone Limited	957,682	951,720	March 15, 2022	—
Southern Prospecting (UK) Limited	Chris von Christierson	Lifezone Limited	68,819	87,588	April 3, 2019	August 31, 2023
Keshel Consult Limited	Keith Liddell	Lifezone Limited	391,735	1,135,157	March 15, 2022	June 30, 2023
Keith Liddell	Keith Liddell	Lifezone Limited	132,048	—	July 7, 2023	—
Integrated Finance WA PTY Ltd	Charles Liddell	Lifezone Limited	37,345	41,195	March 23, 2022	—
Newvision Metals PTE. Limited	Gerick Mouton	Lifezone Limited	425,000	435,956	June 2, 2022	—
EJMY Consulting	Evan Young	Lifezone Limited	42,117	—	October 10, 2023	—
			2,843,873	4,221,735
Wages and Bonuses
Natasha Liddell		Lifezone Asia-Pacific Pty Ltd	320,195	572,829
Simon Liddell		Lifezone Asia-Pacific Pty Ltd	284,047	502,259
Anthony von Christierson**		LZ Services Limited	122,386	—
			726,628	1,075,088

____________

*        Up to July 2023

**      Since August 2023

Lifezone Metals Limited.
Notes to the Consolidated Financial Statements

22.    Significant related party transactions (cont.)

Related party receivables

Lifezone had receivables due from related parties as at:

	December 31, 2023	December 31, 2022
	$	$
Balances with affiliated entities
BHP Billiton (UK) DDS Limited	—	211,099
Kelltechnology SA Proprietary Ltd	1,433,243	748,836
Other receivables	1,433,243	959,935

Balances with management personnel
Related party receivables – Interest free	75,000	375,000
Related party receivables – Interest bearing	—	280,683
	75,000	655,683

Receivables from affiliated entities

Relate to short term services to and payments on behalf of affiliated entities and are considered provided at arm’s length.

Balances with management personnel

Related party receivables — Interest free

In 2020, Lifezone provided loans to shareholders who were working for the Lifezone amounting to $375,000. As of December 31, 2023, a loan to Lisa Smith of $75,000 was still outstanding. The loans with employees and consultants of Lifezone are interest free and repayable on demand and are not considered arm’s length.

Related party receivables — Interest bearing

In 2018, Lifezone provided unsecured interest-bearing loan to Chris Showalter based on a SONIA (2021: LIBOR), plus 3%, which was repayable on demand and considered arm’s length.

For the year ended December 31, 2023, interest amounted to $6,841 (2022 $10,137). There was no interest-bearing loan outstanding as at December 31, 2023, following the repayment of the loan and interest on July 5, 2023.

Related party payables

	December 31 2023	December 31 2022
	$	$
Balances with management personnel
Related party payables	132,048	—
	132,048	—

Lifezone Metals Limited.
Notes to the Consolidated Financial Statements

22.    Significant related party transactions (cont.)

Related party payables

Relate to short term services payments and are considered provided at arm’s length. The amount above relates to services provided by Keith Liddell to Lifezone Limited for the period September to December 2023 not paid as at December 31, 2023.

Related party share-based payments

Lifezone granted restricted stock units and earnouts to key management personnel as described in detail in Note 25.

23.    Contingent consideration

On April 30, 2021, KNL completed the acquisition of all shares of Kabanga Holdings Limited from Barrick International (Barbados) Corporation and Glencore Canada Corporation and all shares of Romanex International Limited from Glencore Canada Corporation and Sutton Resources Limited for a total consideration of $14 million, to acquire the physical assets and all historical IP related to the Kabanga Nickel Project. The IP relates to a significant amount of data and exploration and study expenses that earlier owners invested into the Kabanga Nickel Project.

Of the $14 million, $8 million was paid by KNL to the previous owners before completion of the acquisition, with the remaining $6 million due to the sellers in stage payments as below:

•        The first tranche amounting to $2 million: payable at the earlier of completion of feasibility study and 3rd anniversary of the contract from date of signing.

•        The second tranche amounting to $4 million: payable at the earlier of the completion of feasibility study or the 5th anniversary of the contract from date of signing.

On December 15, 2022, KNL made the first tranche payment amounting to $2 million. The remaining $4 million is expected to be paid at the completion of a definitive feasibility study or on December 9, 2024, whichever is earlier.

The present value of the outstanding balance of contingent consideration as of December 31, 2022, based Lifezone’s incremental borrowing rate of 8.85% has been reported on the Statement of Financial Position at $3,693,612 (2022: $3,689,755).

The carrying amounts for the reporting periods can be analyzed as follows:

Gross carrying amount	$
At January 1, 2022	5,681,603
Repayment	(2,000,000)
Remeasurement gain	(235,505)
Accretion of interest	243,657
At December 31, 2022	3,689,755
Remeasurement gain	(156,047)
Accretion of interest	159,904
At December 31, 2023	3,693,612

Lifezone Metals Limited.
Notes to the Consolidated Financial Statements

23.    Contingent consideration (cont.)

Lifezone remeasured the remaining portion of contingent consideration of $4 million to consider the current progress of the definitive feasibility study. As at December 31, 2023, Lifezone assessed that it is highly probable that the completion of the definitive feasibility study will be achieved by the 5th anniversary of the contract from the date of signing, well within the agreed timeline. The remeasurement charge has been recognized in the Statement of Comprehensive Income.

24.    Long term rehabilitation provision

	December 31, 2023	December 31, 2022
	$	$
Asset retirement obligation provision	—	303,000

Lifezone’s exploration, development and future mining and processing activities are subject to various Tanzanian Government controls and regulations relating to protection of the environment, including requirements for the closure and reclamation of mining properties. Through the exploration and evaluation activities on Lifezone’s prospecting and mining properties, asset retirement obligations are incurred.

Lifezone expects to create provisions for the future cost of asset retirement and industry specific rehabilitation obligations on a discounted cash flow basis at the time of developing its mines and constructing and using related processing facilities. Asset retirement obligations represent the present value of future rehabilitation costs relating to prospecting and mining sites. Assumptions are made on the current and future economic environment, which management believes are a reasonable basis upon which to estimate future liabilities. These estimates are reviewed regularly to consider any material changes to the assumptions because of changes in laws and regulations, public expectations, costs, analysis of site conditions and changes in technology to restore the mine sites. However, actual asset retirement cost will ultimately depend upon future market prices for the necessary rehabilitation work required that will reflect market conditions at the relevant time.

Lifezone’s Environment and Geology Department conducted a survey in December 2023 of all the disturbed locations on its prospecting and mining licenses impacted by historic and recent exploration activities. The survey identified 48 exploration pads requiring environment restoration. These pads comprise 20 historic (pre Lifezone) exploration drilling sites that were partially rehabilitated in 2012, and areas cleared in the recent drilling program and 28 sites impacted by recent hydrogeological activities (water drilling).

No areas were identified to be contaminated and rehabilitation work for areas with surface disturbance was initiated, including the planting of 2,000 native trees. The estimated expenses to rehabilitate the entire area is estimated to cost circa $5,000. The rehabilitation activities have commenced, will be completed by May 2024 and the amount is considered immaterial.

Following this assessment Lifezone’s Tanzanian subsidiary, Kabanga Nickel Company Limited, released its rehabilitation provision of $303,000 via the statements of comprehensive loss.

Lifezone Metals Limited.
Notes to the Consolidated Financial Statements

25.    Equity

Lifezone Holdings was incorporated on March 28, 2022, as a holding company for Lifezone Limited and acquired 100% of the equity interest in Lifezone Limited on June 24, 2022. Refer to Note 1.

Lifezone was incorporated on December 8, 2022, as a holding company for Lifezone Holdings and acquired 100% of the equity interest in Lifezone Holdings on July 6, 2023, as part of the SPAC Transaction. Refer to Note 1.

	December 31, 2023		December 31, 2022
	Number of Shares	$	Number of Shares	$
Share capital:

Lifezone Holding Limited
Number of ordinary shares in issue			58,300,082
Nominal average value per ordinary per share				0.0001
Nominal value of ordinary total shares: Lifezone Holdings Limited				3,101
Lifezone Metals Limited
Number of ordinary shares in issue	78,269,952
Nominal average value per ordinary per share		0.0001
Nominal value of ordinary total shares: Lifezone Metals Limited		7,828

The number of shares and nominal average value have been adjusted to retrospectively reflect the impact of the Flip-Up in accordance with the predecessor value method of accounting for the business combination under common control.

As disclosed on Note 1, immediately prior to the Closing date of the SPAC Transaction, holders of all outstanding LHL shares (620,290 total) were subsequently exchanged for LML shares at the Closing. On July 6, 2023, LML purchased the shares of LHL with a ratio of c. 94:1.

Reconciliation of Shareholders’ equity movement	December 31, 2023		Movements	December 31, 2022
	Number of Shares	$	$	Number of Shares	$
Share capital, beginning	58,300,082	3,101	—	58,300,082	1,843
Transactions with shareholders
Lifezone Holdings restricted stock units exercised	2,819,653	150	150	—	—
Lifezone Holdings share options, net settled exercised	1,560,396	83	83	—	—
	4,380,049	233	233	—	—
Total Lifezone Holdings Limited shares prior to share exchange	62,680,131	3,334		58,300,082	1,843

Share exchange transaction
Total Lifezone Holdings shares exchanged for Lifezone Metals shares	(62,680,131)	(3,334)	(3,334)

Lifezone Metals Limited.
Notes to the Consolidated Financial Statements

25.    Equity (cont.)

Reconciliation of Shareholders’ equity movement	December 31, 2023		Movements	December 31, 2022
	Number of Shares	$	$	Number of Shares	$
Exchange ratio of 94:1
Exchanged for Issue of Lifezone Metal Limited shares	62,680,131	6,268	6,268	—	—
Previous GoGreen Sponsor shareholders	6,468,600	647	647	—	—
Previous GoGreen public shareholders	1,527,554	153	153	—	—
PIPE Investors	7,017,317	702	702	—	—
Simulus Vendors	500,000	50	50	—	—
Issue of Lifezone Metal Limited shares	78,193,602	7,820	7,820	—	—

Issue of shares from warrants exercised	76,350	8	8	—	—

Share flip up transaction
Swap of Lifezone and KNL shares	—	—	—	(58,300,082)	(1,843)
Issue of Lifezone Holdings Limited shares	—	—	—	58,300,082	3,101
	—	—	—	—	1,258

Total transactions with shareholders	78,269,952	7,828	7,828	—	1,258

Share capital, ending	78,269,952	7,828	4,727	58,300,082	3,101

Share premium		184,610,307	158,933,651		25,676,656
Equity issuance fees		(5,923,979)	(5,683,979)		(240,000)
Total share premium		178,686,328	153,249,672		25,436,656

Lifezone Holdings restricted stock units		—	(14,379,698)		14,379,698
Lifezone Holdings share options		—	(11,103,650)		11,103,650
Previous Lifezone Holdings shareholders earnouts		248,464,035	248,464,035		—
Previous Sponsor earnouts		17,094,750	17,094,750		—
Total shared base payment reserve		265,558,785	240,075,437		25,483,348

Warrant reserves		15,017,257	15,017,257		—
Other reserves		(6,814,302)	8,680,952		(15,495,254)
Translations reserve		77,933	(37,931)		115,864
Redemption reserve		280,808	—		280,808

Accumulated deficit		(408,165,162)	(363,874,560)		(44,290,602)

Total Shareholders’ equity (deficit)		44,649,475	53,115,554		(8,466,079)

The comparative LHL shares have been retroactively restated as shares reflecting the exchange ratio of circa 94:1 established in the business combination. All fractional shares were rounded.

Lifezone Metals Limited.
Notes to the Consolidated Financial Statements

25.    Equity (cont.)

Share capital

Share capital reflects the par value of shares issued as shown on the consolidated statements of financial position in the presentational currency USD.

Share premium

Share premium reflects the excess of consideration received, net of issue costs, over par value of shares.

Other reserve

Other reserves reflect revaluation of Share-based payments and Restricted stock units.

Foreign currency translation reserve

The assets and liabilities of Lifezone’s foreign subsidiaries are translated into USD using the exchange rates in effect on the balance sheet dates. Equity accounts are translated at historical rates, except for the change in retained earnings during the year, which is the result of the period as shown in the Unaudited Condensed Consolidated Interim Statement of Comprehensive Income. Revenue and expense accounts are translated using the weighted average exchange rate during the period. The cumulative translation adjustments associated with the net assets of foreign subsidiaries are recorded in Lifezone’s consolidated foreign currency translation reserve. Lifezone has subsidiaries functioning in GBP and AUD.

Accumulated deficit

This includes all current and prior period accumulated losses of the Lifezone.

Non-controlling Interest

In January 2021, KNL and the GoT established Tembo Nickel, a Tanzanian company in order to develop, process and refine future products from the Kabanga Nickel Project. Through the Treasury Registrar, the GoT owns a non-dilutable free-carried interest representing 16% of the issued share capital of Tembo Nickel. The government’s 16% interest in the arrangement is presented as a non-controlling interest in the audited consolidated financial statements of Lifezone.

In October 2022, BHP also agreed to invest a further $50 million into KNL in the form of equity under the Tranche 2 Subscription Agreement, as described in detail in Note 1. KNL satisfied substantially all the closing conditions and received the $50 million on February 15, 2023, and issued a stock certificate on the same day, bringing BHP’s interest in KNL from 8.9% as of December 31, 2022, to 17.0%, effective February 15, 2023. Associated with this transaction KNL paid $2.5 million equity issuance cost.

Share-based payments — restricted stock units

On November 10, 2021, restricted stock units were granted to Chris Showalter for 150 ordinary shares at $1.00 per share with a ten-year lapse date.

The restricted stock units vest only upon certain events being one of the following:

•        Asset sale — arm’s-length sale of all or substantially all of the assets of LHL

•        Share sale — arm’s-length sale of shares in LHL to a buyer which results in a change of control of LHL

•        Listing — listing of the shares of the Company, or a holding company formed for the purposes of the listing, on any recognized investment exchange such as the London Stock Exchange or the NYSE

Lifezone Metals Limited.
Notes to the Consolidated Financial Statements

25.    Equity (cont.)

The fair value of restricted stock units recognized as expensed in year ended December 31, 2023, was $Nil (2022: $Nil, 2021 $9,525,000) with a weighted remaining contractual life of Nil years (2022: 9 years, 2021: 10 years). The increase in the fair value of share-based payment reserves, assumed by Lifezone as part of the Flip-Up, are accounted for directly in equity under other reserves in 2022 and 2023 respectively.

The fair value of restricted stock units recognized on the statement of financial position ended December 31, 2023, was $Nil (2022: $14,379,698), included as part of share-based payment reserve.

	Restricted stock units	Fair value ($)
As at January 1, 2022	150	9,525,000
Granted	—	—
Released*	(150)	—
Exchanged*	30,000	—
Fair value adjustment	—	4,854,698
Outstanding at December 31, 2022	30,000	14,379,698

As at January 1, 2023	30,000	14,379,698
Exchanged**	(30,000)	(14,379,698)
Outstanding at December 31, 2023	—	—

____________

*        As part of the Flip-Up transaction, as mentioned in Note 1, the 150 restricted stock units granted by subsidiary Lifezone Limited in 2021 units were exchanged for 30,000 restricted stock units in Lifezone Holdings in May 2022.

Under the BCA with GoGreen shareholders approved the merger in a special meeting held on June 29, 2023, prior to the SPAC Transaction closing. The GoGreen shareholder approval was the final legal hurdle in pursuing the merger with Lifezone Holdings.

**      The final transaction steps of the SPAC Transaction involved the exercise of all outstanding restricted stock units for shares in Lifezone Holdings, before all outstanding shares of Lifezone Holdings were exchanged for shares in Lifezone. On the Closing Date, Lifezone purchased the shares of Lifezone Holdings at a ratio of c. 94:1, translating in 2,819,653 new Lifezone shares.

Following the SPAC Transaction, as described in detail in Note 1, there are no restricted stock units outstanding as of December 31, 2023.

Share-based payments — share options

In 2021, the Board of Directors of Kabanga Nickel Limited approved the grant of a total of 18,054 share options to certain management personnel. Based on certain milestones, 11,916 (66.7%) units vested in 2021, but none of the units were exercised.

The remaining share options vest upon the following exit events:

•        Asset sale — arm’s-length sale of all or substantially all of the assets of LHL

•        Share sale — arm’s-length sale of shares in LHL to a buyer which results in a change of control of LHL

•        Listing — listing of the shares of the Company, or a holding company formed for the purposes of the listing, on any recognized investment exchange such as the London Stock Exchange or the NYSE

Share options recognized as expense in the year ended December 31, 2023, was $Nil (2022: $Nil, 2021 $463,094). The increase in the fair value of share-based payment reserves, assumed by Lifezone Holdings as part of the Flip-Up, are accounted for directly in equity under other reserves in 2022 and 2023 respectively.

Lifezone Metals Limited.
Notes to the Consolidated Financial Statements

25.    Equity (cont.)

The fair value of share options recognized on statement of financial position ended December 31, 2023, was $Nil (2022: $11,103,650 and 2021 $463,094), included as part of Share-based payment reserve, along with restricted stock units.

There were no share options granted in 2023 (2022: $Nil).

Following the SPAC Transaction as described in detail in Note 1, there were no share options outstanding as of December 31, 2023. The share options outstanding as of December 31, 2022, had a weighted remaining contractual life of 7.69 years. Prior to the exercise of all outstanding Lifezone Holdings share options the options had exercise prices ranging between $58.16 and $101.78 with a weighted exercise price of $74.58.

The number and weighted average exercise price of share options per ordinary share is as follows:

	Share Options
	Units	Weighted price ($)
Balance at January 1, 2022	—	—
Granted	18,054	74.58
Lapsed	—	—
Exercised	—	—
Outstanding at 31 December, 2022	18,054	74.58
Exchanged*	(18,054)	(74.58)
Outstanding at 31 December, 2023	—	—

As disclosed on Note 1, immediately prior to the Closing date of the SPAC Transaction, holders of all outstanding Lifezone Holdings options (18,054 in total) elected to exercise or settle, respectively, their options for Lifezone shares, and all outstanding LHL shares were subsequently exchanged for Lifezone shares at the Closing. On July 6, 2023, Lifezone purchased the shares of Lifezone Holdings with a ratio of c. 94:1, translating in 1,560,396 of new Lifezone shares.

The comparative Lifezone Holdings options have been retroactively restated reflecting the exchange ratio established in the business combination under common control. All fractional shares were rounded.

Share-based payments — Earnouts

Following the SPAC Transaction on July 6, 2023 (“Acquisition date”), as described in detail in Note 1, pursuant to earnout arrangements under the BCA, former Lifezone Holdings and Sponsor shareholder will receive additional Lifezone shares if the daily volume-weighted average price of Lifezone shares equals or exceeds (i) $14.00 per share for any 20-trading days within a 30- trading day period (“Trigger Event 1”) and (ii) $16.00 for any 20 trading days within a 30-trading day period (“Trigger Event 2”). Of the total shares issued and outstanding, 1,725,000 shares are issued but in escrow and relate to the Sponsor earnouts, which are subject to the occurrence of the two trigger events.

Classification

Management has assessed how the BCA earnout should be valued and classified in accordance with and have listed below key conditions under the agreements in the application IAS 32 — Financial Instruments: Presentation and IFRS 2 — Share-based Payment,

•        Management have assessed IAS 32 paragraph 4 exceptions for Financial Instruments and concluded the stated exceptions do not apply to the BCA earnout share agreements, therefore IFRS 2 rules need to be applied.

Lifezone Metals Limited.
Notes to the Consolidated Financial Statements

25.    Equity (cont.)

•        Furthermore, in accordance with IFRS 2, paragraph 2, as a result of the obligations created throughout the ancillary agreements attached to the Business Combination Agreement, management has concluded that IFRS 2 does apply to the BCA earnout share provisions.

•        The earnout triggering events are representative of market conditions as defined within paragraph 21 of IFRS 2; therefore, since no other vesting conditions are present, Lifezone is required to recognize the share-based payment at inception, irrespective of whether the market conditions identified above have been met.

•        In accordance with IFRS 2, market conditions constitute non-vesting conditions. As a result of the non-vesting conditions, Lifezone is required to recognize the share-based payment at inception, irrespective of whether the market condition has been met which in this case is considered to be representative of BOTH the measurement and grant date. Although the term “non-vesting condition” is not explicitly defined in IFRS 2, it is inferred to be any condition that does not meet the definition of a vesting condition (IFRS 2 BC364).

•        Non-vesting conditions are all requirements that do not represent service or performance conditions, but which have to be met in order for the counterparty to receive the share-based payment.

•        Lifezone has recognized the goods or services have been received in accordance with IFRS 2 paragraphs 10 – 22.

Accordingly, the earnouts are recognized as equity at the acquisition date under IFRS 2, with a related expense incurred. Earnouts grant date is July 6, 2023, which is the date the earnouts are granted.

The fair value of earnouts have been independently valued based on a Monte Carlo simulation model.

The assumptions used in the Monte Carlo model were as following:

Inputs
Valuation Date	July 6, 2023
Stock Price as of Measurement Date/BCA Date	$10.32
Equity Volatility (Pre BCA)	n/a
Equity Volatility (Post BCA)	94.0%
Risk-Free Rate (5.00 Years)	4.28%
Share Price Earnout Tranches	Beginning	Expiration	Share Price Hurdle
Sale Threshold Price for Tranche 1 – Triggering Event I	July 6, 2023	July 6, 2028	$14.00
Sale Threshold Price for Tranche 2 – Triggering Event II	July 6, 2023	July 6, 2028	$16.00
Days Above Threshold Price			20
Days Above Measurement Period			30
Change of Control Provisions			n/a
Change of Control Date			n/a
Probability of Change of Control			0%

Granted earnouts totaled 26,797,052 units. All earnouts are outstanding as of December 31, 2023. Average price of earnout shares as of December 31, 2023 is $9.91 per unit.

Lifezone Metals Limited.
Notes to the Consolidated Financial Statements

25.    Equity (cont.)

The following table illustrates the number and fair value of earnouts granted, and movements at valuation date as at December 31, 2023

	Share Earnout	Fair value per Earnout	Fair value ($)
Balance as at January 1, 2023	—		—
Granted – Lifezone Holdings ($14.00 per Share)	12,536,026	$9.98	125,109,539
Granted – Lifezone Holdings ($16.00 per Share)	12,536,026	$9.84	123,354,496
Outstanding as at December 31, 2023	25,072,052		248,464,035
	Share Earnout	Fair value per Earnout	Fair value ($)
Balance as at January 1, 2023	—		—
Granted – Sponsor shareholder ($14.00 per Share)	862,500	$9.98	8,607,750
Granted – Sponsor shareholder ($16.00 per Share)	862,500	$9.84	8,487,000
Outstanding as at December 31, 2023	1,725,000		17,094,750

Change in Control

Lifezone valued the Earnouts Shares as per assumptions listed above, and included no assumption of a Change of Control over the earnout period. Under different scenarios if change in control, the Earnout Shares either terminate the earnout shares or makes the earnout shares immediately payable.

Warrant reserve

As described in detail in Note 1, following Lifezone’s Form F-1 registration statement becoming effective on September 29, 2023, resulting in registering the resale of certain Lifezone Metals shares and (private) warrants owned by certain previous Lifezone Holdings and the Sponsor shareholders (including its limited partners).

Each Lifezone warrant represents the right to purchase one ordinary Lifezone share at an exercise price of $11.50 per share in cash.

Pursuant to the BCA, a 180-day lock-up period following the Closing Date applies to 667,500 warrants received by the Sponsor shareholders.

Classification

Warrants are classified as either a liability or equity on inception, depending on the terms of the agreement. Warrants are only classified as equity when they are settled by the entity delivering a fixed number of its own equity instruments and receiving a fixed amount of cash or another financial asset. Lifezone assesses the appropriate classification of warrants at the time of inception.

Management has assessed how both the Public Warrants and Private Placement Warrants should be valued and classified in accordance with IAS 32: Financial Instruments: Presentation.

Management have assessed IAS 32 paragraph 4 exceptions for Financial Instruments and assessed the warrants do not meet the exceptions allowed, therefore IAS 32 has been applied.

Lifezone Metals Limited.
Notes to the Consolidated Financial Statements

25.    Equity (cont.)

Management have reviewed the warrant agreement and the warrant assumption agreement’s, the mechanics of exercise to determine the accounting treatment, and have listed below key conditions under the agreements in the application of IAS 32, in particular to paragraphs 16A, 16B, 16C and 16D.

The agreements are representative of a contractual obligation, arising from a derivative financial instrument, that will or may result in the future receipt or delivery of the issuer’s own equity instruments.

The agreements are not representative of a puttable instrument as the issuer has the choice but not the obligation to repurchase or redeem the warrant instruments for cash or another financial asset.

•        The Private Warrants are identical to the Public Warrants,

•        The Warrant agreement requires Lifezone to issue a fixed number of shares for a fixed amount of cash,

•        Exercise of the warrants will be on a gross basis or on a cashless basis per the terms,

•        Lifezone may require the warrant holders to exercise on a “cashless” basis while the agreement explicitly states that Lifezone will not be in a position to net settle in cash.

Lifezone Metals Limited

Accordingly, the warrants are recognized as equity. Measurement date of warrants is July 5, 2023, the date the warrants are assumed as part of the business combination agreement which effected the SPAC merger.

The fair value of both the public warrants and private warrants outstanding have been independently valued using a Black-Scholes option pricing model. The assumptions used in the Black-Scholes option pricing model are as below:

Inputs
Valuation Date – date of warrant assumption	July 5, 2023
Unit Issuance Date	October 21, 2021

Announcement Date	December 13, 2022
Business Combination Date	July 5, 2023
Exercise Date	August 4, 2023
Expiration Date	July 5, 2028
First Trading Date	December 13, 2021
Stock Price as of Measurement Date	$11.44
Strike Price	$11.50
Risk-Free Rate (5.00 Years)	4.16%
Redemption Threshold Price	$18.00
Days Above Threshold Price (Automatic Redemption)	20
Days Above Measurement Period	30
Probability of Acquisition	100%

Outputs

The fair value of outstanding Public Warrants have been valued at $1.05 per warrant unit at valuation date.

The fair value of outstanding Private Warrants have been valued at $0.57 per warrant unit at valuation date.

Lifezone Metals Limited.
Notes to the Consolidated Financial Statements

25.    Equity (cont.)

The number of warrants and fair value of outstanding Public Warrants as at December 31, 2023, is as follows:

	Number of Warrants	Fair value ($)
Balance as at January 1, 2023	—	—
Public Warrants ($11.50 per warrant)	13,800,000	14,490,000
Exercised	(76,350)	(80,168)
Outstanding as at December 31, 2023	13,723,650	14,409,833

On October 19, 2023, Lifezone received $878,025 from the exercise of 76,350 warrants.

The number of warrants and fair value of outstanding Private Warrants as at December 31, 2023, is as follows:

	Number of Warrants	Fair value ($)
Balance as at January 1, 2023	—	—
Private Warrants ($11.50 per warrant)	667,500	607,425
Outstanding as at December 31, 2023	667,500	607,425

26.    LPS

Basic LPS is calculated by dividing the loss for the year attributable to ordinary equity holders of the parent by the weighted average number of ordinary shares outstanding during the year.

Diluted LPS is calculated by dividing the loss attributable to ordinary equity holders of the parent (after adjusting for interest on the convertible preference shares) by the weighted average number of ordinary shares outstanding during the year plus the weighted average number of ordinary shares that would be issued on conversion of all the dilutive potential ordinary shares into ordinary shares.

The following table sets forth the reconciliation of the numerator and denominator used in the computation of basic and diluted loss per common share for the period ended December 31, 2023, and December 31, 2022 and December 31, 2021:

	2023	2022	2021
	$	$	$
Numerator:
Net loss used for basic earnings per share	(363,874,560)	(23,583,342)	(18,002,646)

Denominator:
Basic weighted-average outstanding common shares	65,891,620	58,300,082	57,073,267
Effect of dilutive potential common shares resulting from options	1,444,589	2,819,653	14,098
Effect of dilutive potential restricted stock units	799,436	1,560,396	931,989
Effect of dilutive potential warrants units	7,057,578	—	—
Effect of dilutive potential earnout units	10,781,188	—	—
Weighted-average shares outstanding – diluted	85,974,411	62,680,131	58,019,354

Net loss per common share:
Basic and diluted loss per share	(5.34)	(0.40)	(0.32)

Lifezone Metals Limited.
Notes to the Consolidated Financial Statements

26.    LPS (cont.)

Where a loss has occurred, basic and diluted loss per share is the same because the outstanding share options are antidilutive. Accordingly, diluted LPS equals basic LPS. Total stock options, restricted stock units, warrants units and earnout outstanding at December 31, 2023, totaling 20,082,790 (2022: 4,380,049, 2021: 946,088) are potentially dilutive.

In accordance with the requirements of IAS 33 — Earnings per share, the weighted-average number of shares of common stock outstanding prior to the SPAC Transaction have been retroactively adjusted by the Exchange Ratio to give effect to the reverse recapitalization treatment of the SPAC Transaction. Refer to Note 1 for detail.

27.    Interests in other entities

Acquisitions during the current year

Simulus acquisition

On March 3, 2023, Lifezone Asia-Pacific Pty Ltd, signed a share sale agreement with the vendors of Simulus, a leading hydrometallurgical laboratory and engineering company located in Perth, Australia.

The acquisition of Simulus was driven by a strategic rationale and because Lifezone estimated that it would have taken years to build a comparable team with the right experience, create the corresponding laboratory setup, design, purchase and build the lab equipment and get it licensed. Simulus was Lifezone’s metallurgical laboratory of choice for years and the Simulus team have supported a number of studies and test work for the Kabanga Nickel and other projects, via numerous batch, pilot and engineering work.

Consequently, Lifezone acquired Simulus instead of building something similar over the years. To do so, Lifezone had to pay a premium to the shareholders of Simulus to convince them to sell. Lifezone had confidence in the capability of the laboratory as Lifezone had a long-standing commercial relationship with Simulus.

Lifezone has had contracts with Simulus since 2010 and Simulus was Lifezone’s preferred laboratory and process design engineer. The acquisition allows Lifezone to shorten testing times, providing guaranteed capacity when Lifezone requires such and helps Lifezone control external costs and advance its research and development initiatives.

The transaction formally closed on July 18, 2023, for a total purchase consideration of $14.53 million comprising of a $1.0 million deposit paid on March 27, 2023, a cash consideration of $7.5 million paid on closing and 500,000 shares in Lifezone, fair valued at $12.06 per share, in exchange for 100% ownership of Simulus. The vendors were restricted from disposing of, transferring, or assigning their consideration shares for a period of six months from the completion of the Simulus acquisition. Transaction costs associated with this acquisition largely related to internal costs, external costs which were incurred were not material.

Simulus property, plant, and equipment acquired have been independently fair valued under IFRS 13 — Fair Value Measurement, using the replacement cost method as the valuation technique. This valuation method has been selected due to the nature of the specialized, modified property, plant and equipment installed by Simulus over the years of operation. The replacement cost approach reflects the amount that would be required to replace or substitute an asset with similar service capacity.

Management, with the assistance of an independent valuation specialist, have assessed that no identifiable intangible assets existed, as a result of the Simulus acquisition, that met either of the following 1) separability criterion and are able to be independently valued, or 2) contractual-legal criterion and able to be independently valued. Based on this management concluded that the fair value of the intangible assets acquired was de minimis (i.e., no independent

Lifezone Metals Limited.
Notes to the Consolidated Financial Statements

27.    Interests in other entities (cont.)

value existed). Given the de minimis value, any intangible assets that may exist are not required to be recorded and classified outside of goodwill. Management also determined that recording and classifying a de minimis amount of intangible assets within goodwill would not cause the financial statements to be misleading and/or cause a reasonable user of the financial statements to arrive at a different conclusion.

USD	000’s
Assets acquired
Cash	427
Trade debtors	260
Prepayments	406
Property, plant and equipment (revalued)	4,926
Total assets acquired	6,019
Liabilities assumed
Trade creditors	(474)
Total liabilities assumed	(474)
Working capital adjustment	(35)
Total identifiable net assets at fair value	5,510
Consideration
Cash deposit (paid March 27, 2023)	1,000
Cash on completion (paid July 18, 2023)	7,500
Issue of shares in Lifezone Metals Limited	6,030
14,530
Goodwill arising on acquisition	9,020

Net cash flow resulting from the acquisition of Simulus Group amounted to $8.07 million, representing cash consideration paid by Lifezone Asia Pacific amounting to $8.5 million and cash balance of the acquired entity amounting to $427 thousand.

Goodwill arising from the transaction comprises future economic benefits and expected synergies from combining the operations of Simulus as an established operating and licensed laboratory, that has the technical expertise Lifezone requires that would otherwise require time and additional resources to establish. Goodwill is not amortized but is tested for impairment at the end of each annual reporting period, and more frequently if any impairment triggers are identified.

Revenue attributable to Simulus Group’s operation post-acquisition amounted to $663.7 thousand. As at 31 December 2023, net loss incurred by Lifezone attributable to the acquired entity amounted to $1.4 million.

Acquisitions during the previous year

On January 13, 2022, Lifezone Limited acquired Lifezone Asia-Pacific Pty Ltd (formerly Metprotech Pacific Pty Ltd) from related parties Keith and Jane Shelagh Liddell under a share purchase agreement for $7,591.

Lifezone Metals Limited.
Notes to the Consolidated Financial Statements

28.    Joint ventures

The nature of the activities of all the Lifezone’s joint ventures is trading in and operation of industrial scale the metals extraction and metals refining investments, which are seen as complementing the Lifezone’s operations and contributing to achieving the Lifezone’s overall strategy.

Details of each of the Lifezone’s joint ventures at the end of the reporting period are as follows:

JV Equity Entities:	Country of incorporation	Principal place of Business	Percentage of Ownership (%)
			2023	2022
Kelltech Limited	Mauritius	Mauritius	50%	50%
Kelltechnology South Africa (RF) Proprietary Ltd	South Africa	South Africa	33%	33%
Kellplant Proprietary Ltd	South Africa	South Africa	33%	33%

Lifezone has a 50% interest in Kelltech Limited, a joint venture between Sedibelo Resources Limited and Lifezone, which Lifezone granted an exclusive license to use the Hydromet Technology SADC License Area and the license, the “Kell License”). The Kell License relates to Lifezone Limited’s Hydromet Technology applicable to just precious metals projects and the SADC Licence Area.

Kelltech Limited owns 66.67% of KTSA and has further exclusively sub-licensed the Kell License to KTSA. The remaining 33.33% interest in KTSA is held by the Industrial Development Corporation of South Africa, a South African national development finance institution. Lifezone has an indirect 33.33% interest in KTSA.

Kellplant is a wholly owned subsidiary of KTSA with Lifezone having an indirect 33.33% interest in Kellplant. Kellplant plans to develop, own and operate a refinery at Sedibelo Resources Pilanesberg Platinum Mines operations in South Africa that will utilize Lifezone Limited’s Hydromet Technology to process and refine PGMs, other precious metals and base metals.

At the time of the release of this document, the development of the Hydromet refinery at Sedibelo Resources’ Pilanesberg Platinum Mines operations is on hold and will need to be rescoped following Sedibelo Resources’ decision to update their mine plan and re-scope the refinery to process its underground mining operations, which have not been developed yet.

Although Lifezone holds the joint ownership in these companies, Lifezone does not have ultimate control as all major decisions had to be agreed unanimously by all parties before they could be actioned. Management therefore considered it appropriate to account for these entities as joint ventures.

All joint ventures are accounted for using the equity method.

Lifezone has recognized its 50% share in Kelltech Limited share capital of $1,000, which is fully impaired.

29.    Financial risk review

This note presents information about Lifezone’s exposure to financial risks and Lifezone’s management of capital. Lifezone’s risk management is coordinated by its directors. Lifezone does not actively engage in the trading of financial assets for speculative purposes. The most significant financial risks to which Lifezone is exposed are described below:

a)      Market risk

Market risk is the risk that the fair value of future cash flows of a financial instrument will fluctuate because of changes in market prices. Market risk comprises of interest rate risk, risks related to the price of equity instruments, commodity price risk and foreign exchange rates.

Lifezone Metals Limited.
Notes to the Consolidated Financial Statements

29.    Financial risk review (cont.)

Market risks affecting Lifezone are comprised of interest rate risk and foreign exchange rate risk. Financial instruments affected by market risk include deposits, trade receivables, related party receivables, trade payables, accrued liabilities, contingent considerations, and long-term rehabilitation provision.

The sensitivity analysis in the following sections relates to the positions as of December 31, 2023, and December 31, 2022.

The sensitivity analysis is intended to illustrate the sensitivity to changes in market variables on Lifezone’s financial instruments and show the impact on profit or loss and shareholders’ equity, where applicable.

The analysis excludes the impact of movements in market variables on the carrying value of provisions.

The following assumptions have been made in calculating the sensitivity analysis:

•        The Statement of Financial Position sensitivity relates to foreign currency-denominated trade payables.

•        The sensitivity of the relevant profit before tax item and/or equity is the effect of the assumed changes in respective market risks. This is based on the financial assets and financial liabilities held at December 31, 2023, and December 31, 2022; and

•        The impact on equity is the same as the impact on profit before tax.

b)      Credit risk

Credit risk is the risk that one party to a financial instrument will cause a financial loss for the other party by failing to discharge an obligation. Lifezone’s revenue is currently concentrated with two primary customers, KTSA and Kellplant, both affiliated entities, and accordingly Lifezone is exposed to the possibility of loss if such customers default. Lifezone addresses this risk by monitoring its commercial relationship with such customers and by seeking to develop additional patented technology and entering into new partnerships.

Loan credit was extended to Lisa Smith for $75,000 as shown in Note 22. Credit risk is therefore regarded as low. The carrying amount of financial assets represents the maximum credit exposure. The maximum exposure to credit risk at the reporting date was $75,000.

Lifezone evaluated the collectability of its consolidated loan receivables of $75,000 and determined that no allowance loss is required.

The carrying amount of financial assets represents the maximum credit exposure and at the reporting date was:

	December 31, 2023	December 31, 2022
	$	$
Cash and cash equivalents	49,391,627	20,535,210
Subscription receivable	—	50,000,000
Other receivables	696,968	158,231
Receivables from affiliated entities	1,433,243	959,935
Related party receivables	75,000	655,683
	51,596,838	72,309,059

Lifezone Metals Limited.
Notes to the Consolidated Financial Statements

29.    Financial risk review (cont.)

Set out below is the information about the credit risk exposure of the Lifezone’s financial assets as at December 31, 2023, and 2022:

	Current	Days past due				Impairment	Total
		31-60	61-90	91-120	>120
At December 31, 2023
Cash and cash equivalent	49,391,627	—	—	—	—	—	49,391,627
Other receivables	98,836	598,132	—	—	—	—	696,968
Receivable from affiliated entities	1,433,243	—	—	—	—	—	1,433,243
Related party receivables	75,000	—	—	—	—	—	75,000
	50,998,706	598,132	—	—	—	—	51,596,838
	Current	Days past due				Impairment	Total
		31-60	61-90	91-120	>120
At December 31, 2022
Cash and cash equivalent	20,535,210	—	—	—	—	—	20,535,210
Subscription receivable	50,000,000	—	—	—	—	—	50,000,000
Other receivables	79,648	66,861	—	11,722	—	—	158,231
Receivable from affiliated entities	748,836	—	—	—	211,099	—	959,935
Related party receivables	655,683	—	—	—	—	—	655,683
	72,019,377	66,861	—	11,722	211,099	—	72,309,059

b)      Liquidity risk

Liquidity risk arises from the possibility that Lifezone will not be able to meet its financial liability obligations as they fall due. Lifezone has historically been supported financially by its shareholders. The risk of its shareholders discontinuing the provision of financing was historically regarded as low. Lifezone expects to fund its capital requirements and ongoing operations through current cash reserves, equity, mezzanine, debt funding or monetizing the offtake from the Kabanga Nickel Project.

	December 31, 2023	December 31, 2022
	$	$
<=30 days	7,667,147	16,029,218
30 – 60 days	104,240	—
61 – 90 days	156,360	23,018
91 – 120 days	208,480	—
>=121 days	5,392,901	4,691,328
Total	13,529,128	20,743,564

The above largely consists of Lifezone lease obligations, contingent consideration, long term asset retirement obligation provision and trade and other payables.

c)      Foreign currency risk

Lifezone has financial instruments which are denominated in currencies other than USD, its reporting currency. Lifezone mostly incurs expenditures for which it owes money denominated in non-U.S. dollar currencies, including GBP, TZS, ZAR, and AUD. As a result, the movement of such currencies could adversely affect Lifezone’s results of operations and financial position.

Lifezone Metals Limited.
Notes to the Consolidated Financial Statements

29.    Financial risk review (cont.)

The following table includes financial instruments which are denominated in foreign currencies:

	December 31, 2023	December 31, 2022
	GBP £	GBP £
Cash in banks	620,208	359,021
Prepaid expenses	134,828	—
Trade and other payables	489,117	77,301
	AUD	AUD
Cash in banks	2,587,533	1,456,988
Trade receivables	112,069	—
Prepaid expenses	238,181	—
Trade and other payables	743,959	919,785
	EUR	EUR
Cash in banks	133,685	—
	TZS	TZS
Cash in banks	1,259,494,294	600,859,075

	ZAR	ZAR
Cash in banks	937,684	—

c)      Sensitivity analysis

The following table demonstrates the estimated sensitivity to a reasonably possible change in the GBP, TZS, ZAR, and AUD exchange rates, with all other variables held constant. The impact on Lifezone’s profit is due to changes in the fair value of monetary assets and liabilities. Lifezone’s exposure to foreign currency changes for all other currencies is not considered material.

Effect on Profit	December 31, 2023	December 31, 2022
Change in GBP Rate
10%	79,202	43,204
-10%	(79,202)	43,204
Change in AUD Rate
10%	(176,987)	(97,851)
-10%	176,987	97,851
Change in EUR Rate
10%	14,848	—
-10%	(14,858)	—
Change in TZS Rate
10%	(50,079)	(25,744)
-10%	50,079	25,744
Change in ZAR Rate
10%	(5,058)	—
-10%	5,058	—

There were no financial instruments denominated in ZAR or EUR as at December 31, 2022.

Lifezone Metals Limited.
Notes to the Consolidated Financial Statements

29.    Financial risk review (cont.)

d)      Capital management

For the purpose of Lifezone’s capital management, capital includes issued capital, share premium and other equity reserves attributable to the equity holders of Lifezone metals Limited, as the parent entity of Lifezone. The primary objective of Lifezone’s capital management is to maximize the shareholder value.

Management assesses Lifezone’s capital requirements in order to maintain an efficient overall financing structure while avoiding excessive leverage. Lifezone manages the capital structure and makes adjustments to it in light of changes in economic conditions and the risk characteristics of the underlying assets. In order to maintain or adjust its capital structure, Lifezone expects to fund its capital requirements and ongoing operations through current cash reserves, equity, mezzanine, alternative or debt funding or monetizing the offtake from the Kabanga Nickel Project.

30.    Contingent liabilities

In 2020, Kabanga Nickel Company Ltd, a subsidiary of Lifezone, filed a tax appeal at the Tax Revenue Appeals Tribunal to dispute a tax assessment with TRA regarding withholding tax imposed on services imported by Kabanga Nickel Company Ltd. The services were provided by non-resident entities while Kabanga Nickel Company Ltd was owned by previous joint owners, Barrick Gold, and Glencore. On January 21st, 2021, the TRA issued an Agency Notice to Kabanga Nickel Company Ltd’s Bank, Citi Bank Tanzania Limited. A total amount of TZS 823,400,321 bank balances that existed as on 31st January 2021 was transferred to the TRA.

On April 22, 2021, TRA uplifted the Agency Notice until further notice and pending hearing and final determination of the application inter parties.

The amount of tax in dispute as at December 31, 2020, was $3,350,393 (TZS 8,426,336,706) and has not changed since then, but could change based on the outcome. As at December 31, 2023, Lifezone is still in negotiations with the TRA in respect of an out-of-court settlement for all matters under dispute.

Additionally, in 2021, Kabanga Nickel Company Ltd also filed an additional appeal before the Tax Revenue Appeals Tribunal against the TRA to challenge the TRA’s claim withholding tax imposed on services. The nature of tax assessment is the same as above. The amount of tax in dispute as at December 31, 2021, is $167,716 (TZS 421,811,314).

As at the date of signing these audited financial statements an appeal was still pending.

Lifezone Metals Limited received a letter on February 29, 2024, from Day Pitney, acting for Alta Partners, LLC (“Alta”). The claim relates to the business combination between the Company and GoGreen. Alta owns public warrants issued pursuant to the Warrant Agreement dated October 20, 2021. Alta served a notice to exercise these warrants in September, prior to the effectiveness of the Company’s Form F-1.

31.    Subsequent events

Management evaluated all activity of Lifezone through the date the audited consolidated financial statements were available to be issued and concluded that the following subsequent events have occurred that would require recognition or disclosure in the audited consolidated financial statements or the relevant notes.

Following the announcement on December 13, 2023, between Lifezone Metals and Glencore plc to recycle platinum, palladium and rhodium in the United States, using Lifezone’s Hydromet Technology to recover precious metals from recycled automotive catalytic converters, on January 10, 2024, both parties signed the Subscription Agreement resulting in Lifezone Metals holding 94% and Glencore plc 6% equity respectively. Glencore’s 6% interest in the arrangement will be presented as a non-controlling interest in the consolidated financial statements of Lifezone. Lifezone Metals and Glencore have contributed US$1.5 million each to the project, as part of the agreed funding of Phase 1.

Lifezone Metals Limited.
Notes to the Consolidated Financial Statements

31.    Subsequent events (cont.)

Phase 1 involves a confirmatory program of pilot work in Lifezone Metals’ laboratories in Perth, Australia. Following successful completion of Phase 1, Phase 2 will involve Lifezone Metals and Glencore jointly funding the capital expenditures required to construct a commercial-scale PGM recycling facility in the United States. Phase 1 is expected to be completed in the first half of 2024.

Natasha Liddell resigned as an employee of Lifezone Asia-Pacific Pty Ltd effective on February 16, 2024.

On March 21, 2024, Lifezone announced the signing of a binding subscription agreement for the issuance of $50 million of convertible notes with a consortium of mining investors. The notes bear interest at a rate of the SOFR plus 4.0% per annum, subject to a SOFR floor of 3.0%. During the 48-month term, the convertible notes can be redeemed early by Lifezone, subject to the achievement of certain conditions, at a price of 105% plus interest otherwise payable to the maturity date. Interest is payable quarterly via a mix of cash and shares during the first two years and all in cash during the last two years.

The notes are convertible into common shares of Lifezone at the option of the holder. The conversion price will be determined on the closing date based on the lesser of a 30% premium to a trailing period VWAP and US$8.00 per share and is subject to customary adjustments. Mandatory conversion can occur if Lifezone’s share price is greater than 50% above the conversion price for any 15 trading days within a 30 consecutive trading days period. Proceeds will be used to advance the Kabanga Nickel Project and for general corporate and administrative purposes.

The closing of the transaction of the convertible note transaction completed on March 27, 2024. The Company has received confirmation of transfers of funds. The convertible notes have not been and will not be registered under the United States Securities Act of 1933 or with any securities regulatory authority of any state of the United States and may not be offered or sold within the United States absent registration or an applicable exemption from registration requirements.

There were no other significant events to note subsequent to the year-end which require adjustments to, or disclosures in the financial statements.

            , all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers

Subject to the provisions of the IOM Companies Act, the Amended and Restated Memorandum and Articles of Association of Lifezone Metals provide that Lifezone Metals shall indemnify each of its directors and officers (including former directors and officers) out of its assets, to the fullest extent permissible under the laws of the Isle of Man, against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever, which any of those directors or officers may incur as a result of any act or failure to act in carrying out their functions unless that liability arises through their actual fraud or willful default. The IOM Companies Act permits the indemnification of directors and officers provided that such person acted honestly and in good faith and in what such person believed to be in the best interests of the company and, in the case of criminal proceedings, had no reasonable cause to believe that the conduct of such person was unlawful.

Costs and expenses, including reasonable attorneys’ fees, incurred by a director or officer in connection with the defense of any action, suit, proceeding or investigation involving them may be paid by Lifezone Metals in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it shall be determined by final judgment that the director is not entitled to be indemnified by Lifezone Metals in accordance with its Amended and Restated Memorandum and Articles of Association.

The indemnification and advancement of expenses provided by, or granted pursuant to, the Amended and Restated Memorandum and Articles of Association of Lifezone Metals is not exclusive of any other rights to which the person seeking indemnification or advancement of expenses may be entitled.

The directors, on behalf of Lifezone Metals, may purchase and maintain insurance for the benefit of any current or former director or other officer of Lifezone Metals against any liability which, by virtue of any rule of law, would otherwise attach to such person in respect of any negligence, default, breach of duty or breach of trust of which such person may be guilty in relation to Lifezone Metals.

In addition, Lifezone Metals has purchased and intends to maintain standard policies of insurance under which coverage is provided to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, and to Lifezone Metals with respect to payments which may be made by Lifezone Metals to such directors and officers pursuant to the above indemnification provision or otherwise as a matter of law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Lifezone Metals pursuant to the foregoing provisions, Lifezone Metals has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities.

Upon the consummation of the Business Combination, in connection with the Business Combination and the PIPE Financing, Lifezone Metals issued the following securities that were not registered under the Securities Act. Each of these securities was issued in reliance upon the exemptions provided by Section 4(a)(2) under the Securities Act. No underwriters were involved in these issuances of securities.

•        In connection with Business Combination, we issued to certain LHL Shareholders 58,300,079 Lifezone Metals Ordinary Shares in exchange for the shares of LHL held by such LHL Shareholders.

•        In connection with the PIPE Financing, we issued to the PIPE Investors 7,017,317 Lifezone Metals Ordinary Shares at $10.00 per share for gross proceeds of $70,173,170.

•        Pursuant to the Warrant Assumption Agreement, Lifezone Metals assumed 667,500 Private Placement Warrants.

Upon the consummation of the Simulus Acquisition, as part of the consideration for the Simulus Acquisition, Lifezone Metals issued 500,000 Lifezone Metals Ordinary Shares that were not registered under the Securities Act to former shareholders of SGPL in exchange for the shares of SGPL held by such shareholders of SGPL. Each of these securities was issued in reliance upon the exemptions provided by Section 4(a)(2) under the Securities Act. No underwriters were involved in such issuance of securities.

Item 8. Exhibits

Exhibit Number	Description
2.1†

Business Combination Agreement, dated December 13, 2022, by and among GoGreen, GoGreen Sponsor 1 LP, Lifezone Metals, Merger Sub, LHL and Keith Liddell, solely in his capacity as the Company Shareholders Representative, and those shareholders of the LHL set forth on the signature pages thereto (incorporated by reference to Annex A to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (File No. 333-271300) filed with the SEC on June 2, 2023).

2.2**†

Plan of Merger, dated July 5, 2023, by and among GoGreen, Merger Sub and Lifezone Metals (incorporated by reference to Exhibit 2.2 to Amendment No. 1 to the Company’s Registration Statement on Form F-1 (File No. 333-272865) filed with the SEC on July 11, 2023).

3.1**

Amended and Restated Memorandum of Association and Articles of Association of Lifezone Metals (incorporated by reference to Exhibit 3.2 to Amendment No.1 to the Company’s Registration Statement on Form F-4 (File No. 333-272865) filed with the SEC on July 11, 2023).

4.1	Specimen warrant certificate (included as Exhibit A to Exhibit 4.2).
4.2

Warrant Agreement, between GoGreen and Continental Stock Transfer & Trust Company dated October 20, 2021 (incorporated by reference to Exhibit 4.1 to GoGreen’s Current Report on Form 8-K (File No. 001-40941) filed with the SEC on October 26, 2021).

4.3**

Assignment, Assumption and Amendment Agreement, dated July 5, 2023, by and among GoGreen, Lifezone Metals and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.3 to Amendment No. 1 to the Company’s Registration Statement on Form F-1 (File No. 333-272865) filed with the SEC on July 11, 2023).

5.1**	Opinion of Appleby LLC.
5.2**	Opinion of Cravath, Swaine & Moore LLP.
10.1

Sponsor Support Agreement, dated December 13, 2022, by and among LHL, GoGreen and GoGreen Sponsor 1 LP (incorporated by reference to Exhibit 10.1 to GoGreen’s Current Report on Form 8-K (File No. 001-40941) filed with the SEC on December 13, 2022).

10.2**†

Registration Rights Agreement, dated July 6, 2023, by and among Lifezone Metals, GoGreen Sponsor 1 LP, certain equityholders of LHL and GoGreen (incorporated by reference to Exhibit 10.2 to Amendment No. 1 to the Company’s Registration Statement on Form F-1 (File No. 333-272865) filed with the SEC on July 11, 2023).

10.3

Form of Lock-Up Agreement, by and among Lifezone Metals and certain LHL Shareholders (incorporated by reference to Exhibit 10.3 to GoGreen’s Current Report on Form 8-K (File No. 001-40941) filed with the SEC on December 13, 2022).

10.4

Form of Lock-Up Agreement, by and among Lifezone Metals and GoGreen Sponsor 1 LP (incorporated by reference to Exhibit 10.2 to GoGreen’s Current Report on Form 8-K (File No. 001-40941) filed with the SEC on December 13, 2022).

10.5

Form of Subscription Agreement, entered into among GoGreen, Lifezone Metals and certain institutional subscribers (incorporated by reference to Exhibit 10.4 to GoGreen’s Current Report on Form 8-K (File No. 001-40941) filed with the SEC on December 13, 2022).

10.6

Form of Subscription Agreement, entered into among GoGreen, Lifezone Metals and certain individual subscribers (incorporated by reference to Exhibit 10.5 to GoGreen’s Current Report on Form 8-K (File No. 001-40941) filed with the SEC on December 13, 2022).

10.7##†

Subscription Agreement, dated December 24, 2021, between BHP and Lifezone Limited (incorporated by reference to Exhibit 10.7 to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (File No. 333-271300) filed with the SEC on June 2, 2023).

10.8##†

Loan Agreement, dated December 24, 2021, between KNL and BHP (incorporated by reference to Exhibit 10.8 to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (File No. 333-271300) filed with the SEC on June 2, 2023).

10.9##†

Deed of Cooperation, dated December 24, 2021, as amended, between KNL and BHP (incorporated by reference to Exhibit 10.9 to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (File No. 333-271300) filed with the SEC on June 2, 2023).

10.10##†

Subscription Agreement, dated October 14, 2022, between KNL and BHP (incorporated by reference to Exhibit 10.10 to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (File No. 333-271300) filed with the SEC on June 2, 2023).

Exhibit Number	Description
10.11##†

Investment Option Agreement, dated October 14, 2022, as amended, among KNL, Lifezone Limited and BHP (incorporated by reference to Exhibit 10.11 to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (File No. 333-271300) filed with the SEC on June 2, 2023).

10.12##†

Form of Shareholders’ Agreement, among KNL, Lifezone Limited and BHP (incorporated by reference to Exhibit 10.12 to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (File No. 333-271300) filed with the SEC on June 2, 2023).

10.13†

Framework Agreement, dated January 19, 2021, between KNL and the Government of Tanzania (incorporated by reference to Exhibit 10.13 to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (File No. 333-271300) filed with the SEC on June 2, 2023).

10.14##†

Kelltech License Agreement, dated April 16, 2014, as amended, between Lifezone Limited, Keith Liddell and Kelltech Limited (incorporated by reference to Exhibit 10.14 to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (File No. 333-271300) filed with the SEC on June 2, 2023).

10.15##

KTSA License Agreement, dated April 16 2014, as amended, between Kelltech Limited and Kelltechnology South Africa (RF) Proprietary Limited (incorporated by reference to Exhibit 10.15 to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (File No. 333-271300) filed with the SEC on June 2, 2023).

10.16##

Kellplant License Agreement, dated February 12, 2016, as amended, between Kelltechnology South Africa (RF) Proprietary Limited and Kellplant Proprietary Limited (incorporated by reference to Exhibit 10.16 to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (File No. 333-271300) filed with the SEC on June 2, 2023).

10.17##†

Development, Licensing and Services Agreement, dated October 14, 2022, between Lifezone Limited and KNL (incorporated by reference to Exhibit 10.17 to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (File No. 333-271300) filed with the SEC on June 2, 2023).

10.18##†

Lifezone Technical Services Agreement, dated June 10, 2020, as amended, between Lifezone Limited and Kelltechnology South Africa (RF) Proprietary Limited (incorporated by reference to Exhibit 10.18 to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (File No. 333-271300) filed with the SEC on June 2, 2023).

10.19##†

Lifezone Technical Services Agreement, dated October 24, 2021, between Lifezone Limited and Kellplant Proprietary Limited (incorporated by reference to Exhibit 10.19 to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (File No. 333-271300) filed with the SEC on June 2, 2023).

10.20##†

PPM Services Agreement, dated November 4, 2021, between Pilanesberg Platinum Mines Proprietary Limited and Kelltechnology South Africa (RF) Proprietary Limited (incorporated by reference to Exhibit 10.20 to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (File No. 333-271300) filed with the SEC on June 2, 2023).

10.21##†

PPM Support Services Agreement, dated January 20, 2022, between Pilanesberg Platinum Mines Proprietary Limited and Kellplant Proprietary Limited (incorporated by reference to Exhibit 10.21 to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (File No. 333-271300) filed with the SEC on June 2, 2023).

10.22##

Loan Agreement, dated November 9, 2021, between Pilanesberg Platinum Mines Proprietary Limited and Kellplant Proprietary Limited (incorporated by reference to Exhibit 10.22 to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (File No. 333-271300) filed with the SEC on June 2, 2023).

10.23

Loan Agreement, dated March 31, 2022, between the Industrial Development Corporation of South Africa Limited and Kellplant Proprietary Limited (incorporated by reference to Exhibit 10.23 to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (File No. 333-271300) filed with the SEC on June 2, 2023).

10.24

Shareholder’s Loan Agreement, dated March 31, 2022, between the Industrial Development Corporation of South Africa Limited and Kelltechnology South Africa (RF) Proprietary Limited (incorporated by reference to Exhibit 10.24 to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (File No. 333-271300) filed with the SEC on June 2, 2023).

10.25##†

Shareholders Agreement, dated June 24, 2022, by and among certain shareholders of LHL and LHL (incorporated by reference to Exhibit 10.25 to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (File No. 333-271300) filed with the SEC on June 2, 2023).

Exhibit Number	Description
10.26##†

Kelltech Shareholders Agreement, dated April 16, 2014, as amended, between Lifezone Limited, Orkid S.a.r.l., Sedibelo Resources Limited (formerly Sedibelo Platinum Mines Limited), Kelltech Limited and Keith Stuart Liddell (incorporated by reference to Exhibit 10.26 to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (File No. 333-271300) filed with the SEC on June 2, 2023).

10.27##†

Kelltech SA Subscription and Shareholders Agreement, dated February 12, 2016, as amended, between Lifezone Limited, Orkid S.a.r.l, the Industrial Development Corporation of South Africa, Kelltech Limited and KTSA (incorporated by reference to Exhibit 10.27 to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (File No. 333-271300) filed with the SEC on June 2, 2023).

10.28†

Securities Exchange Agreement relating to Kabanga Nickel Limited, dated June 23, 2022, between Lifezone Limited and various sellers of and optionholders over KNL shares (incorporated by reference to Exhibit 10.28 to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (File No. 333-271300) filed with the SEC on June 2, 2023).

10.29†

Securities Exchange Agreement relating to Kabanga Nickel Limited, dated June 24, 2022, between LHL and various sellers of KNL shares (incorporated by reference to Exhibit 10.29 to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (File No. 333-271300) filed with the SEC on June 2, 2023).

10.30†

Securities Exchange Agreement relating to Lifezone Limited, dated June 24, 2022, between LHL and various sellers of and optionholders over Lifezone Limited shares (incorporated by reference to Exhibit 10.30 to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (File No. 333-271300) filed with the SEC on June 2, 2023).

10.31

Securities Exchange Agreement relating to Lifezone Limited, dated June 24, 2022, between LHL and BHP (incorporated by reference to Exhibit 10.31 to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (File No. 333-271300) filed with the SEC on June 2, 2023).

10.32†

Share Sale Agreement, dated July 3, 2023, between Metprotech Pacific Pty Ltd, the persons set out in Schedule 1 thereto as vendors, Simon Walsh, as management vendors representative, The Simulus Group Pty Ltd and Lifezone Limited (incorporated by reference to Exhibit 99.1 to the Company’s Report of Foreign Private Issuer on Form 6-K (File No. 333-271300) filed with the SEC on July 3, 2023).

10.33**††

Lifezone Metals Limited 2023 Omnibus Incentive Compensation Plan (incorporated by reference to Exhibit 10.33 to Amendment No. 1 to the Company’s Registration Statement on Form F-1 (File No. 333-272865) filed with the SEC on July 11, 2023).

10.34**††

Form of Award Agreement under the 2023 Omnibus Incentive Compensation Plan (incorporated by reference to Exhibit 10.34 to Amendment No. 1 to the Company’s Registration Statement on Form F-1 (File No. 333-272865) filed with the SEC on July 11, 2023).

10.35**††

Form of Award Agreement under the 2023 Omnibus Incentive Compensation Plan (incorporated by reference to Exhibit 10.35 to Amendment No. 1 to the Company’s Registration Statement on Form F-1 (File No. 333-272865) filed with the SEC on July 11, 2023).

21.1**	List of subsidiaries (incorporated by reference to Exhibit 21.1 to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (File No. 333-271300) filed with the SEC on June 2, 2023).
23.1**	Consent of Grant Thornton.
23.2**	Consent of the Qualified Person for Kabanga 2023 Mineral Resource Technical Report Summary.
23.3**	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.2).
23.4**	Consent of Appleby LLC (included in Exhibit 5.1).
23.5**	Consent of Wood Mackenzie Limited.
23.6**	Consent of Sharron Sylvester for Kabanga 2023 Mineral Resource Update Technical Report Summary.
23.7**	Consent of Bernard Peters for Kabanga 2023 Mineral Resource Update Technical Report Summary.
96.1**

Kabanga 2023 Mineral Resource Update Technical Report Summary, effective at November 30, 2023, prepared by Sharron Sylvester and Bernard Peters (incorporated by reference to Exhibit 96.1 to Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form F-4 (File No. 333-272865) filed with the SEC on December 7, 2023).

101.INS	Inline XBRL Instance Document.
101.SCH	Inline XBRL Taxonomy Extension Schema Document.
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.

Exhibit Number	Description
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
107**	Filing Fee Table.

____________

*       Filed herewith.

**      Previously filed.

##      Portions of this exhibit have been omitted as the Registrant has determined that (i) the omitted information is not material and (ii) the omitted information is of the type that the Registrant customarily and actually treats as private or confidential.

†        Schedules to this exhibit have been omitted pursuant to Item 601(a)(5) of Registration S-K. The Registrant hereby agrees to furnish a copy of any omitted schedules to the Commission upon request.

††      Indicates a management contract or compensatory plan.

Item 9. Undertakings.

The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5)    That, for the purpose of determining liability under the Securities Act to any purchaser,

(i)     if the registrant is relying on Rule 430B;

(A)    each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)    each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(ii)    if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)    That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that:

(1)    For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)     For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Erie, State of Pennsylvania on April 24, 2024.

LIFEZONE METALS LIMITED
By:	/s/ Chris Showalter
Name:	Chris Showalter
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

NAME	POSITION	DATE
/s/ Chris Showalter	Chief Executive Officer, Director	April 24, 2024
Chris Showalter
*	Chief Financial Officer	April 24, 2024
Ingo Hofmaier
*	Director	April 24, 2024
Keith Liddell
*	Director	April 24, 2024
Govind Friedland
*	Director	April 24, 2024
John Dowd
*	Director	April 24, 2024
Robert Edwards
*	Director	April 24, 2024
Jennifer Houghton
*	Director	April 24, 2024
Mwanaidi Maajar
*	Director	April 24, 2024
Beatriz Orrantia
*	Pursuant to power of attorney
By:	/s/ Chris Showalter
Chris Showalter
Attorney-in-fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Lifezone Metals Limited, has signed this registration statement in the United States on April 24, 2024.

/s/ Chris Showalter
Name:	Chris Showalter